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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WORLDWIDE RESTAURANT CONCEPTS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Worldwide Restaurant Concepts, Inc.
	(2)	Aggregate number of securities to which transaction applies: 27,879,764 shares of Common Stock, par value $0.01 per share, of Worldwide Restaurant Concepts, Inc.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee is determined based upon the sum of (a) the product of 27,879,764 shares of Common Stock, par value $0.01 per share, of Worldwide Restaurant Concepts, Inc. outstanding as of June 14, 2005 and the maximum per share merger consideration of $7.25 and (b) the difference between the maximum per share merger consideration of $7.25 and the exercise price per share of each of the 3,228,116 shares of common stock options outstanding with respect to which the per share exercise price is less than $7.25 (equal to $16,128,229 in the aggregate). In accordance with Exchange Act Rule 0-11(c) the filing fee was determined by calculating a fee of $117.70 per $1,000,000 of the maximum aggregate merger consideration of $218,256,518.

	(4)	Proposed maximum aggregate value of transaction: $218,256,518
	(5)	Total fee paid: $25,689
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WORLDWIDE RESTAURANT CONCEPTS, INC.
15301 Ventura Blvd.
Garden Office Building B, Suite 300
Sherman Oaks, California 91403

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

                                , 2005

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Worldwide Restaurant Concepts, Inc., a Delaware corporation, to be held on [                        ], 2005, at [            ] local time at the [                        ]. Unless indicated otherwise, all dollar amounts noted herein are in U.S. currency.

        At the special meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, dated as of April 28, 2005, as amended on June 9, 2005, among Worldwide Restaurant Concepts, Inc., or "WRC," Aus Bidco Pty Limited, or "Aus Bidco" and US Mergeco, Inc., or "Mergeco," which is a wholly-owned subsidiary of Aus Bidco, which is referred to as the "merger agreement." Both Aus Bidco and Mergeco are newly formed acquisition vehicles owned by funds managed or advised by Pacific Equity Partners Pty Limited. Pursuant to the merger agreement, Aus Bidco will acquire WRC through a merger of Mergeco into WRC, referred to herein as the "merger." Upon completion of the merger, you will be entitled to receive no less than $6.65 and no more than $7.25 in cash for each share of common stock of WRC, par value $0.01, that you own. The actual amount of per share merger consideration to which you will be entitled will be determined based upon a formula that takes into account the exchange rate between Australian dollars and U.S. dollars on the day before the closing of the merger. The accompanying proxy statement describes in detail the merger agreement, the merger and the transactions related to the merger and provides information concerning the special meeting of WRC stockholders. The merger agreement is attached as Annex A to the accompanying proxy statement.

        Following completion of the merger, Aus Bidco will own all of WRC's issued and outstanding capital stock and WRC will continue its operations as a wholly-owned subsidiary of Aus Bidco. Thereafter, WRC will no longer have its stock listed on the New York Stock Exchange and may no longer be required to file periodic and other reports with the Securities and Exchange Commission. After the merger, you will no longer have an equity interest in WRC and will not participate in any potential future earnings and growth of WRC.

        On September 8, 2004, the WRC Board of Directors formed a Special Committee consisting of three of WRC's independent directors to facilitate discussions and to direct management with respect to potential transactions involving the sale or change of control of WRC. On April 28, 2005, during a joint meeting of the Special Committee and the WRC Board of Directors, the Special Committee unanimously recommended that the WRC Board of Directors approve and adopt the merger agreement, and the WRC Board of Directors, taking into account the recommendation of the Special Committee, approved and adopted the merger agreement by unanimous vote of all directors at the meeting (all of whom are disinterested and independent, except for Mr. Charles L. Boppell, who is the President and Chief Executive Officer of WRC). The WRC Board of Directors recommends that you vote "FOR" adoption of the merger agreement and approval of the merger.

        Before casting your vote, please take the time to review carefully the accompanying proxy statement. Your vote is very important regardless of the number of shares you hold. The merger cannot be completed unless the holders of a majority of the outstanding shares of WRC common stock adopt the merger agreement and approve the merger. Whether or not you plan to attend the special meeting, please complete, sign and return the enclosed proxy card or submit your proxy over the internet following the instructions on the proxy card.

        Your prompt submission of a proxy card will be greatly appreciated.

                      Sincerely,

                      Phillip D. Matthews
                      Chairman of the Board
                      Worldwide Restaurant Concepts, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [                        ], 2005 and is first being mailed to stockholders of WRC on or about [                        ], 2005.

WORLDWIDE RESTAURANT CONCEPTS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                        ], 2005

To the stockholders of Worldwide Restaurant Concepts, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Worldwide Restaurant Concepts, Inc., or "WRC," a Delaware corporation, will be held at [                        ], on [                        ], 2005, at [            ], local time, for the following purposes:

          1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 28, 2005, as amended on June 9, 2005, among WRC, Aus Bidco Pty Limited and US Mergeco, Inc. Both Aus Bidco Pty Limited and US Mergeco, Inc. are newly formed acquisition vehicles owned by funds managed or advised by Pacific Equity Partners Pty Limited. Pursuant to the Agreement and Plan of Merger, US Mergeco, Inc., a wholly-owned subsidiary of Aus Bidco Pty Limited, will be merged into WRC, with WRC as the surviving corporation. As part of this transaction, each issued and outstanding share of common stock of WRC, par value $0.01 per share, will be converted into the right to receive no less than $6.65 and no more than $7.25 in cash. The exact amount of the consideration will be determined on the business day immediately prior to the completion of the merger and will be based on the formula described in the accompanying proxy statement.

          2.     To consider and vote upon any other matters that properly come before the special meeting, including any adjournments or postponements of the special meeting.

        The WRC Board of Directors has determined, by a unanimous vote of all directors at a joint meeting of the WRC Board of Directors and Special Committee on April 28, 2005, that the merger agreement and the merger are advisable and fair to, and in the best interests of, WRC and its stockholders and recommends that WRC stockholders vote to adopt the merger agreement and approve the merger.

        Stockholders of record on the close of business on [            ], 2005 are entitled to notice of, and to vote at, the WRC special meeting and any adjournments or postponements of the meeting. Stockholders are cordially invited to attend the WRC special meeting in person. The proposal to adopt the merger agreement and approve the merger will require the affirmative vote of the holders of a majority of the outstanding shares of WRC common stock.

        Your vote is very important. To ensure that your shares are represented at the special meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, or submit your proxy over the Internet, whether or not you plan to attend the special meeting in person. Any executed but unmarked proxy cards will be voted for adoption of the merger agreement and approval of the merger. You may revoke your proxy in the manner described in this proxy statement at any time before it has been voted at the special meeting.

        Under the General Corporation Law of the State of Delaware, holders of WRC common stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and if they comply with procedures under the General Corporation Law of the State of Delaware explained in the accompanying proxy statement.

                      By Order of the Board of Directors

                      Michael B. Green
                      Secretary
                      Worldwide Restaurant Concepts, Inc.

i

Access to Information; Confidentiality	53
No Solicitation	54
Reasonable Efforts; Notification	55
WRC Benefit Plans	56
Public Announcements	57
Indemnification	57
Transfer Taxes	57
Stockholder Rights Plan	57
Takeover Statutes	58
Consents	58
Antitrust Authorities	58
Financing	58
Other Covenants	59
Conditions to the Merger	59
Termination	61
Fee if the Merger Agreement is Terminated	62
Effect of Termination	63
Amendment	63
Expenses	63
Extension; Waiver	63
CHAPTER II—INFORMATION ABOUT THE SPECIAL MEETING AND OTHER PROPOSALS	64
The Special Meeting	64
Purpose of the Special Meeting	64
Recommendation of WRC Board of Directors	64
Record Date; Stockholders Entitled to Vote	64
Voting WRC Shares	64
Submission of Proxies	65
Revoking of Proxies	65
Quorum	65
Stockholder Vote Required to Approve the Proposal	66
Proxy Solicitation	66
Share Ownership	66
Other Matters	66
Proposal	67
Stockholder Communications	67
Other Matters	67
CHAPTER III—ADDITIONAL INFORMATION ABOUT THE COMPANIES	68
General	68
Sizzler® Restaurants	68
Pat & Oscar's® Restaurants	68
KFC® Restaurants	69
Agreements Involving WRC's Common Stock	69
WRC Option Plans	69
WRC Stockholder Rights Plan	69
Selected Historical Consolidated Financial Data	71
Projected Financial Information	72
Key Assumptions for the Projected Financial Information for Fiscal Years 2005 through 2008	73
Projected Financial Statement Data	74

ii

Markets and Market Price	75
Directors and Executive Officers of WRC	76
Controlling Persons, General Partners, Directors and Executive Officers of the Investor Group	78
Beneficial Ownership Of WRC Common Stock	82
Ownership of More than 5% of WRC Common Stock	82
Ownership of WRC Management	83
Expenses	84
Independent Registered Public Accounting Firm	84
Future Stockholder Proposals	84
Where Stockholders Can Find More Information	84

iii

INTRODUCTION

        This proxy statement is being mailed to stockholders of WRC in connection with the special meeting of stockholders of WRC. In this proxy statement, the terms "WRC" and the "Company" refer to Worldwide Restaurant Concepts, Inc. The term "Aus Bidco" refers to Aus Bidco Pty Limited, "Mergeco" refers to US Mergeco, Inc., "Aus Holdco" refers to Aus Holdco Pty Limited, the parent holding company of Aus Bidco, and "PEP" refers to Pacific Equity Partners Pty Limited. The term "merger agreement" refers to the Agreement and Plan of Merger, dated as of April 28, 2005, as amended on June 9, 2005, among WRC, Aus Bidco and Mergeco and "merger" refers to the merger of Mergeco into WRC, with WRC as the surviving corporation. The term "common stock" refers to the outstanding shares of common stock of WRC, par value $0.01 per share. The term "Houlihan Lokey" refers to Houlihan Lokey Howard & Zukin Capital, financial advisor to WRC, and "Houlihan Lokey Financial Advisors" refers to Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an affiliate of Houlihan Lokey. The per share cash consideration, which will be no less than $6.65 and no more than $7.25 for each share of common stock and the exact amount of which will be determined on the business day immediately prior to the closing of the merger based on the formula provided in the merger agreement and described below, is referred to as the "per share merger consideration" in this proxy statement. The term "Exchange Act" refers to Securities Exchange Act of 1934, as amended. Unless indicated otherwise, all dollar amounts noted in this proxy statement are in U.S. currency.

        This proxy statement is organized into three chapters:

          Chapter I—The Merger: provides summary and detailed information about the merger agreement and the proposed merger.

          Chapter II—Information About the WRC Special Meeting: provides information about: (1) WRC's special meeting, (2) how WRC stockholders may vote or grant a proxy and (3) the vote required to adopt the merger agreement and approve the merger.

          Chapter III—Additional Information: provides additional information about WRC and explains where WRC stockholders can find more information about PEP and WRC.

        You should read this proxy statement carefully before you vote your shares.

 CHAPTER I—THE MERGER

Summary

        This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to the stockholders. This summary is qualified in its entirety by reference to the information contained elsewhere or incorporated by reference in this proxy statement. Stockholders are urged to read the entire proxy statement, including the annexes.

Information About the Companies

  Pacific Equity Partners Pty Limited

    Pacific Equity Partners Pty Limited
    Level 36 The Chifley Tower
    2 Chifley Square
    SYDNEY NSW 2000
    Australia
    Tel: +61 2 9229 1400

        Pacific Equity Partners is a leading Australasian private equity firm focusing on buyouts and late stage expansion capital. PEP has been actively investing since 1998 and currently has over AUD$500 million of assets under management. PEP works with management teams, providing experience and capital resources, to grow value in a range of business situations. PEP has completed transactions with a total value in excess of AUD$1 billion. These have included the acquisitions of Frucor Beverages, Australian Electronic Manufacturing Services, Carter Holt Harvey Plastic Products, AMR Interactive, Oasis Asset Management, The Communications Group, WH Smith Asia Pacific, Guardian Healthcare and Emeco International.

  Pacific Equity Partners Fund II, L.P.

    Pacific Equity Partners Fund II, L.P.
    c/o Pacific Equity Partners Pty Limited
    Level 36 The Chifley Tower
    2 Chifley Square
    SYDNEY NSW 2000
    Australia
    Tel: +61 2 9229 1400

        Pacific Equity Partners Fund II, L.P. is a Delaware limited partnership formed for the purpose of making investments in Australasian businesses. Pacific Equity Partners Fund II, L.P. is advised by PEP.

  Aus Holdco Pty Limited

    Aus Holdco Pty Limited
    c/o Pacific Equity Partners Pty Limited
    Level 36 The Chifley Tower
    2 Chifley Square
    SYDNEY NSW 2000
    Australia
    Tel: +61 2 9229 1400

        Aus Holdco, a Victoria, Australia, proprietary limited company, was formed by PEP solely for the purpose of holding shares in Aus Bidco and is owned by funds managed and advised by PEP. Aus Holdco has not engaged in any business except in anticipation of the merger.

  Aus Bidco Pty Limited

    Aus Bidco Pty Limited
    c/o Pacific Equity Partners Pty Limited
    Level 36 The Chifley Tower
    2 Chifley Square
    SYDNEY NSW 2000
    Australia
    Tel: +61 2 9229 1400

        Aus Bidco, a Victoria, Australia, proprietary limited company, was formed by PEP solely for the purpose of acquiring WRC and is owned by funds managed and advised by PEP. Aus Bidco has not engaged in any business except in anticipation of the merger.

  US Mergeco, Inc.

    US Mergeco, Inc.
    c/o Pacific Equity Partners Pty Limited
    Level 36 The Chifley Tower
    2 Chifley Square
    SYDNEY NSW 2000
    Australia
    Tel: +61 2 9229 1400

        Mergeco, a Delaware corporation, was formed solely for the purpose of acquiring WRC. Mergeco is wholly owned by Aus Bidco and has not engaged in any business except in anticipation of the merger.

  Worldwide Restaurant Concepts, Inc.

    Worldwide Restaurant Concepts, Inc.
    15301 Ventura Blvd.
    Garden Office Building B, Suite. 300
    Sherman Oaks, California 91403
    Tel: (818) 662-9800

        WRC (together with its subsidiaries) owns and operates, and franchises to others, restaurants that do business under the "Sizzler®" service mark in the United States and abroad. Sizzler® restaurants operate in the quick casual dining market and feature a selection of grilled steak, chicken and seafood entrees, sandwiches and specialty platters as well as a fresh fruit and salad bar in a family environment. The Company is also the holder of an approximately 81% interest in its Australian subsidiary which operates and manages Sizzler® Restaurants in Australia and operates "KFC®" quick service restaurants featuring fried chicken, sandwiches and various side orders in Queensland, Australia. The Company also is the owner of a 21-unit chain of restaurants in the San Diego, Orange, Riverside, San Bernardino and Ventura County California markets that do business under the trade name "Pat & Oscar's.®" Pat & Oscar's® restaurants operate in the quick casual market and feature a selection of pizza, pasta, chicken, ribs and salad entrees as well as fresh homemade breadsticks served hot from the oven.

        Additional information concerning the Company is included in the reports that the Company periodically files with the Securities Exchange Commission. See "Additional Information about the Companies—Where Stockholders Can Find More Information."

Overview of the Merger and Consideration to be Received in the Merger

        Aus Bidco, Mergeco and WRC have entered into the merger agreement pursuant to which Aus Bidco will acquire WRC through a merger of Mergeco into WRC. WRC will be the surviving corporation in the merger. After the merger, the new Worldwide Restaurant Concepts, Inc. will continue as a wholly-owned subsidiary of Aus Bidco. Following the merger, the new Worldwide Restaurant Concepts, Inc. will no longer have common stock listed on the New York Stock Exchange. The existing WRC stockholders will no longer have an equity interest in the new Worldwide Restaurant Concepts, Inc. and will not participate in any potential future earnings and growth of the new Worldwide Restaurant Concepts, Inc.

        With respect to all WRC stockholders, at the effective time of the merger, each issued and outstanding share of WRC common stock will be converted into the right to receive no less than $6.65 and no more than $7.25 in cash. The actual amount of merger consideration to which the stockholders will be entitled will be determined based upon a formula that takes into account the exchange rate between Australian dollars and U.S. dollars on the day before the closing of the merger.

The Special Meeting

        At the special meeting, stockholders will consider and vote upon a proposal to adopt the merger agreement and approve the merger.

  Date, time and place

        The stockholders' vote will take place at a special meeting of WRC stockholders to be held on [            ], 2005 at [            ] at [            ] local time.

  Record dates, shares entitled to vote and vote required

        Holders of record of common stock are entitled to cast one vote for each share of common stock held at the close of business on [            ], 2005, the record date for the special meeting. As of the close of business on [            ], 2005, there were [            ] shares of common stock of WRC, par value $0.01 per share, outstanding and entitled to vote, of which a total of 3,486,659 shares, or approximately 11.5% of the total outstanding shares of common stock, were held by WRC directors and executive officers, including 455,830 shares, or approximately 1.5% of the outstanding shares, held by Kevin Perkins. None of PEP, Aus Holdco, Aus Bidco or Mergeco holds any of the outstanding shares of WRC common stock. For purposes of Rule 13e-3 and related rules under the Exchange Act, Mr. Perkins may be deemed an affiliate of WRC in his capacity as the Executive Vice President of WRC and the President and Chief Executive Officer of WRC's International Operations, as well as an affiliate of PEP in his capacity as a future significant stockholder of an affiliate of PEP and future employee of Aus Holdco.

        Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of common stock is required to adopt the merger agreement and approve the merger. Because Mr. Perkins' ownership of WRC common stock is not significant and he did not participate in the negotiation of the merger agreement on behalf of WRC, the WRC Board of Directors determined that it was not necessary to require also that stockholders holding a majority of the outstanding shares of WRC common stock other than shares held by PEP and its affiliates vote to adopt the merger agreement and approve the merger. See "The Special Meeting" in Chapter II of this proxy statement.

        Stockholders may attend the special meeting and vote the shares in person, whether or not the stockholders sign and return their proxy card. If a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the special meeting, such stockholder must obtain a proxy from the record holder.

        If stockholders have any questions about the merger agreement or the merger or need additional copies of this proxy statement or the enclosed proxy card, please contact Worldwide Restaurant Concepts, Inc., Attn: Keith Wall or Michael Green at 15301 Ventura Blvd., Garden Office Building B, Suite 300, Sherman Oaks, California 91403 or by phone at (818) 662-9800 or the proxy solicitor, Georgeson Shareholder, Attn: Sean O'Hara, 17 State Street, 10th floor, New York, New York 10004-1501 or by phone at (212) 440-9879.

  Changing a vote after a proxy card has been sent

        A proxy may be revoked at any time before it is voted by delivering a written notice of revocation to WRC, Attn: Secretary, at the principal executive office of WRC, submitting a duly executed proxy bearing a later date than the proxy being revoked to WRC via mail or the Internet or by attending the special meeting and voting in person. Simply attending the special meeting, however, will not revoke the proxy. If a stockholder has instructed a broker to vote his, her or its shares of common stock, he, she or it must follow the directions of the broker to revoke the proxy.

  Quorum

        A quorum must be present to transact business at the special meeting. If a stockholder submits a properly executed proxy card, even if that person abstains from voting, his, her or its shares will be counted for purposes of calculating whether a quorum is present at the special meeting. A quorum at the special meeting requires the presence, whether in person or by proxy, of a majority of the common stock issued and outstanding as of the applicable record date and entitled to vote at the special meeting.

  Effect of abstentions and broker non-votes

        Shares of common stock held by brokers for customers who have not provided voting instructions on a matter as to which the broker lacks discretion to vote the customer's shares are referred to generally as "broker non-votes." An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting.

        Abstentions, but not broker non-votes, will be counted in determining whether a quorum is present at the special meeting for purposes of the vote of the stockholders on the proposal to adopt the merger agreement and approve the merger. Abstentions and broker non-votes will have the same effect as a vote cast against this proposal.

        If no instruction as to how to vote is given in an executed, duly returned and not revoked proxy, the proxy will be voted FOR adoption of the merger agreement and approval of the merger.

        It is very important that ALL stockholders vote their shares, so please promptly complete and return the enclosed proxy card.

Special Committee

        The Special Committee consists of three members of the WRC Board of Directors and was formed to facilitate discussions and advise management with respect to potential transactions involving the sale or change of control of WRC. Based on a number of factors, including the fact that WRC would be entering into the merger agreement following an extensive auction process, the fact that the per share price represents a substantial premium to the pre-announcement WRC closing price, the fairness opinion received from Houlihan Lokey Financial Advisors, the likelihood that the merger would be completed and the other factors set forth in the section entitled "The Merger—Considerations Relating to the Merger," the Special Committee unanimously recommended that the WRC Board of Directors approve the merger agreement and recommend its adoption by the stockholders. The members of the Special Committee are independent, meaning that they are not employees of, or consultants to, WRC, Aus Bidco or Mergeco or their respective affiliates. The members of the Special Committee are Robert A. Muh, who acts as chair, Phillip D. Matthews and Charles F. Smith. See "The Merger—Considerations Relating to the Merger."

Board Recommendation

        During a joint meeting of the Special Committee and the WRC Board of Directors on April 28, 2005, the Special Committee recommended that the WRC Board of Directors approve and adopt the merger agreement, and the WRC Board of Directors, taking into account the recommendation of the Special Committee, approved and adopted the merger agreement by unanimous vote of all directors at the meeting (all of whom are disinterested and independent, meaning not employees of, or consultants to, WRC, PEP, Aus Bidco or Mergeco or their respective affiliates, except for Mr. Charles L. Boppell, who is the President and Chief Executive Officer of WRC). Peggy Cherng, a director, was not available for the meeting. Ms Cherng has subsequently confirmed that she would have voted in favor of the merger agreement and the merger if she had been in attendance at the meeting. After considering the alternatives available to WRC, the Special Committee and the WRC Board of Directors believe that the merger is advisable and fair to, and in the best interests of, WRC stockholders. For a more detailed discussion of the conclusions, determinations and reasons of the Special Committee and the WRC Board of Directors for recommending that WRC undertake the merger on the terms provided in the merger agreement, see "The Merger—Considerations Relating to the Merger." The WRC Board of Directors recommends that the WRC stockholders vote to adopt the merger agreement and approve the merger.

        Some directors and executive officers of WRC may have interests in the merger that are in addition to or different from those of WRC stockholders generally. Kevin Perkins, Executive Vice President of WRC and President and Chief Executive Officer of WRC's International Operations, and the other members of the Australian Management Group currently own shares of capital stock of CFG representing approximately 18.9% of the outstanding shares of CFG. PEP has advised WRC that the Australian Management Group, including Kevin Perkins, will be offered the opportunity to exchange such shares of CFG for a combination of shares of Aus Holdco and cash. Kevin Perkins, Simon Perkins and certain other members of the Australian Management Group will also enter into executive service agreements with Aus Holdco. In addition, certain members of WRC's management may enter into executive service agreements with Aus Holdco or its affiliates and receive an equity participation in Aus Holdco or its affiliates, but the identity of these individuals has not yet been determined by PEP. See "The Merger—Interests of WRC's Directors and Executive Officers in the Merger."

Vote of Directors and Executive Officers of WRC

        All directors and executive officers of WRC, including Kevin Perkins, currently intend to vote any shares of WRC common stock which such directors and executive officers beneficially own in favor of adopting the merger agreement and approving the merger.

The Merger

        The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement itself, a copy of which is attached as Annex A to this proxy statement.

  Consideration to be received in the merger

        Upon completion of the merger, each issued and outstanding share of WRC common stock will be converted into the right to receive no less than $6.65 (referred to as the "per share merger consideration floor") and no more than $7.25 (referred to as the "per share merger consideration cap") in cash. The exact per share amount to be received in the merger will be determined on the business day immediately preceding the closing date of the merger, based on the following formula:

X = 7.00 -	{	5.85x	[	1 -	(	CER RER	)]}

where:

  (a)
  X is the per share merger consideration in US dollars;

  (b)
  $7.00 represents the price that would have been paid for each share of common stock as of April 28, 2005 had the merger been consummated on that day;

  (c)
  5.85 represents approximately 84% of the assumed per share merger consideration of $7.00 as of April 28, 2005, which percentage was agreed to be valued by the parties based on the Australian dollar;

  (d)
  CER, or the closing exchange rate, is the average of the US$/AUD$ bid and offer rates as displayed on the Reuters Monitor System at or about 11:00 am (Los Angeles time) on the date which is the Business Day (in Los Angeles, California) immediately preceding the closing date in response to the query "AUD="(or any replacement or substitution for that display) (expressed to four decimal places); and

  (e)
  RER, or the reference exchange rate, is 0.7806, the exchange rate on the date of the merger agreement.

        The formula is intended to adjust for changes in the exchange rate between the U.S. dollar and the Australian dollar between April 28, 2005, the date the merger agreement was signed, and the date on which the merger is consummated because a significant portion of WRC's revenues are earned in Australian dollars and because the merger will be financed primarily through equity and debt denominated in Australian dollars. Exchange rate fluctuations will not affect the U.S. dollar per share merger consideration in a 1:1 ratio since the 5.85 coefficient in the formula is intended to take into account the fact that a portion of WRC's revenues are earned in U.S. dollars. Since April 28, 2005, the date the merger agreement was signed, to [July 21] 2005, the Australian Dollar has fluctuated from a low of 0.7393 to a high of 0.7813 with an average price of 0.7627 (according to Bloomberg as of [July 21] at 5:00 pm PDT). These exchange rates would have resulted in per share merger consideration ranges from $6.71 to $7.00. Even if the exchange rate were to fluctuate more significantly prior to the closing date, the per share merger consideration rate will not be less than $6.65 or more than $7.25, pursuant to the terms of the merger agreement. Depending on the exchange rate at the time of the merger, the per share merger consideration determined on the business day immediately preceding the closing date of the merger pursuant to the formula can be any amount from the floor of $6.65 to the cap of $7.25. The operation of the formula is illustrated in the examples below.

  Examples

        Example 1    If the closing of the merger were to take place on [            ], 2005, the date one business day before the date of this proxy statement, the per share merger consideration would equal $[            ]. The CER at or about 11:00 am (Los Angeles time) on [            ] which is the business day (in Los Angeles, California) immediately preceding [            ] was [            ]. Using the CER value of [            ] in the formula set forth below, X, or the per share merger consideration, equals $[            ].

X = 7.00 -	{	5.85x	[	1 -	(	[ ] 0.7806	)]}

        Per Share Merger Consideration = [                        ]

        Example 2    If the closing of the merger were to take place during a period when the CER value would cause the per share merger consideration to be below $6.65 (that is, if the CER is less than 0.7339), the per share merger consideration will be $6.65, regardless of the results of the calculation using the formula set forth above. Using a CER value of 0.7000, as illustrated below, X, or the per share merger consideration, equals $6.40. However, since the per share merger consideration cannot be less than $6.65 under the merger agreement, the per share merger consideration will be set as $6.65.

X = 7.00 -	{	5.85x	[	1 -	(0.7000 0.7806	)]}	= $6.40

        Per Share Merger Consideration = $6.65

        Example 3    If the closing of the merger were to take place during a period when the CER value was 0.7700, the per share merger consideration would be $6.96.

X = 7.00 -	{	5.85x	[	1 -	(0.7700 0.7806	)]}	= $6.96

        Per Share Merger Consideration = $6.96

        Example 4    If the closing of the merger were to take place during a period when the CER value was 0.8100, the per share merger consideration would be $7.23.

X = 7.00 -	{	5.85x	[	1 -	(0.8100 0.7806	)]}	= $7.23

        Per Share Merger Consideration = $7.23

        Example 5    If the closing of the merger were to take place during a period when the CER value would cause the per share merger consideration to be above $7.25 (that is, if the CER is greater than 0.8140), the per share merger consideration will be $7.25, regardless of the results of the calculation using the formula. Using a CER value of 0.9000, as illustrated below, X, or the per share merger consideration, equals $7.89. However, since the per share merger consideration cannot be more than $7.25 under the merger agreement, the per share merger consideration will be set as $7.25.

X = 7.00 -	{	5.85x	[	1 -	(0.9000 0.7806	)]}	= $7.89

        Per Share Merger Consideration = $7.25

        The above examples illustrate some of the possible calculations for the per share merger consideration. The actual value of the per share merger consideration to be received by the stockholders may differ from the examples provided because the actual per share consideration will be determined using the exchange rate on the business day immediately preceding the closing date of the merger. Beginning [                        ], 2005, stockholders may call Worldwide Restaurant Concepts, Inc. Inc. at (866) 740-0538 in order to determine the consideration to be received if the exchange rate on the business day prior to the day on which a stockholder called the toll-free number were the exchange rate to be used to determine the per share merger consideration. The actual per share merger consideration will depend on the actual exchange rate as of the business day before the closing date of the merger. Neither party has the right to terminate the merger agreement if the exchange rate on the date of the calculation of the per share merger consideration would, but for the per share merger consideration floor and cap, result in a per share amount under the formula less than $6.65 or greater than $7.25.

  WRC stock options

        In connection with the merger, each WRC stock option that is outstanding immediately prior to the effective time of the merger will be canceled immediately prior to the effective time of the merger, whether vested or unvested, and become a right to receive an amount of cash equal to the excess, if any, of the per share merger consideration over the per share exercise price of the stock option, multiplied by the number of shares of WRC common stock subject to the stock option, less any applicable tax withholdings.

        For a full description of the treatment of WRC stock options, see "The Merger Agreement—Treatment of Stock Options."

  Fairness Opinion

        Houlihan Lokey Financial Advisors rendered its opinion to the Special Committee and the WRC Board of Directors that, as of April 28, 2005, and based upon and subject to various assumptions and limitations set forth therein, the per share merger consideration to be received by WRC stockholders in the merger is fair from a financial point of view to the WRC stockholders.

        Houlihan Lokey Financial Advisors will issue a "bring-down" opinion on the business day before the special meeting as to whether the per share merger consideration, if the per share merger consideration were to be calculated as of the business day immediately prior to the date of the special meeting, would be fair from a financial point of view to the WRC stockholders. Although Houlihan Lokey Financial Advisors concluded that, as of April 28, 2005, the per share merger consideration to be received by WRC stockholders is fair from a financial point of view to the WRC stockholders, there can be no assurance that a "bring-down" opinion would continue to reflect such a conclusion as of the time of the "bring-down" opinion. The Company intends to issue a press release on the business day before the special meeting regarding the conclusion reached by Houlihan Lokey Financial Advisors in its "bring-down" opinion and the Board of Director's consideration of the "bring-down" opinion.

        If Houlihan Lokey Financial Advisors is not able to issue a favorable "bring-down" opinion, the Board of Directors intends to postpone or adjourn the special meeting and consider actions to be taken. Any such actions will be subsequently disclosed by the Company.

        The full text of the written opinion of Houlihan Lokey Financial Advisors, dated April 28, 2005, is attached as Annex B to this proxy statement. For a description of the opinion, see "The Merger—Opinion of Financial Advisor." Houlihan Lokey Financial Advisors provided its opinion for the information and assistance of the Special Committee and the WRC Board of Directors in connection with its consideration of the merger. The Houlihan Lokey Financial Advisors opinion is not an opinion or recommendation as to the decision of the WRC Board of Directors to proceed with the merger or as to how the WRC stockholders should vote at the special meeting in connection with the merger.

  Conditions to the merger

        A number of conditions must be satisfied before the merger will be completed. These include, among others:

  •
  the receipt of the approval of the WRC stockholders;

  •
  the receipt of financing to complete the merger as contemplated by the financing commitment letters described in the section entitled "The Merger—The Financing;"

  •
  the receipt of all consents, approvals, orders or authorizations from governmental entities required to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the receipt of certain third party consents, including, but not limited to, approval by YUM! Brands, Inc. and its affiliates of the transfer of franchise agreements for the Company's KFC® stores in Australia;

  •
  the receipt of consent or approvals or confirmation that no consent or approval will be required with respect to at least 50 leases related to WRC's Australian operations;

  •
  WRC will have taken all actions necessary to make its stockholder rights plan inapplicable to the transactions contemplated by the merger agreement;

  •
  the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the "HSR Act;"

  •
  the absence of any legal restraints or prohibitions preventing the consummation of the merger;

  •
  the correctness in all material respects of the representations and warranties of each party contained in the merger agreement;

  •
  the performance in all material respects of all obligations of the parties contained in the merger agreement;

  •
  no material adverse effect, as defined in the merger agreement; and

  •
  the cancellation, concurrent with the merger, of the Corporate-Owned Life Insurance Policies issued to WRC on June 1, 1985 by Manufacturers Life Insurance Company.

        Each of Aus Bidco, Mergeco and WRC may waive the conditions to the performance of its respective obligations under the merger agreement and complete the merger even though one or more of these conditions has not been met. WRC cannot give any assurance that all of the conditions to the merger will be satisfied or waived or that the merger will occur. For a full description of the conditions to the merger, see "The Merger Agreement—Conditions to the Merger."

        If the merger agreement is adopted by the WRC stockholders and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting. The parties to the merger agreement expect to complete the merger in the third calendar quarter of 2005. Because the merger is subject to a number of conditions, the exact timing of the completion of the merger cannot be determined.

  No solicitation

        WRC and its subsidiaries have agreed not to, and to not knowingly authorize or knowingly permit any officer, director, representative or agent of WRC or its subsidiaries to, directly or indirectly:

  •
  solicit, initiate or encourage the submission of any takeover proposal;

  •
  enter into any agreement with respect to any takeover proposal; or

  •
  participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a takeover proposal.

        WRC may, however, in response to an unsolicited takeover proposal which the WRC Board of Directors determines, in good faith, after consultation with WRC's outside counsel and financial advisors, may reasonably be expected to lead to a superior proposal, furnish information with respect to WRC to the person making the takeover proposal and participate in discussions or negotiations with such person regarding a takeover proposal.

        For a full description of WRC's obligations with respect to the no-solicitation provisions of the merger agreement, and the definitions of an applicable takeover proposal or superior takeover proposal, see "The Merger Agreement—No Solicitation."

  Termination of the merger agreement

        Aus Bidco, Mergeco and WRC may mutually agree in writing, at any time before the effective time of the merger, to terminate the merger agreement. Also, either Aus Bidco and Mergeco or WRC may terminate the merger agreement before the effective time of the merger if, among other things:

  •
  the merger has not been consummated by [August 28], 2005;

  •
  any governmental entity prohibits the merger; or

  •
  the WRC stockholders fail to adopt the merger agreement and approve the merger at the WRC special meeting.

        Aus Bidco and Mergeco may terminate the merger agreement before the effective time of the merger if, among other things:

  •
  WRC breaches in any material respect any of its representations, warranties or covenants in the merger agreement that would give rise to the failure of a condition set forth in the merger agreement and such breach cannot be or has not been cured within 20 business days by WRC; or

  •
  the WRC Board of Directors or the Special Committee withdraws or modifies in a manner adverse to Aus Bidco or Mergeco its adoption, approval or recommendation of the merger agreement or the merger, fails to recommend the WRC stockholders that they adopt the merger agreement and approve the merger, recommends or proposes to approve or recommend any takeover proposal, fails to reconfirm its recommendation of the merger when requested to do so by Aus Bidco or fails to publicly announce that it is not recommending any other takeover proposal when requested to do so by Aus Bidco; or

  •
  a material adverse effect (as defined in the merger agreement) with respect to WRC has occurred and WRC has not cured the material adverse effect before the earlier of August 28, 2005 (which date may be extended) and 45 days after the occurrence of the material adverse effect.

        WRC may terminate the merger agreement before the effective time of the merger if, among other things:

  •
  Aus Bidco or Mergeco breaches in any material respect any of its representations, warranties or covenants in the merger agreement that would give rise to the failure of a condition set forth in the merger agreement and such breach cannot be or has not been cured within 20 business days by Aus Bidco and Mergeco; or

  •
  WRC accepts a superior takeover proposal.

        For a full description of the rights of Aus Bidco, Mergeco and WRC to terminate the merger agreement, see "The Merger Agreement—Termination."

  Termination fee

        A termination fee of $8.42 million is payable by WRC to Aus Bidco within one business day if the merger agreement is terminated:

  •
  by WRC concurrently with its acceptance of a superior takeover proposal;

  •
  by either WRC or Aus Bidco if, upon a vote at a duly held meeting to obtain the approval of the WRC stockholders of the merger, such approval is not obtained; or

  •
  by Aus Bidco if the WRC Board of Directors or any committee thereof withdraws or modifies in a manner adverse to Aus Bidco, or publicly resolves to withdraw or modify in a manner adverse to Aus Bidco, its adoption, approval or recommendation of the merger agreement or the merger, fails to recommend to WRC's stockholders that they approve the merger, approves or recommends, or proposes to approve or recommend, any company takeover proposal or fails to reconfirm the recommendation referred to above or fails to publicly announce that it is not recommending any company takeover proposal if so requested by Aus Bidco.

        Under certain circumstances, upon termination of the merger agreement, WRC will reimburse Aus Bidco for its out-of-pocket expenses relating to the merger, the merger agreement and the transactions contemplated by the merger agreement, up to a maximum reimbursement of $5.61 million. Under no circumstances will WRC be required to both pay a termination fee and reimburse Aus Bidco for its expenses. For a full description of the reimbursement of expenses and payment of the termination fee, see "The Merger Agreement—Fee if the Merger Agreement is Terminated."

  Tax consequences of the merger

        Generally, the merger will be taxable for U.S. federal income tax purposes to WRC stockholders. Each stockholder will recognize a taxable gain or loss in the amount of the difference between the per share merger consideration and the stockholder's adjusted tax basis for each share of WRC common stock the stockholder surrenders. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger."

Interests of WRC's Directors and Executive Officers in the Merger

        In considering the recommendation of WRC's Board of Directors to adopt the merger agreement and approve the merger, WRC stockholders should consider that some WRC directors and officers have interests in the merger that differ from, or are in addition to, their interests as WRC stockholders. The WRC Board of Directors was aware of these interests and considered them, among other matters, in approving the merger and the merger agreement.

        As a result of these interests, these directors and officers could be more likely to vote to approve the merger agreement and the merger than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of other WRC stockholders. WRC stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the approval of the merger agreement and the merger.

        For a full description of the interests of WRC directors and executive officers in the merger, see "The Merger—Interests of WRC's Directors and Executive Officers in the Merger."

Interests of CFG Executive Officers in the Merger

        Kevin Perkins, Executive Vice President of WRC and President and Chief Executive Officer of WRC's International Operations, and the other members of the Australian Management Group currently own shares of capital stock of CFG representing approximately 18.9% of the outstanding shares of CFG. PEP has advised WRC that the Australian Management Group, including Kevin

Perkins, will be offered the opportunity to exchange such shares of CFG for a combination of shares of Aus Holdco and cash. Kevin Perkins, Simon Perkins and certain other members of the Australian Management Group will also enter into executive service agreements with Aus Holdco. WRC has also been advised that, in order to obtain the approval of YUM! Brands, Inc. required to consummate the merger, Kevin Perkins may be required to personally guarantee certain obligations (including payment obligations) of the Aus Holdco Group to Kentucky Fried Chicken Pty Limited.

Appraisal Rights of WRC Stockholders

        Record holders of WRC common stock have the right under the Delaware General Corporation Law, referred to as the "DGCL," to exercise appraisal rights and to receive payment in cash for the fair value of their shares of WRC common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, plus a fair rate of interest, if any, as determined by the Delaware Court of Chancery, if such rights are properly perfected in accordance with the provisions of Section 262 of the DGCL. The fair value of shares of WRC common stock as determined by the Delaware Court of Chancery may be the same as or more or less than the merger consideration to be paid to holders of WRC common stock who choose not to exercise their appraisal rights. To preserve their rights, record holders of WRC common stock who wish to exercise appraisal rights must precisely follow specific procedures set forth in the DGCL. These procedures are described in this proxy statement, and the provisions of the DGCL that grant appraisal rights and govern such procedures are attached as Annex D to this proxy statement.

Risk Factors

        WRC stockholders should read carefully this proxy statement and the other documents attached to or incorporated by reference in this proxy statement. WRC stockholders should, in particular, read and consider the following risk factors:

  The Merger may not be consummated.

        WRC cannot guarantee that WRC will be successful in consummating the merger. The consummation of the merger is subject to the satisfaction of certain conditions, including the conditions that Aus Bidco and Mergeco receive the proceeds of the debt and equity financings, that the merger agreement be adopted by WRC stockholders at the special meeting and that no material adverse effect on WRC will have occurred. The parties will not be obligated to consummate the merger if their respective closing conditions are not met.

  WRC directors and executive officers may have conflicts of interest that influenced their decision to approve the merger agreement.

        You should be aware of potential conflicts of interest of, and the benefits available to, WRC directors and executive officers. These persons have the following interests in the merger that are in addition to, or different from, interests as a stockholder:

  •
  the members of the Special Committee each received compensation for their services on the committee (which compensation was not contingent on the Special Committee recommending the merger);

  •
  options held by the directors and officers of WRC, like all other options to purchase common stock of WRC, will be accelerated at the time of the merger and the directors and officers holding such options will be entitled to a cash payment equal to the excess, if any, of the per share merger consideration over the per share exercise price of such option;

  •
  certain senior executive officers will receive a success bonus upon the consummation of the merger; and

  •
  Aus Bidco has agreed to indemnify the current or former directors and officers of WRC for acts or omissions by such directors and officers occurring prior to the effective time of the merger and to maintain directors' and officers' liability insurance for a period of six years after the effective time of the merger, on terms not less favorable than the policies and coverage that were in place at the time that the merger agreement was executed.

        The WRC Board of Directors, including the members of the Special Committee, were aware of these interests when they approved and declared advisable the merger agreement and recommended that the stockholders vote FOR adoption of the merger agreement and approval of the merger.

  The termination fee may discourage other companies from trying to acquire WRC.

        In the merger agreement, WRC agreed to pay a termination fee to Aus Bidco and Mergeco if the agreement is terminated in specified circumstances, including where a third party acquires or seeks to acquire WRC. The termination fee could discourage other companies from trying to acquire WRC, even though those other companies might be willing to offer greater value to WRC stockholders than Aus Bidco has offered in the merger agreement.

  The per share merger consideration will not exceed $7.25, regardless of the U.S.$/AUD$ exchange rate.

        Stockholders of WRC may not receive the full benefit of any favorable change in the exchange rate of the U.S. dollar against the Australian dollar because the maximum per share merger consideration has been set at $7.25.

Forward-Looking Statements May Prove Inaccurate

        Certain statements and assumptions in this proxy statement and in the documents attached or incorporated by reference in this proxy statement contain or are based on "forward-looking" information and involve risks and uncertainties. These statements include those that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements include the information concerning WRC's possible or assumed future results of operations and WRC's plans, intentions and expectations to complete the merger and also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and /or similar expressions. These statements are subject to numerous assumptions and uncertainties, many of which are outside of WRC's control and involve risks and uncertainties that could cause actual results to differ materially from the results contained in the forward-looking statements. These include completion of the merger, governmental regulatory processes and assumptions with respect to future revenues, expected operating performance and cash flows.

        You should not place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement or the date of the documents incorporated by reference in this proxy statement. WRC does not undertake any obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law, including pursuant to Rules 13e-3(d)(2) and (f)(1)(iii) of the Exchange Act.

THE MERGER

        The discussion in this proxy statement of the merger and the merger agreement is subject to, and is qualified in its entirety by reference to, the principal terms of the Agreement and Plan of Merger, dated as of April 28, 2005, as amended on June 9, 2005, among Aus Bidco Pty Limited, US Mergeco, Inc. and Worldwide Restaurant Concepts, Inc. A copy of the merger agreement, as amended, is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference.

General

        Aus Bidco, and its direct wholly-owned subsidiary Mergeco, both newly formed acquisition vehicles owned by funds managed and advised by PEP, have entered into a merger agreement with WRC pursuant to which Aus Bidco will acquire WRC through a merger of Mergeco into WRC. At the effective time of the merger, WRC will become a direct wholly-owned subsidiary of Aus Bidco, and the holders of WRC common stock will be entitled to receive an amount in cash per share of WRC common stock determined by the formula described below in "The Merger Agreement—Consideration to be Received in the Merger," which will be no less than $6.65 and no more than $7.25, upon the terms in the merger agreement that are described in more detail below in "The Merger Agreement."

Background of the Merger

        For the past several years, WRC has conducted an annual strategic retreat with senior management and the WRC Board of Directors to review WRC's long-range plans. Based upon the review in the fall of 2004 of WRC's past and projected performance, the WRC Board of Directors determined to explore strategic alternatives for WRC in order to increase stockholder value. A number of factors contributed to this decision, including the low return on investment realized by the company's stockholders, the slower than anticipated growth of the Pat & Oscar's® division of WRC and the relatively low return on investment for both the Sizzler® and Pat & Oscar's® operating divisions of WRC.

        At a meeting of the WRC Board of Directors on September 8, 2004, the Board appointed a Special Committee of three directors to facilitate the Board's exploration of strategic alternatives available to maximize stockholder value. The members of the Special Committee include three of the WRC Board's non-employee directors, Phillip D. Matthews, Robert A. Muh and Charles F. Smith. Mr. Muh was appointed chairman of the Special Committee. Each member of the Special Committee receives $500 per meeting of the Special Committee, and the chairman will receive an additional one-time fee of $25,000.

        In September 2004, the Special Committee held meetings with three investment banking firms, each of which presented preliminary thoughts on various strategic alternatives available to WRC. On September 22, 2004, the WRC Board of Directors engaged Houlihan Lokey, one of these three firms, to work with WRC and the Special Committee to review strategic alternatives, including a possible sale of WRC as a whole or the sale of one or more of the divisions of WRC, or remaining an independent company. Houlihan Lokey is a leading investment banking firm that provides a broad range of services to its clients. After meeting with other investment banks, the WRC board of directors engaged Houlihan Lokey primarily because of the firm's experience advising companies within the restaurant industry and its expertise in middle-market mergers and acquisitions. Also in September 2004, WRC retained Gibson, Dunn & Crutcher LLP to represent WRC in connection with its process for exploring strategic alternatives.

        In November and December 2004, a confidential memorandum describing WRC and its operations, financial performance and prospects was prepared for distribution to potential acquirors.

        On December 8, 2004, the WRC Board of Directors met to discuss strategic alternatives and determined to pursue a sale of WRC as a whole, or of one or more of its divisions, through an auction process. That same day, WRC issued a press release regarding its engagement of Houlihan Lokey to review strategic alternatives to maximize stockholder value. After the WRC Board of Directors determined to pursue an auction process, WRC's management, the Special Committee and other WRC directors and Houlihan Lokey collectively identified potential acquirors of WRC or its divisions, including both strategic and financial buyers, that would be contacted in connection with the auction process. PEP was one of more than 200 companies on that list.

        From mid-December 2004 through January 2005, at the direction of the WRC Board of Directors, Houlihan Lokey contacted each of 269 potential acquirors to ascertain its level of interest in pursuing a transaction with WRC. The group of potential acquirors included 93 strategic buyers and 139 financial buyers in the United States and 10 strategic buyers and 27 financial buyers in Australia and Asia. Follow-up phone calls were placed by Houlihan Lokey to solicit interest in a potential transaction with WRC and to answer questions that potential buyers might have. After these initial discussions, some potential buyers decided not to pursue a transaction for a variety of reasons, including a lack of interest in investing in the restaurant industry and WRC's restaurant concepts. However, 82 of the potential acquirors expressed an interest in exploring a transaction with WRC. WRC entered into confidentiality agreements with those 82 parties and provided each of them with a copy of the confidential memorandum and a letter setting forth bidding requirements and a deadline for the submission of written preliminary indications of interest in acquiring WRC.

        On December 17, 2004, representatives of Houlihan Lokey contacted Tim Sims, Managing Director of PEP, to ascertain PEP's interest in a potential transaction with WRC. PEP expressed interest and entered into a confidentiality agreement on December 20, 2004. PEP was provided with the confidential memorandum on December 23, 2004.

        On January 11, 2005, PEP contacted representatives of Houlihan Lokey to inform them that PEP would be submitting an initial indication of interest.

        During the week of January 24, 2005, WRC received preliminary indications of interest from 25 parties that had received the confidential memorandum, including PEP. Several of the preliminary indications of interest submitted by bidders related to the sale of WRC as a whole, and some of the proposals were for the purchase of one or more of the operating divisions of WRC individually. The preliminary indication of interest from PEP was for an acquisition of the Australian operations of WRC, but PEP also indicated an interest in acquiring WRC as a whole without submitting a proposed price per share of WRC common stock.

        On January 31, 2005, the WRC Board of Directors reviewed the indications of interest that the potential acquirors had submitted. After extensive discussion regarding the proposals and specific strategies for WRC, the WRC Board determined that the sale of WRC as a whole presented the best opportunity to maximize stockholder value and decided to focus the auction process on a sale of WRC. The WRC Board authorized the Special Committee, WRC management and Houlihan Lokey to invite seven of the potential acquirors that expressed an interest in an acquisition of WRC in its entirety to participate in management presentations and a due diligence review of WRC. The seven parties were selected on the basis of indicative price, the WRC Board's perception of each party's ability to consummate a transaction, the previous experience of each party in the restaurant industry, each party's interest in acquiring the entire company, as opposed to a portion of it, and the extent of diligence already performed by each such party. PEP was one of the parties chosen to continue to the diligence phase of the auction process. Houlihan Lokey was also authorized to continue the auction process with respect to certain divisions of WRC as a back-up alternative to a sale of WRC.

        On February 21, 2005, PEP participated in management presentations and met with the management of WRC, including Kevin Perkins, for the first time in Brisbane, Australia.

        From February 21 through mid-March, 2005, each of the seven parties identified by the WRC Board of Directors attended management presentations and were allowed access to an on-line data room with confidential information on WRC and its subsidiaries and certain WRC personnel to conduct a diligence review of WRC. Following such meetings, Houlihan Lokey requested that each of the parties submit a formal acquisition proposal, indicating a deadline for such submissions of March 16, 2005, together with a mark-up of the merger agreement to be provided, indicating the form of agreement that each potential acquiror would be prepared to execute.

        On March 3, 2005, Houlihan Lokey began distributing to each of the seven remaining parties a proposed merger agreement for review by the potential acquirors.

        During the week of March 14, 2005, six of the seven participants in the second round diligence process submitted non-binding proposals to acquire WRC as a whole, all subject to further diligence review and potential adjustments to the indicated per share purchase price based on the diligence review. Included in these proposals was a proposal from PEP to acquire WRC.

        On March 18, 2005, the WRC Board of Directors met to review the results of the auction process and to consider the proposals that the potential acquirors had submitted. After extensive discussion, the WRC Board of Directors authorized the Special Committee, WRC management and Houlihan Lokey to proceed with a final diligence review phase with no more than two parties. The WRC Board of Directors determined to proceed with the two parties that had submitted final proposals with the highest price per share to WRC. Houlihan Lokey subsequently delivered to both parties remaining in the auction process a letter outlining the process for submitting written acquisition proposals to WRC, indicating a deadline for such submissions of April 18, 2005. Submissions were required to include a mark-up of the revised merger agreement to be distributed by Gibson, Dunn & Crutcher LLP indicating the form of agreement that each would be prepared to execute and were also required to include detailed information regarding the party's plans to finance the acquisition.

        From March 18 through April 18, 2005, management and Houlihan Lokey had numerous discussions with both PEP and the other party in the final round process to provide additional diligence materials and allow each party to more precisely propose a per share price based on a complete financial model. In addition, Gibson, Dunn & Crutcher LLP provided each party with a separate revised draft merger agreement addressing the comments of such party raised in connection with its initial proposal. WRC also entered into letter agreements with each of these parties providing that, in the event such party was not the successful bidder in the auction process, WRC would reimburse such party for its expenses in connection with the auction process, up to a specified maximum amount.

        During this time, as authorized by the WRC Board, the Special Committee and Houlihan Lokey continued to explore the separate sale of FFPE, LLC, a subsidiary of WRC, and the direct subsidiaries of FFPE, LLC, which collectively comprise WRC's Pat & Oscar's® division. In addition, on April 7, 2005, the Special Committee engaged Houlihan Lokey Financial Advisors to issue a fairness opinion in the event that WRC were to reach agreement with respect to a proposed transaction.

        On April 18, 2005, PEP submitted a final binding proposal to purchase WRC, indicating that its offered price per share was based on certain assumptions set forth in the proposal and was subject to adjustment based on fluctuations in the U.S. dollar/Australian dollar exchange rate. PEP also provided signed written commitment letters from its debt and equity financing sources and a revised draft of the merger agreement with its proposal. In the updated proposal, PEP requested a period of exclusivity during which it would have the opportunity to negotiate a definitive agreement for the acquisition of WRC.

        On April 19, 2005, WRC received a final binding offer to purchase WRC from the other party that participated in the final diligence phase of the auction. The price per share offered by this party was less than the price offered in the PEP proposal.

        On April 19 and April 20, 2005, PEP had several discussions with Houlihan Lokey and WRC management. Based on additional information provided with respect to its financial model and certain of the assumptions underlying its previous offer, PEP revised the per share price it offered to pay. Because the offer made by PEP was denominated in Australian currency, its value in U.S. currency was subject to currency exchange rate fluctuations. This proposal had no downside protection and no upside maximum limit for the WRC stockholders in the event of a significant favorable or unfavorable change in the exchange rate between the Australian dollar and the U.S. dollar.

        On April 20, 2005, the WRC Board of Directors met to discuss the final offers from PEP and the other party in the last phase of the auction. After extensive discussions with its financial and legal advisors regarding the offered financial terms and the material terms that were expected to be subject to negotiation in the merger agreement, the WRC Board of Directors authorized WRC management and its advisors to work exclusively with PEP toward negotiating a definitive merger agreement, although no formal exclusivity arrangements were entered into with PEP.

        Over the next several days, WRC's advisors received legal and financial due diligence requests from PEP's advisors and, throughout the remainder of the process, WRC provided PEP with legal and financial diligence materials pursuant to its requests.

        On April 21 and April 22, 2005, PEP continued to have discussions with Houlihan Lokey and WRC management regarding its financial model and assumptions with the objective of creating some form of a currency hedge so as to limit the exchange rate risk associated with PEP's proposal.

        During the period from April 20 to April 25, 2005, members of the Special Committee, WRC management and WRC's legal and financial advisors had further discussions with representatives of PEP and its legal and financial advisors in which the second round comments received from PEP on the draft merger agreement and other terms of the transaction were negotiated and refined. Discussions continued during this period and the Special Committee met on several occasions to consider the open issues and provide guidance to WRC's outside counsel and management in the negotiations. Further discussions led to an agreement on most, but not all, of the remaining issues. The unresolved issues related primarily to the circumstances under which WRC would be required to pay PEP a termination fee or reimburse PEP for expenses in the event that the merger was not completed, the amount of such fee or reimbursement and the conditions to closing the merger. Several revised versions of the proposed merger agreement were exchanged by the parties during this time.

        During the same period, WRC's management, with WRC's outside counsel, requested that several requirements of the lenders set forth in the financing commitments obtained by PEP either be modified, clarified, fulfilled or deleted so as to increase the certainty of funding. There were several discussions between the advisors of WRC and PEP during this period regarding PEP's financing commitment letters and PEP began to negotiate a supplement to the commitment letters.

        Throughout the day and evening on April 25 through April 27, 2005, WRC, PEP, their respective legal counsel, Houlihan Lokey and PEP's financial advisor continued to negotiate and finalize the terms and conditions of a mutually acceptable merger agreement that satisfied the general terms outlined by the WRC Board of Directors. In addition, the Special Committee, Houlihan Lokey and WRC's management continued to explore alternatives to hedge all or a portion of the purchase price to minimize the risk to WRC stockholders of currency exchange rate fluctuation in the interim period prior to consummation of the merger.

        On April 27, 2005, the WRC Board of Directors met with Houlihan Lokey and its legal counsel to review the status of the proposed merger agreement, which was in substantially final form, and the remaining open issues, as well as to review various proposed alternatives with respect to hedging the currency exchange rate risk associated with the merger consideration.

        On April 28, 2005, in advance of the special meeting of the WRC Board of Directors, a draft of the merger agreement, together with a summary prepared by Gibson, Dunn & Crutcher LLP, and a financial presentation from Houlihan Lokey Financial Advisors, were distributed to the members of the WRC Board. By this time, the WRC Board and PEP had tentatively agreed to a per share price of $7.00 (subject to limited adjustments based on currency exchange rate fluctuations), which price reflected the anticipated cost of a hedge transaction that would permit the parties to establish a collar for the per share consideration to be paid, providing downside protection to WRC's stockholders in the event that the U.S. dollar/Australian dollar exchange rate were to fluctuate unfavorably prior to the consummation of a transaction. The agreed proposal would provide that the per share merger consideration would be based on a formula using such exchange rate, but that the per share consideration would in no event be less than $6.65 or more than $7.25. The WRC Board of Directors determined that it was in the best interests of the WRC stockholders to incur the cost of a hedge transaction to protect against a potential significant decline in the per share consideration that could result from currency exchange rate fluctuations between signing and closing. The parties had also come to substantial agreement on the other remaining open issues on the merger agreement regarding a termination fee, reimbursement of expenses and closing conditions and had agreed that, while the process regarding the separate sale of the Pat & Oscar's® division of WRC would continue, subject to approval by PEP, such a sale would not be a condition to the closing of the merger.

        On the afternoon of April 28, 2005, the WRC Board of Directors met to review and consider the proposed merger agreement. At the meeting, a representative of Houlihan Lokey Financial Advisors presented and summarized Houlihan Lokey Financial Advisors' financial analyses of the proposed merger and rendered its opinion to the Special Committee and WRC Board of Directors that, as of that date and based upon and subject to the various assumptions and limitations set forth in its written opinion, the per share merger consideration to be received by the WRC stockholders in the proposed merger was fair from a financial point of view to the WRC stockholders. A representative of Gibson, Dunn & Crutcher LLP then summarized for the WRC Board of Directors certain material terms of the merger agreement that had been negotiated by the parties. The representative of Gibson, Dunn & Crutcher LLP also discussed with the WRC Board of Directors their fiduciary obligations in connection with their consideration of the proposed transaction. The Special Committee then gave its unanimous recommendation that the WRC Board of Directors approve and adopt the merger agreement. Following a careful deliberation of the merger agreement, and after detailed discussions with its management, financial advisor and legal counsel, the WRC directors in attendance at the meeting voted unanimously to approve the merger agreement and the merger and recommend that WRC stockholders vote to adopt the merger agreement and approve the merger.

        On the evening of April 28, 2005, the parties completed negotiations on the final points open in the merger agreement, made all technical corrections and other modifications to the terms and conditions of the draft merger agreement and executed the definitive merger agreement. In addition, Aus Holdco entered into a hedge transaction with UBS, AG Australia Branch, in the form of an Australian dollar put/U.S. dollar call to hedge currency exchange rate fluctuations and provide that the per share merger consideration would be no less than $6.65. At the request of the WRC Board of Directors, Houlihan Lokey Financial Advisors provided on April 28, 2005 an updated presentation of its financial analyses of the proposed merger to reflect the recently agreed upon price collar, to reflect information not previously included in the list of documents that Houlihan Lokey Financial Advisors reviewed in connection with rendering of its fairness opinion (i.e., the review of Commitment Letters) and to reflect a premium analysis based on the current trading price of the Company's common stock, as discussed at the board meeting.

        On the morning of April 29, 2005, WRC and PEP issued a joint press release announcing the execution of the merger agreement.

Considerations Relating to the Merger

        The WRC Board of Directors established a Special Committee consisting of three members of the WRC Board of Directors for the purposes of facilitating discussions and directing management with respect to potential transactions involving the sale or change of control of WRC. The Special Committee made recommendations to the WRC Board of Directors and the WRC Board of Directors made its decisions, taking into account the Special Committee's recommendations. The members of the

Special Committee are not employees of, or consultants to, WRC, PEP, Aus Bidco or Mergeco or their respective affiliates.

        Prior to entering into decisions regarding the merger, the investor group and WRC were not affiliated with each other. As a result of the negotiations between the investor group and Mr. Kevin Perkins, who is an officer of WRC and a member of the Australian Management Group, Mr. Perkins is expected to become an officer of, and have equity ownership in Aus Holdco upon completion of the merger. Mr. Perkins and the investor group did not have any prior relationship. Under interpretations of the staff of the SEC, because Mr. Perkins will be affiliated with the investor group upon consummation of the merger and is currently an officer of WRC, the investor group is considered to be an affiliate of WRC. The negotiations regarding the terms of the merger agreement between the investor group and WRC were on an arm's-length basis and Mr. Perkins did not participate in the negotiations. Taking into consideration these factors, the Special Committee and the WRC Board of Directors concluded that procedural fairness was maintained and determined that it was not necessary to retain an unaffiliated representative to act solely on behalf of stockholders of WRC that are not employees or affiliates WRC or PEP for purposes of negotiating the terms of the merger.

        On April 28, 2005, during a joint meeting of the Special Committee and the WRC Board of Directors, the Special Committee unanimously recommended that the WRC Board of Directors approve and adopt the merger agreement, and the WRC Board of Directors, taking into account the recommendation of the Special Committee, approved and adopted the merger agreement by unanimous vote of all directors at the meeting. Peggy Cherng, a director, was not available for the meeting. Ms Cherng has subsequently confirmed that she would have voted in favor of the merger agreement and the merger if she had been in attendance at the meeting.

        In reaching its decision to approve and adopt the merger agreement, approve the terms of and transactions contemplated by the merger agreement and recommend that WRC stockholders vote to adopt the merger agreement and approve the merger, the WRC Board of Directors consulted with the Special Committee, management and its financial advisor and legal counsel and considered a variety of factors with respect to the merger, including the following:

  Positive considerations:

  •
  the fact that WRC would be entering into the merger agreement following an extensive auction process. See "—Background of the Merger" for additional information regarding the solicitation of potential bidders that took place;

  •
  the fact that a per share price of $7.00, the price that would have been paid as of April 28, 2005 based on the per share merger consideration formula described below in "The Merger Agreement—Consideration to be Received in the Merger," represents a 42% premium to the WRC closing price on April 28, 2005 of $4.92 and a 99% premium to the closing price on December 7, 2004 of $3.52, the day prior to WRC's announcement of the engagement of Houlihan Lokey to explore strategic alternatives to increase stockholder value;

  •
  the fact that the per share offer price, $7.00, was above the Company's net book value per share of $0.63 as of February 6, 2005, and liquidation of WRC's asset would not likely realize more than such net book value per share;

  •
  the fact that the merger consideration would be all cash, which would provide certainty of value to WRC stockholders;

  •
  the manner in which the consideration and negotiation of proposals was conducted and the fact that the Special Committee was formed to facilitate, and to advise management with respect to, the negotiations and proposals. The terms of the merger agreement were determined through extensive arm's length negotiations between the WRC Board of Directors and its advisors, on the one hand, and PEP and its advisors, on the other. See "—Background of the Merger" for additional information regarding the negotiations that took place;

  •
  the likelihood that the merger would be completed. The WRC Board of Directors concluded, particularly in light of Aus Bidco's third party financing commitments, that Aus Bidco has the financial ability to complete the merger and the other transactions contemplated by the merger agreement;

  •
  the per share merger consideration offered by Aus Bidco in comparison to other possible liquidity events that had been considered by WRC and to other offers and expressions of interest received by WRC prior to the execution of the merger agreement, as more fully discussed under "—Background of the Merger." In particular, the WRC Board of Directors concluded that a potential sale of one or more divisions individually would subject WRC to additional uncertainty and risks in connection with completing separate sales, would result in additional costs associated with a protracted sales process and would require management to devote more time to the various sales process;

  •
  the terms of the merger agreement, including, without limitation, that the merger agreement:

  •
  permits WRC to furnish information and participate in discussions or negotiations with a person that submits an unsolicited company takeover proposal upon the conditions discussed below under "The Merger Agreement—No Solicitation;"

  •
  permits the WRC Board of Directors to withdraw or modify its approval or recommendation of the merger and the merger agreement upon the conditions discussed below under "The Merger Agreement—No Solicitation;" and

  •
  provides that the $8.42 million termination fee is payable by WRC to Aus Bidco only upon termination of the merger agreement because of the failure to obtain approval of the WRC stockholders, the WRC Board of Directors' withdrawal of its recommendation of the merger or the acceptance by WRC of another takeover transaction and upon occurrence of the other events discussed below under "The Merger Agreement—Fee if the Merger Agreement is Terminated;"

  •
  the financial analyses presented by representatives of Houlihan Lokey Financial Advisors and a comparison of the historical value of WRC common stock, historical market prices, and the per share merger consideration to be received by WRC stockholders in the merger;

  •
  the written opinion of Houlihan Lokey Financial Advisors provided to the Special Committee and the WRC Board of Directors and the Special Committee on April 28, 2005 that, as of such date and based upon and subject to the various assumptions and limitations set forth in the written opinion, the per share merger consideration to be received by the WRC stockholders in the proposed merger was fair from a financial point of view to the WRC stockholders;

  •
  the ability of the WRC stockholders to vote against the adoption of the merger agreement and approval of the merger at the WRC special meeting;

  •
  the potential investment risks to WRC stockholders with respect to WRC remaining an independent company, as compared to the merger consideration that would be paid to WRC stockholders under the terms of the merger agreement;

  •
  the WRC Board of Directors' knowledge of WRC's business, assets, financial condition, results of operations and prospects, its competitive position, the nature of its business and the industry in which it competes and the market for its common stock, which supported its view that the certainty of the cash consideration to be received by the stockholders pursuant to the merger was preferable to continuing to own shares of WRC common stock. In arriving at this determination, the WRC Board of Directors noted that, while they and management continued

    to be optimistic about WRC, continuing to hold the stock is subject to business and general economic risks;

  •
  the current and prospective environment in which WRC operates, and, in particular, competitive factors. The WRC Board of Directors considered the fact that the restaurant industry is highly competitive and fragmented and that most of the company-owned Sizzler® restaurants and all of the company's Pat & Oscar's® restaurants operate in the state of California and are subject to higher labor, insurance and associated costs than restaurants operated in other states;

  •
  the Special Committee's recommendation, and the board's belief, that the terms of the merger agreement, including the parties' representations, warranties, covenants and conditions to their respective obligations, are reasonable for a transaction of this nature; and

  •
  stockholders of WRC will be protected from significant depreciation of the Australian dollar because the per share merger consideration can be no less than $6.65 even if the application of the formula results in a lower per share merger consideration.

  Negative considerations:

  •
  the fact that the merger consideration to be paid to the WRC stockholders will be cash, which will avoid future market risk from holding WRC common stock, but will prevent such WRC stockholders from substantially enjoying any significant upside potential relating to the surviving company;

  •
  WRC would be required to pay a termination fee of $8.42 million if the merger agreement is terminated under specified circumstances and its obligation to pay these amounts might discourage competing acquisition proposals;

  •
  even if the merger is not completed, WRC would be required to pay its legal and accounting fees, retainer fees and reimbursement of reasonable out-of-pocket expenses to Houlihan Lokey and fees to Houlihan Lokey Financial Advisors for the fairness opinion and the bring-down opinion, if any, and, under certain circumstances, instead of paying a termination fee, WRC would be required by the merger agreement to also pay the expenses of Aus Bidco, up to $5.61 million;

  •
  gains from an all-cash transaction would generally be taxable to WRC stockholders for U.S. federal income tax purposes. See the section entitled "Material U.S. Federal Income Tax Consequences of the Merger;"

  •
  there is no assurance that all conditions to the parties' obligations to complete the merger will be satisfied and the merger consummated;

  •
  failure to complete the merger could adversely affect WRC due to potential disruptions in its operations and the obligation to pay the fees and expenses noted above; and

  •
  stockholders of WRC will not be able to realize the full benefits of a favorable exchange ratio of U.S. currency against Australian currency because of the cap of $7.25 on the per share merger consideration.

        The foregoing discussion of the factors considered by the WRC Board of Directors in making its decision is not exhaustive, but includes all the material factors considered by the WRC Board of Directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the WRC Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual directors may have given different weight to different factors. Rather, the WRC Board of Directors made its determination based on the totality of the information presented to it.

        The above explanation of the WRC Board of Directors' considerations relating to the merger is forward-looking in nature. This information should be read in light of the factors discussed above under "Forward-Looking Statements May Prove Inaccurate."

        In adopting the merger agreement and approving the merger, the WRC Board of Directors was aware of the interests of certain directors and officers of WRC in the merger, as discussed below under "—Interests of WRC's Directors and Executive Officers in the Merger."

Recommendation of the WRC Board of Directors

        On April 28, 2005, during a joint meeting of the Special Committee and the WRC Board of Directors, the Special Committee unanimously recommended that the WRC Board of Directors approve and adopt the merger agreement, and the WRC Board of Directors, taking into account the recommendation of the Special Committee, approved and adopted the merger agreement by unanimous vote of all directors at the meeting. Peggy Cherng, a director, was not available for the meeting. Ms. Cherng has subsequently confirmed that she would have voted in favor of the merger agreement and the merger if she had been in attendance at the meeting. The WRC Board of Directors recommends that the WRC stockholders vote in favor of the merger agreement.

        In particular, the WRC Board of Directors passed resolutions:

  •
  authorizing, approving and adopting the merger and the merger agreement, and the transactions contemplated by the merger agreement;

  •
  determining that the consideration to be paid to the stockholders in the merger is advisable and fair to, and in the best interests of, WRC and its stockholders; and

  •
  recommending that the stockholders vote in favor of approving and adopting the merger agreement and the merger, and the transactions contemplated by the merger agreement.

By a unanimous vote of all directors at the meeting, the WRC Board of Directors recommends that the stockholders vote "FOR" adoption of the merger agreement and approval of the merger.

Opinion of Financial Advisor

        In April 2005, the Special Committee retained Houlihan Lokey Financial Advisors to render an opinion to the Special Committee and the WRC Board of Directors as to the fairness from a financial point of view of the per share merger consideration to be received by the stockholders of WRC in connection with the merger.

        The Special Committee retained Houlihan Lokey Financial Advisors based upon its experience in the valuation of businesses and their securities in connection with mergers, acquisitions, recapitalizations and similar transactions, particularly with respect to restaurant companies. Houlihan Lokey Financial Advisors is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business valuations and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

        On April 28, 2005, Houlihan Lokey Financial Advisors met with the Special Committee and the WRC Board of Directors to review the proposed merger and the terms of the merger agreement. During this meeting, Houlihan Lokey Financial Advisors reviewed with the Special Committee and the WRC Board of Directors certain financial analyses summarized below, and rendered its written opinion to the Special Committee and WRC Board of Directors that, as of the date of such opinion, on the basis of its analysis summarized below and subject to the limitations described below, the per share merger consideration to be received by the WRC stockholders in the proposed merger is fair to them from a financial point of view. The opinion issued by Houlihan Lokey Financial Advisors is referred to as the "Houlihan Lokey Financial Advisors opinion" in this proxy statement.

        The full text of the opinion, which describes, among other things, the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey Financial Advisors in rendering its opinion is attached to this proxy statement as Annex B and is incorporated in the proxy statement by reference. The summary of the Houlihan Lokey Financial Advisors opinion in this proxy statement is qualified in its entirety by reference to the full text of the Houlihan Lokey Financial Advisors opinion. Stockholders are urged to read the Houlihan Lokey Financial Advisors opinion in its entirety.

        The Houlihan Lokey Financial Advisors opinion does not constitute a recommendation to the Special Committee, the WRC Board of Directors or the stockholders of WRC on whether or not to support the merger and does not constitute a recommendation to any WRC stockholder as to how to vote on any matter relating to the merger. The Houlihan Lokey Financial Advisors opinion was furnished for the benefit of the Special Committee and the WRC Board of Directors in evaluating the merger. As compensation to Houlihan Lokey Financial Advisors for its services in connection with the rendering of the Houlihan Lokey Financial Advisors opinion and the "bring-down" opinion, WRC agreed to pay Houlihan Lokey Financial Advisors an aggregate fee of $275,000. In addition, WRC agreed to indemnify Houlihan Lokey Financial Advisors and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey Financial Advisors, and to reimburse Houlihan Lokey Financial Advisors for its reasonable expenses. No portion of the Houlihan Lokey Financial Advisors' aggregate fee or indemnity or reimbursement rights is contingent upon the conclusions reached in the Houlihan Lokey Financial Advisors opinion or the consummation of the merger.

        In addition to the fees paid to Houlihan Lokey Financial Advisors, Houlihan Lokey is expected to receive approximately $4,475,000 in fees ($4,750,000 offset by $275,000 payable to Houlihan Lokey Financial Advisors), which is contingent upon the consummation of the merger, plus reimbursement of its reasonable expenses, from WRC for financial advisory and investment banking services performed by Houlihan Lokey on behalf of WRC from September 2004 through the consummation of the merger.

        The Houlihan Lokey Financial Advisors opinion does not address WRC's underlying business decision to effect the merger. Houlihan Lokey Financial Advisors did not, and was not requested by WRC or any other person, to make any recommendations as to the form or amount of consideration in connection with the merger, to opine on the tax and legal consequences of the merger, to obtain an appraisal of WRC's tangible assets or to express any opinion as to the structure, terms or effect of any aspect of the merger, including, without limitation, any effect resulting from the application of any bankruptcy proceeding, fraudulent conveyance or other international, federal or state insolvency law, or of any pending or threatened litigation affecting WRC. The Houlihan Lokey Financial Advisors opinion does not address the relative merits of the merger as compared to other business strategies that might be available to WRC.

        WRC engaged Houlihan Lokey to provide the company with investment banking services in connection with the exploration, negotiation and marketing process of any strategic alternatives available to WRC to maximize shareholder value, including the proposed transaction. Houlihan Lokey Financial Advisors, in contrast, was engaged only to render an opinion regarding the fairness of the per share merger consideration from a financial point of view to the WRC shareholders. Houlihan Lokey Financial Advisors did not participate in the process of reviewing strategic alternatives or negotiations of the proposed transaction. At the time Houlihan Lokey Financial Advisors was engaged by the Special Committee, it discussed with the Special Committee facts relevant to the Special Committee's determination of Houlihan Lokey Financial Advisors' independence with respect to rendering a fairness opinion on the merger, given Houlihan Lokey Financial Advisors' affiliation with Houlihan Lokey.

        In arriving at its opinion, among other things, Houlihan Lokey Financial Advisors undertook the following:

  1.
  Houlihan Lokey Financial Advisors reviewed WRC's annual reports on Form 10-K for the fiscal years ended April 30, 2002 through 2004, quarterly reports on Form 10-Q for the quarters ended July 25, 2004 and October 17, 2004, and WRC-prepared interim financial statements for the period ending March 31, 2005, which WRC's management has identified as being the most current financial statements available (the amended and restated reports on Forms 10-K/A and 10-Q/A that were filed on June 9 and 10, 2005 were not available to Houlihan Lokey Financial Advisors at the time it prepared its opinion);

  2.
  Houlihan Lokey Financial Advisors reviewed copies of the following documents:

      Draft merger agreement received on April 28, 2005, which draft did not differ from the final merger agreement in any material respects;

      Worldwide Restaurant Concepts, Inc. Confidential Information Memorandum dated December 2004;

      Project Frankfort Senior Secured Credit Facilities and Subordinated Note Facility Commitment Letter between Pacific Equity Partners Pty Limited and certain banks as lenders, dated April 18, 2005, as supplemented on April 28, 2005;

      Equity Commitment Letters between affiliates of Pacific Equity Partners Pty Limited and Aus Holdco Pty Limited dated April 18, 2005;

  3.
  Houlihan Lokey Financial Advisors spoke with certain members of the senior management of WRC and the Special Committee to discuss the operations, financial condition, future prospects and projected operations and performance of WRC, and spoke with representatives of Houlihan Lokey to discuss certain matters;

  4.
  Houlihan Lokey Financial Advisors reviewed forecasts and projections prepared by WRC's management for the fiscal year ending 2005, adjusted for the minority interest in CFG held by the Australian Management Group, for WRC and its business units CFG, Sizzler® USA, Inc., and its sister company Sizzler® International Marks, Inc., and Pat & Oscar's® Restaurants;

  5.
  Houlihan Lokey Financial Advisors reviewed forecasts and projections prepared by WRC's management with respect to WRC for the three years ending April 30, 2008;

  6.
  Houlihan Lokey Financial Advisors reviewed the historical market prices and trading volume for WRC's publicly traded securities;

  7.
  Houlihan Lokey Financial Advisors reviewed certain other publicly available financial data for certain companies that Houlihan Lokey Financial Advisors deemed comparable to WRC, and publicly available prices and premiums paid in other transactions that Houlihan Lokey Financial Advisors considered similar to the merger; and

  8.
  Houlihan Lokey Financial Advisors conducted such other studies, analyses and inquiries as Houlihan Lokey Financial Advisors deemed appropriate.

  Analyses

        The following is a summary of the material financial analyses used by Houlihan Lokey Financial Advisors in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of the Houlihan Lokey Financial Advisors opinion.

        Houlihan Lokey Financial Advisors' analyses of the merger included an analysis of WRC's stock price as determined by the public market. Houlihan Lokey Financial Advisors then performed the following analyses in order to determine the fair market value on a price per share of WRC.

Per Share Value

	LOW	HIGH	OFFER PRICE(2)
Market Multiple Approach(1)	$5.27	$6.14	$7.00
Comparable Transaction Approach	$5.15	$5.97	$7.00
Discount Cash Flow Approach	$5.19	$6.88	$7.00

(1)
Minority value conclusion

(2)
Per share merger consideration that would have been paid if the merger had been consummated on April 28, 2005, subject to collar of $6.65 to $7.25 per share.

        As a preliminary matter, Houlihan Lokey Financial Advisors reviewed the historical market prices and trading volume for WRC's publicly traded common stock and reviewed publicly-available analyst reports, news articles and press releases relating to WRC. Houlihan Lokey Financial Advisors reviewed WRC's closing stock price on a spot basis, 20-day average and 30-day average, as of April 28, 2005 and December 7, 2004, the date prior to the announcement that WRC had retained Houlihan Lokey. The resulting per share indications from this approach, as reviewed by Houlihan Lokey Financial Advisors, ranged from $4.92 to $4.94 as of April 28, 2005, and from $3.22 to $3.52 as of December 7, 2004. The following was evaluated in the context of the market premiums paid for all transactions and restaurant industry premiums paid in transactions from January 1, 2004 to December 31, 2004.

	Spot	20-Day Average	30-Day Average
Offer Price	$7.00	$7.00	$7.00
Pre-Announcement of Hiring HLHZ (12/7/04)(1)	$3.52	$3.26	$3.22
Implied Premium	98.9%	114.7%	117.4%
Current Trading Price (4/28/05)(1)	$4.92	$4.94	$4.94
Implied Premium	42.3%	41.7%	41.7%

Median and Mean Market Premiums

    All Transactions(2): 25.8% to 36.1%
    Restaurant Industry Transactions(3): 36.0% to 37.2%

(1)
Source: Bloomberg

(2)
Source: Mergerstat

(3)
SIC Code:5812

        In addition, Houlihan Lokey Financial Advisors valued WRC as a going-concern, meaning that the underlying tangible assets of WRC are presumed to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the shareholders and creditors of the Company. Therefore, Houlihan Lokey Financial Advisors determined that no weight should be given to a liquidation value.

        Thereafter, Houlihan Lokey Financial Advisors undertook the following methodologies:

        Market Multiple Methodology:    Houlihan Lokey Financial Advisors reviewed certain financial information of the following 22 comparable publicly traded quick serve and mid to small cap casual dining restaurant companies selected solely by Houlihan Lokey Financial Advisors: YUM! Brands, Inc., Wendy's International, Inc., Sonic Corp., Jack in the Box, Inc., CKE Restaurants, Inc., Triarc Companies, Inc., AFC Enterprises, Inc., McDonald's Corp., Darden Restaurants, Inc., Brinker International, Inc., Applebee's International, Inc., Ruby Tuesday, Inc., Rare Hospitality Intl. Inc., Ryan's Restaurant Group, Inc., O'Charley's, Inc., Nathan's Famous, Inc., Mexican Restaurants, Inc., Back Yard Burgers, Inc., Meritage Hospitality Group, Inc., Pizza Inn, Inc., Star Buffet, Inc., and Grill Concepts, Inc.

        Houlihan Lokey Financial Advisors calculated certain financial ratios of the comparable companies based on the most recent publicly available information. These financial ratios included the multiples of: (i) enterprise value (which is referred to as "EV" in this proxy statement) to latest twelve months (which is referred to as "LTM" in this proxy statement) revenues, (ii) EV to LTM earnings before interest, taxes, depreciation and amortizations (which is referred to as "EBITDA" in this proxy statement) and (iii) EV to LTM earnings before interest and taxes (which is referred to as "EBIT" in this proxy statement). "EV" is calculated by adding an entity's market value of equity (which is referred to as the "MVE" in this proxy statement), plus the book value of its existing debt and preferred stock, less cash and cash equivalents.

        Houlihan Lokey Financial Advisors' analysis showed that the multiples exhibited by the comparable companies were as follows:

	Revenue						EBITDA						EBIT
	2005E		NFY		NFY+1		2005E		NFY		NFY+1		2005E		NFY		NFY+1
Combined
Low	0.48	x	0.64	x	0.59	x	6.3	x	6.5	x	5.9	x	9.5	x	5.3	x	8.8	x
High	5.17	x	5.93	x	5.64	x	13.2	x	16.1	x	12.3	x	34.2	x	18.3	x	16.2	x
Median	1.08	x	1.55	x	1.33	x	8.11	x	8.57	x	7.86	x	13.35	x	12.91	x	11.67	x
Mean	1.48	x	1.78	x	1.64	x	8.79	x	9.18	x	8.05	x	14.04	x	12.66	x	11.47	x
Tier One—Quick Serve Restaurants
Low	0.67	x	0.64	x	0.59	x	6.8	x	6.5	x	5.9	x	10.6	x	11.1	x	10.3	x
High	5.17	x	5.93	x	5.64	x	13.2	x	16.1	x	12.3	x	34.2	x	18.3	x	16.2	x
Median	2.28	x	2.15	x	1.75	x	10.7	x	9.8	x	9.3	x	14.6	x	14.1	x	13.2	x
Mean	2.45	x	2.42	x	2.25	x	10.5	x	10.6	x	9.3	x	17.1	x	14.7	x	12.9	x
Tier Two—Mid Cap Casual Dining Restaurants
Low	0.76	x	0.68	x	0.60	x	6.8	x	6.7	x	6.0	x	9.8	x	5.3	x	8.8	x
High	2.17	x	1.93	x	1.71	x	11.2	x	9.9	x	8.8	x	14.4	x	12.8	x	11.2	x
Median	1.08	x	0.94	x	0.91	x	8.1	x	7.3	x	6.4	x	13.4	x	11.7	x	10.2	x
Mean	1.28	x	1.14	x	1.03	x	8.5	x	7.8	x	6.8	x	12.5	x	10.6	x	10.0	x
Tier Three—Small Cap Casual Dining Restaurants
Low	0.48	x	NA		NA		6.3	x	NA		NA		9.5	x	NA		NA
High	1.09	x	NA		NA		9.1	x	NA		NA		16.2	x	NA		NA
Median	0.59	x	NA		NA		7.4	x	NA		NA		12.9	x	NA		NA
Mean	0.71	x	NA		NA		7.4	x	NA		NA		12.5	x	NA		NA

Footnotes:

E means Estimate

NFY means Next Fiscal Year

NA means Not Available

        Houlihan Lokey Financial Advisors derived EV indications for WRC by applying selected revenue, EBITDA and EBIT multiples to estimated operating results, adjusted for the minority interest in CFG held by certain of its management, for the twelve months ended April 30, 2005. Based on the above, the resulting indications of the EV of the operations of WRC ranged from approximately $140 million to $162 million under this approach.

        After determining the EV of the operations of WRC, Houlihan Lokey Financial Advisors made certain adjustments to determine equity value, including adjustments to reflect (i) certain debt obligations of WRC, (ii) certain pension liabilities of WRC, (iii) cash surrender value of the Corporate-Owned Life Insurance (which is referred to as "COLI" in this proxy statement) plans, (iv) net operating losses and (v) cash and cash equivalents. After consideration of these adjustments, Houlihan Lokey Financial Advisors estimated the MVE of WRC using the market multiple methodology to be in the range of $163.9 million to $190.9 million, or $5.27 per share to $6.14 per share, respectively.

        Comparable Transaction Methodology:    Houlihan Lokey Financial Advisors reviewed the consideration paid in 43 change of control acquisitions of selected companies that Houlihan Lokey Financial Advisors deemed relevant.

	COMPARABLE TRANSACTION METHODOLOGY
	Low		High		Mean		Median
EV as a multiple of:
LTM revenues	0.20	x	3.80	x	0.89	x	0.69	x
LTM EBITDA	0.30	x	27.4	x	7.1	x	6.3	x
LTM EBIT	0.30	x	41.7	x	13.1	x	9.7	x

        In performing its analysis under this approach, Houlihan Lokey Financial Advisors considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. No company or transaction used in the analysis described above was directly comparable to WRC. However, Houlihan Lokey Financial Advisors reviewed the foregoing transactions to understand the range of multiples of revenue, earnings and book value paid for companies in the restaurant industry.

        Houlihan Lokey Financial Advisors derived EV indications of WRC by applying selected revenue, EBITDA and EBIT multiples to estimated operating results, adjusted for the minority interest in CFG held by certain of its management, for the twelve months ended April 30, 2005. Based on this approach, the resulting indications of the EV of the operations of WRC ranged from approximately $151.4 million to $176.7 million.

        After determining the EV of the operations of WRC, Houlihan Lokey Financial Advisors made certain adjustments to determine equity value including adjustments to reflect (i) certain debt obligations of WRC, (ii) certain pension liabilities of WRC, (iii) cash surrender value of COLI plans and (iv) cash and cash equivalents. After consideration of such adjustments, Houlihan Lokey Financial Advisors estimated the MVE of WRC, using the comparable transaction methodology, to be in the range of $160.3 million to $185.6 million, or $5.15 per share to $5.97 per share, respectively.

        Discounted Cash Flow Methodology:    Houlihan Lokey Financial Advisors utilized certain financial projections, adjusted for the minority interest in CFG held by certain of its management, prepared by WRC's management with respect to fiscal years 2006 through 2008. See "Chapter III—Additional Information About the Companies—Projected Financial Information. Houlihan Lokey Financial Advisors determined WRC's EV by first deriving adjusted free cash flow (by adjusting for capital expenditures as well as working capital requirements and any taxes) and discounting free cash flow to the present. Houlihan Lokey Financial Advisors applied risk-adjusted discount rates ranging from 11.0% to 19.0% to the projected adjusted free cash flow. Houlihan Lokey Financial Advisors understands that the forecasts it used were the same ones provided to Houlihan Lokey to market and sell WRC. To determine the value of WRC at the end of the projection period, Houlihan Lokey Financial Advisors applied terminal EBITDA multiples of 4.0x to 6.0x in the calculation of the terminal value, discounted to the present. The summation of the present value of the free cash flows for years 2004 through 2008 plus the present value of the terminal value resulted in an indicated EV range for WRC. The discount rates used in the discounted cash flow analysis were calculated based on WRC's weighted average cost of capital, which represents the blended, after-tax costs of debt and equity. Houlihan Lokey Financial Advisors focused on the range of EV exhibited by discount rates in the middle of the selected range, or 13.0% to 17.0%, and terminal EBITDA multiples in the middle of the selected range, or 4.5x to 5.5x, which resulted in an EV range of $152.5 million to $205.2 million.

        After determining the EV of the operations of WRC, Houlihan Lokey Financial Advisors made certain adjustments to determine equity value including adjustments to reflect (i) certain debt obligations of WRC, (ii) certain pension liabilities of WRC, (iii) cash surrender value of COLI plans and (iv) cash and cash equivalents. After consideration of such adjustments, Houlihan Lokey Financial Advisors estimated the MVE of WRC, using the discounted cash flow methodology, to be in the range of $161.4 million to $214.1 million, or $5.19 per share to $6.88 per share, respectively.

  Conclusion

        The aforementioned market multiple, comparable transaction and discounted cash flow methodologies provided Houlihan Lokey Financial Advisors with indications of the MVE for WRC which ranged from $5.15 to $6.88 per share, compared to a $7.00 per share offer price in the merger (the per share merger consideration that would have been paid if the merger had been consummated on April 28, 2005), subject to a collar of $6.65 to $7.25 relating to currency hedging actions. Based on the above analyses, Houlihan Lokey Financial Advisors determined that the consideration to be received by WRC's stockholders in connection with the merger is fair to them from a financial point of view.

  Assumptions

        As a matter of course, WRC does not publicly disclose projected financial information. Nevertheless, in connection with its review, Houlihan Lokey Financial Advisors considered financial projections. These financial projections were prepared by the management of WRC. See—"Chapter III—ADDITIONAL INFORMATION ABOUT THE COMPANIES—Projected Financial Information" for more details about the financial projections. The financial projections were prepared under market conditions as they existed as of the latter part of April 2005 and WRC's management does not intend to provide Houlihan Lokey Financial Advisors with any updated or revised financial projections for the Houlihan Lokey Financial Advisors opinion. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of WRC, may cause the financial projections or the assumptions underlying such projections to be inaccurate. Accordingly, there can be no assurance that actual results will not differ materially from those presented in the projected financial information.

        The Houlihan Lokey Financial Advisors opinion is based on the business, economic, market and other conditions as they existed as of April 28, 2005, and on the financial projections previously provided to Houlihan Lokey Financial Advisors. On April 28, 2005, the management of WRC advised Houlihan Lokey Financial Advisors that there were no material changes in the assumptions, estimates and judgments of WRC's management on which the previously provided financial projections were based. In rendering the Houlihan Lokey Financial Advisors opinion, Houlihan Lokey Financial Advisors relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to Houlihan Lokey Financial Advisors by the management of WRC, including the financial projections, and that such information was reasonably prepared and reflects the best currently available estimates of the financial results and condition of WRC; and that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey Financial Advisors opinion. Houlihan Lokey Financial Advisors did not independently verify the accuracy or completeness of the information supplied to it with respect to WRC and does not assume responsibility for it. Houlihan Lokey Financial Advisors did not make any independent appraisal of the specific properties or assets of WRC.

        The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey Financial Advisors in arriving at the Houlihan Lokey Financial Advisors opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at the Houlihan Lokey Financial Advisors opinion, Houlihan Lokey Financial Advisors made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey Financial Advisors believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the conclusions set forth in the Houlihan Lokey Financial Advisors opinion. In its analysis, Houlihan Lokey Financial Advisors made numerous assumptions with respect to WRC, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of WRC are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

Position of the Investor Group as to Fairness

        Mergeco, Aus Bidco, Aus Holdco and Pacific Equity Partners Fund II, L.P., which are collectively referred to as the "Investor Group" in this proxy statement, are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The position of the Investor Group as to the fairness of the merger is not a recommendation to any stockholder as to how such stockholder should vote on the merger.

        The Investor Group did not participate in the deliberations of the WRC Board of Directors regarding, or receive advice from WRC's legal or financial advisors as to, the substantive and procedural fairness of the merger, nor did they engage a financial advisor to undertake an independent evaluation of the fairness of the merger. However, the Investor Group believes that the merger agreement and the merger are substantively and procedurally fair to WRC's stockholders (other than certain executive officers and other members of senior management who will invest in equity securities of Aus Bidco, as to whom the Investor Group expresses no opinion). In particular, the Investor Group considered the following:

  •
  the fact that WRC would be entering into the merger agreement following an extensive auction process. See "—Background of the Merger" for additional information regarding the solicitation of potential bidders that took place;

  •
  the fact that a per share price of $7.00, the price that would have been paid as of April 28, 2005 based on the per share merger consideration formula described below in "The Merger Agreement—Consideration to be Received in the Merger," represents a 42% premium to the WRC closing price on April 28, 2005 of $4.92 and a 99% premium to the closing price on December 7, 2004 of $3.52, the day prior to WRC's announcement of the engagement of Houlihan Lokey to explore strategic alternatives to increase stockholder value;

  •
  the fact that the per share offer price, $7.00, was above the Company's net book value per share of $0.63 as of February 6, 2005, and liquidation of WRC's asset would not likely realize more than such net book value per share;

  •
  the fact that the merger consideration would be all cash, which would provide certainty of value to WRC stockholders;

  •
  the manner in which the consideration and negotiation of proposals was conducted and the fact that the Special Committee was formed to facilitate, and to advise management with respect to, the negotiations and proposals. The terms of the merger agreement were determined through extensive arm's length negotiations between the WRC Board of Directors and its advisors, on the one hand, and PEP and its advisors, on the other. See "—Background of the Merger" for additional information regarding the negotiations that took place;

  •
  the likelihood that the merger would be completed because the Investor Group believes that Aus Bidco has the financial ability to complete the merger and the other transactions contemplated by the merger agreement, particularly in light of Aus Bidco's third party financing commitments;

  •
  the per share merger consideration offered by Aus Bidco in comparison to other possible liquidity events that had been considered by WRC and to other offers and expressions of interest received by WRC prior to the execution of the merger agreement, as more fully discussed under "—Background of the Merger;"

  •
  the terms of the merger agreement, including, without limitation, that the merger agreement:

  •
  permits WRC to furnish information and participate in discussions or negotiations with a person that submits an unsolicited company takeover proposal upon the conditions discussed below under "The Merger Agreement—No Solicitation;"

  •
  permits the WRC Board of Directors to withdraw or modify its approval or recommendation of the merger and the merger agreement upon the conditions discussed below under "The Merger Agreement—No Solicitation;" and

  •
  provides that the $8.42 million termination fee is payable by WRC to Aus Bidco only upon termination of the merger agreement because of the failure to obtain approval of the WRC stockholders, the WRC Board of Directors' withdrawal of its recommendation of the merger or the acceptance by WRC of another takeover transaction and upon occurrence of the other events discussed below under "The Merger Agreement—Fee if the Merger Agreement is Terminated;"

  •
  comparisons of the consideration to be received by WRC stockholders in the merger to the trading price of WRC common stock (i) in early March 2005, (ii) during the 12 month period ending in March 2005 and (iii) during the five year period ending in March 2005, which comparisons showed that the consideration to be received in the merger would represent a premium of 43% above the recent trading price of WRC common stock and a premium of 100% or more above the average trading price over the preceding 12-month and five year periods;

  •
  the ability of the WRC stockholders to vote against the adoption of the merger agreement and approval of the merger at the WRC special meeting;

  •
  the potential investment risks to WRC stockholders with respect to WRC remaining an independent company, as compared to the certain cash merger consideration that would be paid to WRC stockholders under the terms of the merger agreement;

  •
  the current and prospective environment in which WRC operates, and, in particular, competitive factors; and

  •
  the fact that stockholders of WRC will be protected from significant depreciation of the Australian dollar because the per share merger consideration can be no less than $6.65 even if the application of the merger consideration formula would result in a lower per share merger consideration.

        The foregoing discussion of the information and factors considered and given weight by the Investor Group in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by the Investor Group. The Investor Group did not find it practicable to, and did not quantify or otherwise attach relative weights to the foregoing factors in reaching its position as to the fairness of the merger agreement and the merger. The Investor Group believes these analyses and factors provide a reasonable basis upon which to form their belief that the merger is fair to WRC's stockholders (other than certain executive officers and other members of senior management who will invest in equity securities of Aus Bidco).

        While the Investor Group believes that the merger is substantively and procedurally fair to WRC's stockholders (other than certain executive officers and other members of senior management who will invest in equity securities of Aus Bidco), it should be noted that the Investor Group attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the WRC stockholders and, accordingly, did not negotiate the merger agreement with the goal of obtaining terms that were fair to the WRC stockholders.

Position of Kevin Perkins as to Fairness

        For purposes of Rule 13e-3 and related rules under the Exchange Act, Mr. Perkins may be deemed an affiliate of WRC in his capacity as the Executive Vice President of WRC and the President and Chief Executive Officer of WRC's International Operations, as well as an affiliate of PEP in his capacity as a future significant stockholder of an affiliate of PEP and future employee of Aus Holdco. Mr. Perkins has interests in the merger different from, and in addition to, the other stockholders of WRC. These interests are described under "CHAPTER I—THE MERGER—Interests of WRC's Directors and Executive Officers in the Merger."

        Mr. Perkins did not participate in the deliberations of the Board of Directors regarding, or receive advice from WRC's legal or financial advisors as to, the substantive and procedural fairness of the merger, nor did he undertake a formal evaluation of the fairness of the merger or engage a financial advisor for such purposes. However, Mr. Perkins believes that the merger agreement and the merger are substantively and procedurally fair to the stockholders of WRC (other than certain executive officers and other members of senior management who will invest in equity securities of Aus Bidco, as to whom he expresses no opinion) and has adopted the analyses and conclusions of WRC's Board of Directors based upon the reasonableness of those analyses and conclusions and his knowledge of WRC, as well as the factors considered by, and the findings of, WRC's Board of Directors with respect to the fairness of the merger to such stockholders (see "THE MERGER—Considerations Relating to the Merger" and "THE MERGER—Recommendation of the WRC Board of Directors"). Mr. Perkins did not participate in the negotiation of the merger agreement or the evaluation or approval of the merger agreement and, therefore, Mr. Perkins does not believe that his interests in the merger influenced the decision of the Board of Directors with respect to the merger agreement or the merger.

        The foregoing discussion of the information and factors considered and given weight by Mr. Perkins in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by Mr. Perkins. Mr. Perkins did not find it practicable to, and did not quantify or otherwise attach relative weights to the foregoing factors in reaching his position as to the fairness of the merger agreement and the merger. Mr. Perkins believes these analyses and factors provide a reasonable basis upon which to form his belief that the merger is fair to WRC's stockholders (other than certain executive officers and other members of senior management who will invest in equity securities of Aus Bidco).

Purpose and Reasons for the Merger

        WRC's purpose for engaging in the merger is to enable its stockholders to receive between $6.65 and $7.25 in cash per share, based on the per share merger consideration formula described below under "The Merger Agreement—Consideration to be Received in the Merger," representing a premium to the market price of WRC's common stock before the announcement of the merger agreement. WRC determined to undertake the merger at this time based on the conclusions, determinations and reasons of the Special Committee and of the WRC Board of Directors described in detail above under "—Background of the Merger" and "—Considerations Relating to the Merger."

        For the Investor Group, the purpose of the merger is to allow Aus Bidco to own WRC and to bear the rewards and risks of such ownership after WRC's common stock ceases to be publicly traded. The transaction has been structured as a cash merger in order to provide the stockholders of WRC with cash for all of their shares and to provide a prompt and orderly transfer of ownership of WRC in a single step, without the necessity of financing separate purchases of WRC's common stock in a tender offer or implementing a second-step merger to acquire any shares of WRC's common stock not tendered into any such tender offer, and without incurring any additional transaction costs associated with such activities.

Certain Effects of the Merger

        If the merger is completed, the entire equity in WRC will be owned by Aus Bidco. No current WRC stockholder will have any ownership interest in, or be a stockholder of, WRC. As a result, WRC's stockholders will no longer benefit from any increases in WRC's value, nor will they bear the risk of any decreases in WRC's value. Following the merger, Aus Bidco will benefit from any increases in the value of WRC and also will bear the risk of any decreases in the value of WRC. Specifically, as the sole shareholder of WRC, Aus Bidco will hold a 100% interest in the net book value and net earnings of WRC. Following the merger, Mr. Perkins is likely to acquire shares of Aus Holdco and thereby indirectly share in Aus Bidco's 100% interest in WRC.

        As a part of the merger, each stockholder will be entitled to receive an amount in cash per share of WRC common stock determined by the formula described below in "The Merger Agreement—Consideration to be Received in the Merger," which will be no less than $6.65 and no more than $7.25. Each holder of options outstanding at the closing of the merger, whether or not vested, will be entitled to receive, upon the completion of the merger, a cash payment equal to the amount, if any, by which the per share merger consideration exceeds the exercise price of the option, multiplied by the number of shares of WRC common stock underlying the option. At the effective time of the merger, all options that have not been exercised will be cancelled.

        WRC's common stock may constitute "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on collateral of the common stock. In any event, as a result of the merger, the common stock will no longer constitute "margin securities" for purposes of the margin regulations of such Board of Governors and, therefore, will no longer constitute eligible collateral for credit extended by brokers.

        The common stock is registered as a class of equity security under the Exchange Act. Following the consummation of the merger, registration of the common stock under the Exchange Act will be terminated upon application of WRC to the SEC. Termination of registration of the common stock under the Exchange Act will substantially reduce the information required to be furnished by WRC to Aus Bidco, which at such time will be its sole stockholder, and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to WRC.

Interests of WRC's Directors and Executive Officers in the Merger

        In considering the recommendation of the WRC Board of Directors to approve the merger agreement, WRC stockholders should consider that some of WRC's directors and officers have interests in the merger that differ from, or are in addition to, their interests as WRC stockholders. The WRC Board of Directors was aware of these interests and considered them, among other matters, in approving the merger and adopting the merger agreement.

        As a result of these interests, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of WRC's other stockholders. WRC stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the approval of the merger agreement.

  •
  Management of CFG.  Kevin Perkins, Executive Vice President of WRC and President and Chief Executive Officer of WRC's International Operations, and the other members of the Australian Management Group currently own shares of capital stock of CFG representing approximately 18.9% of the outstanding shares of CFG. PEP has advised WRC that the Australian Management Group will be offered the opportunity to exchange such shares of CFG for a combination of shares of Aus Holdco and cash. Kevin Perkins, Simon Perkins and certain other members of the Australian Management Group will also enter into executive service agreements with Aus Holdco. WRC has also been advised that, in order to obtain the approval of YUM! Brands, Inc. required to consummate the merger, Kevin Perkins may be required to personally guarantee certain obligations (including payment obligation) of the Aus Holdco group to Kentucky Fried Chicken Pty Limited.

  •
  Other Management.  In addition, certain members of WRC's management may enter into executive service agreements with Aus Holdco or its affiliates and receive an equity participation, but the identity of these individuals has not yet been determined by PEP.

  •
  Compensation of Directors.  Each director on the Special Committee receives $500 for each Special Committee meeting as consideration for his services on the Special Committee and the chairman of the Special Committee, who devoted additional time to his duties in accordance with the requirements of this position, will receive an additional one-time payment of $25,000. Receipt of these payments is not contingent on the Special Committee's recommendation to approve the merger agreement.

  •
  Cash-Out of Employee Stock Options.  WRC's officers and directors have received stock options under WRC's 1997 Employee Stock Incentive Plan (as amended through August 26, 2003) and 1997 Non-Employee Directors Stock Incentive Plan (as amended through June 24, 2003). Under the terms of the merger agreement, the vesting of these options is accelerated so that upon consummation of the merger, the holder thereof will be entitled to receive an amount in cash equal to the excess, if any, of the per share merger consideration over the per share exercise price of such option.

  •
  Bonus Payments.  WRC has in place Special One Time Compensation Plans for its senior management adopted by the WRC Board of Directors. Under these plans, the following members of WRC's senior management team will receive success bonuses upon completion of the merger:

  •
  Mary E. Arnold—$58,886 (115% of $51,205 target bonus);

  •
  Charles L. Boppell—$690,000 (115% of $600,000 target bonus);

  •
  Ken Cole—payment will be in the form of forgiveness of his loan amount of $200,000 with no cash payout;

  •
  Michael Green—$98,325 (115% of $85,500 target bonus);

  •
  Michael O'Keefe—$86,538 (115% of $72,500 target bonus);

  •
  Joan Miszak—$108,986 (115% of $94,770 target bonus);

  •
  Keith Wall—$96,773 (115% of $84,150 target bonus); and

  •
  John Wright—$186,300 (115% of $162,000 target bonus).

    The success bonus for all individuals who have a Special One Time Bonus Plan will be increased by an additional 15% of each person's target bonus if the merger is completed on or after September 15, 2005.

    In addition, upon completion of the merger, John Wright will receive a one time bonus of $57,000, Keith Wall will receive a one time bonus of $12,500 and Jim Osborn will receive a one time bonus of $12,500. WRC has also made arrangements to pay AUD$125,000 in the aggregate to CFG personnel, including Simon Perkins, David Nash, Julie Blurton and Dwight George, in their capacities as employees of the CFG on the successful completion of the merger.

  •
  Indemnification.  The merger agreement provides that, after the effective time of the merger, Aus Bidco will, to the fullest extent permitted by law, cause the new WRC to honor all of WRC's obligations to indemnify the current or former directors and officers of WRC for acts or omissions by such directors and officers occurring prior to the effective time of the merger, to the extent that such obligations of WRC existed on the date of the merger agreement. Aus Bidco has agreed to maintain directors' and officers' liability insurance for a period of six years after the effective time of the merger. However, Aus Bidco will not be obligated to make annual premium payments in excess of 200% of the annual premiums paid by WRC as of the date of the merger agreement. If the insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of such maximum premium, Aus Bidco will maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to such maximum premium. For a complete description of the indemnification rights of WRC's directors and officers after the effective time of the merger, see "The Merger Agreement—Indemnification."

The Financing

        Aus Bidco's obligation to complete the merger is subject to a financing condition. WRC and Aus Bidco estimate that the total amount of funds required to complete the merger and related transactions, and pay related fees and expenses will be approximately $245 million.

        Aus Bidco and Mergeco expect this amount to be provided through a combination of cash on hand and the proceeds of:

  •
  an equity financing, which is described below under "—Equity Commitments";

  •
  senior secured credit facilities, which are described below under "—Senior Credit Facilities"; and

  •
  a subordinated note facility, which is described below under "—Subordinated Note Facility."

  Equity Commitments

        On or about April 18, 2005, Aus Holdco, the entity that owns 100% of the outstanding stock of Aus Bidco, entered into several equity commitment letters with various funds managed or advised by PEP. These equity commitment letters are referred to in this proxy statement as the "equity commitment letters." Pursuant to the equity commitment letters, certain funds managed or advised by PEP committed to purchase, on or before the closing of the merger, equity of Aus Holdco, the aggregate purchase price of which will equal approximately 25% of the total merger consideration and transactional costs. The equity commitment letters are conditioned upon the same conditions to the obligations of Aus Bidco and Mergeco to complete the merger contained in the merger agreement.

  Financing Commitment

        On or about April 18, 2005, PEP entered into a financing commitment letter with two banks and an investment fund, which are collectively referred to as the "Lenders" in this proxy statement. The financing commitment letter was supplemented by a letter on or about April 28, 2005. On or about June 9, 2005, PEP entered into an amended and restated financing commitment letter with the Lenders. The amended and restated commitment letter and the term sheets attached to the amended and restated commitment letter are collectively referred to as the "commitment letter" in this proxy statement. Pursuant to the commitment letter, some of the Lenders (the "senior lenders") committed to PEP, in specified percentages for each senior lender, to provide companies currently owned by certain funds advised or managed by PEP with senior secured credit facilities. Also pursuant to the commitment letter, certain Lenders (the "subordinated lenders") committed to PEP, in specified percentages for each subordinated lender, to provide a company currently owned by certain funds advised or managed by PEP with a subordinated note facility. These commitments are subject to conditions, including the conditions set forth below under "—Conditions to the Senior Credit Facilities and Subordinated Note Facility." The commitments of the Lenders under the commitment letter terminate on July 31, 2005 if the definitive documents for the senior secured credit facilities and the subordinated note facility are not entered into by such time; however, Aus Bidco has advised WRC that the senior lenders and the subordinated lenders have agreed to extend such date to [August 31, 2005] and, subject to the agreement of the senior lenders and the subordinated lenders, Aus Bidco will, if necessary, extend such date through the consummation of the merger. The commitments of the senior lenders may also terminate if the closing of the senior secured credit facility has not occurred by the earlier of (i) September 30, 2005 or (ii) three months after the execution of the definitive documents for the senior secured credit facilities. Similarly, the commitments of the subordinated lenders may terminate if the closing of the subordinated note facility has not occurred by the earlier of (i) September 30, 2005 or (ii) three months after the execution of the definitive documents for the subordinated note facility. Other than the financing contemplated by the commitment letter and commitments with respect to equity contributions, Aus Bidco and Mergeco currently do not have any alternate financing in place.

        Under the Merger Agreement the commitment letter cannot be amended, terminated or waived without the prior written consent of WRC (which consent shall not be unreasonably withheld or delayed) in any manner that could reasonably be expected to adversely affect Aus Bidco's ability to obtain the financing contemplated by the commitment letter. Aus Bidco has advised WRC that the commitment letter has not been amended, terminated or waived in such a manner. However, Aus Bidco has advised WRC that it is in the process of negotiating the definitive documents for the senior secured facilities and the subordinated note facility and that the final security package, conditions precedent and other terms expected by Aus Bidco to be contained in the definitive documents for the senior secured facilities and the subordinated note facility may differ in some respects from those described in the commitment letter. Aus Bidco has advised WRC that it does not consider that such differences, when considered as a whole, could reasonably be expected to adversely affect Aus Bidco's ability to obtain the financing contemplated by the commitment letter.

        The commitment letter for the debt financing is attached to this proxy statement as Annex C and is incorporated by reference herein. The summary set forth in this section is qualified in its entirety by the actual terms of the commitment letter and the stockholders are encouraged to read the commitment letter for a complete description of the Lenders' several commitment to provide debt financing for the merger.

  Senior Credit Facilities

        Pursuant to the commitment letter, the senior lenders have committed to provide senior secured credit facilities, consisting of up to AUD$150 million and up to USD$31.2 million in term loan facilities, a capital expenditure facility in an amount of up to AUD $27 million and revolving credit facilities in amounts of up to AUD$15 million and USD$3.9 million. Aus Bidco and US Bidco (an affiliate of PEP and Aus Bidco) will be borrowers under the senior secured credit facilities. The senior secured credit facilities are subject to the satisfaction or waiver of the conditions precedent specified in the commitment letter. The terms of the commitment letter may be modified by operation of certain so-called "market flex" provisions, which allow the senior lenders to change certain terms in connection with the syndication of the senior secured credit facilities. However, the senior lenders cannot change the conditions precedent to the senior secured credit facilities or the total amount of the financing. The conditions specified in the commitment letter include, among others, those described below under "—Conditions to the Senior Credit Facilities and Subordinated Note Facility."

        The senior secured credit facilities will be secured by liens on substantially all assets of Aus Holdco (the parent entity of Aus Bidco), US Holdco (the parent entity of US Bidco), Aus Bidco, US Bidco, WRC, CFG and other significant subsidiaries of WRC. The senior secured credit facilities will also be secured by pledges of all of the equity interests in Aus Bidco, US Bidco, WRC, CFG and other significant subsidiaries of WRC. The tranches of the senior secured credit facilities that will be in Australian currency will be secured by a first priority lien on substantially all assets of Aus Bidco (other than equity interests in WRC), CFG, and other significant subsidiaries of WRC that hold assets that are located in Australia, New Zealand or Asia and pledges of all of the equity interest in Aus Bidco, CFG and other significant subsidiaries of WRC that hold assets that are located in Australia, New Zealand or Asia. Such liens and pledges are referred to as the "Australian securities" in this proxy statement. The tranches of the senior secured credit facilities that will be in U.S. currency will be secured by a first priority lien on substantially all assets of US Bidco, WRC (not including the shares pledged under the Australian securities) and all significant subsidiaries of WRC that hold assets that are located in the U.S. or Guatemala and pledges of all of the equity interest in WRC, U.S. Bidco and all significant subsidiaries of WRC that hold assets that are located in the U.S. or Guatemala. Such liens and pledges will be referred to as the "U.S. securities" in this proxy statement. The facilities in Australian currency will be granted a second priority lien over the U.S. securities and the facilities in U.S. currencies will have a second priority lien on the Australian securities.

        Aus Bidco has advised WRC that the security package under the definitive documents for the senior secured facilities is likely to be simplified so that the senior secured credit facilities that will be in Australian currency and the senior secured credit facilities that will be in U.S. currency will be secured by the same security package with a different order of priority than described above. However, the final terms of the financing are still being negotiated.

        The maturity date of the senior secured credit facilities will be five years from the date of execution of the financing documents. The senior secured credit facilities will contain covenants typical for facilities of this type, including financial covenants.

  Subordinated Note Facility

        Pursuant to the commitment letter, the subordinated lenders have committed to PEP to provide a subordinated loan facility in an aggregate principal amount of up to AUD$70 million. Aus Bidco will be the borrower under the subordinated note facility. The subordinated note facility is subject to the satisfaction or waiver of the conditions precedent specified in the commitment letter. The conditions precedent specified in the commitment letter include, among others, those described below under "—Conditions to the Senior Credit Facilities and Subordinated Note Facility."

        The maturity date of the subordinated note facility will be six years from the date funds are initially advanced. The subordinated note facility will contain covenants typical for facilities of this type.

        The subordinated note facility will be secured by the same security package granted to the senior lenders but will generally be subordinated to the rights of and rank behind the senior lenders.

  Conditions to the Senior Credit Facilities and Subordinated Note Facility

        The Lenders' respective commitments under the commitment letter are subject to the negotiation, execution and delivery of definitive documents customary for facilities and transactions of the type contemplated by the commitment letter, in a form satisfactory in all respects to the senior lenders, as to the documents for the senior secured credit facilities and the subordinated lenders, as to the documents for the subordinated note facility. The Lenders' commitments are further subject to the other conditions set forth in the commitment letter, including that:

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  the terms of certain transactions contemplated by the Investor Group, including the merger, not being changed in any material respect without the consent of the Lenders and the terms of the acquisition of shares of capital stock of CFG currently held by the Australian Management Group representing 18.9% of the outstanding shares of CFG being satisfactory to the Lenders;

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  certain obligations of WRC be paid out of cash on hand of WRC or CFG, but if such obligations are not paid prior to the consummation of the merger, that an amount sufficient to pay such expense be held in a cash reserve account;

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  the information submitted to the lenders is not inaccurate, incomplete or misleading in any material respect;

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  there is no material adverse change in the financial conditions, results, business or prospects of Aus Bidco, Mergeco and certain other affiliates of PEP or WRC and its subsidiaries; and

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  the Lenders' receive satisfactory evidence regarding compliance with applicable anti-money laundering regulations.

        In addition, the senior lenders' respective commitments under the commitment letter with respect to the senior secured credit facilities are subject to conditions precedent, including those set forth below:

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  receipt of a tax opinion from PricewaterhouseCoopers LLP confirming that the interest payable and accruing under the senior secured credit facilities and subordinated note facility will be deductible against the borrower's income tax as it is paid or accrues and that the other tax assumptions used in the financial model provided for the financing can be relied upon;

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  the sale of FFPE, LLC and its subsidiaries (WRC's Pat & Oscar's® division) on terms reasonably acceptable to the senior lenders or if such division has not been sold, the senior lenders' reasonable satisfaction that there is an opening cash reserve available to be applied towards potential liabilities of the consolidated group (comprised of the Australian Group and the U.S. Group described below, but not including the Pat & Oscar's® division) that are attributable to Pat & Oscar's® division of $2.5 million as such amount may be either:

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  increased for any additional amount the senior lenders may, acting reasonably and in good faith, require to provide for additional liabilities of the consolidated group (other than the Pat & Oscar's® division) that are attributable to the Pat & Oscar's® division which were either not disclosed in information provided to the senior lenders on or before April 28, 2005 or which arise thereafter; or

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  reduced with the agreement of the senior lenders, acting reasonably and in good faith, to the extent that the borrowers evidence that the amount is no longer required to meet liabilities of the consolidated group (other than the Pat & Oscar's® division) attributable to the Pat & Oscar's® division;

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  holders of shares of common stock representing no more than 10% of the outstanding common stock will have demanded payment or exercised their appraisal rights, including any rights to appraisal under Section 262 of the DGCL, in connection with the merger;

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  if one or more WRC stockholder has satisfied all requirements for appraisal rights under Section 262 of the DGCL, PEP will be required to make available an amount of additional equity funding, if necessary, to ensure that all potential liabilities of the consolidated group in relation to the appraisal rights will be met from that equity commitment;

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  establishment of an "Australian Group" and a "U.S. Group" such that assets and liabilities of the business operated by WRC and its subsidiaries in Australia, New Zealand and Asia are held by members of the Australian Group and assets and liabilities of the business operated by WRC and its subsidiaries in the United States and Guatemala are held by members of the U.S. Group. With respect to the establishment of groups, the following must also be established:

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  WRC may continue to own shares in members of the Australian Group, provided that the ownership will not result in WRC being directly liable for obligations of those members of the Australian Group; or members of the Australian Group being directly liable for the obligations of WRC;

    •
    Sizzler International Marks franchise/royalty fee arrangements have been terminated at no cost to either group;

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    the Australian Group retains exclusive brand rights for its markets and the U.S. Group retains exclusive brand rights for its markets;

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    exclusive rights to use other intellectual property rights will be in the appropriate entities, in any case, either via ownership or license rights;

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    arrangements acceptable to the senior lenders have been put in place to "ring fence' the Australian Group from the U.S. Group including prior repayment of inter-group loans prohibited by the financing documents and release any inter-group cross guarantees; and

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    there has been no transfer of value by any means from the Australian Group to the U.S. Group or vice versa.

    PEP has advised WRC that, other than with respect to certain limited exceptions, in PEP's opinion, the current corporate structure of WRC and its subsidiaries satisfies the condition requiring the establishment of an Australian Group and a U.S. Group;

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  evidence that the opening cash in the business is sufficient for normal cash float requirements of restaurant operations;

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  satisfactory loan and security documentation, including intercreditor documents between the senior lenders and the subordinated lenders and any shareholder debt;

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  satisfactory material contracts;

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  satisfactory amendments to WRC's franchise agreements with YUM! Brands, Inc. and its affiliates on terms reasonably acceptable to senior lenders;

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  consent of YUM! Brands, Inc. and its affiliates to a change of control arising from the merger or the establishment of the groups;

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  satisfaction of conditions precedent under the merger agreement;

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  receipt of equity investment equal to 25% of the total consideration and transactional costs and expenses and at least AUD$70 in subordinated debt on terms acceptable to senior lenders;

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  satisfactory arrangements for retention of key management of WRC and CFG and their respective subsidiaries;

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  receipt of financing fees;

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  receipt of stockholder, regulatory and statutory approvals that are necessary;

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  receipt of internal consents and authorizations;

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  the absence of material adverse change in the financial condition, results, business or prospects of WRC, CFG, Aus Bidco, U.S. Bidco and certain of their subsidiaries.

        In addition to satisfying, to the satisfaction of the subordinated lenders, the other conditions precedent with respect to the senior secured credit facilities in the commitment letter, some of which are listed above, the subordinated lenders' commitments under the commitment letter with respect to the subordinated note facility are also subject to the following additional conditions precedent set forth below:

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  receipt of evidence that the total debt will not exceed the lesser of (i) 75% of the total consideration and (ii) AUD$260,000,000 (excluding drawings under the revolving credit facility and available commitments under the capital expenditure facility);

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  confirmation that the structure of the senior facilities is as set forth in the senior secured credit facilities term sheet attached to the commitment letter;

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  receipt of evidence that all the conditions precedent to the senior facilities have been satisfied.

        Aus Bidco has advised WRC that it is not aware of any reasons why any of the conditions precedent to the commitments outlined above (and any modifications to such conditions precedent expected to be contained in the definitive documentation) will not be satisfied.

Governmental and Regulatory Matters

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the "HSR Act," and the rules that have been promulgated thereunder by the Federal Trade Commission, which is referred to as the "FTC," certain acquisition transactions may not be consummated unless information has been furnished to the Antitrust Division of the United States Department of Justice, which is referred to as the "Antitrust Division," and the FTC and waiting period requirements have been satisfied. The merger is subject to these requirements. Pursuant to the requirements of the HSR Act, Aus Bidco completed the filing of the required Notification and Report Forms, which are referred to as the "Forms," with the Antitrust Division and the FTC on June 6, 2005. WRC filed the Forms on June 3, 2005. Early termination of the statutory waiting period applicable to the merger pursuant to the HSR Act was granted by the FTC, effective as of            , 2005.

        The Antitrust Division and the FTC frequently scrutinize the legality of transactions under the antitrust laws. At any time before or after the consummation of any such transaction, the Antitrust Division or the FTC could, notwithstanding termination of the waiting period, take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of Aus Bidco's or WRC's assets. Private parties and State Attorneys General may also bring legal actions under antitrust laws. Aus Bidco is not obligated under the merger agreement to take specified actions, including disposing any of its assets or limiting its freedom of action with respect to any of its businesses, in order to obtain any consents, approvals, permits or authorizations or to remove any impediments to the merger relating to the HSR Act or other antitrust regulations. If, as a result of any such inaction on the part of Aus Bidco, any necessary consent or approval is not obtained, each of Aus Bidco and WRC will have the right to terminate the merger agreement. See "The Merger Agreement—Termination."

        Aus Bidco and WRC do not believe that the merger will violate U.S. Federal antitrust laws.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is the opinion of Gibson, Dunn & Crutcher LLP, advisor to WRC, as to the material U.S. Federal income tax consequences of the merger to WRC stockholders. This discussion is based on the Internal Revenue Code, the related Treasury regulations, administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the merger. This discussion applies only to WRC stockholders that hold their shares of WRC common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all U.S. Federal income tax consequences of the merger that may be relevant to particular holders, including holders that are subject to special tax rules. Some examples of holders that are subject to special tax rules are:

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  dealers in securities;

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  financial institutions;

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  insurance companies;

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  tax-exempt organizations;

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  holders of shares of WRC stock as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction;

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  holders who have a "functional currency" other than the U.S. dollar;

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  holders who are foreign persons;

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  holders who own their shares indirectly through partnerships, trusts or other entities that may be subject to special treatment; and

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  holders who acquired their shares of WRC common stock through stock option or stock purchase programs or otherwise as compensation.

        In addition, this discussion does not address any consequences arising under the laws of any state, local or foreign jurisdiction. WRC stockholders are urged to consult their own tax advisors as to specific tax consequences to them of the merger, including the applicability and effect of any state, local or foreign tax laws and of changes in applicable tax laws.

        WRC stockholders receiving cash for their shares will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis of the shares of WRC common stock exchanged. The amount and character of gain or loss will be computed separately for each block of WRC common stock that was purchased by the holder. Any recognized gain or loss will be capital gain or loss and any such capital gain or loss will be long term if, as of the effective time of the merger, such stockholder has held the shares of WRC common stock for more than one year or will be short term if, as of the effective time of the merger, such stockholder has held the shares of WRC common stock for one year or less.

        Certain U.S. stockholders may be subject to information reporting with respect to the cash received in exchange for WRC common stock. U.S. stockholders who are subject to information reporting and who do not provide appropriate information when requested may also be subject to backup withholding. Any amount withheld under such rules is not an additional tax and may be refunded or credited against such U.S. stockholder's U.S. Federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Appraisal Rights of WRC Stockholders

        If the merger is consummated, holders of shares of WRC common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, which is referred to as "Section 262," provided that they comply with the conditions established by Section 262.

        Section 262 is reprinted in its entirety as Annex D to this Information Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. This discussion and Annex D should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

        A record holder of shares of WRC common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery, which is referred to as the "Delaware Court," of the fair value of his, her or its shares of WRC common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of WRC common stock" are to the record holder or holders of shares of WRC common stock.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the WRC special meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement will constitute such notice to the record holders of WRC common stock.

        Holders of shares of WRC common stock who desire to exercise their appraisal rights must not vote in favor of the merger and must deliver a separate written demand for appraisal to WRC prior to the vote by the stockholders of WRC on the merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform WRC of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the WRC common stock. A proxy or vote against the merger will not by itself constitute such a demand. Within ten days after the effective time of the merger, WRC must provide notice of the consummation of the merger to all stockholders who have complied with Section 262 and who have not voted in favor of or consented to the merger.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to:

  •
  A person having a beneficial interest in shares of WRC common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of WRC common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of WRC common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of WRC common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

  •
  A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of WRC common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of WRC common stock outstanding in the name of such record owner.

        Within 120 days after the effective time of the merger, either WRC or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on WRC in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of WRC to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that WRC will file such a petition or that WRC will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of WRC common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the effective time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from WRC a statement setting forth the aggregate number of shares of WRC common stock not voting in favor of the merger and with respect to which demands for appraisal were received by WRC and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by WRC or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

        If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of WRC common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Although WRC believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, WRC does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of WRC common stock is less than the merger consideration. In determining "fair value", the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP,  Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his, her or its attorneys' and expert witness expenses, although, upon application of a dissenting stockholder of WRC, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any holder of shares of WRC common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of WRC. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time, stockholders' rights to appraisal will cease, and all holders of shares of WRC common stock will be entitled to receive the consideration offered pursuant to the merger agreement. Inasmuch as WRC has no obligation to file such a petition, and WRC has no present intention to do so, any holder of shares of WRC common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to WRC a written withdrawal of his, her or its demand for appraisal and acceptance of the merger consideration, except that any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of WRC and that no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

Plans for WRC After the Merger

        After the effective time of the merger, Aus Bidco anticipates that WRC will continue its current operations, except that it will cease to be an independently owned company and will instead be a wholly-owned subsidiary of Aus Bidco. Some restructuring of the ownership of the operations of WRC after completion of the merger is anticipated by Aus Bidco to facilitate the full implementation of its financing arrangements, including the grant of appropriate security. After the effective time of the merger, the directors of Mergeco immediately prior to the effective time of the merger will become the directors of the new Worldwide Restaurant Concepts, Inc., and the officers of WRC immediately prior to the effective time of the merger will become the officers of the new Worldwide Restaurant Concepts, Inc., in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

        Except as set forth in this proxy statement, neither Aus Bidco nor, to the best of Aus Bidco's knowledge, any of its directors, executive officers or other affiliates had any transactions with WRC or any of its directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement. Except as set forth in this proxy statement, neither WRC, nor, to the best of WRC's knowledge, any of its directors, executive officers or other affiliates had any transactions with Aus Bidco or any of its directors, executive officers or other affiliates that would require disclosure under the rules and regulations of the SEC applicable to this proxy statement. As of the date of this proxy statement, Aus Bidco does not own any shares WRC common stock.

Plans for Sale of Division

        As part of its process to explore strategic alternatives with respect to WRC, the WRC Board of Directors has pursued a separate sale of FFPE, LLC, a subsidiary of WRC, and the direct subsidiaries of FFPE, LLC, which comprise WRC's Pat & Oscar's® division. After the effective time of the merger, FFPE, LLC will be transferred to a newly-formed acquisition vehicle indirectly owned by funds managed or advised by PEP.

Accounting Treatment

        Aus Bidco will account for the merger under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America, which means that the assets and liabilities of WRC will be recorded, as of the completion of the merger, at their fair values and added to those of Aus Bidco.

Deregistration of WRC Common Stock

        Upon consummation of the merger, shares of WRC common stock will be deregistered under the Securities Exchange Act of 1934, which is referred to as the "Exchange Act." Thereafter, WRC will no longer have its stock listed on the New York Stock Exchange and may no longer be required to file periodic and other reports with the Securities and Exchange Commission.

The Merger Agreement

        The following description of the material provisions of the merger agreement is qualified by reference to the text of the Agreement and Plan of Merger dated as of April 28, 2005, as amended on June 9, 2005, among Aus Bidco Pty Limited, US Mergeco, Inc. and Worldwide Restaurant Concepts, Inc., a copy of which is attached as Annex A and is incorporated by reference in this proxy statement. All WRC stockholders are encouraged to read the Agreement and Plan of Merger in its entirety for a more complete description of the terms and conditions to the merger. The merger agreement constitutes public disclosure under the federal securities laws; however, the merger agreement is not intended to provide stockholders with factual information regarding the current state of the business or operations of WRC. Such information is provided elsewhere, or incorporated by reference, in this proxy statement and in the filings made by WRC with the Securities and Exchange Commission as described below in "Where Stockholders Can Find More Information," which together contain all material information about WRC.

  The Merger

        At the effective time of the merger, Mergeco, a direct wholly-owned subsidiary of Aus Bidco, will be merged into WRC. WRC will continue as the surviving corporation. The certificate of incorporation of the surviving entity will be the certificate of incorporation of Mergeco, but will be amended at the effective time to change the name of the surviving corporation to "Worldwide Restaurant Concepts, Inc." Both Aus Bidco and Mergeco were created by PEP solely for the purpose of the merger and have no material assets or operations of their own.

  Closing and Effective Time of the Merger

        The closing of the merger will take place following the satisfaction or waiver of the conditions described below under "—Conditions to the Merger," unless Aus Bidco and WRC agree in writing to another time. Assuming that all other conditions to the closing have been fulfilled, WRC anticipates that the closing of the merger will take place not later than two business days following the special meeting if the stockholders approve the merger and adopt the merger agreement, unless Aus Bidco and WRC agree in writing to another time.

        The merger will become effective at the time the certificate of merger is filed with the Delaware Secretary of State, or at a later time agreed to by Aus Bidco and WRC in the certificate of merger. The certificate of merger will be filed on the closing date of the merger.

  Directors and Officers of the Surviving Corporation

        At the effective time of the merger, the directors of Mergeco immediately prior to the effective time of the merger will become the directors of the new Worldwide Restaurant Concepts, Inc., and the officers of WRC immediately prior to the effective time of the merger will become the officers of the new Worldwide Restaurant Concepts, Inc., in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

  Consideration to be Received in the Merger

        The merger agreement provides that, at the effective time of the merger, each issued and outstanding share of WRC common stock, other than shares held by WRC as treasury stock, shares held by Aus Bidco or Mergeco or shares held by holders who have perfected appraisal rights under Delaware law, will be converted into the right to receive an amount in cash per share of WRC common stock equal to the per share merger consideration.

        The "per share merger consideration" is an amount calculated in accordance with the following formula:

X = 7.00 -	{	5.85x	[	1 -	(	CER RER	)]}

where:

  (a)
  X is the per share merger consideration in US dollars;

  (b)
  $7.00 represents the price that would have been paid for each share of common stock as of April 28, 2005 had the merger been consummated on that day;

  (c)
  5.85 represents approximately 84% of the assumed per share merger consideration of $7.00 as of April 28, 2005, which percentage was agreed to be valued by the parties based on the Australian dollar;

  (d)
  CER, or the closing exchange rate, is the average of the US$/AUD$ bid and offer rates as displayed on the Reuters Monitor System at or about 11:00 am (Los Angeles time) on the date which is the Business Day (in Los Angeles, California) immediately preceding the closing date in response to the query "AUD=" (or any replacement or substitution for that display) (expressed to four decimal places); and

  (e)
  RER, or the reference exchange rate, is 0.7806, the exchange rate on the date of the merger agreement.

        The formula is intended to adjust for changes in the exchange rate between the U.S. dollar and the Australian dollar between April 28, 2005, the date the merger agreement was signed, and the date on which the merger is consummated because a significant portion of WRC's revenues are earned in Australian dollars and because the merger will be financed primarily through equity and debt denominated in Australian dollars. Exchange rate fluctuations will not affect the U.S. dollar per share merger consideration in a 1:1 ratio since the 5.85 coefficient in the formula is intended to take into account the fact that a portion of WRC's revenues are earned in U.S. dollars.

        The merger agreement also provides, however, that:

  •
  if the per share merger consideration, as determined in accordance with the above formula is less than $6.65, then the per share merger consideration will be deemed to be $6.65; and

  •
  if the per share merger consideration, as determined in accordance with the above formula is more than $7.25, then the per share merger consideration will be deemed to be $7.25.

        If, between the date of the merger agreement and the effective time of the merger, the outstanding shares of WRC common stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the per share merger consideration received in the merger will be correspondingly adjusted.

  Cancellation of Shares

        Each share of WRC common stock that is owned by WRC as treasury stock or by Aus Bidco or Mergeco immediately prior to the effective time of the merger will be automatically canceled, and no consideration will be delivered in exchange for any of those shares.

  Capital Stock of Acquisition Sub

        Each share of capital stock of Mergeco will be automatically converted into one share of common stock of the new Worldwide Restaurant Concepts, Inc.

  Treatment of Stock Options

        The merger agreement provides that, at the effective time of the merger, each option to purchase WRC common stock, whether or not vested, will be cancelled and the holder of such option will be entitled to receive an amount in cash equal to the product of (1) the positive difference, if any, between the per share merger consideration and the applicable per share exercise price of such options and (2) the number of shares subject to the cancelled option.

  Procedures for Exchange of Certificates

        Aus Bidco has retained            as the paying agent for the merger to handle the exchange of shares of WRC common stock for the merger consideration. As soon as reasonably practicable after the effective time of the merger, the paying agent will mail to each record holder of shares of WRC common stock a letter of transmittal and instructions for surrendering the certificates representing shares of WRC common stock for merger consideration. Upon surrender of certificates representing shares of WRC common stock for cancellation, together with an executed letter of transmittal, to the paying agent, the holder of those certificates will be entitled to receive the appropriate merger consideration.

        After the twelve-month anniversary of the effective time of the merger, any holder of certificates representing shares of WRC common stock will look to Aus Bidco or the new Worldwide Restaurant Concepts, Inc. for payment of such holder's claim for the merger consideration.

  Representations and Warranties

        The merger agreement contains a number of customary representations and warranties made by Aus Bidco, Mergeco and WRC with respect to themselves and their respective subsidiaries.

        The representations and warranties of WRC relate to:

  •
  corporate existence, organization and authority to carry on their businesses;

  •
  subsidiaries;

  •
  capital structure;

  •
  power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  absence of any breach of organizational documents, law or material agreements as a result of the merger;

  •
  consents and approvals required in order to consummate the transactions contemplated by the merger agreement;

  •
  SEC documents and undisclosed liabilities;

  •
  information supplied for inclusion in this proxy statement;

  •
  absence of specified changes or events;

  •
  material contracts;

  •
  assets and personal property;

  •
  real property;

  •
  intellectual property;

  •
  taxes;

  •
  compliance with environmental laws;

  •
  employee benefit plans, ERISA compliance and excess parachute payments;

  •
  labor matters;

  •
  litigation;

  •
  compliance with laws;

  •
  permits;

  •
  brokers fees and expenses;

  •
  absence of liquidation events;

  •
  books and records;

  •
  insurance;

  •
  transactions with affiliates;

  •
  suppliers;

  •
  the opinion of WRC's financial advisor; and

  •
  the lack of material misstatements or omissions in the merger agreement and related documents.

        The representations and warranties of Aus Bidco and Mergeco relate to:

  •
  corporate existence, organization and authority to carry on its business;

  •
  power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

  •
  absence of any breach of organizational documents, law or material agreements as a result of the merger;

  •
  consents and approvals required in order to consummate the transactions contemplated by the merger agreement;

  •
  absence of prior activities of Acquisition Sub;

  •
  commitments with respect to financing the transactions contemplated by the merger agreement and Aus Bidco's financial ability to consummate the merger;

  •
  compliance with laws and litigation;

  •
  brokers fees and expenses; and

  •
  information supplied for inclusion in this proxy statement.

        None of the representations and warranties in the merger agreement will survive the effective time of the merger.

  Material Adverse Effect

        Many of the representations and warranties made by Aus Bidco, Mergeco and WRC are qualified by a material adverse effect threshold. For purposes of the merger agreement, a "material adverse effect" means any change, effect, event, situation or condition that, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in the merger agreement, is, or is reasonably likely to be, materially adverse to the business, assets, financial condition, reputation or results of operations of Aus Bidco and its subsidiaries or WRC and its subsidiaries, as applicable, in each case taken as a whole, other than any change or effect relating to or arising from:

  •
  the execution, announcement, or consummation of the merger and the transactions contemplated by the merger agreement, including any impact thereof on relationships, contractual or otherwise, with partners, customers, suppliers or employees;

  •
  general changes in economic or regulatory conditions in the industries in which Aus Bidco or WRC, as the case may be, carries on business as of the date of the merger agreement, and changes in general economic, regulatory or political conditions, but excluding changes or effects resulting from, relating to or arising from acts of war or terrorism; or

  •
  any changes or effects resulting from any matter, which matter was expressly contemplated or permitted by the terms of the merger agreement (other than any matter set forth on any section of the company disclosure schedule other than the schedule relating to the conduct of the business of WRC and its subsidiaries from the date of the merger agreement until the effective time of the merger), including any matter which is approved by Aus Bidco following the date of the merger agreement to the extent, with respect to any such matter other than any sale or disposition of FFPE, LLC and its subsidiaries (WRC's group of subsidiaries that hold its Pat & Oscar's® division) or the assets thereof, that Aus Bidco had actual knowledge of the material facts, circumstances and events relating to such matter.

  Covenants

        The merger agreement provides for covenants relating to the conduct of business of WRC. Between the date of the merger agreement and the effective time of the merger, WRC and its subsidiaries will conduct their respective businesses in the ordinary course consistent with past practice, and, to the extent consistent therewith, seek to preserve intact their respective current business organizations, use commercially reasonable efforts to keep available the services of their respective current officers and employees and keep their respective relationships with customers, suppliers and lessors and use commercially reasonable efforts to preserve the goodwill of their respective businesses. In addition, between the date of the merger agreement and the effective time of the merger, neither WRC nor any of its subsidiaries will, without the prior written consent of Aus Bidco, which consent will not be unreasonably withheld or delayed:

  •
  enter into any agreement that would be required (assuming WRC continued to be subject to SEC rules and regulations requiring filing of current and periodic reports under the Exchange Act) to be filed as an exhibit to, or described in, filings made or to be made by WRC with the SEC or violate, extend, amend or otherwise modify or waive any of the material terms of any material contract or any agreement filed with the SEC as an exhibit to any of WRC's filings with the SEC, or enter into or modify in any material respect any contract that is or would be, if entered into or as so amended, required to be filed with the SEC or set forth on the schedule of material contracts;

  •
  cause, propose or permit any amendment to WRC's certificate of incorporation or bylaws or other comparable charter or organizational documents;

  •
  authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class or any other securities or equity equivalents (including, without limitation, any options or appreciation rights), except for the issuance and sale of shares of WRC's common stock upon the exercise of options outstanding on the date of the merger agreement and in accordance with their present terms;

  •
  split, combine, reorganize, recapitalize or reclassify any shares of capital stock or other voting securities, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) or repurchase, redeem or otherwise acquire shares of capital stock or other voting securities, make any other actual, constructive or deemed distribution in respect of shares of capital stock or other voting securities or otherwise make any payments to the stockholders of WRC in their capacity as such;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of WRC or any WRC subsidiary (other than the merger);

  •
  incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business; provided that such borrowing does not exceed $100,000 whether in a single transaction or in any one or more transactions in any 21 day period; assume, guarantee, endorse or otherwise become liable or responsible, whether directly, contingently or otherwise, for the obligations of any other person, except a WRC subsidiary other than FFPE, LLC and its subsidiaries (WRC's group of subsidiaries that hold its Pat & Oscar's® division); make any material loans, advances or capital contributions to or investments in any other person; or sell, transfer, mortgage or pledge any of WRC's or any of its subsidiaries' material assets, tangible or intangible, or create or suffer to exist any material lien thereupon, except for liens permitted by the merger agreement;

  •
  pay, discharge, compromise, satisfy, cancel or forgive any debts or claims or rights (or series of rights, debts or claims) involving, individually or in the aggregate, consideration in excess of $100,000;

  •
  enter into any agreement providing for the employment or consultancy of any person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant; hire any person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant hired on or after the date hereof, if the compensation to be paid and payable on an annualized basis to such person will exceed $100,000, or, together with the compensation to be paid and payable on an annualized basis to all other such persons hired on or after the date hereof, will exceed $500,000;

  •
  effect any reduction in force;

  •
  acquire, sell, lease or dispose of material property or assets in any single transaction or series of related transactions;

  •
  maintain books and records in a manner other than in the ordinary course of business, consistent with past practice;

  •
  except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

  •
  in respect of any taxes, make or change any material election, change any accounting method, enter into any closing agreement or settle any material claim or assessment or consent to any extension or waiver of the limitations period applicable to any material claim or assessment except as required by applicable law;

  •
  acquire, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization or division thereof or any equity interest therein or make or authorize any new capital expenditure or expenditures which in the aggregate are in excess of $500,000; provided, that the foregoing will limit any capital expenditure required pursuant to existing written contracts;

  •
  settle or compromise any pending or threatened suit, action or claim which relates to the transactions contemplated by the merger agreement or the settlement or compromise of which would involve a payment in excess of $50,000;

  •
  revalue in any material respect any of the assets of WRC or any WRC subsidiary, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

  •
  except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee of WRC or any WRC subsidiary in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee of WRC or any WRC subsidiary or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of appreciation rights or performance units); provided, however, that WRC and the WRC subsidiaries will not be prevented from entering into employment agreements or severance agreements with employees in the ordinary course of business, provided any such agreement would not result in material liability to WRC, or increasing annual compensation and/or providing for or amending bonus arrangements for non-executive employees in the ordinary course of compensation reviews to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to WRC or any WRC subsidiary;

  •
  enter into or perform any transaction with, or for the benefit of, any officer, director, employee or affiliate of WRC or any WRC subsidiary (other than payments made to officers, directors and employees in the ordinary course of business consistent with past practice and the immediately preceding bullet point);

  •
  enter into any term sheet, memorandum of understanding, or contract, whether binding or not, regarding a potential sale or other disposition of part or all of the business conducted directly or indirectly by FFPE, LLC (WRC's Pat & Oscar's® division);

  •
  incur out-of-pocket expenses in excess of scheduled amounts (approximately $10.54 million in the aggregate) in connection with the transactions contemplated by the merger agreement relating to financial advisory fees, transfer fees of approximately $1.65 million payable to YUM! Brands, Inc. and its affiliates, payments to employees triggered by the consummation of the transactions contemplated by the merger agreement, proxy solicitation expenses, reimbursement of expenses of a bidder in the sale process and legal fees; and

  •
  take or agree in writing or otherwise to take any of the actions described above or any action which would make any of the representations or warranties of WRC contained in the merger agreement untrue or incorrect.

  Special Meeting

        WRC has agreed to call and hold a meeting of its stockholders for the purpose of obtaining the approval of the merger agreement by a majority of the voting power of the holders of the outstanding shares of WRC common stock. WRC will, through the WRC Board of Directors, recommend to its stockholders that the merger agreement be adopted and the merger approved. Under certain circumstances in which it receives a superior proposal, however, the WRC Board of Directors may withdraw or modify its approval or recommendation of the merger agreement and the merger.

  Access to Information; Confidentiality

        During the period prior to the effective time of the merger, WRC will, and will cause its subsidiaries to, afford Aus Bidco and its representatives reasonable access during normal business hours to all of their respective properties, books, contracts, commitments, personnel and records. During that period, WRC will promptly provide to Aus Bidco a copy of each reporting document filed pursuant to the requirements of U.S. federal or state securities laws, and all other information concerning its business, properties and personnel as Aus Bidco party reasonably requests. The information will be held in confidence to the extent required by the provisions of the non-disclosure agreement between Aus Bidco and WRC.

        WRC has also agreed to keep Aus Bidco apprised of all material developments in connection with the release of any guaranties given by WRC or any WRC subsidiary (other than FFPE, LLC and its subsidiaries) in connection with the business conducted by FFPE, LLC and its subsidiaries, including, for the avoidance of doubt, by selling individual restaurants and will provide Aus Bidco and its officers and agents with all information reasonably requested by them with respect to such potential sale or other disposition or release. In addition, WRC will keep Aus Bidco apprised of any unsolicited offers for the purchase of part or all of the business directly or indirectly conducted by FFPE, LLC and its subsidiaries.

  No Solicitation

        WRC and its subsidiaries have agreed not to, and will not knowingly authorize or knowingly permit any officer, director, representative or agent of WRC or any of its subsidiaries to, directly or indirectly:

  •
  solicit, initiate, encourage or take any other action to cooperate in any way with respect to, or assist in or facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any company takeover proposal;

  •
  participate in any discussions or negotiations with, or provide any information to, any person or group of persons (other than Aus Bidco, Mergeco or any of their respective affiliates) concerning any company takeover proposal; or

  •
  enter into any agreement, arrangement or understanding (including any letter of intent or similar document) involving a company takeover proposal.

        However, if WRC receives an unsolicited written proposal for a company takeover proposal from another person that the WRC Board of Directors determines in its good faith judgment is reasonably likely to constitute a superior takeover proposal, WRC and its representatives may conduct such discussions or provide such information with respect to WRC and its subsidiaries as WRC determines, but only if, prior to such provision of information or discussion, the person making the proposal has entered into a non-disclosure agreement substantially in the form of the non-disclosure agreement between Aus Bidco and WRC (and containing additional provisions that expressly permit WRC to comply with the provisions of the merger agreement) and the WRC Board of Directors determines in its good faith judgment, after consultation with legal counsel, that it is required to do so for the purpose of exercising its fiduciary duties.

        A "company takeover proposal" means any inquiry, proposal or offer from any person:

  •
  relating to any merger, acquisition, consolidation, liquidation, dissolution, recapitalization or other business combination involving WRC or any WRC subsidiary (other than FFPE, LLC and its subsidiaries);

  •
  for the issuance by WRC or any WRC subsidiary (other than FFPE LLC and its subsidiaries) of over 20% of any class of its equity securities as consideration for the assets or securities of another person; or

  •
  to acquire in any manner, directly or indirectly, over 20% of any class of the equity securities of WRC or any WRC subsidiary (other than FFPE, LLC and its subsidiaries) or a business that constitutes 20% or more of the consolidated net revenues or assets of WRC or 20% or more of the consolidated net revenues or assets of Collins Foods Group Pty Limited or any of the subsidiaries of Collins Foods Group Pty Limited, in each case other than the merger.

        A "superior takeover proposal" means any bona fide third party proposal on arm's-length terms to acquire directly or indirectly for consideration consisting of cash and/or securities all or substantially all of the shares of WRC common stock then outstanding or all or substantially all of the assets of WRC and otherwise on terms which, when taken as a whole, the WRC Board of Directors determines in its good faith judgment (after consulting with legal counsel and financial advisors) is reasonably likely to be consummated, taking into account the person making the proposal and all legal, financial and regulatory aspects of the proposal and is reasonably likely, if consummated, to provide greater value to the holders of shares of WRC common stock than the merger, taking into account all the terms of such proposal and of the merger agreement (including any proposal by Aus Bidco to amend the terms of the transactions contemplated by the merger agreement).

        Neither the WRC Board of Directors nor any committee thereof may withdraw or modify in a manner adverse to Aus Bidco or Mergeco, or propose to withdraw or modify in a manner adverse to Aus Bidco or Mergeco, the approval or recommendation of the WRC Board of Directors of the merger agreement or the merger, approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any company takeover proposal or approve or recommend, or propose to approve or recommend, any company takeover proposal. Notwithstanding the foregoing, the WRC Board of Directors may withdraw or modify its approval or recommendation of the merger agreement or the merger if, prior to receipt of the approval of WRC stockholders:

  •
  WRC has received a superior takeover proposal; and

  •
  the WRC Board of Directors has determined in good faith, after consultation with legal counsel, that the withdrawal or modification of its approval or recommendation of the merger agreement or the merger is required for the purpose of exercising its fiduciary duties, and WRC has notified Aus Bidco in writing of this determination.

        WRC will give Aus Bidco forty-eight hours notice that the WRC Board of Directors is considering or is prepared to withdraw or modify its approval or recommendation of the merger and the merger agreement or accept a superior takeover proposal in order to allow Aus Bidco the opportunity to make an offer to WRC. WRC may not definitively accept a superior takeover proposal unless WRC concurrently terminates the merger agreement and makes any required termination payment as described below.

        In addition, WRC will, within one day, advise Aus Bidco in writing of any bona fide, written offer in respect of a company takeover proposal, including any material terms of any such company takeover proposal, and will keep Aus Bidco informed of the status of such company takeover proposal. Nothing in the merger agreement prohibits WRC from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any other required disclosure to WRC stockholders if, in the good faith judgment of the WRC Board of Directors, after consultation with legal counsel, failure to disclose would be inconsistent with the exercise of the fiduciary duties or any other obligations of the WRC Board of Directors under applicable law.

        WRC has also agreed that the WRC Board of Directors will not terminate, redeem any rights under, or waive or amend any provision of the WRC stockholder rights plan to permit or facilitate the consummation of any company takeover proposal unless the merger agreement has been terminated in accordance with its terms and conditions.

  Reasonable Efforts; Notification

        Aus Bidco and WRC will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement. This includes:

  •
  the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

  •
  the obtaining of all necessary consents, approvals or waivers from third parties;

  •
  the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

  •
  the execution and delivery of any additional instruments necessary to consummate the merger and the other transactions contemplated hereby and to fully carry out the purposes of the merger agreement.

        WRC will give prompt notice to Aus Bidco, and Aus Bidco will give prompt notice to WRC, of any representation or warranty made by it or contained in the merger agreement that is qualified as to materiality becoming untrue or inaccurate in any respect, or any representation or warranty made by it or contained in the merger agreement that is not qualified as to materiality becoming untrue or inaccurate in any material respect. WRC and Aus Bidco will also give prompt notice to the other of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement. Finally, WRC and Aus Bidco will also give prompt notice to the other of any material adverse effect that has occurred with respect to WRC or Aus Bidco, as the case may be. No notification, however, will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the merger agreement.

  WRC Benefit Plans

        Aus Bidco will cause the new Worldwide Restaurant Concepts, Inc. to provide to employees of WRC and its subsidiaries, for a period of one year after the effective time of the merger, with compensation and employee benefits of the type described provided on the schedule of employee benefit plans (other than any equity-based compensation or benefit plans) which in the aggregate are at least as favorable to those currently provided by WRC and its subsidiaries to their employees, unless, with respect to any individual employee, such employee agrees otherwise. Aus Bidco will cause the new Worldwide Restaurant Concepts, Inc. to assume all employment-related obligations and agreements, including, without limitation, all obligations of WRC and its subsidiaries under any "change of control" or similar provisions relating to employees contained in any existing contract and all termination or severance agreements with executive officers, which obligations and agreements will be performed in accordance with their terms as of the date of the merger agreement.

        Aus Bidco will cause the new Worldwide Restaurant Concepts, Inc. to:

  •
  honor long service leave entitlements, as well as all unused vacation, holiday, sickness and personal days accrued by the employees of WRC and its subsidiaries under the policies and practices of WRC and its subsidiaries;

  •
  waive, or use commercially reasonable efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, exclusions and waiting periods, if any, with respect to participation and coverage requirements applicable to each affected employee under any benefit plan in which affected employees participate after the effective time of the merger, except to the extent that such conditions, exclusions or waiting periods would apply under WRC's or a WRC subsidiary's then existing plans absent any change in such welfare plan coverage;

  •
  provide credit to each affected employee for any co-payments and deductibles paid prior to any change in coverage in satisfying any applicable deductible or out-of-pocket requirements under any new or changed plan; and

  •
  provide affected employees with service credit for purposes of eligibility to participate and vesting under any employee benefit plan, program or arrangement established or maintained by the new Worldwide Restaurant Concepts, Inc. or any of its subsidiaries under which each affected employee may be eligible to participate on or after the effective time of the merger to the same extent recognized by WRC or any of its subsidiaries under comparable employee plans immediately prior to the effective time of the merger, provided, however, that such crediting of service will not operate to duplicate any benefit with respect to the same period of service.

        Except as specifically provided, nothing in the merger agreement requires Aus Bidco or the new Worldwide Restaurant Concepts, Inc. to continue any specific employee plan or to continue the employment of any specific person.

  Public Announcements

        Aus Bidco and Mergeco, on the one hand, and WRC, on the other hand, will consult with each other before issuing any press release or other public statements with respect to the merger and the other transactions contemplated by the merger agreement and will not issue any such press release or make any public statement without the written approval of the other, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange, in which case, to the extent reasonably feasible, the relevant party will be given a reasonable opportunity to comment on the proposed disclosure.

  Indemnification

        For a period of six years following the effective time of the merger, Aus Bidco will, to the fullest extent permitted by law, cause the new Worldwide Restaurant Concepts, Inc. to honor all of WRC's obligations to indemnify, including any obligations to advance funds for expenses to, the current or former directors or officers of WRC for acts or omissions by such directors and officers occurring prior to the effective time of the merger to the extent that those obligations of WRC exist on the date of the merger agreement.

        For a period of six years following the effective time of the merger, Aus Bidco will cause the new Worldwide Restaurant Concepts, Inc. to maintain policies of directors' and officers' liability insurance providing at least the same coverage and amounts and containing terms that are not less advantageous to the insured parties than those contained in the policies of directors' and officers' liability insurance in effect as of the date hereof for officers and directors of Aus Bidco. However, the new Worldwide Restaurant Concepts, Inc. will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date of the merger agreement by WRC for such insurance. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of such amount, Aus Bidco will cause the new Worldwide Restaurant Concepts, Inc. to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the maximum premium amount described above.

  Transfer Taxes

        All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes, including interest, penalties and additions to those taxes, incurred in connection with the transactions contemplated by the merger agreement will be paid by either Mergeco or the new Worldwide Restaurant Concepts, Inc., and WRC will cooperate with Mergeco and Aus Bidco in preparing, executing and filing any tax returns with respect to those taxes.

  Stockholder Rights Plan

        The WRC Board of Directors will take all action reasonably necessary in order to render the stockholder rights plan of WRC inapplicable to the transactions contemplated by the merger agreement. Except as approved in writing by Aus Bidco, the WRC Board of Directors will not amend the stockholder rights plan, redeem any rights under the stockholder rights plan or take any action with respect to, or make any determination under, the stockholder rights plan, in each case in a manner adverse to Aus Bidco or Mergeco.

  Takeover Statutes

        WRC has agreed that if the anti-takeover provisions of the Delaware general corporation law or any comparable laws relating to takeovers is or may become applicable to the Merger or any of the transactions contemplated by the merger agreement, WRC and the WRC Board of Directors will promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise take such lawful actions to eliminate or minimize the effects of such laws on such transactions.

  Consents

        WRC has agreed to use its commercially reasonable efforts to obtain consents to certain leases, franchise agreements and other agreements specifically listed on a schedule to the merger agreement in addition to all necessary consents, waivers and approvals under any agreement to which WRC or any of its subsidiaries is a party or otherwise in connection with the merger or the transactions contemplated by the merger agreement required to prevent the occurrence of an event that has, or would reasonably be expected to have, a material adverse effect on WRC. Aus Bidco and Mergeco will cooperate with WRC to obtain such consents. Notwithstanding the foregoing, WRC will use best efforts to obtain all necessary consents or approvals with respect to the leases entered into in connection with WRC's Australian operations.

  Antitrust Authorities

        In connection with the filings made by Aus Bidco and WRC with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of Notification and Report Forms relating to the transactions contemplated by the merger agreement required by the HSR Act, each party has agreed to supply any additional information which may be requested by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate.

  Financing

        Aus Bidco and Mergeco have agreed to use commercially reasonable efforts to complete the transactions contemplated by the financing commitment letters and equity commitment letters to obtain financing in an amount sufficient to pay the cash required to consummate the transactions contemplated by the merger agreement. See "The Merger—The Financing" for additional information regarding the commitment letters. In addition, in the event that at any time funds are not or have not been made available pursuant to the commitment letters so as to enable Aus Bidco to proceed with the merger in a timely manner, Aus Bidco has agreed to use its commercially reasonable efforts to obtain alternative funding on terms and conditions substantially comparable to those provided in the commitment letters, or otherwise on terms reasonably acceptable to Aus Bidco and to continue to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the transactions contemplated by merger agreement.

        Aus Bidco has also agreed to promptly advise WRC of any amendment, modification, termination or cancellation of any of the commitment letters, and any change, effect, event, situation or condition or any other information of which Aus Bidco is aware as a result of which it could reasonably be expected that the financing will not be obtained on the terms set forth in the commitment letters. Aus Bidco, Mergeco and their respective affiliates have agreed not to attempt, directly or indirectly, to induce or encourage the applicable lenders or other entities not to fund any of the financing provided for in the commitment letters or amend, terminate or waive any provisions of the commitment letters, without the prior written consent of WRC, in any manner that could reasonably be expected to adversely affect Aus Bidco's ability to obtain the financing. Notwithstanding the foregoing, Aus Bidco, Mergeco and their respective affiliates and agents are permitted to keep the lenders and providers of equity financing apprised of all developments related to WRC.

  Other Covenants

        WRC has also agreed that:

  •
  no later than one business day following the date of the merger agreement, WRC will deliver to Aus Bidco a copy of the opinion of WRC's financial advisor delivered to the WRC Board of Directors to the effect that as of such date, the per share merger consideration is fair, from a financial point of view, to the holders of WRC common stock;

  •
  unless Aus Bidco otherwise consents, WRC will not, and will cause its subsidiaries not to, enter into any contracts or other agreements of WRC or any WRC subsidiary with any affiliate of WRC or any WRC subsidiary (other than with WRC itself or any of its subsidiaries);

  •
  WRC will use commercially reasonable efforts to terminate any guaranties given by WRC or any WRC subsidiary (other than FFPE, LLC and its subsidiaries) in connection with the business conducted by FFPE, LLC and its subsidiaries, including, for the avoidance of doubt, by selling individual restaurants;

  •
  WRC will, before the closing date, file all reports, schedules, forms, statements and other documents required to be filed by WRC with the SEC on or before the closing date pursuant to Sections 13(a) and 15(d) of the Exchange Act or pursuant to the Securities Act;

  •
  WRC will cause WRC and each WRC subsidiary to be in good standing in its jurisdiction of incorporation and, except where the failure to be so qualified or in good standing would not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on WRC, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary; and

  •
  WRC will use its reasonable efforts to obtain, prior to the closing, an acknowledgement and a customary release, from each of the WRC employees party to a Special One Time Compensation Plan stating that, upon the payment of the amount due to such employee upon the consummation of the merger pursuant to his or her Special One Time Compensation Plan, such employee shall not be entitled to any severance payment in the event that such employee does not remain employed with WRC following the merger.

  Conditions to the Merger

        The obligation of each party to effect the merger is subject to the satisfaction or waiver on or before the closing date of the merger of the following conditions:

  •
  approval of the merger agreement by the WRC stockholders;

  •
  no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restrains, enjoins or restricts the consummation of the merger; and

  •
  all approvals, waivers and consents of any governmental entity necessary for the consummation of the merger will have been obtained, including, without limitation, the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act. See "The Merger—Governmental and Regulatory Matters."

        The obligations of WRC to effect the merger is also subject to the satisfaction, or waiver by WRC, on or before the closing date of the following conditions:

  •
  the representations and warranties of Aus Bidco and Mergeco in the merger agreement or in any other document delivered pursuant to the merger agreement that are qualified as to materiality will be true and correct, and those not so qualified will be true and correct in all material respects, as of the date of the merger agreement and as of the closing date as though made on the closing date, except to the extent that the representations and warranties expressly relate to an earlier date, in which case those representations and warranties that are qualified as to materiality will be true and correct, and those representations and warranties that are not so qualified will be true and correct in all material respects, on and as of such earlier date, and, in each case, each of Aus Bidco and Mergeco will have delivered to WRC a certificate of an appropriate officer to that effect; and

  •
  Aus Bidco and Mergeco will have performed in all material respects all of their respective obligations under the merger agreement at or prior to the closing date, and each of Aus Bidco and Mergeco will have delivered to WRC a certificate of an appropriate officer to that effect.

        The obligations of Aus Bidco and Mergeco to effect the merger is also subject to the satisfaction, or waiver by Aus Bidco or Mergeco, on or before the closing date of the following conditions:

  •
  the representations and warranties of WRC in the merger agreement or in any other document delivered pursuant to the merger agreement that are qualified as to materiality will be true and correct, and those not so qualified will be true and correct in all material respects, as of the date of the merger agreement and as of the closing date as though made on the closing date, except to the extent that the representations and warranties expressly relate to an earlier date, in which case those representations and warranties that are qualified as to materiality will be true and correct, and those representations and warranties that are not so qualified will be true and correct in all material respects, on and as of such earlier date, and, in each case, WRC will have delivered to Aus Bidco a certificate of an appropriate officer to that effect;

  •
  WRC will have performed in all material respects all of its obligations under the merger agreement at or prior to the closing date, and WRC will have delivered to Aus Bidco a certificate of an appropriate officer to that effect;

  •
  with respect to at 50 leases set forth on a schedule relating to leases entered into in connection with WRC's Australian operations, either no consents or approvals with respect to the consummation of the transactions contemplated by the merger agreement will be required or WRC will have obtained such consents or approvals;

  •
  WRC will have obtained consents or approvals of third parties identified on a schedule, which includes the consent of YUM! Brands Inc., and such other consents and approvals required to prevent a breach of, a default under or a termination of, any scheduled material contract as a result of the merger, except where the failure to obtain such other consents and approvals, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on WRC; provided that this condition does not apply to the leases described in the immediately preceding bullet point;

  •
  the transaction financing represented by the commitment letters, or alternative financing as provided in the merger agreement, will have been obtained by Aus Bidco; provided that this condition will be deemed satisfied (and Aus Bidco will be obligated to consummate the merger) in the event that any of Aus Bidco, Mergeco or any of their respective affiliates is in breach of the provisions of the merger agreement regarding the financing and such breach results in the financing not being obtained or Aus Bidco does not draw down the financing even though the conditions to the financing are satisfied and the lenders have not defaulted in their obligations to fund pursuant to the commitment letters or otherwise;

  •
  WRC will have taken all actions necessary to make its stockholder rights plan inapplicable to the transactions contemplated by the merger agreement;

  •
  Aus Bidco will have received either a certificate from WRC to the effect that none of WRC or its subsidiaries is a U.S. real property holding company meeting the requirements of Treasury Regulations 1.1445-2(c)(3) and 1.897-2(h), or a certificate pursuant to Treasury Regulation 1.1445-2(b)(2) from each person described in Treasury Regulation 1.897-1(c)(2)(iii)(A);

  •
  Aus Bidco will have received the executed resignation, effective as of the closing, of each member of the WRC Board of Directors;

  •
  WRC will have delivered to Aus Bidco a certificate of its corporate secretary setting forth the voting results from the WRC stockholders meeting to which this proxy statement relates;

  •
  no material adverse effect will have occurred; and

  •
  WRC will have cancelled, concurrently with the merger, the Corporate-Owned Life Insurance Policies issued to WRC on June 1, 1985 by Manufacturers Life Insurance Company.

  Termination

        Aus Bidco, Mergeco and WRC may mutually agree in writing, at any time before the effective time of the merger, to terminate the merger agreement. In addition, Aus Bidco, Mergeco or WRC may terminate the merger agreement before the effective time of the merger if:

  •
  any court of competent jurisdiction or other governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or has become nonappealable;

  •
  the merger has not been consummated by August 28, 2005 (which will be extended automatically by thirty days if the SEC elects to review this proxy statement), referred to as the "outside date," except that no party may terminate the merger agreement if such party's failure to fulfill any of its obligations under the merger agreement has been the reason that the effective time has not occurred by the outside date; or

  •
  upon a vote at a duly held meeting to obtain the approval of the WRC stockholders of the merger, such approval is not obtained.

        Aus Bidco and Mergeco can terminate the merger agreement before the effective time of the merger if:

  •
  there has been a breach of any representation or warranty on the part of WRC set forth in the merger agreement, or if any representation or warranty of WRC has become untrue, in either case such that the conditions set forth in the merger agreement would be incapable of being satisfied by the outside date;

  •
  there has been a breach by WRC of its covenants or agreements under the merger agreement having a material adverse effect on WRC or materially adversely affecting (or materially delaying) the consummation of the merger, and WRC has not cured such breach within twenty (20) business days after notice by Aus Bidco, provided that neither Aus Bidco nor Mergeco has breached any of its respective obligations under the merger agreement;

  •
  a material adverse effect on WRC occurs at any time before the effective time of the merger, and WRC has not cured such breach before the earlier of the outside date and 45 days after the occurrence of the material adverse effect; or

  •
  the WRC Board of Directors or any committee thereof withdraws or modifies in a manner adverse to Aus Bidco, or publicly resolves to withdraw or modify in a manner adverse to Aus Bidco, its adoption, approval or recommendation of the merger agreement or the merger, fails to recommend to WRC's stockholders that they approve the merger, approves or recommends, or proposes to approve or recommend, any company takeover proposal or fails to reconfirm the recommendation of the merger agreement or the merger or fails to publicly announce that it is not recommending any company takeover proposal if so requested by Aus Bidco.

        WRC can terminate the merger agreement before the effective time of the merger if:

  •
  there has been a breach of any representation or warranty on the part of Aus Bidco or Mergeco set forth in the merger agreement, or if any representation or warranty of Aus Bidco or Mergeco has become untrue, in either case such that the conditions set forth in the merger agreement would be incapable of being satisfied by the outside date;

  •
  there has been a breach by either of Aus Bidco or Mergeco of its covenants or agreements under the merger agreement having a material adverse effect on Aus Bidco or materially adversely affecting (or materially delaying) the consummation of the merger, and Aus Bidco or Mergeco, as applicable, has not cured such breach within twenty (20) business days after notice by WRC, provided that WRC has not breached any of its obligations under the merger agreement; or

  •
  WRC is concurrently accepting a superior takeover proposal, provided that WRC has complied with the non solicitation provisions described above and makes simultaneous payment of the termination fee described below.

  Fee if the Merger Agreement is Terminated

        A termination fee of $8.42 million is payable by WRC to Aus Bidco within one business day if the merger agreement is terminated:

  •
  by WRC concurrently with its acceptance of a superior takeover proposal;

  •
  by either WRC or Aus Bidco if, upon a vote at a duly held meeting to obtain the approval of the WRC stockholders of the merger, such approval is not obtained; or

  •
  by Aus Bidco if the WRC Board of Directors or any committee thereof withdraws or modifies in a manner adverse to Aus Bidco, or publicly resolves to withdraw or modify in a manner adverse to Aus Bidco, its adoption, approval or recommendation of the merger agreement or the merger, fails to recommend to WRC's stockholders that they approve the merger, approves or recommends, or proposes to approve or recommend, any company takeover proposal or fails to reconfirm the recommendation of the merger agreement or the merger or fails to publicly announce that it is not recommending any company takeover proposal if so requested by Aus Bidco.

        WRC will reimburse Aus Bidco within one business day for its out-of-pocket expenses relating to the merger, the merger agreement and the transactions contemplated by the merger agreement, up to a maximum reimbursement of $5.61 million, if the merger agreement is terminated:

  •
  by either WRC or Aus Bidco and Mergeco if any court of competent jurisdiction or other governmental entity has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or has become nonappealable;

  •
  by either WRC or Aus Bidco and Mergeco if the merger has not been consummated by the outside date; or

  •
  by Aus Bidco and Mergeco if:

  •
  there has been a breach of any representation or warranty on the part of WRC set forth in the merger agreement, or if any representation or warranty of WRC has become untrue, in either case such that the conditions set forth in the merger agreement would be incapable of being satisfied by the outside date;

  •
  there has been a breach by WRC of its covenants or agreements under the merger agreement having a material adverse effect on WRC or materially adversely affecting (or materially delaying) the consummation of the merger, and WRC has not cured such breach within twenty (20) business days after notice by Aus Bidco, provided that neither Parent nor Acquisition Sub has breached any of its respective obligations under the merger agreement; or

  •
  a material adverse effect on WRC occurs at any time before the effective time of the merger, and WRC has not cured such breach before the earlier of the outside date and 45 days after the occurrence of the material adverse effect.

        Under no circumstances will WRC be required to both pay a termination fee and reimburse Aus Bidco for its expenses.

  Effect of Termination

        In the event of termination of the merger agreement by either Aus Bidco or WRC in accordance with the terms of the merger agreement, the merger agreement will immediately become void and have no effect, without any liability or obligation on the part of Aus Bidco, Mergeco or WRC or any of their affiliates, directors, officers or stockholders, other than any liability for fraud or willful or intentional breach of any representation, warranty, covenant or agreement occurring prior to such termination and other than certain provisions relating to confidentiality, the payment of fees and expenses and certain other general provisions which will survive the termination.

  Amendment

        The merger agreement may be amended by the parties at any time prior to the effective time of the merger by an instrument in writing signed on behalf of each of the parties. However, after the approval of the merger agreement by the stockholders of WRC, there will be no amendment made that by law or by the regulations established by the New York Stock Exchange requires further approval by the stockholders of WRC without the further approval of the stockholders of WRC.

  Expenses

        Each of WRC, Aus Bidco and Mergeco will pay for its own expenses, except for expenses incurred in connection with filing, printing and mailing this proxy statement and in connection with filing domestic and foreign pre-merger antitrust notifications, which expenses will be paid 50% by WRC and 50% by Aus Bidco and Mergeco.

  Extension; Waiver

        At any time before the effective time of the merger, either party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement or waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of either party to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.

CHAPTER II—INFORMATION ABOUT THE SPECIAL MEETING AND OTHER PROPOSALS

The Special Meeting

        The enclosed proxy is solicited on behalf of the WRC Board of Directors for use at a special meeting of WRC stockholders to be held on [            ], 2005, at [            ] a.m. local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at [            ]. WRC intends to commence mailing of this proxy statement and the accompanying proxy card to WRC stockholders on or about [            ], 2005.

  Purpose of the Special Meeting

        At the special meeting, WRC stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement and approve the merger.

        WRC does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

  Recommendation of WRC Board of Directors

        The WRC Board of Directors approved and adopted the merger agreement by unanimous vote of all directors at the meeting (all of whom are disinterested and independent, meaning not employees of, or consultants to, WRC, PEP, Aus Bidco or Mergeco or their respective affiliates, except for Mr. Charles L. Boppell, who is the President and Chief Executive Officer of WRC). Peggy Cherng, a director, was not available for the meeting. Ms Cherng has subsequently confirmed that she would have voted in favor of the merger agreement and the merger if she had been in attendance at the meeting. The WRC Board of Directors recommends that the stockholders vote FOR the adoption of the merger agreement and approval of the merger.

  Record Date; Stockholders Entitled to Vote

        Only WRC stockholders of record at the close of business on [            ], 2005 are entitled to notice of, and to vote at, the special meeting. As of the close of business on [            ], 2005, there were [            ] shares of WRC common stock outstanding and entitled to vote, which were held of record by [            ] stockholders. A list of WRC stockholders will be available for review at WRC's executive offices during regular business hours beginning ten days after the date of this proxy statement and through the date of the special meeting.

  Voting WRC Shares

        Each holder of record of WRC common stock on the record date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of WRC common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

        All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name. Brokers who hold shares in street name for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as the merger agreement. Abstentions but not broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

  Submission of Proxies

        Stockholders may submit proxies by mail or over the Internet. After carefully reading and considering the information contained in this proxy statement, each holder of WRC common stock should complete, date and sign his, her or its proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that those shares of WRC common stock can be voted at the special meeting, even if holders plan to attend the special meeting in person. Stockholders can also submit the proxies over the Internet by visiting the web site designated on the proxy card. A stockholder must have his, her or its control number and proxy card available if a stockholder intends to vote using the Internet. If voting over the Internet, stockholders should follow the on-screen instructions and the instructions on the proxy card.

        Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR" approval of the merger agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. Stockholders may also vote in person by ballot at the special meeting.

  Revoking of Proxies

        A WRC stockholder that has given a proxy may revoke it at any time before it is voted at the special meeting by doing any of the following:

  •
  delivering to WRC, Attn: Secretary at 15301 Ventura Blvd. Garden Office Building B, Suite 300, Sherman Oaks, California 91403 a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  submitting in writing or over the Internet a proxy relating to the same shares and bearing a later date than the date of the previous proxy; or

  •
  by attending the special meeting and voting in person (attendance at the special meeting will not, by itself, revoke a proxy).

        If a stockholder has instructed a broker to vote his, her or its shares of WRC common stock, he or she must follow the directions of the broker to revoke the proxy.

  Quorum

        Under WRC's by-laws, a quorum is a majority of the outstanding shares of WRC common stock entitled to vote which are present or represented by proxy at the special meeting, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present or represented by proxy.

  Stockholder Vote Required to Approve the Proposal

        The affirmative vote of holders of a majority of the shares of WRC common stock outstanding on the record date is required to adopt the merger agreement. Accordingly, proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against the adoption of the merger agreement.

  Proxy Solicitation

        This proxy statement is being mailed to all WRC stockholders of record as of the record date and constitutes notice of the WRC special meeting in conformity with the requirements of Delaware law. WRC will bear half of the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. WRC has engaged the services of Georgeson Shareholder Communications Inc. to solicit proxies and to assist in the distribution of proxy materials. In connection with its retention by WRC, Georgeson Shareholder has agreed to provide consulting and analytic services and to assist in the solicitation of proxies, primarily from banks, brokers, institutional investors and individual stockholders. WRC has agreed to a fee in an amount of $10,000 for the base stockholder meeting services and an additional charge for proxies that are submitted over the internet. The fees are exclusive of any of the following expenses: expenses incidental to the solicitation; expenses incurred by Georgeson Shareholder in working with its agent and other parties involved in the solicitation; expenses incurred by Georgeson Shareholder at WRC's request and any other fee and expense authorized by WRC. WRC also agreed to provide Georgeson Shareholder with a preliminary payment of 75% of Georgeson Shareholder's good faith estimate of the charges assessed by brokers and backers for two distributions of the solicitation materials and voting instructions. In the event that the meeting involves matters deemed to be non-routine, the fees shall be subject to adjustment. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to these beneficial owners. WRC may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by Georgeson Shareholder Communications Inc., directors, officers or other regular employees of WRC. No additional compensation will be paid to directors, officers or other regular employees of WRC for their services.

  Share Ownership

        WRC's previous SEC filings contain information on the security ownership of certain beneficial owners and the security ownership of management. For information on how stockholders may obtain copies of these filings, please see "Chapter III—Additional Information." Information regarding the beneficial ownership of WRC common stock by its directors, officers and certain other beneficial owners is described below under "Beneficial Ownership of WRC Common Stock" in Chapter III.

  Other Matters

        The WRC Board of Directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement. The proxies, in their discretion, are authorized to vote upon such other business as properly may come before the special meeting of stockholders. As of the date of this proxy statement, WRC Board of Directors are not aware of any other business or proposals that may be proposed at the special meeting of stockholders.

Proposals

1.    Adoption of the Merger Agreement and Approval of the Merger

        For summary and detailed information regarding the proposal to adopt the merger agreement and approve the merger, see "Chapter I—The Merger."

2.    Adjournment or Postponement of the Special Meeting

        WRC may ask its stockholders to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement or in the event that the closing conditions contained in the merger agreement have not been satisfied. If necessary, WRC will adjourn or postpone the meeting for up to 30 days.

        Any adjournment or postponement may be made without notice by an announcement made at the annual meeting by the chairman of the meeting. If persons named as proxies by the stockholders are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if persons named as proxies by the stockholders are asked to vote for one or more adjournments or postponements of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the amended merger agreement, such persons will only have the authority to vote on such matter as instructed by the stockholders, or, if no instructions are provided on the stockholder's signed proxy card, in favor of such adjournment or postponement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow WRC stockholders who have already sent in their proxies to revoke them at any time prior to their use.

THE WRC BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

Stockholder Communications

        Stockholders may send written communications to the WRC Board of Directors, c/o Secretary, Worldwide Restaurant Concepts, Inc., 15301 Ventura Blvd., Garden Office Building B, Suite 300, Sherman Oaks, California 91403. Communications received in writing will be distributed to the members of the WRC Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received.

        All WRC directors are strongly encouraged to attend the special meeting. All directors were in attendance at the WRC 2004 Annual Meeting of Stockholders.

Other Matters

        The Annual Report of WRC for the fiscal year ended April 30, 2004, including WRC's Annual Report on Form 10-K for the fiscal year ended April 30, 2004, without the exhibits thereto, was mailed to WRC stockholders on July 26, 2004. The Annual Report on Form 10-K was subsequently amended and restated.

        WRC will provide a copy of the Annual Report and of the exhibits to its amended and restated Annual Report on Form 10-K/A for the fiscal year ended April 30, 2004 upon the written request of any beneficial owner of WRC's common stock as of the record date for the special meeting and upon reimbursement of WRC's reasonable expenses. Such request should be addressed to Worldwide Restaurant Concepts, Inc., 15301 Ventura Blvd., Garden Office Building B, Suite 300, Sherman Oaks, California 91403.

CHAPTER III—ADDITIONAL INFORMATION ABOUT THE COMPANIES

General

        WRC and its subsidiaries are principally engaged in the operation, development and franchising of the Sizzler® concept, the operation and development of the Pat & Oscar's® concept and the operation of KFC® franchises.

  Sizzler® Restaurants

        The Company operates and franchises 311 Sizzler® restaurants in the United States, Australia, Latin America, Asia and New Zealand. Sizzler® restaurants operate in the quick-casual dining market, featuring a selection of grilled steak, chicken and seafood entrées, sandwiches and specialty platters, as well as a fresh fruit and salad bar in a casual dining environment. Sizzler® restaurants provide guests with a service system in which guests place orders and pay upon entering the restaurant and are then seated and assisted by a server who delivers entrées and follows-up on guest service. This system combines the benefits of convenience with the experience of a full service restaurant. Sizzler® restaurants in Asia have moved to full table service where customers are served at the table and pay after their meal.

        Sizzler® restaurants are typically free-standing buildings that are 5,000 to 6,000 square feet providing seating for 150 to 200 guests. The restaurants are generally open for lunch and dinner seven days a week. During fiscal year 2004, lunch and dinner sales were approximately 41.0 percent and 59.0 percent, respectively, in the United States. In Australia, lunch and dinner sales were approximately 34.0 percent and 66.0 percent, respectively. The average restaurant guest check was approximately $10.18 in the United States and $11.21 in Australia ($15.00 Australian dollars).

        In addition to operating Sizzler® restaurants, the Company franchises the Sizzler® concept. Individual franchise agreements for a Sizzler® restaurant generally provide for a term of 20 years. Payment of the initial franchise fee entitles the franchisee to assistance with planning and construction of the restaurant and initial management training. Additionally, franchisees pay royalties based on a percentage of gross sales. Multi-unit franchise development agreements may offer reduced initial franchise fees. Franchisees are required to contribute a percentage of gross sales to a national advertising fund and may contribute to regional cooperative advertising funds.

  Pat & Oscar's® Restaurants

        Under the Pat & Oscar's® concept, the Company operates 21 restaurants in Southern California and features a selection of pizza, pasta, chicken, ribs and salad entrées as well as fresh home-made breadsticks served hot from the oven. Founded in 1991, Pat & Oscar's® was a pioneer in the quick-casual restaurant market that offers great tasting, homemade food promptly served in a clean, relaxed and friendly atmosphere. This system combines the benefits of convenience with the experience of a full service restaurant.

        Pat & Oscar's® restaurants are typically mall units, free-standing buildings or end-cap sites located in strip malls that are 5,500 to 6,500 square feet including patios ranging from 500 to 2,000 square feet. Approximately 200 to 250 seats are available. Pat & Oscar's® also offers catering, home-delivery and carry-out services, which represent approximately 44.0 percent of total revenues. During fiscal year 2004, lunch and dinner sales including catering and home delivery were approximately 47.5 percent and 52.5 percent, respectively. The average transaction, including dine-in, take-out, delivery and catering was $7.27.

  KFC® Restaurants

        The Company operates 111 KFC® restaurants in Queensland, Australia and one KFC® restaurant in New South Wales, Australia under franchise agreements with YUM! Brands, Inc. KFC® restaurants in Australia operate in the quick-service dining market and feature fried chicken, sandwiches and various side orders such as fries, sodas and mashed potatoes. During fiscal year 2004, lunch and dinner sales were approximately 39.0 percent and 61.0 percent, respectively. The average guest check was approximately $7.25 ($9.70 in Australian dollars). KFC® restaurants are typically free-standing buildings that are 1,875 to 2,500 square feet, providing seating for 20 to 65 guests. Approximately 70.0 percent of the restaurants offer drive-thru windows and approximately 21.0 percent are located in shopping mall food courts. At the end of fiscal year 2004, the Company operated 19 KFC® restaurants that offered "face-to-face" drive-thru windows where customers place their order with a restaurant staff member in person. The remaining term of the Company's franchise agreements vary from one to 15 years and require payment of royalties based on a percentage of sales. Agreements with remaining terms of less than 10 years have renewal options for terms varying from eight to 12 years. As a franchisee, the Company is required to contribute a percentage of revenues to a national Australian cooperative advertising fund administered by the franchisor and contribute to local advertising initiatives.

        The principal executive offices of WRC are located at 15301 Ventura Blvd., Garden Office Building B, Suite 300, Sherman Oaks, California 91403, and WRC's telephone number is (818) 662-9800.

Agreements Involving WRC's Common Stock

  WRC Option Plans

        WRC has two stock option plans:

  •
  the 1997 Employee Stock Incentive Plan, which provides for, among other things, the grant of various types of stock options to key employees of WRC and its subsidiaries, including non-qualified options; and

  •
  the 1997 Non-Employee Director's Stock Incentive Plan, which provides for the granting to non-employee directors of WRC of non-qualified stock options.

        The maximum number of shares that may be issued under these plans is 5,000,000 and 775,000 shares, respectively. Options issued under these stock option plans are typically issued at the fair market value of WRC's common stock at the date of the grant and, therefore, no compensation expense is recorded by WRC. Options issued under the 1997 Non-Employee Director's Stock Incentive Plan may be issued in lieu of cash compensation and are issued at 50.0 percent of the fair market value of WRC's common stock at the date of the grant. However, at least 25.0 percent of annual director fees must be taken in the form of options in accordance with the above formula. Compensation expense under such grants is deferred as a component of additional paid-in capital and amortized and expensed ratably into income over the period the service is provided. Grants of options to employees, and the periods during which such options can be exercised, are made at the discretion of the Board of Directors.

  WRC Stockholder Rights Plan

        WRC and The Bank of New York entered into a Rights Agreement, dated January 22, 2001, which, as amended, is referred to as the "stockholder rights plan" in this proxy statement. The stockholder rights plan is intended to give the WRC Board of Directors and management sufficient time to evaluate and respond to any proposed transaction involving a change of control and to prevent an acquirer from gaining control of WRC without offering a fair price to all stockholders. The rights expire in January 2006. The rights plan was amended by an Agreement of Substitution and First

Amendment to Rights Agreement, dated April 30, 2002, pursuant to which American Stock Transfer and Trust Company replaced The Bank of New York as the rights agent. In addition, in connection with the merger agreement, WRC and the rights agent entered into a Second Amendment to Rights Agreement, dated May 10, 2005, to provide that the execution or delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement will not cause the rights to become exercisable under the stockholder rights plan. Additionally, pursuant to the second amendment, the stockholder rights plan will expire earlier of January 22, 2006 and the time at which a merger certificate is filed with the Secretary of State of the State of Delaware as contemplated by the merger agreement.

Selected Historical Consolidated Financial Data

        The following table sets forth selected consolidated information of WRC as of and for each of the five years in the period ended April 30, 2004 and the 40-week periods ended on February 1, 2004 and February 6, 2005. The consolidated balance sheet data presented below as of April 30, 2004 and 2003 and statement of income data for each of the three years in the period ended April 30, 2004 have been derived form the WRC consolidated financial statements incorporated herein by reference from WRC's Annual Report on Form 10-K/A for the year ended April 30, 2004. See "Where Stockholders Can Find More Information."

	Year Ended April 30,					40-Week Period Ended
INCOME STATEMENT DATA	2000	2001	2002	2003	2004	February 1, 2004	February 6, 2005
	(dollars in thousands)
Revenues:
Restaurant sales	$230,869	$236,665	$258,770	$285,305	$338,308	$252,662	$264,511
Franchise revenues	8,625	8,676	8,417	8,223	8,846	6,661	7,188

Total revenues	239,494	245,341	267,187	293,528	347,154	259,323	271,699

Costs and Expenses:
Cost of sales	84,599	82,342	87,959	96,083	116,572	87,162	90,864
Labor and related costs	63,081	67,107	73,476	79,825	94,114	69,523	71,350
Other operating expenses	50,847	56,934	63,883	71,321	84,312	64,228	65,060
Depreciation and amortization	8,628	9,246	9,600	10,439	11,836	8,967	9,511
Loss on sale-leaseback and restructuring charges	12,087	—	—	—	—	—	—
Gains on sale-leaseback and legal settlement	—	—	—	—	—	—	(3,161)
Asset impairment	—	—	—	—	—	177	3,067
Goodwill impairment	—	—	—	—	—	—	21,924
General and administrative expenses	20,346	22,293	25,383	25,145	28,930	20,849	23,529

Total operating costs and expenses	239,588	237,922	260,301	282,813	335,764	250,906	282,144

Operating income	(94)	7,419	6,886	10,715	11,390	8,417	(10,445)

Interest expense	3,631	3,844	2,856	2,515	3,215	2,357	2,269
Investment income, net	1,423	1,560	820	630	551	423	492
Other income	1,411	—	—	—	—	—	—

Income (loss) before income taxes and minority interest	(891)	5,135	4,850	8,830	8,726	6,483	(12,222)

Minority interest benefit (expense)	—	—	—	31	94	109	(1,857)

Income (loss) before income taxes	(891)	5,135	4,850	8,861	8,820	6,592	(14,079)

Provision (benefit) for income taxes	(3,313)	2,412	641	1,953	5,255	3,688	7,224

Net income (loss)	$2,422	$2,723	$4,209	$6,908	$3,565	$2,904	$(21,303)

Basic earnings (loss) per share	$0.08	$0.10	$0.15	$0.25	$0.13	$(0.11)	$(0.77)
Diluted earnings (loss) per share	$0.08	$0.10	$0.15	$0.24	$0.07	$(0.07)	$(0.77)
Weighted average common shares outstanding:
Basic	28,559	27,777	27,343	27,232	27,371	27,355	27,580
Diluted	28,877	27,954	27,482	27,870	28,382	28,367	27,580
Cash dividends declared per share	—	—	—	—	—	—	—

	As of April 30,
BALANCE SHEET AND OTHER DATA						As of February 6, 2005
	2000	2001	2002	2003	2004
			Dollars in thousands
Working capital (deficit)	$24,830	$4,231	$2,047	$(3,598)	$1,097	$2,934
Total assets	115,880	122,562	136,204	150,299	162,043	134,474
Total debt(a)	26,404	29,682	29,333	25,888	37,965	16,218
Stockholders' equity	50,635	54,517	52,588	57,385	58,353	17,555
Book value per common share	1.80	1.96	1.93	2.11	2.13	0.63

(a)
Total debt includes long-term debt and the current portion of long-term debt.

Projected Financial Information

        WRC does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of WRC has prepared the projected financial information set forth below to present certain projections of future operating results in connection with its auction process. The accompanying projected financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to projected financial information, but, in the view of WRC's management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of WRC. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the projected financial information.

        Neither WRC's independent registered public accountant, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

        The assumptions and estimates underlying the projected financial information are inherently uncertain and, though considered reasonable by the management of WRC as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information, including, among others, risks and uncertainties, including the following: significant economic and competitive uncertainties and contingencies, such as industry performance, and general business, economic, regulatory, market and financial conditions, as well as changes in the business, financial condition or results of operations of WRC. Accordingly, there can be no assurance that the projected results are indicative of the future performance of WRC or that actual results will not differ materially from those presented in the projected financial information. Inclusion of the projected financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the projected financial information will be achieved.

        WRC does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations. Accordingly, WRC does not intend to update or otherwise revise the projected financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, WRC does not intend to update or revise the projected financial information to reflect changes in general economic or industry conditions.

Key Assumptions for the Projected Financial Information for Fiscal Years 2005 through 2008

Background

        The following key assumptions have been used to develop the Total Revenue: EBITDA; EBITDA, Adjusted; EBIT, Adjusted; (Increase)/Decrease in Net Working Capital; and Capital Expenditures as reflected in the table which follows below.

Sizzler USA

        Sizzler USA will continue its strategy of remodeling all company and franchise units with the goal of bringing all units to a standard building and interior image by November 2008. Capital expenditures are assumed to be approximately $3.8 million, $0.8 million, $1.5 million and $1.5 million in each of fiscal 2005, 2006, 2007 and 2008, respectively. Sizzler USA unit restaurant counts are assumed to be at 42 units by the end of fiscal 2005 declining to 37 units in fiscal 2006 and then holding constant at 37 units through fiscal 2008. Combined same store sales for both company and franchised units are projected to be at 2.1% in fiscal 2005 growing to 3.0% in each of the subsequent fiscal years through 2008. An additional 36 franchised Sizzler stores are projected to be opened over the course of fiscal 2006 through fiscal 2008.

        Food and labor costs and the associated restaurant level cost structure for the Sizzler USA division are assumed to remain relatively constant over the forecast horizon with slight margin improvements resulting from higher unit volumes and projected efficiencies of operations.

Pat & Oscar's

        Pat & Oscar's will continue its strategy of expanding in a northerly direction from its established base of restaurants in the San Diego area. Accordingly, the division is projected to add an additional 24 units through the end of fiscal 2008. On top of the base of 24 company-operated units assumed at the end of fiscal 2005, the division will add four new units in fiscal 2006, eight new units in fiscal 2007 and twelve new units in fiscal 2008. Despite a substantial decline in same store sales as a result of the E.coli event that occurred in October 2003, same store average sales are projected to grow at 3.0% per year over the projection period from fiscal 2006 through fiscal 2008.

        Capital expenditures to support the new unit growth are estimated to be approximately $1.4 million to $1.5 million per unit over the projection horizon with capital expenditures of approximately $30,000 to $50,000 per unit, per year for ongoing maintenance and remodel capital expenditures.

        The Pat & Oscar's division is assumed to begin franchising in fiscal 2006 and is assumed to add two new franchised units in that fiscal year followed by an additional eight franchised units in 2007 and eighteen franchised units 2008. Initial franchisee fees are assumed at $35,000 per unit with a royalty rate of 5.0% of restaurant level revenues.

        The cost structure of the Pat & Oscar's division is projected to improve over the projection horizon from greater buying power as store unit counts increase and operating efficiencies improve. More efficient staffing at the restaurant level should further add to margin improvements. General and administrative costs are projected to decrease as a percentage of revenues as new units and franchising causes the sales volumes to increase.

KFC

        The KFC brand is assumed to continue its re-imaging and upgrade program as required by YUM! Brands, Inc. and is projected to continue to realize above average unit economics and same store unit sales growth. In addition, the division plans on adding one new restaurant in each of fiscal 2006 and

2007 and an additional two units in fiscal 2008 for a total of 116 units at the end of fiscal 2008. The per store average growth for fiscal years 2006, 2007 and 2008 is projected to be 8.0%, 7.1% and 6.7%, respectively.

        Capital expenditures for the KFC re-imaging program for each of fiscal years 2006, 2007 and 2008, are assumed to be $6.4 million, $6.3 million and $6.3 million, respectively. Capital expenditures to build the four new units are projected to be approximately $1.1 million to $1.2 million each.

        The cost structure of the KFC division is assumed to remain relatively stable over the projection horizon with slight margin improvements as same store sales increase and cost increases are passed on to customers through menu price increases.

Sizzler Australia

        Sizzler Australia will continue its strategy of remodeling its company units similar to the Sizzler USA remodel program. The estimated capital expenditures for each of fiscal 2006 through fiscal 2008 is assumed to be approximately $0.5 million.

        The division is projected to open an additional five restaurants to bring the total company unit count to 34 restaurants. Most of these restaurants are assumed to be built within community based gaming and sports clubs, common in Australia. The average cost to construct one of these Sizzler sports clubs is assumed to be $0.4 million.

        The per store average growth for fiscal years 2006, 2007 and 2008 is projected to be 8.1%, 5.8% and 5.6%, respectively. The cost structure of the Sizzler Australia division is projected to remain relatively stable over the projection horizon with slight margin improvements as same store sales increase and cost increases are passed on to customers through menu price increases.

        Sizzler Australia is assumed to continue to develop the Pacific Rim through franchising, growing the division by 26 restaurants, from a base of 43 units in fiscal 2005 to a total of 69 units by the end of fiscal 2008. The effective royalty rates on the existing and new units are assumed to remain constant at just under 3.0% of sales. Initial franchise fees are estimated at $10,000 to $40,000 depending on location and support provided.

General and Administrative Expenses

        WRC's general and administrative expenses are assumed to decrease as the cost of being a public company is eliminated and NYSE listing costs, board fees, audits related costs and Sarbanes-Oxley compliance costs are either reduced or eliminated completely. In addition, WRC has assumed it can reduce its headcount as a result of the reduced compliance levels.

Projected Financial Statement Data

        Projected financial statement data for fiscal years 2005 through 2008 is set forth below. The projections should be read together with the information contained in the consolidated financial statements of WRC available in its filings with the Securities and Exchange Commission, and the information set forth above.

	2005E	2006P	2007P	2008P
	($ in thousands)
Total Revenue	$354,036	$370,838	$412,019	$467,445
EBITDA	29,587	38,757	47,448	59,209
EBITDA, Adjusted	29,603	38,125	46,816	58,577
EBIT, Adjusted	17,141	24,938	32,009	41,646
Selected Cash Flow Items
(Increase)/Decrease in Net Working Capital	$(466)	$4,429	$1,310	$1.976
Capital Expenditures	$18,744	$17,454	$24,016	$31,165

        "EBITDA" reconciles to net income by adding back taxes, minority interest, interest expense and depreciation. "EBITDA, Adjusted" is EBITDA with adjustments which management considers appropriate to eliminate unusual one-time items that are not reflective of the results of ongoing operations. "EBIT" reconciles to net income by adding back taxes, minority interest and interest expense. "EBIT, Adjusted" is EBIT with adjustments which management considers appropriate to eliminate unusual one-time items that are not reflective of the results of ongoing operations.

        WRC presents EBITDA, EBITDA, Adjusted and EBIT, Adjusted because management believes certain measurements of enterprise value have been derived from one or more of these measures. EBITDA, EBITDA, Adjusted and EBIT, Adjusted should not be considered in isolation from or as a substitute for net income and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability. Additionally, WRC's computation of EBITDA, EBITDA, Adjusted and EBIT, Adjusted may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate EBITDA, EBITDA, Adjusted and EBIT, Adjusted in the same manner.

Markets and Market Price

        Shares of WRC common stock are listed and traded on the New York Stock Exchange under the symbol "SZ." The following table shows, for the periods indicated, the reported high and low sale prices per share on the New York Stock Exchange for WRC common stock.

	High	Low
Year Ended April 30, 2004
First Quarter	3.20	2.60
Second Quarter	3.94	2.94
Third Quarter	3.39	2.61
Fourth Quarter	3.43	2.82
Year Ending April 30, 2005
First Quarter	3.49	3.02
Second Quarter	3.40	2.96
Third Quarter	4.54	3.09
Fourth Quarter	6.29	4.40
Year Ending April 30, 2006
First Quarter (for the period ending [ ], 2005)

        On [            ], 2005, the last trading day for which information was available prior to the date of the first mailing of this proxy statement, the high and low sale prices for WRC common stock as reported on the New York Stock Exchange were $[            ] and $[            ] per share, respectively, and the closing sale price on that date was $[            ]. Stockholders should obtain a current market quotation for WRC common stock before making any decision with respect to the merger. On [            ], 2005, there were approximately [            ] holders of record of WRC common stock.

        WRC has not declared any cash dividends during the three most recent fiscal years and does not expect to pay any dividends in the foreseeable future.

Directors and Executive Officers of WRC

        The following tables set forth the names and ages of the directors and executive officers of WRC, their present principal occupation and their business experience during the past five years. During the past five years, none of the directors or executive officers of WRC was (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers are United States citizens, except for Kevin Perkins, who is a citizen of Australia. Unless otherwise indicated, the address for each of the directors and executive officers will be the same as the principal offices of WRC.

Name and Age	Present Principal Occupation and Five Year Business Experience
Directors
Peggy T. Cherng, Ph.D. (57)
Director of the Company since June 9, 2003. Chief Executive Officer, Panda Restaurant Group (1996 to present). Director, Children's Hospital Los Angeles, National Restaurant Association, Methodist Hospital of Southern California, and Member, Board of Visitors, Peter F. Drucker Graduate School of Management, Claremont Graduate University.
Charles F. Smith (72)
Director of the Company since 1995. President of Charles F. Smith & Co., Inc., an investment banking firm (1984 to present). Director, FirstFed Financial Corp., TransOcean Distribution, Ltd., St. John's Hospital Foundation and Marymount High School.
Charles L. Boppell (63)
President and Chief Executive Officer of the Company since 1999. Director of the Company since 1999. President and Chief Executive Officer of La Salsa Holding Co. (1993-1999). Director, Fresh Choice, Inc.
Phillip D. Matthews (67)
Chairman of the Board of the Company since 1999. Director of the Company since 1997. Lead Director and Chairman of the Executive Committee of Wolverine World Wide, Inc. Chairman of the Board of Wolverine World Wide, Inc. (1993-1996). Director, Washington Mutual, Inc., Wolverine World Wide, Inc. and Ashworth, Inc.
Robert A. Muh (67)	Director of the Company since 1997. Chief Executive Officer of Sutter Securities, Inc. (1992-1997, 1998 to the present). Trustee, Massachusetts Institute of Technology and Napa Valley Opera House.
Barry E. Krantz (61)
Director of the Company since 1997. Restaurant industry consultant since 1995. Consultant to the Company (1996-1999). President and Chief Operating Officer, Family Restaurants, Inc. (1994-1995). Chief Operating Officer, Restaurant Enterprises Group, Inc. (1993-1994). President, Family Restaurant Division of Restaurant Enterprises Group, Inc. (1989-1994). Director, Fresh Choice, Inc. and Gardenburger, Inc. Regional Board Member, Anti-Defamation League.

Leonard H. Dreyer (61)
Restaurant industry consultant since 2001. Chairman of the Board (1994-1999), Chief Executive Officer and President (1994-2001) and Executive Vice President and Chief Financial Officer (1990-1994), Marie Callender's Pies Shops, Inc. Director, Marine Corps Scholarship Foundation, Chairman (1999-2000). University Advancement Foundation, California State University at Fullerton.
Executive Officers
Charles L. Boppell (63)	President and Chief Executive Officer of the Company since 1999. Director of the Company since April 1999. President and Chief Executive Officer of La Salsa Holding Company (1993-1999).
Kevin W. Perkins (53)
Executive Vice President of the Company and President and Chief Executive Officer of the Company's International Operations since 1997. Director of the Company (1994 to 2003). President and Chief Executive Officer of the Company (1994-1997).
Kenneth Cole (51)
President and Chief Executive Officer of Sizzler USA, Inc. since May 2001. President and Chief Executive Officer of Blue Chalk Café (d/b/a Left at Albuquerque) (1999-2001). President and Chief Executive Officer of Damon's International, Inc. (1988-1999).
A. Keith Wall (52)
Vice President and Chief Financial Officer of the Company since 2001. Vice President and Chief Financial Officer of Central Financial Acceptance Corporation (1998-2001). Vice President and Chief Financial Officer of Central Rents, Inc. (1996-1998).
Michael B. Green (59)
Vice President, General Counsel and Secretary of the Company since 1999. Vice President, General Counsel and Secretary of Sizzler USA, Inc. (1997-present). Assistant General Counsel of the Company (1995-1997).
Mary E. Arnold (46)
Vice President and Controller of the Company since 2000. Controller of the Company (1999-2000). Vice President Finance of The Intergroup Corporation (1999). Vice President Finance and Controller of Koo Koo Roo, Inc. (1994-1998).
John Burns (63)
Vice President of Purchasing of the Company since 2001. Vice President of Purchasing of Sizzler USA, Inc. since 1997. Vice President of Purchasing and Distribution of Family Restaurants, Inc. (1994-1997).
Joan Miszak (52)	Vice President of Human Resources of Company since 2003. Senior Partner of Regent Pacific Management Corporation (2000-2003). Senior Vice President of R.L. Polk & Co. (1996-2000).
John Wright (57)
President and Chief Executive Officer of Pat & Oscar's since January 2004. President of Bennigan's Grill and Tavern (2002-2003). President of Metromedia Steakhouse Division (2001-2002). Principal of Worldwide Solutions (1999-2000).

Controlling Persons, General Partners, Directors and Executive Officers of the Investor Group

        The following tables set forth the names and ages, if applicable, of the controlling persons, general partners, directors and executive officers of each of the entities in the Investor Group, their present principal occupation, and their business experience for the previous five years.

        During the past five years, none of the members of the Investor Group or their respective controlling persons, general partners, directors and executive officers was convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. With the exception of the directors of Pacific Equity Partners (Jersey) Limited, who are citizens of Jersey, The Channel Islands, and Paul McCullagh, who is a citizen of Ireland, all of the directors and executive officers of the Investor Group are Australian citizens. Unless otherwise indicated, the address for the members of the Investor Group and their respective controlling persons, general partners, directors and executive officers will be the same as the principal offices of Pacific Equity Partners Pty Limited.

MERGECO

        Mergeco is a Delaware corporation formed solely for the purpose of acquiring WRC. Mergeco is wholly owned by Aus Bidco and has not engaged in any business except in anticipation of the merger.

Name and Age	Present Principal Occupation and Five Year Business Experience
Directors
Robert I. Koczkar (34)
Managing Director of PEP since September 2004. Director of Emeco Limited since January 2005. Principal of Texas Pacific Group, a private equity firm (August 2002 to May 2004). Manager, Bain & Company, a management consulting firm (February 2002 to July 2002). Vice President of PEP (January 1999 to July 2001).
Timothy J. Sims (47)
Founder and Managing Director of PEP since April 1998. Director, Startronics Pty Limited since July 2004, Oasis Asset Management Limited since September 2000, and The Communications Group Holdings Pty Limited since May 2003. Managing Director of Bain & Company Australia (April 1993 to June 1998).
Officers
Robert I. Koczkar (34)	President, Treasurer, and Secretary of Mergeco. See above for additional information.

AUS BIDCO

        Aus Bidco is a proprietary limited company incorporated in the state of Victoria, Australia, formed solely for the purpose of acquiring WRC and is wholly owned by Aus Holdco. Aus Bidco has not engaged in any business except in anticipation of the merger.

Directors(1)
Robert I. Koczkar (34)	See above for information regarding Mr. Koczkar.
Timothy J. Sims (47)	See above for information regarding Mr. Sims.

(1)
PEP has advised WRC that Kevin Perkins, Simon Perkins and Robert J. Bothwell, members of the Australian Management Group, will be appointed as directors of Aus Bidco after the merger is consummated. See above for information regarding Mr. K. Perkins. Mr. S. Perkins has been the Chief Financial Officer, Company Secretary and Public Officer of CFG since 1995. Mr. Bothwell has been a director of CFG since 1999, a director of Colorado Group Limited since 1999 and the Chairman of Riverina Pork joint venture entity since 2002. Mr. Bothwell served as a director of Caltex Australia Limited from 1998 to 2001 and Australian Pork Limited from 1998 to 2004.

Company Secretary
Robert I. Koczkar (34)	Company Secretary of Aus Bidco. See above for additional information.

AUS HOLDCO

        Aus Holdco is a proprietary limited company incorporated in the state of Victoria, Australia, formed solely for the purpose of acquiring WRC. Pacific Equity Partners Fund II, L.P. owns a majority of the outstanding shares of Aus Holdco. Aus Holdco has not engaged in any business except in anticipation of the merger.

Directors(1)
Robert I. Koczkar (34)	See above for information regarding Mr. Koczkar.
Timothy J. Sims (47)	See above for information regarding Mr. Sims.

(1)
PEP has advised WRC that Kevin Perkins, Simon Perkins and Robert J. Bothwell, members of the Australian Management Group, will be appointed as directors of Aus Bidco after the merger is consummated. See above for information regarding Messrs K. Perkins, S. Perkins and Bothwell.

Company Secretary
Robert I. Koczkar (34)	Company Secretary of Aus Holdco. See above for additional information.

PACIFIC EQUITY PARTNERS FUND II, L.P.

        Pacific Equity Partners Fund II, L.P. is a Delaware limited partnership formed for the purpose of making investments in Australasian businesses. The General Partner of Pacific Equity Partners Fund II, L.P. is Pacific Equity Partners (Jersey) Limited.

PACIFIC EQUITY PARTNERS (JERSEY) LIMITED

        Pacific Equity Partners (Jersey) Limited is a company incorporated in Jersey, The Channel Islands, formed to serve as the General Partner of Pacific Equity Partners Fund II, L.P. All of the shares of Pacific Equity Partners (Jersey) Limited are beneficially owned by Tim Sims, Robert Koczkar, Simon Pillar, Rickard Gardell, Paul McCullagh, and Anthony Kerwick. Messrs. Sims, Koczkar, Pillar, Gardell, McCullagh, and Kerwick are Managing Directors of PEP, which is an advisor to Pacific Equity Partners Fund II, L.P.

Directors
Deryk A. Haithwaite (63)
Fellow of the Securities Institute and a former member of The London Stock Exchange plc. Currently retired and is a director of Ardeche Holdings Limited since June 1982, Millshaw Sams Holdings Limited since December 1998, Millshaw Sams No1 Limited since December 1998, Kaiserplatz Holdings Limited since November 2002, Kaiserplatz Funding Limited since November 2002, Sterling Square Capital Partners Advisors Limited since August 2002, PEP Management (Jersey) Limited since August 2003, and Citigroup Venture Capital International Partnership GP Limited since February 2005.
Peter E. F. Newbald (59)
Non-executive director of EFG Reads Trust Company Limited in Jersey and Lombard Odier Darier Hentsch (Jersey) Limited. Since 1974, when Mr. Newbald moved to Jersey, he has worked exclusively in the provision of offshore trust and company administration services to international clients, including investment companies, and is a director of over 25 investment funds, management companies and structured finance vehicles.
Simon D. Pillar (44)	See below for information regarding Mr. Pillar.
Controlling Persons
Rickard Gardell (44)
Founder and Managing Director of PEP since April 1998. Director of Frucor Beverages Group Limited (July 1998 to February 2002), Vertex Group Holdings Limited (September 2000 to June 2002), The Communications Group Holdings Pty Limited since April 2003, Guardian Healthcare Group Limited since November 2004 and A&R Whitcoulls Group Holdings Pty Limited since April 2004. Prior to founding PEP, Mr. Gardell was a Director of Bain & Company.
Anthony Kerwick (34)
Managing Director of PEP since January 2004. Director of Guardian Healthcare Group Limited since November 2004. For the five years before joining PEP in 1999, Mr. Kerwick worked as a consultant at Bain & Company in the United States and Australia.
Robert I. Koczkar (34)	See above for information regarding Mr. Koczkar.

Paul J. McCullagh (53)
Founder and Managing Director of PEP since April 1998. Director of Startronics Pty Limited since July 2004, AMR Interactive Group Pty Limited since April 2000, Oasis Asset Management Limited since September 2000, The Communications Group Holdings Pty Limited (May 2003 to December 2003) and Emeco Limited since January 2005. Prior to founding PEP, Mr. McCullagh was the Managing Director of Salomon Brothers Australia (June 1995 to January 1998).
Simon D. Pillar (44)
Founder and Managing Director of PEP since April 1998. Director of Frucor Beverages Group Limited (July 1998 to February 2002), AMR Interactive Group Pty Limited since May 2000, Vertex Group Holdings Limited (September 2000 to March 2003), The Communications Group Holdings Pty Limited since April 1998, A&R Whitcoulls Group Holdings Pty Limited since April 2004 and Guardian Healthcare Group Limited since November 2004. Prior to founding PEP, Mr. Pillar was a Vice President of Bain & Company (April 1993 to June 1998). Head of Bain & Company's Singapore operation (1995-1997).
Timothy J. Sims (47)	See above for information regarding Mr. Sims.

Beneficial Ownership Of WRC Common Stock

        Set forth below is information regarding WRC common stock owned by (i) those persons owning more than 5% of the outstanding WRC common stock and (ii) directors and executive officers of WRC.

  Ownership of More than 5% of WRC Common Stock

        The following table provides, as of April 27, 2005, information with respect to persons who are known to WRC to beneficially own more than 5% of the shares of WRC common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares of WRC common stock owned by that person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
James A. Collins 6101 West Centinela Avenue Culver City, CA 90230	3,119,611	(3)	11.2%
Dimensional Fund Advisors Inc ("DFAI")(4) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,253,570		8.1%
Eliot Rose Asset Management LLC and Gary S. Siperstein ("Eliot") 10 Weybosset St., Suite 401 Providence, RI 02903	2,224,300	(5)	8.0%
Prides Capital Partners, L.L.C. ("Prides") 200 High Street, Suite 700 Boston, MA 02110	2,047,950	(6)	7.3%
Asamara, LLC 415 South Boston, 9th Floor Tulsa, Oklahoma 74103	1,674,200		6.0%

(1)
Unless otherwise indicated, possesses sole voting and dispositive power for all shares of common stock the beneficial ownership of which is ascribed.

(2)
In accordance with rules of the SEC, percentages were calculated on the basis of the amount of outstanding shares, excluding shares held by or for the account of the Company, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The total amount of outstanding shares used in the calculation of the percentages was 27,879,764.

(3)
Does not include 254,483 shares of common stock held by an independent trustee for the benefit of Mr. Collins' adult children, as to which shares Mr. Collins disclaims beneficial ownership.

(4)
DFAI and its affiliates disclaim beneficial ownership of any common stock. According to their SEC filings, DFAI and its affiliates may be deemed to be beneficial owners of the shares as a result of serving as investment adviser and investment manager of various portfolios.

(5)
According to its SEC filings, Eliot lacks sole voting and shared voting power with respect to all of the shares of common stock and possesses sole dispositive power with respect to 2,224,300 shares. Eliot is a registered investment adviser whose clients have the right to receive, or the power to direct the receipt, of dividends and the proceeds of the sale of the shares.

(6)
According to its SEC filings, Prides has shared voting power and shared dispositive power with respect to all of the shares of common stock. Prides' principal business is acting as general partner for an investment partnership and providing investing advisory services.

  Ownership of WRC Management

        The following table shows, as of April 27, 2005, the record date for the special meeting, all of the shares of WRC common stock beneficially owned by each person who is a director of WRC. In addition, the following table shows, as of April 27, 2005, all of the shares of WRC common stock beneficially owned by (i) each of WRC's four most highly compensated executive officers and (ii) the directors and executive officers of WRC as a group. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares of WRC common stock owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(3)
Directors
Phillip D. Matthews	229,178		*
Charles L. Boppell	1,308,400		4.2%
Peggy T. Cherng	15,093		*
Leonard H. Dreyer	29,921		*
Barry E. Krantz	84,845	(4)	*
Robert A. Muh	239,054		*
Charles F. Smith	292,513		*
Executive Officers
A. Keith Wall	155,000		*
Kenneth Cole	252,700		*
Michael B. Green	152,500	(5)	*
Kevin W. Perkins	455,830		1.5%
Mary E. Arnold	63,125		*
John Burns	93,500		*
Joan Miszak	50,000		*
John Wright	65,000		*

All directors and executive officers as a group (15 persons)	3,486,659		10.7%

*
Indicates less than 1% of the class.

(1)
Possesses sole voting and investment power.

(2)
Includes shares issuable pursuant to options exercisable within 60 days of April 27, 2005 and shares issuable pursuant to options that will vest at the time of the merger, in the following amounts, respectively: Mr. Matthews—130,204 shares and 7,914 shares, Mr. Boppell—1,100,000 shares and 12,500 shares, Ms. Cherng—10,864 shares and 4,229 shares, Mr. Dreyer—15,778 shares and 9,143 shares, Mr. Krantz—50,616 shares and 4,229 shares, Mr. Muh—158,140 shares and 7,914 shares, Mr. Smith—164,253 shares and 7,914 shares, Mr. Wall—145,000 shares and 10,000 shares, Mr. Cole—236,666 shares and 13,334 shares, Mr. Green—121,000 shares and 8,000 shares, Mr. Perkins—120,000 shares and 0 shares, Ms. Arnold—57,041 shares and 6,084 shares, John Burns—88,167 shares and 5,333 shares, Joan Miszak—30,000 shares and 20,000 shares, Mr. Wright—21,670 shares and 43,330 shares and all directors and executive officers as a group—2,449,399 shares and 159,924 shares.

(3)
In accordance with rules of the SEC, percentages were calculated on the basis of the amount of outstanding shares, excluding shares held by or for the account of the Company, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. The total amount of outstanding shares used in calculation of the percentages was 30,792,498.

(4)
Includes 30,000 shares of common stock held in the B. and J. Krantz Trust. Barry Krantz and Janet Krantz are the Trustees of the B. and J. Krantz Trust.

(5)
Includes 23,500 share of common stock jointly owned by Lesley H. Reisinger Green.

Expenses

        The following table sets forth the costs and expenses in connection with this proxy statement. Each of WRC, Aus Bidco and Mergeco will pay for its own expenses, except for expenses incurred in connection with filing, printing and mailing this proxy statement and in connection with filing domestic and foreign pre-merger antitrust notifications, which expenses will be paid 50% by WRC and 50% by Aus Bidco and Mergeco.

SEC filing fee		$25,689
Printing*
Legal fees*
Accounting fees and expenses*
Solicitation agent fees*
Paying agent fees*

Total	$

*
Estimates

Independent Registered Public Accounting Firm

        The financial statements of WRC included in the Annual Report Form 10-K/A for the year ended April 30, 2004 incorporated by reference in this proxy statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing in such Annual Report or Form 10-K/A.

Future Stockholder Proposals

        If the merger is completed, there will be no public participation in any future meetings of stockholders of WRC. If the merger is not completed, however, WRC stockholders will continue to be entitled to attend and participate in WRC stockholders' meetings. If the merger is not completed, WRC will inform its stockholders, by press release or other means determined reasonable by WRC, of the date by which stockholder proposals must be received by WRC for inclusion in the proxy materials relating to the next annual meeting, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

Where Stockholders Can Find More Information

        WRC files annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about WRC and will be made available for inspection and copying at WRC's executive offices during regular business hours by any WRC stockholder or a representative of a stockholder as so designated in writing.

        WRC stockholders may read and copy any reports, statements or other information filed by WRC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Filings by WRC with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: "http://www.sec.gov".

        The SEC allows WRC to "incorporate by reference" information into this proxy statement. This means that WRC can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. WRC incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

        Filings by WRC:

  •
  WRC's Annual Report on Form 10-K/A for the year ended April 30, 2004;

  •
  WRC's Quarterly Reports on Form 10-Q/A for the quarters ended July 25, 2004 and October 17, 2004;

  •
  WRC's Quarterly Report on Form 10-Q for the quarter ended February 5, 2005; and

  •
  WRC's Current Reports on Form 8-K filed with the SEC on August 27, 2004, September 2, 2004, September 14, 2004, November 23, 2004, December 6, 2004, December 13, 2004, February 10, 2005, March 24, 2005, March 25, 2005, April 29, 2005, May 11, 2005 and June 14, 2005.

        WRC undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies of WRC filings should be directed to WRC, 15301 Ventura Blvd., Garden Office Building B, Suite 300, Sherman Oaks, California 91403, and WRC's telephone number is (818) 662-9800, Attn: Keith Wall or Michael Green.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of WRC since the date of this proxy statement or that the information herein is correct as of any later date. To the extent there are material changes in the information provided in this proxy statement, WRC will provide subsequent disclosures, as required by law, including pursuant to its obligations under Rules 13e-3(d)(2) and (f)(1)(iii) of the Exchange Act.

        Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. WRC has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [            ], 2005. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

        A stockholder should pursue his, her or its own independent evaluation and make any investigation he or she deems appropriate in deciding whether or not to send in their proxies for purposes of approving the merger. The information contained or incorporated by reference in this document is not intended to be legal, tax or investment advice. Stockholders are strongly encouraged to consult with his, her or its own legal, tax and financial advisors regarding the consequences of the transactions described in this document.

        This proxy is solicited on behalf of the WRC Board of Directors.

Dated:                        2005

                      Michael B. Green
                      Secretary
                      Worldwide Restaurant Concepts, Inc.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

WORLDWIDE RESTAURANT CONCEPTS, INC.

AUS BIDCO PTY LIMITED

AND

US MERGECO, INC.

DATED AS OF APRIL 28, 2005

A-i

A-ii

SCHEDULES

Schedule 4.1	Organization
Schedule 4.2	Subsidiaries
Schedule 4.3	Capitalization
Schedule 4.5	No Conflict or Violation
Schedule 4.7	SEC Documents
Schedule 4.9	Absence of Certain Changes
Schedule 4.10	Material Contracts
Schedule 4.12	Real Property
Schedule 4.13	Intellectual Property
Schedule 4.16	Employee Benefit Plans
Schedule 4.17	Labor Matters
Schedule 4.18	Litigation
Schedule 4.20	Permits
Schedule 4.22	Liquidation
Schedule 4.24	Insurance
Schedule 4.25	Transactions with Affiliates
Schedule 4.26	Suppliers
Schedule 6.1	Exceptions to Ordinary Course
Schedule 7.3(c)	Consents

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 28, 2005, is by and among Worldwide Restaurant Concepts, Inc., a Delaware corporation (the "Company"), Aus Bidco Pty Limited, a New South Wales, Australia, limited company ("Parent"), US Mergeco, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub").

RECITALS

        WHEREAS, Parent has formed Acquisition Sub for the purpose of merging it with and into the Company and acquiring the Company as a wholly-owned subsidiary of Parent; and

        WHEREAS, the boards of directors of the Company, Parent and Acquisition Sub have each adopted this Agreement and approved the Merger (as defined below), upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

        NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1.    Certain Definitions.

          (a)   As used herein, the terms below shall have the following meanings. Any such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Affected Employees" means the employees of the Company and the Company Subsidiaries as of the Effective Time that continue to be employed by the Surviving Corporation after the Effective Time.

          "Affiliate" means, with respect to any person (as defined below), (a) any other person which directly or indirectly Controls, is Controlled by or is under common Control with such specified person, (b) each person who at such time is an executive officer, director, or direct or indirect holder of at least 10% of any class of the capital stock of such specified person, (c) the Members of the Immediate Family of any natural persons described in clause (b), and (d) if such specified person is an individual, the Members of the Immediate Family of such specified person.

          "business day" means a day which is not a Saturday, Sunday or public holiday in the State of New South Wales, Australia or the State of California, USA.

          "Closing Exchange Rate" means the average of the US$/A$ bid and offer rates as displayed on the Reuters Monitor System at or about 11.00 am (Los Angeles time) on the date which is the Business Day (in Los Angeles) immediately preceding the Closing Date in response to the query "AUD="(or any replacement or substitution for that display) (expressed to the same number of decimal places as the Reference Exchange Rate).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collins" means Collins Foods Group Pty Limited ACN 009 937 900, a company registered in Australia, a Company Subsidiary.

          "Collins Employee Plans" means, collectively, the Collins Food Share Option Plan and the Productivity Bonus Option Plan.

          "Collins Food Share Option Plan" means the option plan pursuant to which certain members of the Australian management team of Collins have the opportunity to exercise options for the purchase of shares in Collins, as referred to in the Collins Shareholders Agreement.

          "Collins Shareholders Agreement" means the shareholders agreement between (a) Collins, (b) the Company and (c) certain members of the Australian management team of Collins, dated 22 March 2004.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Company Board" means the board of directors of the Company.

          "Company Bylaws" means the Bylaws of the Company, as amended to the date of this Agreement.

          "Company Certificate" means the Certificate of Incorporation of the Company, as amended to the date of this Agreement.

          "Company Option Plans" means the Company's 1997 Employee Stock Incentive Plan and 1997 Non-Employee Director Stock Incentive Plan.

          "Company Property" means an Owned Property or a Leased Property (each as defined below).

          "Company Stockholder Approval" means the approval of this Agreement by the holders of a majority of the outstanding shares of Common Stock.

          "Company Subsidiary" means a Subsidiary (as defined below) of the Company.

          "Company Takeover Proposal" means any inquiry, proposal or offer from any person (a) relating to any merger, acquisition, consolidation, liquidation, dissolution, recapitalization or other business combination involving the Company or any Company Subsidiary (other than FFPE, LLC and its Subsidiaries), (b) for the issuance by the Company or any Company Subsidiary (other than FFPE LLC and its Subsidiaries) of over 20% of any class of its equity securities as consideration for the assets or securities of another person or (c) to acquire in any manner, directly or indirectly, (i) over 20% of any class of the equity securities of the Company or any Company Subsidiary (other than FFPE, LLC and its Subsidiaries) or (ii) a business that constitutes 20% or more of the consolidated net revenues or assets of the Company or 20% or more of the consolidated net revenues or assets of Collins or any of the Subsidiaries of Collins, in each case other than the Merger.

          "Confidentiality Agreement" means that certain Confidentiality Agreement by and between HLHZ (as defined below), on behalf of the Company, and Pacific Equity Partners, dated December 17, 2004.

          "Control" means, as to any person, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise (the terms "Controlled by" and "under common Control with" shall have correlative meanings).

          "DGCL" means the General Corporation Law of the State of Delaware.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, judgments, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (a) the presence or Release (as defined below) of, or exposure to, any Hazardous Materials (as defined below) at any location; or (b) the failure to comply with any Environmental Law (as defined below).

          "Environmental Laws" means all applicable federal, state, local and foreign Laws (as defined below), rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits (as defined below) issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

          "Environmental Permits" means all permits, licenses and governmental authorizations pursuant to Environmental Laws.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means accounting principles generally accepted in the United States.

          "Governmental Entity" means any government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (b) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

          "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including all rights and interests pertaining to or deriving from (a) patents, copyrights, mask work rights, technology, know-how, processes, trade secrets, algorithms, inventions, works, proprietary data, databases, formulae, research and development data and computer software or firmware; (b) trademarks, trade names, service marks, service names, brands, trade dress and logos, and the goodwill and activities associated therewith; (c) domain names, rights of privacy and publicity, moral rights, and proprietary rights of any kind or nature, however denominated, throughout the world in all media now known or hereafter created; (d) any and all registrations, applications, recordings, licenses, common-law rights and contracts or agreements relating to any of the foregoing; (e) all claims, actions, suits, proceedings and rights to sue at law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto; and (f) all works, ideas, inventions, discoveries, innovations, know-how, information, data and databases (including ideas, research and development, formulas, compositions, processes and techniques, data, databases, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), computer software, firmware, computer hardware and all other forms of works or technology, regardless of medium, and including improvements, modifications, works in process, derivatives or changes, whether tangible or intangible, embodied or fixed in any form, whether or not protectible or protected by patent, copyright, mask work right, trade secret law or otherwise, and all documents and other materials recording any of the foregoing.

          "Judgment" means any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or Governmental Entity, department or authority that is binding on any person or its property under applicable Law.

          "knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person's executive officers and other officers having primary responsibility for such matter.

          "Laws" means any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign (whether federal, state, municipal or local), federal, state or local government and any other Governmental Entity, agency, commission, board or bureau.

          "Leased Property" means all real property and interests in real property leased by the Company or any Company Subsidiary.

          "Liens" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Material Adverse Effect" on a party means any change, effect, event, situation or condition that, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is, or is reasonably likely to be, materially adverse to the business, assets, financial condition, reputation or results of operations of such party and its Subsidiaries, taken as a whole; provided, however, that a "Material Adverse Effect" shall not be deemed to include the impact of any change or effect relating to or arising from (a) the execution, announcement, or consummation of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with partners, customers, suppliers or employees, (b) general changes in economic or regulatory conditions in the industries in which the Company or Parent, as the case may be, carries on business as of the date hereof, and changes in general economic, regulatory or political conditions, but excluding changes or effects resulting from, relating to or arising from acts of war or terrorism or (c) any changes or effects resulting from any matter, which matter was expressly contemplated or permitted by the terms of this Agreement (other than any matter set forth on any section of the Company Disclosure Schedule other than Schedule 6.1), including any matter which was approved by Parent following the date hereof pursuant to Section 6.1, to the extent, with respect to any such matter other than any sale or disposition of FFPE, LLC and its Subsidiaries or the assets thereof, that Parent had actual knowledge of the material facts, circumstances and events relating to such matter.

          "Members of the Immediate Family" means, with respect to any individual, (a) such person's spouse, (b) each parent, brother, sister or child of such person or such person's spouse, (c) the spouse of any person described in clause (b) above, (d) each child of any person described in clauses (a), (b) or (c) above, (e) each trust created solely for the benefit of one or more of the persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the persons described in clauses (a) through (e) above in his capacity as such custodian or guardian.

          "Outside Date" means August 28, 2005; provided that, in the event that the SEC elects to review the Proxy Statement, such Outside Date shall automatically be extended by an additional thirty days.

          "Owned Property" means all real property and interests in real property owned in fee by the Company or any Company Subsidiary.

          "Per Share Merger Consideration" means an amount calculated in accordance with the following formula:

X = 7.00 - { 5.85x [ 1 -	(CER) RER	]}

        where:

        (a)   X is the Per Share Merger Consideration in US dollars;

        (b)   CER is the Closing Exchange Rate; and

        (c)   RER is the Reference Exchange Rate;

  provided, however, that, (i) if the Per Share Merger Consideration, as determined in accordance with the above formula is less than US$6.65, then the Per Share Merger Consideration shall be deemed to be US$6.65 and (ii) if the Per Share Merger Consideration, as determined in accordance with the above formula is more than US$7.25, then the Per Share Merger Consideration shall be deemed to be US$7.25.

          "Permits" means all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities.

          "Permitted Liens" means (a) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business relating to obligations that are not delinquent or that are being contested by the Company or a Company Subsidiary and for which the Company or a Company Subsidiary has established adequate reserves, (b) Liens for Taxes that are not due and payable or for Taxes that are being contested in good faith, (c) Liens that secure debt obligations that are reflected as liabilities on the most recent audited balance sheet of the Company and its consolidated Subsidiaries contained in the Company SEC Documents (as defined below) and the existence of which is referred to in the notes to such balance sheet, (d) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (e) terms and conditions of any personal property lease, (f) easements, covenants, rights-of-way and other similar restrictions of record (other than options or rights of first refusal or offer to purchase), (g) any conditions that would be shown by a current, accurate survey or physical inspection of any Company Property made on the date of this Agreement and (h) other Liens, imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

          "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          "Productivity Bonus Option Plan" means the option plan pursuant to which certain members of the Australian management team of Collins have the opportunity to exercise productivity bonus options for the purchase of shares in Collins, as referred to in the Collins Shareholder Agreement.

          "Reference Exchange Rate" means 0.7806.

          "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shareholder Rights Plan" means the Rights Agreement, dated January 22, 2001 between the Company and The Bank of New York, as Rights Agent.

          "Subsidiary" of any person means another person of which 50% or more of the voting power or value of the equity securities or equity interests is owned, directly or indirectly, by such first person.

          "Superior Takeover Proposal" means any bona fide third party proposal on arm's-length terms to acquire directly or indirectly for consideration consisting of cash and/or securities all or substantially all of the shares of Common Stock then outstanding or all or substantially all of the assets of the Company and otherwise on terms which, when taken as a whole, the Company Board determines in its good faith judgment (after consulting with legal counsel and financial advisors) (i) is reasonably likely to be consummated, taking into account the person making the proposal and all legal, financial and regulatory aspects of the proposal and (ii) is reasonably likely, if consummated, to provide greater value to the holders of shares of Common Stock than the Merger, taking into account all the terms of such proposal and of this Agreement (including any proposal by Parent to amend the terms of the transactions contemplated hereby).

          "Tax" means any and all U.S. and foreign federal, state and local net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, alternative, add-on minimum, estimated, capital stock, customs, social security (or similar), unemployment, environmental or other taxes, fees, assessments or charges in the nature of a tax, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

          "Tax Return" means any return, declaration, report, claim for refund, statement, information return or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

          "Transfer Taxes" means all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes).

        Section 1.2.    Terms Defined Elsewhere.    The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Term	Section
Acquisition Sub	Preamble
Acquisition Sub Stockholder Approval	Section 6.2(e)
Agreement	Preamble
Certificates	Section 3.4(b)
Closing	Section 2.3
Closing Date	Section 2.3
Commitment Letters	Section 5.5(a)
Company	Preamble
Company Disclosure Schedule	Article IV
Company Group	Section 6.4(a)
Company Intellectual Property	Section 4.13(a)
Company Options	Section 3.2(a)
Company SEC Documents	Section 4.7(a)
Company Stockholders Meeting	Section 6.2(d)
Consent	Section 4.6
Dissenting Shares	Section 3.3
ERISA Affiliate	Section 4.16(a)
Effective Time	Section 2.2
Employee Plans	Section 4.16(a)
Equity Commitment Letters	Section 5.5(b)
Exchange Agent	Section 3.4(a)
Exchange Fund	Section 3.4(a)
HLHZ	Section 4.21
Indemnified Officers	Section 6.8(a)
Lenders	Section 5.5(a)
Licenses	Section 4.13(e)
Material Contracts	Section 4.10(a)
Maximum Premium	Section 6.8(b)
Merger	Section 2.1
Merger Certificate	Section 2.2
Merger Consideration	Section 3.4(a)
Non-qualified Employee Plan	Section 4.16(h)
Parent	Preamble
Pension Plan	Section 4.16(d)
Per Share Merger Consideration	Section 3.1(a)
Proxy Statement	Section 6.2(a)
Required Cash Amount	Section 5.5
Section 409A	Section 4.16(h)
Shares	Section 3.1(a)
Surviving Corporation	Section 2.1
Transaction Financing	Section 5.5(a)
Voting Company Debt	Section 4.3(a)
Welfare Plan	Section 4.16(d)

ARTICLE II

THE MERGER

        Section 2.1.    The Merger.    At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Acquisition Sub shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition Sub shall cease.

        Section 2.2.    Effective Time.    Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date (as defined below). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as Parent and the Company may agree upon and set forth in the Merger Certificate (such time as the Merger becomes effective, the "Effective Time").

        Section 2.3.    Closing.    The closing of the Merger (the "Closing") shall take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second Business Day after satisfaction of the latest to occur of the conditions set forth in Article VII, at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California, or such other time, date or place as is agreed to in writing by the parties hereto.

        Section 2.4.    Effects of the Merger.    The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition Sub shall remain or become, respectively, the properties, rights, privileges, powers and franchises of the Company and all debts, liabilities and duties of the Company and Acquisition Sub shall remain or become, respectively, the debts, liabilities and duties of the Company. The parties hereby acknowledge that all the properties, rights, privileges, powers and franchises of the Company prior to the Effective Time of the Merger, shall remain the properties, rights, privileges, powers and franchises of the Company after the Effective Time of the Merger.

        Section 2.5.    Certificate of Incorporation and Bylaws.    The Certificate of Incorporation of Acquisition Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that Article I thereof will be amended and restated in its entirety to state: "The name of the Corporation is Worldwide Restaurant Concepts, Inc." The Bylaws of Acquisition Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

        Section 2.6.    Board of Directors.    The directors of Acquisition Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

        Section 2.7.    Officers.    The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

        Section 2.8.    Subsequent Actions.    If, at any time after the Effective Time, the Surviving Corporation will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation are hereby authorized to execute and deliver, in the name and on behalf of the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE III

EFFECT ON CAPITAL STOCK

        Section 3.1.    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of Acquisition Sub:

          (a)    Conversion of Common Stock.    Each share of Common Stock issued and outstanding immediately prior to the Effective Time (the "Shares") (other than (i) Shares held in the Company's treasury, (ii) Shares held by Parent, Acquisition Sub or any other Subsidiary of Parent and (iii) Dissenting Shares (as defined below)) shall be converted into and shall become the right to receive an amount in cash equal to the Per Share Merger Consideration. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the Shares shall have been changed into a different number of shares or a different class by reason of any dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Per Share Merger Consideration contemplated by the Merger shall be correspondingly adjusted to reflect such dividend, subdivision, reclassification, recapitalization, split, combination or exchange of Shares. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration upon surrender of such certificate in accordance with this Article III, without interest.

          (b)    Cancellation of Treasury Stock and Parent-Owned Stock.    Each share of Common Stock that is owned by the Company, Parent or Acquisition Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          (c)    Capital Stock of Acquisition Sub.    Each issued and outstanding share of capital stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        Section 3.2.    Stock Options.

          (a)   At the Effective Time, each outstanding option to purchase Shares (the "Company Options"), whether granted under the Company Option Plans or otherwise, whether vested or unvested in accordance with its terms (including by reason of the transactions contemplated by this Agreement), shall be canceled without any action on the part of any holder of a Company Option, and each holder of a Company Option shall be entitled to receive in exchange therefor cash in an amount equal to the product of (i) the positive difference, if any, between the Per Share Merger Consideration and the exercise price of such Company Option multiplied by (ii) the number of shares of Common Stock subject to such Company Option. As soon as reasonable practicable following the Effective Time, the Exchange Agent (as defined below) shall mail to each holder of a

  Company Option entitled to consideration pursuant to this Section 3.2(a) a check in the amount of such consideration.

          (b)   As soon as reasonably practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Option Plans) shall adopt such resolutions or take such other actions as may be required in order that (i) each outstanding Company Option shall automatically accelerate so that each such Company Option shall, immediately prior to the Effective Time, become fully exercisable for all of the shares of Common Stock at the time subject to such Company Option and may be exercised by the holder thereof for any or all of such shares as fully-vested shares of Common Stock and (ii) upon the Effective Time, all outstanding Company Options, to the extent not exercised prior to the Effective Time, shall be automatically cancelled without any action on the part of any holder of Company Options in exchange for the consideration, if any, set forth in Section 3.2(a). For avoidance of doubt, prior to the Closing, the Company shall take all actions as may be required in order that each Company Option with an exercise price equaling or exceeding the Per Share Merger Consideration to automatically and duly terminate as of the Effective Time, and no Per Share Merger Consideration, other cash amount or other property or obligation shall be owed, due or payable by the Company, the Parent or Acquisition Sub in respect of such Company Option.

        Section 3.3.    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, if appraisal rights are available under Section 262 of the DGCL in respect of the Merger, then Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have demanded and perfected their demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the "Dissenting Shares"), shall not be converted as described in Section 3.1 hereof, but shall, by virtue of the Merger, be entitled to only such rights as are granted by Section 262 of the DGCL; provided, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's Shares shall thereupon be deemed to have been converted, at the Effective Time, as described in Section 3.1, into the right to receive the Per Share Merger Consideration, without any interest thereon, and without any action on the part of the holder. The Company shall give Parent (a) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, without the prior written consent of Parent, make any payment with respect to any demand for payment with respect to any Dissenting Shares or settle (or offer to settle) any such demand, or agree to do any of the foregoing.

        Section 3.4.    Payment of Merger Consideration.

          (a)    Exchange Agent.    Prior to the Effective Time, Parent shall select a bank or trust company reasonably satisfactory to the Company to act as an agent (the "Exchange Agent"), for the benefit of the holders of Shares and Company Options, in connection with the Merger. Immediately prior to the Effective Time, Parent shall deposit into a fund (the "Exchange Fund") with the Exchange Agent an amount of cash sufficient to pay (i) the Per Share Merger Consideration with respect to each Share and (ii) the consideration set forth in Section 3.2 with respect to each Company Option (collectively, the "Merger Consideration"). Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Exchange Agent on a prompt and timely basis, as and when needed after the Effective Time, any additional cash necessary to pay the Merger Consideration pursuant to Section 3.1.

          (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding Shares, (i) a letter of transmittal (which shall be in such form as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor an amount in cash equal to the product of (A) the number of Shares evidenced by such certificate and (B) the Per Share Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable portion of the Merger Consideration. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate. Company Options will be treated in the manner provided in Section 3.2.

          (c)    No Further Ownership Rights in Common Stock.    The Per Share Merger Consideration paid in accordance with the terms of this Article III upon conversion of any Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Shares or Company Options for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Shares or Company Options who has not theretofore complied with this Article III shall thereafter look only to Parent and the Surviving Corporation for payment of its claim for the applicable portion of the Merger Consideration.

          (e)    No Liability.    None of Parent, Acquisition Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth on the disclosure schedule delivered by the Company to Parent in connection with this Agreement (the "Company Disclosure Schedule") or in any Company SEC Document (as defined below) filed by the Company with the SEC before the date of this Agreement, the Company hereby represents and warrants to each of Parent and Acquisition Sub as follows:

        Section 4.1.    Organization.    The Company is duly incorporated, validly existing and, except as set forth on Schedule 4.1, in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, its assets and properties. The Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has delivered to Parent true and complete copies of the Company Certificate and the Company Bylaws.

        Section 4.2.    Subsidiaries.

          (a)   Schedule 4.2 is a true, complete and correct list of each Company Subsidiary, its jurisdiction of organization or formation and its shareholders and their percentage ownership. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens. Except for interests in Company Subsidiaries, neither the Company nor any Company Subsidiary owns or has agreed to acquire, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          (b)   Each Company Subsidiary is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization as reflected on Schedule 4.2, with full corporate, partnership or limited liability company power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, its assets and properties. Each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 4.3.    Capitalization.

          (a)   The entire authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $5.00 per share. At the close of business on April 27, 2005, (i) 27,865,264 shares of Common Stock were issued and outstanding, (ii) 2,000,000 shares of Common Stock were held by the Company in its treasury, (iii) 3,248,981 shares of Common Stock were subject to outstanding Company Options, (iv) 1,592,391 additional shares of Common Stock were reserved for issuance pursuant to the Company Option Plans and (v) no shares of preferred stock, par value $5.00 per share, were issued and outstanding. Except as set forth above, at the close of business on April 27, 2005, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding, and, since April 27, 2005, no shares of capital stock or other voting securities of the Company were issued by the Company, except for shares of Common Stock issued upon the exercise of Company Options. All outstanding shares of Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Certificate, the Company Bylaws or any Material Contract (as defined below) to which the Company is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Common Stock may vote ("Voting Company Debt"). Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Material Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (A) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt, (B) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Material Contract, arrangement or undertaking or (C) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Common Stock. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

          (b)   Schedule 4.3(b) sets forth a true, complete and correct list of all outstanding Company Options, the number of shares of Common Stock subject to each such Company Option, the grant date, exercise price, expiration date and vesting schedule of each such Company Option and the names of the holders of each Company Option.

          (c)   The Company Board has, to the extent such statutes are applicable, taken all action to render Section 203 of the DGCL inapplicable to the Merger and the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, no other "business combination," "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation under any applicable Laws is applicable to the Company or any Company Subsidiary or any of their capital stock, the Merger or any of the other transactions contemplated by this Agreement. Except as set forth on Schedule 4.3(c), there are no issued and outstanding shares of Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right in favor of the Company. The Company has made available to Parent a complete and correct copy of the Shareholder Rights Plan, as amended and in effect as of the date hereof. Other than the Shareholder Rights Plan, the Company does not have and has not effected or voted to effect any shareholder rights plan or agreement or so called "poison pill" that could adversely affect on the consummation of the transactions contemplated hereby. The Company Board has not taken any action to render the provisions of the Shareholder Rights Plan or Section 203 of the DGCL inapplicable to any transaction other than the transaction contemplated by this Agreement.

        Section 4.4.    Authorization.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger in accordance with the provisions of this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly approved by all necessary corporate action on the part of the Company, subject to receipt of Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Acquisition Sub, is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

          (b)   The Company Board, and a majority of the independent members of the Company Board, at a meeting duly called and held, duly adopted resolutions (i) adopting this Agreement and approving the Merger, (ii) determining that the terms of the Merger are fair to and in the best interests of the Company and its stockholders, (iii) directing that this Agreement be submitted to a vote of the Company's stockholders and (iv) recommending that the Company's stockholders approve this Agreement.

          (c)   The only vote of holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the Merger is the Company Stockholder Approval.

        Section 4.5.    No Conflict or Violation.    The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger by the Company and compliance by the Company with any of the provisions hereof will not (a) violate or conflict with any provision of the Company Certificate or Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary, (b) except as set forth on Schedule 4.5, violate, conflict with, or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any Material Contract or (c) subject to the filings and other matters referred to in Section 4.6, violate, conflict with, contravene or give any person the right to exercise any remedy or obtain any relief under, any Judgment or Law applicable to the Company, any Company Subsidiary or their respective properties or assets, except in the case of each of clauses (b) and (c) above, for such violations, defaults, terminations or accelerations that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

        Section 4.6.    Consents and Approvals.    No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any federal, state, local or foreign Governmental Entity, is required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement (as defined below) and (B) such reports under, or other applicable requirements of, the Exchange Act, as may be required in connection with this Agreement and the Merger, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business and (iv) such other items that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

        Section 4.7.    SEC Documents; Undisclosed Liabilities.

          (a)   Except as set forth on Schedule 4.7, the Company has filed all reports, schedules, forms, statements and other documents (the "Company SEC Documents") required to be filed by the Company with the SEC since January 1, 2002 pursuant to Sections 13(a) and 15(d) of the Exchange Act or pursuant to the Securities Act.

          (b)   As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not, as of its filing date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c)   Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, and that, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect on the Company, except those reflected in the financial statements included in the Company SEC Documents.

        Section 4.8    Information Supplied.    None of the information relating to the Company supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty or covenant is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Acquisition Sub in writing for inclusion or incorporation by reference in the Proxy Statement.

        Section 4.9.    Absence of Changes.    From the date of the most recent audited financial statements included in the Company SEC Documents to the date of this Agreement, the Company and each Company Subsidiary has conducted its respective business only in the ordinary course, and, except as set forth on Schedule 4.9, during such period:

          (a)   there has been no state of facts, event, change, effect, development, transaction, condition or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company;

          (b)   (i) the Company Certificate, the Company Bylaws and the charter and by-laws of each Company Subsidiary have not been amended and (ii) neither the Company nor the Company Subsidiaries have amended any term of their outstanding equity securities nor issued, sold, granted or otherwise disposed of, their equity securities;

          (c)   neither the Company nor any of its Subsidiaries has (i) made any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to, or any repurchase, redemption or other acquisition of, any of their capital stock or other equity securities or (ii) entered into, or performed, any transaction with, or for the benefit of, any officer, director, employee or Affiliate (other than payments made to officers, directors and employees in the ordinary course of business);

          (d)   there has been no split, combination or reclassification of the capital stock or other equity securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock or other equity securities, of the Company or any Company Subsidiary;

          (e)   neither the Company nor any Company Subsidiary has made any loan or increased any compensation, benefits, perquisites or any bonus or award paid or payable, whether conditionally or otherwise, to (i) any employee, consultant or agent, except in the ordinary course of business consistent with past practice, or (ii) any executive officer or director;

          (f)    neither the Company nor any Company Subsidiary has made any material change in its accounting methods (including with respect to reserves), principles or practices, except insofar as may have been required by a change in GAAP;

          (g)   neither the Company nor any Company Subsidiary has revalued any of its material assets;

          (h)   neither the Company nor any Company Subsidiary has become liable in respect of any guarantee of, or has incurred, assumed or otherwise become liable in respect of, any indebtedness, except for borrowings in the ordinary course of business under credit facilities in existence on the date of the most recent audited financial statements included in the Company SEC Documents filed up to the date of this Agreement;

          (i)    there has been no material loss, destruction, damage or eminent domain taking (in each case, whether or not insured) affecting the operations of the Company or any Company Subsidiary or any of their respective material assets;

          (j)    neither the Company nor any Company Subsidiary has entered into any agreement that is, will be or would be (assuming the Company continued to be subject to SEC rules and regulations requiring filing of current and periodic reports under the Exchange Act) required to be filed as an exhibit to filings made or to be made by the Company with the SEC pursuant to Section 13(a) and 15(d) of the Exchange Act or pursuant to the Securities Act, other than any such agreements that have been so filed;

          (k)   neither the Company nor any Company Subsidiary has made, changed or revoked any material Tax election, elected or changed any method of accounting for Tax purposes, settled any material claim, action, cause of action, suit or other proceeding in respect of Taxes or entered into any contractual obligation in respect of any Taxes in an amount greater than $25,000 with any Governmental Entity;

          (l)    neither the Company nor any Company Subsidiary has terminated or closed any material facility, business or restaurant location;

          (m)  neither the Company nor any Company Subsidiary has adopted any Employee Plan or, except in accordance with terms thereof as in effect on the on the date of the most recent audited financial statements included in the Company SEC Documents to the date of this Agreement, materially increased any benefits under any Employee Plan; and

          (n)   neither the Company nor any Company Subsidiary has entered into any agreement to do any of the things referred to elsewhere in this Section 4.9.

        Section 4.10.    Material Contracts.

          (a)   Schedule 4.10 discloses all contracts, whether written or oral, described in clauses (i) through (xviii) below to which the Company or a Company Subsidiary is a party or bound ("Material Contracts"):

            (i)  each employment agreement that has an aggregate future liability in excess of $100,000 and is not terminable by the Company or a Company Subsidiary by notice of not more than 60 days for a cost of less than $100,000;

            (ii)  each covenant not to compete or other contract or agreement restricting the business or operations of the Company or any Company Subsidiary or, to the knowledge of the Company, restricting any of their respective executive officers or directors;

            (iii)  each contract or agreement with any officer in which the amount involved exceeds $60,000 (other than employment agreements covered by clause (i) above);

            (iv)  each contract or agreement under which the Company or a Company Subsidiary has borrowed or agreed to borrow any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness of the Company or a Company Subsidiary in any such case which, individually, is in excess of $100,000;

            (v)  each contract or agreement under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Company Subsidiary in excess of $100,000 or (B) the Company or a Company Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

            (vi)  each contract or agreement under which the Company or a Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to any person in excess of $100,000 (other than the Company or a Company Subsidiary and other than extensions of trade credit in the ordinary course of business);

            (vii)  each contract or agreement granting a Lien securing indebtedness in excess of $100,000 upon any Company Property or any other asset of the Company or any Company Subsidiary;

            (viii)  each contract or agreement providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company, a Company Subsidiary or any predecessor person, other than ordinary course indemnification provisions in contracts not specifically entered into for the purpose of providing indemnification;

            (ix)  each contract or agreement with any Governmental Entity in which the amount involved exceeds $100,000;

            (x)  each franchise agreement;

            (xi)  each supplier agreement requiring payments in excess of $250,000 per year;

            (xii)  each contract or agreement for any joint venture, partnership or similar arrangement;

            (xiii)  each power of attorney granted in favor of any Person;

            (xiv)  each contract, agreement or commitment involving capital expenditure of more than $250,000, other than replacements and normal purchases of machinery in the ordinary course of business;

            (xv)  each foreign exchange contract;

            (xvi)  each contract or agreement requiring any payment upon a change of control of the Company or any Company Subsidiary;

            (xvii)  each contract or agreement the terms of which the Company or any Company Subsidiary is or will be bound to share its profits or pay any royalties;

            (xviii)  each contract or agreement under which the Company or a Company Subsidiary has agreed to purchase or lease any real property or any interest in real property for a purchase price in excess of $500,000 or an annual base rental in excess of $100,000 or to construct any improvements on real property or a leasehold interest in real property for a contract sum in excess of $500,000; or

            (xix)  any derivative contract (including swaps, options and forwards) under which the Company or any Company Subsidiary has an exposure of more than $25,000.

          (b)   All Material Contracts are valid, binding and enforceable by or against the Company or the applicable Company Subsidiary in accordance with their respective terms, and, to the knowledge of the Company, are in full force and effect in all material respects. The Company or the applicable Company Subsidiary has performed all material obligations required to be performed by it to date under the Material Contracts, and, except as set forth on Schedule 4.10, it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Except as set forth on Schedule 4.10, none of the Company and the Company Subsidiaries has received any written notice of the intention of any party to terminate any Material Contract. Complete and correct copies of all Material Contracts, together with all modifications and amendments thereto, have been made available to Parent.

          (c)   Schedule 4.10(c) lists all sub-franchise agreements that any franchisee of the Company or any Company Subsidiary (other than any franchisee that is a Company Subsidiary) has entered into of which the Company or any Company Subsidiary is aware.

        Section 4.11.    Assets; Personal Property.    The Company and the Company Subsidiaries have good and marketable title to, or in the case of leased or subleased assets, valid and subsisting leasehold interests in all of their respective assets and properties, in each case free and clear of all Liens, except for Permitted Liens. This Section 4.11 does not relate to real property or interests in real property, such items being the subject of Section 4.12, or to Intellectual Property, such items being the subject of Section 4.13.

        Section 4.12.    Real Property.    Schedule 4.12 sets forth a complete and accurate list of (a) all Owned Property and (b) all Leased Property and any other premises occupied by the Company or any Company Subsidiary and any prime or underlying leases relating thereto. The Company or a Company Subsidiary has good and marketable fee title to all Owned Property and a valid leasehold interest in all Leased Property, in each case subject only to (i) Permitted Liens or (ii) leases, subleases and similar agreements set forth in Schedule 4.12. Except as set forth in Schedule 4.12, no amount payable under any such lease, sublease or similar agreement is past due. Except as set forth in Schedule 4.12, neither the Company nor any Company Subsidiary has leased, subleased, licensed or otherwise granted to any person the right to use or occupy any Company Property or any portion thereof. To the knowledge of the Company, there is no condemnation, expiration or other proceeding in eminent domain pending or threatened, affecting any Company Property or any portion thereof or interest therein.

        Section 4.13.    Intellectual Property.

          (a)   All Intellectual Property that the Company or any Company Subsidiary is using in the conduct of its respective business as currently conducted (the "Company Intellectual Property") is owned by, or validly licensed to the Company or such Company Subsidiary, free and clear of all Liens, except for Permitted Liens; provided that the Company makes no representation and warranty with respect to non-infringement except as expressly provided in Section 4.13(b) hereof.

          (b)   Except as set forth on Schedule 4.13(b), to the knowledge of the Company, none of the Company or the Company Subsidiaries (i) has, in any material respect, infringed upon, misappropriated or violated any Intellectual Property rights of third parties or (ii) has received during the past twenty-four months any written charge, complaint, claim, demand or notice alleging any such infringement, misappropriation or violation (including any claim that a person must license or refrain from using any Intellectual Property rights of any third party in connection with the conduct of the business of the Company or any Company Subsidiary or the use of the Company Intellectual Property) and (iii) no third party has, in any material respect, infringed upon, misappropriated or violated any Company Intellectual Property.

          (c)   Schedule 4.13 identifies (i) all registered Intellectual Property that has been issued to the Company or any Company Subsidiary, (ii) each pending application for registration that the Company or a Company Subsidiary has made with respect to any Company Intellectual Property, (iii) each contract or agreement that the Company or a Company Subsidiary has granted to any third party with respect to any of (i) or (ii) above and that authorizes such third party to use (A) any recipes and related know-how that constitutes a trade secret of the Company or any Company Subsidiary or (B) any trademarks of the Company or any Company Subsidiary other than agreements entered into in the ordinary course of business relating to advertising and promotional activities of the Company or any Company Subsidiary and any franchise agreements listed in Schedule 4.10 and (iv) each contract or agreement that the Company or a Company Subsidiary has granted to any third party with respect to Company Intellectual Property that is not included in (i) or (ii) above and that authorizes such third party to use (A) any recipes and related know-how that constitutes a trade secret of the Company or any Company Subsidiary or (B) any trademarks of the Company or any Company Subsidiary other than agreements entered into in the ordinary course of business relating to advertising and promotional activities of the Company or any Company Subsidiary and any franchise agreements listed in Schedule 4.10. True, accurate and complete copies of all such registrations, applications and contracts or agreements, in each case, as amended, or otherwise modified and in effect, have been made available to Parent, as well as true, accurate and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. To the knowledge of the Company, each such registration is valid and subsisting. Schedule 4.13(c)(v) also identifies each material trade name, trade dress and unregistered trademark or service mark used by the Company or a Company Subsidiary or in connection with the business thereof or with the Company Intellectual Property.

          (d)   With respect to each item of Company Intellectual Property owned or purported to be owned by the Company or a Company Subsidiary, including, but not limited to, the Intellectual Property identified on Schedule 4.13:

            (i)    the Company or a Company Subsidiary possesses all right, title, and interest in and to such item, free and clear of any Lien other than a Permitted Lien;

            (ii)   such item is not subject to any outstanding Judgment, and no suit, claim, action or proceeding is pending or, to the knowledge of the Company, threatened, that challenges the legality, validity, enforceability, use or ownership of such item, except as disclosed on Schedule 4.13(d)(ii); and

            (iii)  except as disclosed on Schedule 4.13, neither the Company nor any Company Subsidiary has agreed nor is obligated to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to such item except for such matters that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

          (e)   Schedule 4.13 identifies each material item of Company Intellectual Property that any person besides the Company or a Company Subsidiary owns and that is used by the Company or a Company Subsidiary in connection with the business thereof pursuant to any license, sublicense or other contract or agreement, other than any non-exclusive end user license of commercially available desktop application software used generally in support the Company's operations (the "Licenses"). Except as disclosed on Schedule 4.13, there are no royalties for the use of any such Company Intellectual Property. The Company has made available to Parent true, accurate and complete copies of all of the Licenses, in each case, as amended or otherwise modified and in effect. With respect to each such item identified on Schedule 4.13: (i) to the knowledge of the Company, such item is not subject to any outstanding Judgment, and no suit, claim, action or proceeding is pending or threatened that challenges the legality, validity or enforceability of such item and (ii) neither the Company nor any Company Subsidiary has granted any material sublicense or similar right with respect to any License covering such item.

          (f)    All current and former employees and contractors of the Company or a Company Subsidiary who contributed to the Intellectual Property owned or purported to be owned by the Company or any Company Subsidiary in any material respect have executed enforceable contracts that assign to the Company or a Company Subsidiary all the respective rights, including Intellectual Property, to any inventions, improvements, discoveries or information relating to the business of the Company or such Company Subsidiary made by such employees or contractors in the course of their employment by the Company or such Company Subsidiary.

          (g)   The Company and each Company Subsidiary has used commercially reasonable efforts to prevent unauthorized access to personal and individual data used in its respective business and, to the knowledge of the Company, no such unauthorized access has occurred. To the knowledge of the Company, the Company and each Company Subsidiary is in material compliance with all applicable Laws regarding the reception, use, importation or exportation of personal data and the Company has not failed to comply with any such Laws in any respect that would obligate the Company to notify any Governmental Entity or any other person. To the knowledge of the Company, the transactions contemplated to be consummated hereunder as of the Closing will not violate in any material respect any privacy policy, terms of use, or Laws relating to the use, dissemination, or transfer of such data or information and will not result in any violation of any such privacy policy, terms of use, or Laws in any respect that would obligate the Company to notify any Governmental Entity or any other person.

        Section 4.14.    Taxes.    Each of the Company and the Company Subsidiaries has filed all material Tax Returns that it was required to file on or prior to the date hereof. All such Tax Returns were correct and complete in all material respects. All Taxes of the Company and its Subsidiaries that have become due and payable have been paid or have been adequately reflected in the most recent audited financial statements included in the Company SEC Documents. There are no Liens on any of the assets of the Company or any of Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due, other than Permitted Liens. No claim for assessment or collection of Taxes is currently being asserted against the Company or any of the Company Subsidiaries, and none of the Company or any of the Company Subsidiaries is a party to any pending action, proceeding or investigation by any governmental taxing authority and no requests for waivers of the time to assess any Taxes are pending). Neither the Company nor any Company Subsidiary has been a party to any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

        Section 4.15.    Compliance With Environmental Laws.    To the knowledge of the Company and except for such matters that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company:

          (a)   the Company and each of the Company Subsidiaries are in compliance with all Environmental Laws, and neither the Company nor any of the Company Subsidiaries has received any (i) written communication that alleges that the Company or any of the Company Subsidiaries is in violation of, or has liability under, any Environmental Law or (ii) written request for information pursuant to any Environmental Law;

          (b)   (i) the Company and each of the Company Subsidiaries have obtained and are in compliance with all Environmental Permits necessary for their operations as currently conducted and (ii) neither the Company nor any of the Company Subsidiaries has been advised in writing by any Governmental Entity of any actual or potential change in the status or terms and conditions of any Environmental Permit;

          (c)   there are no Environmental Claims pending or, to the knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries;

          (d)   there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries or against any person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law;

          (e)   there are no above-ground or underground storage tanks or known or suspected asbestos-containing materials on, under or about property owned, operated or leased by the Company or any Company Subsidiary; and

          (f)    (i) neither the Company nor any of the Company Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries, and (ii) to the knowledge of the Company, no Environmental Claims are pending against any person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

        Section 4.16    Employee Benefit Plans.

          (a)   Schedule 4.16(a) contains a true and complete list of all "employee benefit plans" (as defined in Section 3(3) of ERISA) and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, vacation, sick pay and paid -time-off and other similar fringe or employee benefit plans, programs or arrangements (written or oral) maintained or contributed to for the benefit of, or relating to, any employee of the Company or any Company Subsidiary, any trade or business (whether or not incorporated) (an "ERISA Affiliate") which is a member of a controlled group including the Company or any Company Subsidiary or which is under common control with the Company within the meaning of Section 414 of the Code or with respect to which the Company or any Company Subsidiary has or is reasonably expected to have any liability (contingent or otherwise) (collectively, the "Employee Plans"), excluding any of the foregoing that are required to be maintained by the Company or any Company Subsidiary under the Laws of any foreign jurisdiction. Each Employee Plan has been administered in material compliance with its terms, applicable Law and the terms of any applicable collective bargaining agreements.

          (b)   The Company has made available to Parent a copy of (i) the most recent two years' annual reports on Form 5500 filed with the Internal Revenue Service for each disclosed Employee Plan pursuant to which such report is required (including all schedules and the accountant's report and opinion) and (ii) the plan documents (and, with respect to unwritten plans, a written description thereof), trust agreements and summary plan descriptions, if any, and (iii) funding arrangements, insurance or annuity contracts or policies, stop loss insurance policies, non-discrimination tests for the preceding two years and employee handbooks and (iv) actuarial valuations with respect to any defined benefit plan (whether or not funded), in each case relating to each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). To the knowledge of the Company, no event has occurred and there currently exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could reasonably be expected to be subject to any material liability under the terms of any Employee Plan, ERISA, the Code or any other applicable Law, including, without limitation, any liability under Title IV of ERISA. In particular, but not in limitation of the foregoing, the Company and any Company Subsidiary has complied in all material respects with all reporting and disclosure obligations under Title I of ERISA, including without limitation, the filing of complete information returns on a timely basis, the requirement of financial audits for funded plans and the timely distribution of summary plan descriptions and summary of material modifications.

          (c)   Each Employee Plan has been maintained, operated and administered in compliance in all material respects with its terms and with the applicable provisions of Law, including ERISA and the Code. Neither the Company nor any Company Subsidiary has any material liability, directly or indirectly, for (i) excise taxes (including interest and penalties) on account of any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA), or (ii) any breach of fiduciary duty under ERISA.

          (d)   No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan") provides benefits to former employees of the Company or its ERISA Affiliates, other than pursuant to Section 4980B of the Code. All contributions and premium payments with respect to any Welfare Plan have been made on a timely basis.

          (e)   Each Employee Plan that is a "pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the qualification requirements of Section 401(a) of the Code (a "Pension Plan") has received a favorable determination or opinion letter from the United States Internal Revenue Service as to its qualified status or the qualified status of the standardized prototype plan on which such Pension Plan is based, and there is no fact or circumstance that could reasonably be expected to result in the revocation of such letter or could reasonably be expected to result in material liability the Company. Each Pension Plan has adopted all amendments necessary to comply with the Code on or before the remedial amendment period deadline specified for each such amendment pursuant to Section 401(b) of the Code or IRS promulgations. No Employee Plan that is a "pension benefit plan" is subject to Title IV of ERISA, whether respect to a single employer plan (within the meaning of Section 4001(b)(15) of ERISA) or a multi-employer plan (within the meaning of Section 4001(b)(3) of ERISA). All contributions (employer and employee) have been made on a timely basis, within the time periods required under ERISA and the Code. The Company and any Company Subsidiary have complied in all material respects with all nondiscrimination requirements under Code §410(b), §401(a)(4) and §401(k)(3).

          (f)    Since January 1, 2004, and through the date of this Agreement, neither the Company nor any Company Subsidiary has received written notice of, and, to the knowledge of the Company, there are no (i) pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the Employee Plans), actions or proceedings against or involving or asserting any rights or claims to benefits under any Employee Plan, or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any Employee Plan, in either case, that individually or in the aggregate, would result, or would reasonably be expected to result, in material liability to the Company. All contributions, premiums and benefit payments under or in connection with the Employee Plan that are required to have been made by the Company or any Company Subsidiary have been timely made, accrued or reserved for in all material respects.

          (g)   The Company maintains stop loss insurance with respect to its self-funded health insurance plan that provides for aggregate and specific limits on the Company's liability with respect to health benefits provided to employees and their dependents. Sufficient reserves relating to incurred but not reported claims have been accrued on the Company's financial statements.

          (h)   Any Employee Plan that is a plan or arrangement to provide unfunded nonqualified deferred compensation plan (a "Non-qualified Employee Plan") is specifically identified on Schedule 4.16(h). The actuarial valuation with respect to such Employee Plan, as of May 1, 2004, has been provided to Parent and the Plan has not been amended to change the provisions on which the valuation is based and, except as disclosed on Schedule 4.16(h), the census of employees, former employees and retirees on which the valuation is based has not changed. No Non-qualified Employee Plan subject to Section 409A of the Code ("Section 409A") has been materially modified (as defined under Section 409A) since October 3, 2004 and all such non-qualified deferred compensation plans have been operated and administered in good faith compliance with Section 409A from the period beginning January 1, 2005 through the date hereof.

          (i)    Except as set forth on Schedule 4.16(i) (i) no payment made or contemplated under any Employee Plan constitutes a "parachute payment" within the meaning of Section 280G of the Code, and (ii) each Company Benefit Plan covering employees of the Company or any Company Subsidiary organized in the United States may be terminated by the Parent with no more than 60 day's notice without material liability to the Company.

          (j)    Other than as listed in Schedule 4.16(j), neither Collins nor any Subsidiary of Collins has entered into any retirement benefit scheme, pension schemes, superannuation plan, other pension arrangements or other benefit payable on retirement, death or disability or on the attainment of a specified or agreed number of years' service, nor have they undertaken to make any ex gratia payment of any such nature whether legally enforceable or not, relating to the employees of Collins or any Subsidiary of Collins.

          (k)   Collins and each Subsidiary of Collins have complied with any legal liability (whether arising under industrial agreement, award or otherwise) or voluntary commitment to make contributions to any superannuation fund, pension scheme or other arrangement which may provide directors or employees of Collins or any Subsidiary of Collins or their respective dependents with pensions, annuities, lump sums or other payments upon retirement or earlier death or otherwise.

          (l)    Neither Collins nor any Subsidiary of Collins operates or is trustee for any form of superannuation fund.

          (m)  Collins and each Subsidiary of Collins have duly made all necessary payments on behalf of employees and other persons in order to avoid incurring any liability to pay the superannuation guarantee charge under the Superannuation Guarantee Charge Act 1992 (Australia).

          (n)   Schedule 4.16(n) contains a true and complete list of all share options which have been issued under the Collins' Employee Plans, which have either (a) been exercised in accordance with the Collins Shareholder Agreement or (b) or which have not been exercised and are not capable (in accordance with their terms) of being exercised by the relevant employees.

          (o)   Other than the Collins' Employee Plans or the other Employee Plans disclosed in Schedule 4.16(a), no other employment agreements and bonus, share, option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, vacation, sick pay and paid time-off and similar fringe or employee benefit plans, programs or arrangements (written or oral) are maintained or contributed to by Subsidiary of Collins incorporated in any foreign jurisdiction.

          (p)   Other than the Collins' Employee Plans, the other Employee Plans disclosed in Schedule 4.16(a) or the Collins Shareholder Agreement, no Subsidiary of Collins is under any obligation to allot any shares to any person or persons, or to otherwise alter the structure of their respective unissued share capital, and no option exists (nor is any Subsidiary of Collins under any obligation to give an option) over any part of their respective unissued share capital, nor has any Subsidiary of Collins offered to do any of the foregoing. Other than the Collins' Employee Plans, the other Employee Plans disclosed in Schedule 4.16(a) or the Collins Shareholder Agreement, no person other than another Subsidiary of Collins has any interest in the issued or unissued share capital of any Subsidiary of Collins.

          (q)   The Collins' Employee Plans have been administered in material compliance with their respective terms, applicable Law and the terms of any applicable collective bargaining agreements.

        Section 4.17.    Labor Matters.

          (a)   Except as set forth on Schedule 4.17(a), none of the employees of the Company or any Company Subsidiary is represented by any labor union with respect to such employee's employment by the Company or any Company Subsidiary. Since January 1, 2002, neither the Company nor any Company Subsidiary has experienced any material labor strikes, union organization attempts, requests for representation, material work slowdowns or stoppages or disputes due to labor disagreements and, to the knowledge of the Company, there is currently no such action threatened against or affecting the Company or any Company Subsidiary, nor, to the knowledge of the Company, any facts, matters or circumstances which may, with the passage of time, give rise to such an action. Each of the Company and the Company Subsidiaries is and since January 1, 2002 has been in compliance in all material respects with all applicable Laws and employment agreements with respect to labor relations, employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, human rights, pay equity and workers compensation, and is not and has not been engaged in any unfair labor practice, other than any violation that, individually or in the aggregate, does not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. There is and since January 1, 2002 has been no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any comparable federal, state, provincial or foreign agency or authority that, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect on the Company. No grievance or arbitration proceeding arising out of a collective bargaining agreement has been filed or instituted since January 1, 2002 or is now pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary.

          (b)   Schedule 4.17(b) sets forth a true, correct and complete description of (i) the extent, timing and nature of reductions in force completed since July 1, 2004, (ii) any departure of an employee of the Company or any Company Subsidiary (other than Collins or any of its Subsidiaries) since July 1, 2004, (iii) any departure of an employee of Collins or any of its Subsidiaries with an annual base salary in excess of $AUD50,000 since July 1, 2004 and (iv) reductions in force currently planned by the Company or any Company Subsidiary as of the date of this Agreement to be effected on and after the date hereof, and of the types, timing and costs of associated severance and other obligations resulting or to result therefrom. Except as specifically identified in Schedule 4.17(b), since May 1, 2004 no officer of the Company or any Company Subsidiary, for any reason, (A) has been terminated or has resigned, retired or otherwise terminated his or her employment with the Company or such Company Subsidiary or (B) has notified the Company or such Company Subsidiary in writing, or to the knowledge of the Company otherwise notified the Company or such Company Subsidiary or threatened of his or her intention, to resign, retire or terminate his or her employment with the Company or such Company Subsidiary.

          (c)   Since January 1, 1998, neither the Company nor any Company Subsidiary has effected a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retaining Notification Act of 1988, as amended.

        Section 4.18.    Litigation; Investigations.    Except as set forth on Schedule 4.18, there is no suit, claim, action, inquiry, subpoena, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets that (a) is material or (b) seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby; nor is there any material Judgment outstanding against the Company or any Company Subsidiary; nor since January 1, 2002 has any such Judgment been settled or compromised by the Company or any Company Subsidiary for in excess of $500,000. Since January 1, 2002 there has not been, nor is there now, any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any material financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

        Section 4.19.    Compliance with Law.    The Company, the Company Subsidiaries and the conduct of their respective businesses are in compliance with all Laws relating to the businesses or operations of the Company and the Company Subsidiaries, except where such violation or noncompliance, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any written notice from a Governmental Entity during the last six years to the effect that it is not in compliance in any material respect with any such Laws. In the conduct of their business, neither Company nor any of the Company Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents, has (a) directly or indirectly, given, or agreed to give, any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of the Company Subsidiaries (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose. No representation or warranty is made in this Section 4.19 with respect to (i) applicable Laws with respect to Taxes, which are covered in Section 4.14, (ii) Environmental Laws, which are covered in Section 4.15, or (iii) ERISA matters, which are covered in Section 4.16.

        Section 4.20.    Permits.    The Company and the Company Subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, except for such Permits, the lack of which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Permit, except for any termination, amendment or cancellation of any Permit that, individually or in the aggregate, does not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Except as set forth on Schedule 4.20, to the knowledge of the Company, there is no fact, matter or circumstance that would affect the continuance or renewals of any material Permits either before or after the consummation of the transactions contemplated by this Agreement.

        Section 4.21.    No Brokers.    No broker, investment banker, financial advisor or other person, other than Houlihan Lokey Howard & Zukin Capital ("HLHZ"), the fees and expenses of which shall be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

        Section 4.22.    Liquidation.    Except as set forth on Schedule 4.22, since January 1, 1998, neither the Company nor any Company Subsidiary has gone into liquidation or passed any resolution for winding up, no petition for winding up has been presented against the Company or any Company Subsidiary and no receiver, receiver and manager or other controller or external administrator of the business or assets of the Company or any Company Subsidiary has been appointed or is threatened or expected to be appointed, nor are there any unsatisfied judgments or arbitral awards outstanding against the Company or any Company Subsidiary.

        Section 4.23.    Books and Records.    All accounts, books, ledgers, financial and other records of the Company and the Company Subsidiaries are in the possession or control of the Company, a Company Subsidiary or a registered agent thereof.

        Section 4.24.    Insurance.

          (a)   Schedule 4.24(a) accurately describes all contracts of insurance and indemnity in force in respect of the business, property and assets of the Company and each Company Subsidiary. Each such contract is in force and, to the knowledge of the Company, there is no fact or circumstance which would lead to the termination or non-renewal of any such contract. None of the contracts of insurance and indemnity will be terminated or cease to have effect as a result of the Merger.

          (b)   The Company and each Company Subsidiary is adequately insured in respect of the risks to which they are subject (including loss or damage by fire, theft, storm and tempest) in such amounts as accord with sound business principles and, except as set forth on Schedule 4.24(b), such insurances do not have an expiration date prior to the Outside Date.

          (c)   The Company and each Company Subsidiary is insured against public liability, workers' compensation liability and loss of profits in such amounts as accord with sound business principles and, except as set forth on Schedule 4.24(b), such insurances do not have an expiration date prior to the Outside Date.

          (d)   All premiums in respect of the insurances referred to on Schedule 4.24(a), other than financed premiums, will have been paid in full prior to the Effective Time.

          (e)   There are no material claims made but unpaid under the insurances referred to on Schedule 4.24(a), and, to the knowledge of the Company, no material threatened or pending claims or events or circumstances which may give rise to any such claim.

          (f)    Neither the Company nor any of its Subsidiaries has received any written notice, or, to the knowledge of the Company, threats of cancellation or non-renewal of, or, except as set forth on Schedule 4.24(f), since January 1, 2004, any material increase of premiums with respect to, any insurance policies listed on Schedule 4.24(a).

        Section 4.25.    Transactions with Affiliates.    Except for the matters disclosed on Schedule 4.25, no Affiliate of the Company or any Company Subsidiary (other than the Company itself or another Company Subsidiary) is a consultant, competitor, creditor, debtor, customer, distributor, supplier or vendor of, or is a party to any contract or agreement with, the Company or any Company Subsidiary.

Except as disclosed on Schedule 4.25, no Affiliate of the Company or any Company Subsidiary (other than the Company itself or any such Company Subsidiary) owns any material asset used in, or necessary to, the business of the Company or any Company Subsidiary.

        Section 4.26.    Suppliers.    Schedule 4.26 sets forth a complete and accurate list of the ten largest suppliers of materials, products or services to each operational division of the Company (measured by the aggregate amount purchased by such operational division) during the Company's most recently ended fiscal year, indicating any agreements for continued supply from each such supplier. Except as set forth on Schedule 4.26, none of such suppliers listed on Schedule 4.26 has canceled, terminated or otherwise materially altered (including any material reduction in the rate or amount of sales or material increase in the prices charged) or notified the Company or any Company Subsidiary of any intention to do any of the foregoing or otherwise threatened in writing to cancel, terminate or materially alter (including any material reduction in the rate or amount of sales) its relationship with the Company or any Company Subsidiary.

        Section 4.27.    Opinion of Financial Advisor.    HLHZ has delivered to the Company an opinion dated on or about the date hereof to the effect that as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.

        Section 4.28    Disclosure.    To the knowledge of the Company, the representations and warranties contained in this Article IV and in the documents and certificates delivered pursuant to this Agreement, and the diligence material and information furnished by the Company to Parent and Acquisition Sub, their financiers and representatives in connection with this Agreement and the transactions contemplated hereby, when taken in their entirety, do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF PARENT AND ACQUISITION SUB

        Parent and Acquisition Sub hereby represent and warrant to the Company as follows:

        Section 5.1.    Organization.    Each of Parent and Acquisition Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full corporate power and authority to conduct its business as it is presently being conducted and to own or lease, as applicable, its assets and properties. Each of Parent and Acquisition Sub is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or Acquisition Sub. Parent has delivered to the Company true and complete copies of the charter documents and Bylaws of each of Parent and Acquisition Sub, as amended to the date of this Agreement.

        Section 5.2.    Authorization.    Each of Parent and Acquisition Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger in accordance with the provisions of this Agreement. The execution and delivery of this Agreement by each of Parent and Acquisition Sub and the consummation by each of Parent and Acquisition Sub of the Merger have been duly approved by all necessary corporate action on the part of each of Parent and Acquisition Sub, subject to receipt of Acquisition Sub Stockholder Approval (as defined below). This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and, assuming the due authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Acquisition Sub, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

        Section 5.3.    Consents and Approvals; No Conflict or Violation.

          (a)   No Consent of, or registration, declaration or filing with, or permit from, any federal, state, local or foreign Governmental Entity, is required to be obtained or made by Parent or Acquisition Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger, other than (i) compliance with and filings under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iii) such other items that, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Acquisition Sub do not, and the consummation of the Merger by each of Parent and Acquisition Sub and compliance by each of Parent and Acquisition Sub with any of the provisions hereof will not (i) violate or conflict with any provision of the charter document or Bylaws of each of Parent and Acquisition Sub, (ii) violate, conflict with, or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract to which Parent or Acquisition is party or bound or (iii) subject to the filings and other matters referred to in Section 5.3(a), violate, conflict with, contravene or give any person the right to exercise any remedy or obtain any relief under, any Judgment or Law applicable to Parent, Acquisition Sub or their respective properties or assets, except in the case of each of clauses (ii) and (iii) above, for such violations, defaults, terminations or accelerations that, individually or in the aggregate, would not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent.

        Section 5.4.    No Prior Activities.    Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

        Section 5.5.    Financing Ability.

          (a)   Parent has provided to the Company accurate and complete copies of executed commitment letters from National Australia Bank Limited, AMP Capital Investors Limited and UBS AG, Australia Branch (the "Lenders"), dated April 18, 2005 and April 28, 2005, providing for the debt financing, which together with the funds to be provided pursuant to the Equity Commitment Letters (as defined below), is necessary for the payment of the aggregate Merger Consideration and for Parent and Acquisition Sub to perform their respective obligations with respect to the transactions contemplated by this Agreement (collectively, the "Transaction Financing") and describing the terms and conditions upon which such Lenders will arrange and provide such financing (the "Commitment Letters"). The Commitment Letters are in full force and effect on the date hereof and have not been amended or modified in any respect. There are no facts and circumstances known to Parent, Acquisition Sub or any of their respective Affiliates that could reasonably be expected to (a) prevent the conditions described in the Commitment Letters from being satisfied, (b) prevent Parent from receiving financing pursuant to the terms of the Commitment Letters or (c) make any of the assumptions set forth in the Commitment Letters unreasonable. The Lenders have not advised Parent, Acquisition Sub or any of their respective Affiliates of any facts which cause them to believe the financings contemplated by the Commitment Letters will not be consummated substantially in accordance with the terms thereof. All commitment fees and other fees required to be paid pursuant to the Commitment Letters on or prior to the date hereof have been paid. The aggregate proceeds of the financings contemplated by the Commitment Letters, when taken together with the funds provided by the Equity Commitment Letters, are sufficient to pay the aggregate Merger Consideration, to pay the cash amounts payable to the Company optionholders in connection with the Merger, to effect any refinancings of existing indebtedness of the Company and the Company Subsidiaries required as a result of the Merger and to pay the anticipated fees and expenses related to the Merger and the other transactions contemplated by this Agreement (the "Required Cash Amount").

          (b)   Parent has provided to the Company accurate and complete copies of executed commitment letters from Pacific Equity Partners Fund II L.P., Pacific Equity Partners Supplementary Fund II L.P., Pacific Equity Partners Fund II (NQP) L.P., Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Fund II (Australasia) Unit Trust, Pacific Equity Partners Fund II (Australasia) Pty Limited as trustee for the Pacific Equity Partners Supplementary Fund II (Australasia) Unit Trust, PEP Investment Pty Limited and PEP Co-Investment Pty Limited dated on or about April 18, 2005 providing for equity financing and describing the terms and conditions upon which financing will be provided (the "Equity Commitment Letters"). The Equity Commitment Letters are in full force and effect on the date hereof and have not been amended or modified in any respect. There are no facts and circumstances known to Parent, Acquisition Sub or any of their respective Affiliates that could reasonably be expected to (a) prevent the conditions described in the Equity Commitment Letters from being satisfied, (b) prevent Parent and Acquisition Sub from receiving financing pursuant to the terms of the Equity Commitment Letters or (c) make any of the assumptions set forth in the Equity Commitment Letters unreasonable. None of Parent, Acquisition Sub or any of their respective Affiliates have been advised of any facts which cause them to believe the financings contemplated by the Equity Commitment Letters will not be consummated substantially in accordance with the terms thereof. All commitment fees and other fees required to be paid pursuant to the Equity Commitment Letters on or prior to the date hereof have been paid.

        Section 5.6.    Compliance with Law; Litigation.    Each of Parent and Acquisition Sub is in material compliance with all Laws which would affect its ability to perform its obligations hereunder. There is no action pending or, to the knowledge of Parent and Acquisition Sub, threatened against Parent or Acquisition Sub that would affect their respective abilities to perform their respective obligations hereunder.

        Section 5.7.    Brokers.    No broker, investment banker, financial advisor or other person, other than UBS AG and PEP Advisory Pty Limited, the fees and expenses of which shall be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent or Acquisition Sub.

        Section 5.8.    Information Supplied.    None of the information relating to Parent or Acquisition Sub supplied or to be supplied by Parent or Acquisition Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty or covenant is made by Parent or Acquisition Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement.

ARTICLE VI

COVENANTS

        Section 6.1.    Conduct of Business of the Company.    Except as contemplated by this Agreement or as described on Schedule 6.1, during the period from the date hereof through the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course consistent with past practice (including with respect to cash management practices, maintenance of working capital levels and estimation of reserves), and will seek to (i) preserve intact its current business organizations and to maintain the value of the business as a going concern, (ii) use commercially reasonable efforts to keep available the service of its current officers and employees and to preserve its relationships with customers, suppliers, lessors and others having business dealings with it and (iii) use commercially reasonable efforts to preserve the goodwill of its business. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described on Schedule 6.1, during the period from the date hereof through the Effective Time, the Company shall not, and shall not permit the Company Subsidiaries to, without the prior written consent of Parent, which consent shall not be unreasonably delayed or withheld:

          (a)   (i) enter into any agreement that would be required (assuming the Company continued to be subject to SEC rules and regulations requiring filing of current and periodic reports under the Exchange Act) to be filed as an exhibit to, or described in, filings made or to be made by the Company with the SEC or (ii) violate, extend, amend or otherwise modify or waive any of the material terms of any Material Contract or any agreement filed with the SEC as an exhibit to any of the Company SEC Documents, or enter into or modify in any material respect any contract that is or would be, if entered into or as so amended, required to be filed with the SEC or set forth in Schedule 4.10;

          (b)   cause, propose or permit any amendment to the Company Certificate, Company Bylaws or other comparable charter or organizational documents;

          (c)   authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class or any other securities or equity equivalents (including, without limitation, any options or appreciation rights), except for the issuance and sale of shares of Common Stock upon the exercise of Company Options outstanding on the date of this Agreement and in accordance with their present terms;

          (d)   split, combine, reorganize, recapitalize or reclassify any shares of capital stock or other voting securities, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) or repurchase, redeem or otherwise acquire shares of capital stock or other voting securities, make any other actual, constructive or deemed distribution in respect of shares of capital stock or other voting securities or otherwise make any payments to the stockholders of the Company in their capacity as such;

          (e)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

          (f)    (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business; provided that such borrowing does not exceed $100,000 whether in a single transaction or in any one or more transactions in any 21 day period; (ii) assume, guarantee, endorse or otherwise become liable or responsible, whether directly, contingently or otherwise, for the obligations of any other person, except a Company Subsidiary other than FFPE, LLC and its Subsidiaries, (iii) make any material loans, advances or capital contributions to or investments in any other person or (iv) sell, transfer, mortgage or pledge any of its or any Company Subsidiaries' material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon, except for Permitted Liens;

          (g)   pay, discharge, compromise, satisfy, cancel or forgive any debts or claims or rights (or series of rights, debts or claims) involving, individually or in the aggregate, consideration in excess of $100,000;

          (h)   except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any Company Subsidiary in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any Company Subsidiary or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of appreciation rights or performance units); provided, however, that this paragraph (h) shall not prevent the Company or any Company Subsidiary from (A) entering into employment agreements or severance agreements with employees in the ordinary course of business; provided any such agreement would not result in material liability to the Company or (B) increasing annual compensation and/or providing for or amending bonus arrangements for non-executive employees in the ordinary course of compensation reviews to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to the Company or any Company Subsidiary;

          (i)    enter into any agreement providing for the employment or consultancy of any person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant; hire any person on a full-time, part-time, consulting or other basis or otherwise providing compensation or other benefits to any officer, director, employee or consultant hired on or after the date hereof, if the compensation to be paid and payable on an annualized basis to such person (i) will exceed $100,000, or (ii) together with the compensation to be paid and payable on an annualized basis to all other such persons hired on or after the date hereof, will exceed $500,000;

          (j)    effect any reduction in force;

          (k)   acquire, sell, lease or dispose of material property or assets in any single transaction or series of related transactions;

          (l)    maintain its books and records in a manner other than in the ordinary course of business, consistent with past practice;

          (m)  except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

          (n)   in respect of any Taxes, make or change any material election, change any accounting method, enter into any closing agreement or settle any material claim or assessment or consent to any extension or waiver of the limitations period applicable to any material claim or assessment except as required by applicable law;

          (o)   (i) acquire, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization or division thereof or any equity interest therein or (ii) make or authorize any new capital expenditure or expenditures which in the aggregate are in excess of $500,000; provided, that none of the foregoing shall limit any capital expenditure required pursuant to existing written contracts;

          (p)   settle or compromise any pending or threatened suit, action or claim (i) which relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involve a payment in excess of $50,000;

          (q)   revalue in any material respect any of the assets of the Company or any Company Subsidiary, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

          (r)   enter into or perform any transaction with, or for the benefit of, any officer, director, employee or Affiliate of the Company or any Company Subsidiary (other than payments made to officers, directors and employees in the ordinary course of business consistent with past practice and with Section 6.1(h));

          (s)   enter into any term sheet, memorandum of understanding, or contract, whether binding or not, regarding a potential sale or other disposition of part or all of the business conducted directly or indirectly by FFPE, LLC;

          (t)    incur out-of-pocket expenses in excess of the amounts listed in Schedule 6.1(t) in connection with the transactions contemplated hereby relating to financial advisory fees, fees payable to any YUM Brands company, payments to employees triggered by the consummation of the transactions contemplated by this Agreement, proxy solicitation expenses, reimbursement of expenses of a bidder in the sale process and legal fees; and

          (u)   take or agree in writing or otherwise to take any of the actions described in Sections 6.1(a) through 6.1(t) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect.

        Section 6.2.    Preparation of the Proxy Statement; Stockholder Approval.

          (a)   As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement (the "Proxy Statement") in preliminary form. The Company shall ensure that the Proxy Statement complies in all material respects with all applicable requirements of the Securities Act and Exchange Act. The Company shall provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing the same with the SEC, and the Company shall promptly provide Parent with a copy of all such filings made with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide Parent copies of any written comments, and advise Parent of any oral comments or communications regarding the Proxy Statement received from the SEC.

          (b)   If, at any time prior to the receipt of the Company Stockholder Approval, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

          (c)   If, at any time prior to the receipt of the Company Stockholder Approval, any event occurs with respect to Parent or Acquisition Sub, or change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company's stockholders.

          (d)   The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval. The Company shall (i) use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the date of this Agreement and to solicit from its stockholders proxies in favor of the approval of the Merger and this Agreement and (ii) take all other action required by the rules of the NYSE to obtain such approvals. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 6.4(c). Notwithstanding the foregoing, the Company, after consultation with Parent, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

          (e)   Parent shall, as soon as practicable following the date of this Agreement, approve this Agreement by written consent as the sole stockholder of Acquisition Sub ("Acquisition Sub Stockholder Approval").

        Section 6.3.    Access to Information.

          (a)   Between the date hereof and the Effective Time, (i) the Company shall, and shall cause the Company Subsidiaries to, provide Parent and its authorized representatives with reasonable access during normal business hours to the facilities of the Company and the Company Subsidiaries and their respective personnel, representatives, books and records; provided, that Parent and Acquisition Sub agree that such access will give due regard to minimizing interference with the operations, activities and employees of the Company and (ii) the Company shall furnish promptly to Parent (A) a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of federal or state securities Laws and (B) such financial and operating data and other information with respect to the Company and the Company Subsidiaries as Parent may from time to time reasonably request. Notwithstanding any other provision of this Agreement, Parent shall have the right to disclose any information it receives pursuant to this Section 6.3(a) to its advisors, its financiers and any advisors of its financiers, subject to the terms of the Confidentiality Agreement.

          (b)   Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.3 shall require the Company or its Affiliates to disclose any information to Parent if such disclosure (i) would cause significant competitive harm to such disclosing party or its Affiliates if the transactions contemplated by this Agreement were not consummated or (ii) would be in violation of applicable Laws or agreements.

          (c)   Each of the parties hereto shall hold and shall cause its representatives and Affiliates to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of the Confidentiality Agreement.

          (d)   The Company shall keep Parent apprised of all material developments in connection with (i) the potential sale or other disposition of part or all of the business directly or indirectly conducted by FFPE, LLC and (ii) the release of any guaranties given by the Company or any Company Subsidiary (other than FFPE, LLC and its Subsidiaries) in connection with the business conducted by FFPE, LLC and its Subsidiaries, and in each case shall provide Parent and its officers and agents with all information reasonably requested by them with respect to such potential sale or other disposition or release.

        Section 6.4.    No Solicitation.

          (a)   From the date hereof through the earlier of (i) the Effective Time or (ii) the termination of this Agreement in accordance with its terms, the Company and the Company Subsidiaries shall not, and shall not knowingly authorize or knowingly permit any of their respective officers, directors, representatives and agents (including any financial advisors) (such persons collectively shall be referred to as the "Company Group") to, directly or indirectly, (A) solicit, initiate, encourage or take any other action to cooperate in any with respect to, or assist in or facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, or (B) participate in any discussions or negotiations with, or provide any information to, any person or group of persons (other than Parent, Acquisition Sub or any of their respective Affiliates) concerning any Company Takeover Proposal, or (C) enter into any agreement, arrangement or understanding (including any letter of intent or similar document) involving a Company Takeover Proposal; provided, however, that if the Company receives an unsolicited written proposal for a Company Takeover Proposal from another person, without any member of the Company Group acting or omitting to act in a manner that is inconsistent with this Section 6.4(a), that the Company Board determines in its good faith judgment is reasonably likely to constitute a Superior Takeover Proposal, the Company and its representatives may conduct such discussions or provide such information with respect to the Company and the Company Subsidiaries as the Company shall determine, but only if, prior to such provision of information or discussion (A) the person making the proposal shall have entered into a non-disclosure agreement substantially in the form of the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 6.4) and (B) the Company Board determines in its good faith judgment, after consultation with legal counsel, that it is required to do so for the purpose of exercising its fiduciary duties. The Company shall promptly (and in any event within one day) notify Parent in writing if any member of the Company Group receives a Company Takeover Proposal or any inquiry regarding the making of, or that could reasonably be expected to lead to, a Company Takeover Proposal, including any material terms of any such inquiry or Company Takeover Proposal, and shall keep Parent informed of the status of any such inquiry or Company Takeover Proposal. Nothing contained in this Section 6.4 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with legal counsel, failure so to disclose would be inconsistent with the exercise of its fiduciary duties or any other obligations under applicable Law.

          (b)   Any violation of the restrictions set forth in Section 6.4(a) by any member of the Company Group, whether or not acting on behalf of the Company or any Company Subsidiary, shall be deemed to be a breach of Section 6.4(a) by the Company.

          (c)   Neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Acquisition Sub, or propose to withdraw or modify in a manner adverse to Parent or Acquisition Sub, the approval or recommendation by the Company Board of this Agreement or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal.

  Notwithstanding the foregoing, but provided always that the provisions of Section 6.4(a) are complied with in full by the Company Group, if, prior to receipt of the Company Stockholder Approval, the Company Board receives a Superior Takeover Proposal and as a result thereof the Company Board determines in good faith, after consultation with legal counsel, that it is required for the purpose of exercising its fiduciary duties, the Company Board may withdraw or modify its approval or recommendation of the Merger and this Agreement; provided that the Company complies with Section 6.4(d) below.

          (d)   The Company shall give Parent forty-eight (48) hours notice that the Company Board is considering, or is prepared to (i) withdraw or modify its approval or recommendation of the Merger and this Agreement or (ii) accept a Superior Takeover Proposal in order to allow Parent the opportunity to make an offer to the Company; provided that the Company may not definitively accept a Superior Takeover Proposal unless the Company concurrently therewith terminates this Agreement pursuant to Section 8.1(f) and makes any payment required by Section 8.2(b).

          (e)   The Company and the Board shall not terminate, redeem any rights under, or waive or amend any provision of the Shareholder Rights Plan to permit or facilitate the consummation of any Company Takeover Proposal unless this Agreement shall have been terminated in accordance with the terms and conditions set forth herein.

        Section 6.5.    Reasonable Efforts; Notification.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including, without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated hereby and to fully carry out the purposes of this Agreement.

          (b)   The Company shall give prompt notice to Parent, and Parent or Acquisition Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any Material Adverse Effect with respect to it; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        Section 6.6.    Employee Benefits.

          (a)   Parent shall cause the Surviving Corporation to provide the Affected Employees, for a period ending on the first anniversary of the Effective Time, with compensation and employee benefits of the type described in Section 4.16 of this Agreement (other than any equity-based compensation or benefit plans) which in the aggregate are at least as favorable to those currently provided by the Company and the Company Subsidiaries to their employees, unless, with respect to any individual Affected Employee, such Affected Employee agrees otherwise. Parent shall cause the Surviving Corporation to assume all employment-related obligations and agreements with respect to any Affected Employees (including, without limitation, all obligations of the Company and the Company Subsidiaries under any "change of control" or similar provisions relating to employees contained in any existing contract and all termination or severance agreements with executive officers identified on Schedule 4.16), which obligations and agreements shall be performed in accordance with their terms as of the date hereof. Except as provided in the preceding sentence, nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific Employee Plan or to continue the employment of any specific person.

          (b)   Parent shall cause the Surviving Corporation to honor long service leave entitlements, as well as all unused vacation, holiday, sickness and personal days accrued by the employees of Company and the Company Subsidiaries under the policies and practices of the Company and the Company Subsidiaries. Parent shall cause the Surviving Company to (i) waive, or use commercially reasonable efforts to cause its insurance carrier to waive, all limitations as to preexisting and at-work conditions, exclusions and waiting periods, if any, with respect to participation and coverage requirements applicable to each Affected Employee under any benefit plan in which Affected Employees participate after the Effective Time, except to the extent that such conditions, exclusions or waiting periods would apply under the Company's or a Company Subsidiary's then existing plans absent any change in such welfare plan coverage and (ii) provide credit to each Affected Employee for any co-payments and deductibles paid prior to any change in coverage in satisfying any applicable deductible or out-of-pocket requirements under any new or changed plan. Parent shall cause the Surviving Corporation to provide Affected Employees with service credit for purposes of eligibility to participate and vesting under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries under which each Affected Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Company Subsidiaries under comparable Employee Plans immediately prior to the Effective Time, provided, however, that such crediting of service shall not operate to duplicate any benefit with respect to the same period of service. Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue the employment of any specific person.

        Section 6.7.    Public Announcements.    On and after the date hereof and through the Effective Time, the Company, Acquisition Sub and Parent shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties shall issue any press release or make any public statement prior to obtaining the other parties' written approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by applicable Law, court process or pursuant to any listing agreement with a national securities exchange, in which case, to the extent reasonably feasible, the relevant parties will be given a reasonable opportunity to contest or comment on the proposed disclosure.

        Section 6.8.    Indemnification; Insurance.

          (a)   For a period of six years following the Effective Time, Parent shall cause the Surviving Corporation to comply with all obligations of the Company in existence or in effect as of the date hereof, under applicable Laws, the Company Certificate, the Company Bylaws or by contract, to indemnify, defend and hold harmless to the fullest extent permitted under applicable Laws to, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Company Subsidiary (the "Indemnified Officers") against all losses, claims, damages, costs, expenses (including, without limitation, reasonable counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation (whether or not arising prior to the Effective Time) based in whole or in part on or arising in whole or in part out of acts or omissions of any Indemnified Officer occurring prior to the Effective Time or the fact that such person is or was an officer or director of the Company or a Company Subsidiary at or prior to the Effective Time. The parties hereto intend, to the extent not prohibited by applicable Law, that the indemnification provided for in this Section 6.8 shall apply without limitation to acts or omissions, other than illegal acts or acts of fraud, or alleged acts or omissions, other than illegal acts or acts of fraud, by the Indemnified Officers in their capacities as officers or directors, as the case may be, occurring prior to the Effective Time. In the event an Indemnified Officer is entitled to indemnification under this Section 6.8, such Indemnified Officer shall be entitled to reimbursement from the Surviving Corporation for reasonable attorney fees and expenses incurred by such Indemnified Officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation in advance of the final disposition of such action upon receipt of an undertaking by such Indemnified Officer to repay such payment if it shall be adjudicated that such Indemnified Officer was not entitled to such payment. Parent hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 6.8. Each Indemnified Officer, and his or her heirs and legal representatives, is intended to be a third party beneficiary of this Section 6.8 and may specifically enforce its terms. This Section 6.8 shall not limit or otherwise adversely affect any rights any Indemnified Officer may have under any agreement with the Company or any Company Subsidiary or under the Company's or any such Company Subsidiary's organizational documents or under applicable Law.

          (b)   For a period of six years following the Effective Time, Parent shall cause the Surviving Corporation to maintain policies of directors' and officers' liability insurance covering each Indemnified Officer with respect to claims arising from facts or events that occurred on or prior to the Effective Time and providing at least the same coverage and amounts and containing terms that are not less advantageous to the insured parties than those contained in the policies of directors' and officers' liability insurance in effect as of the date hereof for officers and directors of Parent; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall cause the Surviving Corporation to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

          (c)   The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent shall not permit the Surviving Corporation to merge or consolidate with any other person unless the Surviving Corporation ensures that the successor entity assumes the obligations imposed by this Section 6.8 or agrees to provide the same indemnification, protection and insurance to the directors and officers referred to in this Section 6.8 as is provided by the Surviving Corporation to any directors and officers appointed after the Effective Time or any directors and officers of Acquisition Sub immediately before the Effective Time.

        Section 6.9.    Transfer Taxes.    All Transfer Taxes incurred in connection with the Transactions shall be paid by either Acquisition Sub or the Surviving Corporation, and the Company shall cooperate with Acquisition Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

        Section 6.10    Shareholder Rights Plan.    The Company Board shall take all action reasonably necessary in order to render the Shareholder Rights Plan inapplicable to the transactions contemplated hereby. Except as approved in writing by Parent, the Company Board shall not (i) amend the Shareholder Rights Plan, (ii) redeem any rights under the Shareholder Rights Plan or (iii) take any action with respect to, or make any determination under, the Shareholder Rights Plan, in each case in a manner adverse to Parent or Acquisition Sub.

        Section 6.11.    Takeover Statutes.    Except as otherwise specifically provided in Section 6.4, in no event shall the approval of the Merger and this Agreement by the Company Board under Section 203 of the DGCL be withdrawn, revoked or modified by the Company Board. If Section 203 of the DGCL (or any comparable Laws relating to takeovers) is or may become applicable to the Merger or any of the transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such lawful actions to eliminate or minimize the effects of such Laws on such transactions.

        Section 6.12.    Consents.    The Company shall use its commercially reasonable efforts to obtain (a) the consents listed on Schedule 7.3(c), and (b) all necessary consents, waivers and approvals under any agreement to which the Company or any of the Company Subsidiaries is a party or otherwise in connection with the Merger or the transactions contemplated by this Agreement required to prevent the occurrence of an event that has, or would reasonably be expected to have, a Material Adverse Effect on the Company. Parent and Acquisition Sub will cooperate with the Company to obtain such consents. Notwithstanding the foregoing, the Company shall use best efforts to obtain all necessary consents or approvals with respect to the leases set forth on Schedule 4.12(b)(i).

        Section 6.13.    Antitrust Authorities.    As soon as is reasonably practicable, Parent and the Company shall file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice any Notification and Report Forms relating to the transactions contemplated hereby required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification and control laws and regulations of any other applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be reasonably required in order to make such filings, except to the extent that such disclosure (i) would cause significant competitive harm to such disclosing party or its Affiliates if the transactions contemplated by this Agreement were not consummated or (ii) would be in violation of applicable Laws or agreements, and (b) supply any additional information which may be requested by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate.

        Section 6.14.    Financing.

          (a)   Parent and Acquisition Sub agree to use commercially reasonable efforts (i) to complete the transactions contemplated by the Commitment Letters and (ii) to complete the transactions contemplated by the Equity Commitment Letters, so as to obtain financing in an amount sufficient to pay the Required Cash Amount.

          (b)   Without limiting the generality of the foregoing, in the event that at any time funds are not or have not been made available pursuant to the Commitment Letters so as to enable Parent to proceed with the Closing in a timely manner, Parent shall (i) use its commercially reasonable efforts to obtain alternative funding in an amount at least equal to the Required Cash Amount on terms and conditions substantially comparable to those provided in the Commitment Letters and the Equity Commitment Letters, or otherwise on terms reasonably acceptable to Parent and (ii) shall continue to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.

          (c)   Following the date hereof, Parent will promptly advise the Company of (i) any amendment, modification, termination or cancellation of any of the Commitment Letters or Equity Commitment Letters, and (ii) any change, effect, event, situation or condition or any other information of which Parent is aware as a result of which it could reasonably be expected that the Transaction Financing will not be obtained on the terms set forth in the Commitment Letters or the Equity Commitment Letters. None of Parent, Acquisition Sub or any of their respective Affiliates will (A) attempt, directly or indirectly, to induce or encourage the Lenders or other entities not to fund any of the financing provided for in the Commitment Letters or Equity Commitment Letters or (B) amend, terminate or waive any provisions of the Commitment Letters or Equity Commitment Letters without the prior written consent of the Company (which shall not be unreasonably withheld or delayed), in any manner that could reasonably be expected to adversely affect Parent's ability to obtain the Transaction Financing. Notwithstanding the foregoing, Parent, Acquisition Sub and their respective Affiliates and agents are permitted to keep the Lenders and providers of equity financing apprised of all developments related to the Company.

        Section 6.15.    Opinion of Financial Advisor.    No later than one business day following the date of this Agreement, the Company will deliver to Parent a copy of the opinion of HLHZ delivered to the Company Board to the effect that as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Common Stock of the Company.

        Section 6.16.    No Affiliate Agreements.    Unless Parent otherwise consents, the Company shall not, and shall cause the Company Subsidiaries not to, enter into any contracts or other agreements of the Company or any Company Subsidiary with any Affiliate of the Company or any Company Subsidiary (other than with the Company itself or any of its Subsidiaries).

        Section 6.17.    FFPE, LLC.    The Company shall use commercially reasonable efforts to terminate any guaranties given by the Company or any Company Subsidiary (other than FFPE, LLC and its Subsidiaries in the event of a sale of the membership interests of FFPE, LLC) in connection with the business conducted by FFPE, LLC and its Subsidiaries and shall use commercially reasonable efforts to sell FFPE, LLC and its Subsidiaries or the assets thereof prior to the Closing.

        Section 6.18.    Company SEC Documents.    The Company shall, before the Closing Date, file all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC on or before the Closing Date pursuant to Sections 13(a) and 15(d) of the Exchange Act or pursuant to the Securities Act.

        Section 6.19.    Good Standing.    The Company shall cause the Company and each Company Subsidiary to be in good standing in its jurisdiction of incorporation and, except where the failure to be so qualified or in good standing would not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary.

        Section 6.20.    Employee Acknowledgements.    The Company shall use its reasonable efforts to obtain, prior to the Closing, an acknowledgement, which shall include a customary release, from each of the employees of the Company party to a Special One Time Compensation Plan as set forth on Schedule 4.10(a)(iii), that, upon the payment of the amount due to such employee upon the consummation of the Merger pursuant to his or her Special One Time Compensation Plan, such employee shall not be entitled to any severance payment in the event that such employee does not remain employed with the Company following the Closing.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 7.1.    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party hereto to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

          (a)   Company Stockholder Approval shall have been obtained;

          (b)   no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger; and

          (c)   all approvals, waivers and consents of any Governmental Entity necessary for the consummation of the Merger shall have been obtained by Parent, Acquisition Sub and the Company, including, without limitation, the expiration or termination of the waiting period (and any extension thereof) applicable to the Merger under the HSR Act.

        Section 7.2.    Conditions to the Obligation of the Company.    The obligation of the Company to effect the Merger is subject to the satisfaction or waiver (by the Company only) at or prior to the Closing of the following conditions:

          (a)   the representations and warranties of Parent and Acquisition Sub in this Agreement or in any other document delivered pursuant hereto that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and, at the Closing, each of Parent and Acquisition Sub shall have delivered to the Company a certificate of an appropriate officer to that effect; and

          (b)   each of the covenants and obligations of Parent and Acquisition Sub to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing and, at the Closing, each of Parent and Acquisition Sub shall have delivered to the Company a certificate of an appropriate officer to that effect.

        Section 7.3.    Conditions to the Obligations of Parent and Acquisition Sub.    The respective obligations of Parent and Acquisition Sub to effect the Merger are subject to the satisfaction or waiver (by Parent or Acquisition Sub only) at or prior to the Closing of the following conditions:

          (a)   the representations and warranties of the Company in this Agreement or in any other document delivered pursuant hereto that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and, at the Closing, the Company shall have delivered to Parent a certificate of an appropriate officer to that effect;

          (b)   each of the covenants and obligations of the Company to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date and, at the Closing, the Company shall have delivered to Parent a certificate of an appropriate officer to that effect;

          (c)   the Company shall have obtained (i) those consents or approvals of third parties identified on Schedule 7.3(c) and (ii) such other consents and approvals required to prevent a breach of, a default under or a termination of, any Material Contract as a result of the Merger, except where the failure to obtain such other consents and approvals, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company; provided that this clause (c) shall not apply to the leases set forth on Schedule 4.12(b)(i), for which Section 7.3(k) shall apply.

          (d)   The Transaction Financing, or alternative financing as provided in Section 6.14, shall have been obtained by Parent; provided that this condition shall be deemed satisfied (and Parent shall be obligated to consummate the Merger) in the event that (i) any of Parent, Acquisition Sub or any of their respective Affiliates is in breach of Sections 5.5 or 6.14 and such breach results in the Transaction Financing not being obtained or (ii) Parent does not draw down the Transaction Financing even though the conditions to the Transaction Financing are satisfied and the Lenders have not defaulted in their obligations to fund pursuant to the Commitment Letters or otherwise;

          (e)   the Company shall have taken all actions necessary to make the Shareholder Rights Plan inapplicable to the transactions contemplated by this Agreement;

          (f)    Parent shall have received either (i) a certificate from the Company to the effect that none of the Company or any Company Subsidiary is a U.S. real property holding company meeting the requirements of Treasury Regulations 1.1445-2(c)(3) and 1.897-2(h), or (ii) a certificate pursuant to Treasury Regulation 1.1445-2(b)(2) from each person described in Treasury Regulation 1.897-1(c)(2)(iii)(A);

          (g)   Parent shall have received the executed resignation, effective as of the Closing, of each member of the Company Board;

          (h)   the Company shall deliver to Parent a certificate of its corporate secretary setting forth the voting results from the Company Stockholders Meeting;

          (i)    no Material Adverse Effect will have occurred;

          (j)    the Company shall have cancelled, concurrently with the Merger, the Corporate-Owned Life Insurance Policies issued to the Company on June 1, 1985 by Manufacturers Life Insurance Company; and

          (k)   with respect to at 50 leases set forth on Schedule 4.12(b)(i), either no consents or approvals with respect to the consummation of the transactions contemplated by this Agreement shall be required or the Company shall have obtained such consents or approvals.

ARTICLE VIII

TERMINATION; AMENDMENT; WAIVER

        Section 8.1.    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after Company Stockholder Approval has been obtained:

          (a)   by mutual written consent of Parent, Acquisition Sub and the Company;

          (b)   by either Parent and Acquisition Sub or the Company if (i) any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable; (ii) the Merger has not been consummated by the Outside Date; provided, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date or (iii) upon a vote at a duly held meeting to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained;

          (c)   by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition Sub set forth in this Agreement, or if any representation or warranty of Parent or Acquisition Sub shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) would be incapable of being satisfied by the Outside Date or (ii) there shall have been a breach by Parent or Acquisition Sub of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition Sub, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof; provided, that the Company has not breached any of its obligations hereunder;

          (d)   by Parent and Acquisition Sub if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) would be incapable of being satisfied by the Outside Date, (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty (20) business days after notice by Parent or Acquisition Sub thereof; provided, that neither Parent nor Acquisition Sub has breached any of its respective obligations hereunder or (iii) a Material Adverse Effect upon the Company occurs at any time before the Effective Time, and the Company has not cured such breach before the earlier of (A) the Outside Date and (B) forty-five (45) days after the occurrence of the Material Adverse Effect; or

          (e)   by Parent and Acquisition Sub if the Company Board or any committee thereof (i) withdraws or modifies in a manner adverse to Parent or Acquisition Sub, or publicly resolves to withdraw or modify in a manner adverse to Parent or Acquisition Sub, its adoption, approval or recommendation of this Agreement or the Merger, (ii) fails to recommend to the Company's stockholders that they give the Company Stockholder Approval, (iii) approves or recommends, or proposes to approve or recommend, any Company Takeover Proposal or (iv) fails to reconfirm the recommendation referred to in clause (i) above or fails to publicly announce that it is not recommending any Company Takeover Proposal, if so requested by Parent; or

          (f)    by the Company concurrently with its acceptance of a Superior Takeover Proposal; provided that the Company has complied with all provisions of Section 6.4 and makes simultaneous payment as provided in Section 8.2(b).

        Section 8.2.    Effect of Termination.

          (a)   In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than any liability of the Company, Parent or Acquisition Sub, as the case may be, for fraud or willful or intentional breach of any representation, warranty, covenant or agreement under this Agreement occurring prior to such termination; provided, however, nothing herein shall be deemed to waive any rights of specific performance of this Agreement available to any party. The provisions of this Section 8.2 and Sections 6.3(c), 9.2, 9.6 and 9.10 shall survive any such termination.

          (b)   In the event that this Agreement shall be terminated pursuant to Section 8.1(b)(iii), Section 8.1(e) or Section 8.1(f), Parent would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent for such damages, the Company shall pay to Parent or its designees by wire transfer of immediately available funds the amount of Eight Million Four Hundred Twenty Thousand Dollars ($8,420,000) as liquidated damages immediately (and in any event within one business day) upon the occurrence of the termination of this Agreement pursuant to Section 8.1(b)(iii), Section 8.1(e) or Section 8.1(f). It is specifically agreed that the amount to be paid pursuant to this Section 8.2(b) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

          (c)   In the event that this Agreement shall be terminated pursuant to Section 8.1(b)(i), Section 8.1(b)(ii) or Section 8.1(d), the Company shall, within one Business Day of such termination, reimburse the Parent or its designees, by wire transfer of immediately available funds, for all out-of-pocket expenses of the Parent or the Acquisition Sub, including all fees and expenses payable to all legal, accounting, financial and professional advisers and the cost of any currency exposure hedge transaction, relating to the Merger, this Agreement or the transactions contemplated hereby; provided that the Company shall in no event be required to reimburse Parent for more than Five Million Six Hundred Ten Thousand Dollars ($5,610,000).

        Section 8.3.    Amendment.    This Agreement may be amended by action taken by the boards of directors of the Company, Parent and Acquisition Sub at any time before or after Company Stockholder Approval has been obtained, but, after Company Stockholder Approval has been obtained, no amendment shall be made which requires the approval of such stockholders under applicable Law or the listing standards of the New York Stock Exchange without such approval. This Agreement may be amended only by an instrument in writing signed on behalf of the parties hereto.

        Section 8.4.    Extension; Waiver.    At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1.    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.2.    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, one (1) business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested or upon receipt of electronic or other confirmation of transmission if sent via facsimile (or at such other address for a party as shall be specified by like notice):

if to Parent or Acquisition Sub:	Aus Bidco Pty Limited c/o Pacific Equity Partners Pty Limited Level 36, The Chifley Tower 2 Chifley Square Sydney, NSW 2000 Australia Telecopier: 61.2.9231.2804 Attention: Rob Koczkar
with a copy to:	Clayton Utz 1 O'Connell Street Sydney, NSW 2000 Australia Telecopier: 61.2.8220.6700 Attention: Philip Kapp and David Stammers
and:	Ropes & Gray LLP One International Place Boston, MA 02110 Telecopier: (617) 951-7050 Attention: Raj Marphatia
if to the Company to:	Worldwide Restaurant Concepts, Inc. 15301 Ventura Blvd., Building B, Suite 300 Sherman Oaks, CA 91403 Telecopier: (818) 530-0189 Attention: Michael Green, General Counsel
with a copy to:	Gibson Dunn & Crutcher LLP 2029 Century Park East Los Angeles, California 90067 Telecopier: (310) 551-8741 Attention: Robert K. Montgomery, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        Section 9.3.    Entire Agreement.    This Agreement (including the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        Section 9.4.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 9.5.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.6.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

        Section 9.7.    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All references to "dollars" or "$" are references to United States Dollars.

        Section 9.8.    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Article III and Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

        Section 9.9.    Personal Liability.    This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

        Section 9.10.    Fees and Expenses.    Except as otherwise provided in Sections 8.2(b) and 8.2(c), each of the parties hereto shall bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated, except that expenses incurred in connection with (i) filing, printing and mailing the Proxy Statement (including all applicable filing fees) and (ii) the filing of pre-merger notification forms under the HSR Act or any similar foreign Laws shall be shared equally by Parent and the Company.

        Section 9.11.    Specific Performance.    The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to consummate the Merger, shall cause irreparable injury to the other parties, for which damages, even if available, would not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 9.12.    Venue.    Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than any Delaware state court or any federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the Merger.

        Section 9.13.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.14.    Counterparts.    This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        Section 9.15.    Disclosure Generally.    If and to the extent any information required to be furnished in any Schedule is contained in this Agreement or disclosed on any Schedule attached hereto, such information shall be deemed to be included in all Schedules in which the information is required to be included to the extent such disclosure is reasonably apparent on its face. The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company, in and of itself, that such information is required by the terms hereof to be disclosed or is material to or outside the ordinary course of the business of the Company.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

WORLDWIDE RESTAURANT CONCEPTS, INC.
By:	/s/ CHARLES L. BOPPELL Name: Charles L. Boppell Title: President and CEO
AUS BIDCO PTY LIMITED
By:	/s/ ROB KOCZKAR Name: Rob Koczkar Title: Director
US MERGECO, INC.
By:	/s/ ROB KOCZKAR Name: Rob Koczkar Title: Director

[Signature page to Agreement and Plan of Merger]

AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT (this "Amendment"), dated as of June 9, 2005, to the AGREEMENT AND PLAN OF MERGER, dated as of April 28, 2005 (the "Merger Agreement"), is by and among Worldwide Restaurant Concepts, Inc., a Delaware corporation (the "Company"), Aus Bidco Pty Limited, a Victoria, Australia, limited company ("Parent") and US Mergeco, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"). Unless otherwise defined, capitalized terms herein shall have the meaning ascribed to them in the Merger Agreement.

        WHEREAS, the Company, Parent and Acquisition Sub wish to amend the Merger Agreement as provided below.

        NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

  1.
  Amendments.

            (a)   Section 6.3(d) is hereby amended and restated to read in its entirety as follows:

      "(d) The Company shall keep Parent apprised of all material developments in connection with the release of any guaranties given by the Company or any Company Subsidiary (other than FFPE, LLC and its Subsidiaries) in connection with the business conducted by FFPE, LLC and its Subsidiaries, including, for the avoidance of doubt, by selling individual restaurants, and shall provide Parent and its officers and agents with all information reasonably requested by them with respect to such release. In addition, the Company shall keep Parent apprised of any unsolicited offers for the purchase of part or all of the business directly or indirectly conducted by FFPE, LLC and its Subsidiaries."

            (b)   Section 6.17 is hereby amended and restated to read in its entirety as follows:

      "Section 6.17. FFPE, LLC. The Company shall use commercially reasonable efforts to terminate any guaranties given by the Company or any Company Subsidiary (other than FFPE, LLC and its Subsidiaries) in connection with the business conducted by FFPE, LLC and its Subsidiaries, including, for the avoidance of doubt, by selling individual restaurants."

  2.
  General.

            (a)   This Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            (b)   This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

            (c)   Except as expressly set forth herein, the Merger Agreement shall remain in full force and effect and this Amendment shall not be deemed to be an amendment to any other terms or conditions thereof. Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be the Merger Agreement as amended by this Amendment. Notwithstanding Section 9.3 of the Merger Agreement to the contrary, the Merger Agreement (including the Company Disclosure Schedule) and the Confidentiality Agreement, together with this Amendment, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and thereof. There is no restriction, agreement, promise, warranty, covenant or undertaking with respect to the transactions contemplated thereby and hereby other than those expressly set forth therein or herein.

        IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

WORLDWIDE RESTAURANT CONCEPTS, INC.
By:	/s/ A. KEITH WALL Name: A. Keith Wall Title: Vice President and Chief Financial Officer
AUS BIDCO PTY LIMITED
By:	/s/ ROBERT KOCZKAR Name: Robert Koczkar Title: Director
US MERGECO, INC.
By:	/s/ ROBERT KOCZKAR Name: Robert Koczkar Title: Director

ANNEX B

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
to Worldwide Restaurant Concepts, Inc.

April 28, 2005

The Special Committee of the Board of Directors and
The Board of Directors
Worldwide Restaurant Concepts, Inc.
15301 Ventura Blvd., Building B
Suite 300
Sherman Oaks, CA 91403

Dear Directors:

        We understand that Worldwide Restaurant Concepts, Inc. (the "Company") is planning to enter into an agreement to merge (the "Merger") with US Mergeco, Inc., a wholly-owned subsidiary of Aus Bidco Pty Limited. As part of the Merger, each share of the Company's outstanding common stock held by the Company's common stockholders (the "Stockholders") shall be converted into and shall become the right to receive $7.00 in cash, subject to adjustment between $6.65 and $7.25 per share as provided in the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 28, 2005 (to be entered into) among the Company, AUS Bidco Pty Limited and US Mergeco, Inc. (the "Per Share Merger Consideration").

        Such transaction and all related transactions are referred to collectively herein as the "Transaction."

        You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address (i) the underlying business decision of the Committee, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in the Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in the Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party, (vi) whether any security holder should vote in favor of the Transaction, or (viii) the fairness of any portion or aspect of the Transaction to any one class of the Company's security holders vis-à-vis any other class of the Company's security holders.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.
reviewed the Company's annual reports on Form 10-K for the fiscal years ended April 30, 2002 through 2004, quarterly reports on Form 10-Q for the quarters ended July 25, 2004 and October 17, 2004, and Company-prepared interim financial statements for the period ending March 31, 2005, which the Company's management has identified as being the most current financial statements available;

2.
reviewed copies of the following documents:

  Draft Merger Agreement received on April 28, 2005;

  Worldwide Restaurant Concepts, Inc Confidential Information Memorandum dated December 2004;

B-1

  Project Frankfort Debt Senior Facilities and Subordinated Note Facility Commitment Letter between Pacific Equity Partners Pty Limited, National Australia Bank Limited, AMP capital Investors and UBS AG dated April 18, 2005, as supplemented on April 28, 2005;

  Equity Commitment Letters between affiliates of Pacific Equity Partners Pty Limited and AusHoldco Pty Limited dated April 18, 2005;

3.
spoken with certain members of the senior management of the Company and the Committee to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and spoken with representatives of the Company's investment bankers to discuss certain matters;

4.
reviewed pro forma fiscal year end 2005 forecasts for WRC and its business units Collins Foods Group Pty. Ltd. ("CFG"), Sizzler® USA, Inc., and its sister company Sizzler® International Marks, Inc. (collectively "Sizzler"), and Pat & Oscar's® Restaurants ("Pat & Oscars");

5.
reviewed forecasts and projections prepared by the Company's management with respect to the Company for the three years ending April 30, 2008;

6.
reviewed the historical market prices and trading volume for the Company's publicly traded securities;

7.
reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

8.
conducted such other studies, analyses and inquiries as we have deemed appropriate.

        We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

        Based upon the foregoing, and in reliance thereon, it is our opinion that the Per Share Merger Consideration to be received by the Stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

B-2

Strictly Private and Confidential

9 June 2005

Pacific Equity Partners Pty Limited
Level 36 The Chifley Tower
2 Chifley Square
SYDNEY NSW 2000

For the attention of: Mr Tim Sims

Project Frankfort—Senior Facilities and Subordinated Note Facility Commitment Letter—Amendment and restatement

Dear Tim

We refer to:

(a)
the Commitment Letter dated 18 April 2005 from UBS AG ("UBS"), acting through its Australia Branch, as Joint Lead Arranger and Bookrunner, National Australia Bank Limited ("NAB"), as Joint Lead Arranger, and AMP Capital Investors Limited as responsible entity for the AMP Capital Structured High Yield Fund ("AMP"), as a subordinated noteholder (each of UBS, NAB and AMPbeing a "Bank" and together being the "Banks") to Pacific Equity Partners Pty Limited ("Sponsor") in relation to an underwritten offer of senior and subordinated facilities on the terms set out therein which was accepted by the Sponsor on 19 April 2005 (the "Original Commitment Letter"); and

(b)
the letter agreement amending the Original Commitment Letter dated 28 April 2005 from the Banks to the Sponsor and accepted by the Sponsor on 29 April 2005 (the "Amendment to the Commitment Letter"),

(the Original Commitment Letter as amended by the Amendment to the Commitment Letter being the "Commitment Letter").

Capitalised terms not otherwise defined in this letter have the meaning given to them in the Commitment Letter or the Term Sheets referred to in the Commitment Letter (as applicable).

In this letter, references to "you" and "your" are references to the Sponsor.

The obligations and rights of the Banks under this letter are several. No Bank is responsible for the obligations of any other Bank. Each Bank may separately enforce its rights under this letter.

Please note that those matters that are not covered or made clear in this letter, the Commitment Letter, the Term Sheets, the Fee Letters or the Pricing Letters referred to below are subject to mutual agreement of the parties hereto.

The Banks agree that the Commitment Letter and the Term Sheets attached to the Commitment Letter will be is amended and restated to read as set out in the schedule to this letter.

The amendment and restatement of the Commitment Letter and the attached Term Sheets will take effect from the date of acceptance of both this letter and each Pricing Letter referred to below by you in the manner contemplated below.

The amendments to the Commitment Letter and the Term Sheets and the amendment and restatement of those documents do not affect the validity or enforceability of the Commitment Letter and the Commitment Letter continues in full force and effect (as amended and restated). Nothing in this letter affects the obligations of the Sponsor under or the validity or enforceability of the Fee Letters (which continue to apply despite the amendment and restatement of the Commitment Letter set out herein).

Nothing in this letter prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Commitment Letter before the date of this letter or before the date of acceptance of both this letter and the Pricing Letters referred to below by the Sponsor or discharges, releases or otherwise affects any liability or obligation of the Sponsor arising under the Commitment Letter before the date of this letter or before the date of acceptance of both this letter and the Pricing Letters by the Sponsor.

Pricing Letters

The Sponsor also agrees that certain matters in relation to the pricing, market flex rights, syndication, early redemption requirements, financial covenants of the Financing and certain other confidential commercial items referred to in the Terms Sheets (as amended and restated pursuant to this letter) are to be specified on and from the date of amendment and restatement of the Commitment Letter as contemplated herein:

(a)
in the case of the pricing, market flex rights and syndication of the Senior Facilities, the financial covenants applicable to the Senior Facilities and those other confidential commercial items referred to in the Senior Facilities Term Sheet (as amended and restated pursuant to this letter) in relation to the Senior Facilities, in the pricing letter dated on or about the date of this letter from UBS and NAB to the Sponsor (the "Senior Pricing Letter"); and

(b)
in the case of the pricing and early redemption requirements of the Subordinated Facility, the financial covenants applicable to the Subordinated Facility and those other confidential commercial items referred to in the Subordinated Facility Term Sheet (as amended and restated pursuant to this letter) in relation to the Senior Facilities, in the pricing letter dated on or about the date of this letter from UBS, NAB and AMP to the Sponsor (the "Subordinated Pricing Letter"),

(each a "Pricing Letter" and together the "Pricing Letters"). The Sponsor agrees that, from the date of acceptance of both this letter and each Pricing Letter referred to below by you in the manner contemplated below, the pricing, market flex rights, syndication arrangements and financial covenants and other items set out in the Senior Pricing Letter and referred to in the Senior Facilities Term Sheet (as amended and restated pursuant to this letter) will apply to the Senior Facilities and that the pricing and early redemption requirements and financial covenants and other items set out in the Subordinated Pricing Letter and referred to in the Subordinated Facility Term Sheet (as amended and restated pursuant to this letter) will apply to the Subordinated Facility. From that time the terms of the Pricing Letters will apply to the Financing so that where the words "As set out in the Senior Pricing Letter" are used in the Senior Facilities Term Sheet the relevant provision from the Senior Pricing Letter will apply and where the words "As set out in the Subordinated Pricing Letter" are used in the Subordinated Facility Term Sheet the relevant provision from the Subordinated Pricing Letter will apply.

Confidentiality

The confidentiality provisions in the Commitment Letter under the heading "Confidentiality" also apply to this letter as if set out in full in this letter.

AMP

The section of the Commitment Letter headed "AMP" applies to this letter as if set out in full in this letter.

Acceptance

This letter may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. This letter and your rights hereunder may not be assigned by you without the prior written consent of all Banks and may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto. The signatories of this letter may by agreement waive or modify the terms of this letter without the consent of any other Indemnified Person.

This letter shall be governed by and construed in accordance with the laws of New South Wales. For the benefit of each Bank, you hereby irrevocably submit to the exclusive jurisdiction of the courts in New South Wales for the purpose of hearing and determining any dispute arising out of this letter and for the purpose of enforcement of any judgment against your assets.

The several offer the Banks set forth in this letter will terminate at 9.00 p.m. (Sydney time) on 9 June 2005, or such other date as agreed in writing by all of the Banks unless you accept both this letter and each Pricing Letter in full and with respect to each Bank at or prior to that time by signing and returning to each Bank counterparts of this letter and, in the case of UBS and NAB, each Pricing Letter and in the case of AMP, the Subordinated Pricing Letter.

If you are in agreement with the foregoing, please sign and return to each undersigned one copy of this letter and, in the case of UBS and NAB, each Pricing Letter and in the case of AMP, the Subordinated Pricing Letter. By accepting this letter you confirm that you are bound by the Commitment Letter as amended and restated by this letter and that this letter is issued in accordance with the Commitment Letter.

Yours faithfully,

UBS AG, AUSTRALIA BRANCH

By:	/s/ SIMON MAIDMENT Simon Maidment Managing Director	By:	/s/ KEVIN BUSH Kevin Bush Executive Director

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ CHRIS CHAMPION Chris Champion Head of Acquisition & Leveraged Finance	By:	/s/ LANCE MCKEGG Lance McKegg Associate Director

AMP Capital Investors Limited

By:	/s/ ANDREW JONES Andrew Jones Senior Portfolio Manager

Accepted and agreed this 9th day of June 2005

PACIFIC EQUITY PARTNERS PTY LTD

By:	/s/ ROB KOCZKAR Name: Rob Koczkar Title: Director

By:	/s/ PAUL MCCULLAGH Name: Paul McCullagh Title: Director

Schedule—Amended and Restated Commitment Letter

UBS AG ("UBS"), acting through its Australia Branch, as Joint Lead Arranger and Bookrunner, National Australia Bank Limited ("NAB"), as Joint Lead Arranger and AMP Capital Investors Limited as responsible entity for the AMP Capital Structured High Yield Fund ("AMP"), as a subordinated noteholder, are pleased to provide this underwritten offer of senior and subordinated facilities on the terms set out below, (each of UBS, NAB and AMP being a "Bank" and together being the "Banks").

You have advised the Banks that Pacific Equity Partners Pty Limited (the "Sponsor") and existing management of the Target (together, the "Consortium"), through one or more newly created acquisition companies (the "Acquiror"), propose to acquire (the "Acquisition") 100% of the shares and options in Worldwide Restaurant Concepts, Inc and 19.4% of the shares in Collins Food Group Pty. Limited from management (together the "Target").

Description of the Financing

We understand that the Acquisition, various transaction costs (including fees), payment of certain restructuring costs and ongoing Target group funding requirements will be financed with the proceeds of the following:

1.
borrowings under senior secured credit facilities (the "Senior Facilities"), on the terms and conditions outlined in this letter and in the senior term sheet attached as Exhibit A (the "Senior Facilities Term Sheet") and the Senior Pricing Letter referred to below, consisting of up to A$150 million and US$31.2 million in term loan facilities (the "Senior Term Facilities"), a capital expenditure facility (the "Capex Facility") in an amount of up to A$27 million and revolving credit facilities (the "Revolving Credit Facilities") in an amount of up to A$15 million and US$ 3.9 million;

2.
capital raising of A$70 million under a subordinated note facility (the "Subordinated Facility"), on the terms and conditions outlined in this letter and in the term sheet attached as Exhibit B (the "Subordinated Facility Term Sheet") and the Subordinated Pricing Letter referred to below; and

3.
the purchase by the Consortium of equity securities of the Acquiror (directly or through one or more holding companies) in cash (the "Equity Contribution") of an amount not less than 25% of the total purchase consideration including transaction costs.

The Senior Facilities and the Subordinated Facility are referred to in this letter as the "Financing". The Acquisition, the Equity Contribution and the Financing are referred to in this letter as the "Transaction".

Commitment

Based upon and subject to the foregoing, the Banks are pleased to severally offer to commit to provide, or to cause one or more of their respective affiliates to provide:

(a)
the following amounts of the Senior Term Facilities, the Capex Facility and the Revolving Credit Facilities on the terms and conditions outlined in this letter, the Senior Facilities Term Sheet and the Senior Pricing Letter referred to below (being 60% of the amount of each of the Senior

  Facilities in the case of UBS, and 40% of the amount of each of the Senior Facilities in the case of NAB):

Senior Facility	UBS Commitment (millions)	NAB Commitment (millions)
Tranche 1: Senior Bank Facility—Amortising	A$45	A$30
Tranche 2: Senior Bank Facility—A$ Bullet	A$45	A$30
Tranche 3: Senior Bank Facility—US$ Bullet	US$18.72	US$12.48
Tranche 4A: Revolving Credit Facility—A$	A$9	A$6
Tranche 4B: Revolving Credit Facility—US$	US$2.34	US$1.56
Capex Facility—A$	A$16.2	A$10.8
(b)
the following amounts of the Subordinated Facility on the terms and conditions outlined in this letter, in the Subordinated Facility Term Sheet and the Subordinated Pricing Letter referred to below:

AMP Commitment (A$ millions)	NAB Commitment (A$ millions)
$50	$20

For the avoidance of doubt, UBS will not provide any of the Subordinated Facility and AMP will not provide any of the Senior Facilities.

The obligations and rights of the Banks under this letter are several. No Bank is responsible for the obligations of any other Bank. Each Bank may separately enforce its rights under this letter.

The term "Senior Lenders" as used in this letter and the Senior Facilities Term Sheet shall mean UBS, NAB and one or more other persons who actually advance or undertake the commitment to advance the Senior Facilities. The term "Subordinated Lenders" as used in this letter and the Subordinated Facility Term Sheet shall mean AMP, NAB and one or more other persons who actually advance or undertake the commitment to advance the Subordinated Facility and "Lenders" means all of them. The Senior Facilities Term Sheet and the Subordinated Facility Term Sheet are together referred to as the "Term Sheets".

Please note that those matters that are not covered or made clear in this letter, the Fee Letters, the Pricing Letters or the Term Sheets are subject to mutual agreement of the parties hereto.

All monetary amounts referred to in our proposal are in Australian dollars unless otherwise stated. All terms not specifically defined in this letter have the meaning given to them in the Term Sheets.

In this letter, references to "you" and "your" are references to the Sponsor.

Fee Letters

The Sponsor agrees to pay, or to procure the payment, to each Bank of the fees payable to that Bank specified in the fee letters dated on or about 18 April 2005 from any one or more of the Banks to the Sponsor (the "Fee Letters") on the dates and in the amounts specified in those Fee Letters.

Pricing Letters

The Sponsor also agrees that certain matters in relation to the pricing, market flex rights, syndication, early redemption requirements, financial covenants of the Financing and certain other confidential commercial items referred to in the relevant Term Sheets are to be specified:

(a)
in the case of the pricing, market flex rights, and syndication of the Senior Facilities, the financial covenants applicable to the Senior Facilities and those other confidential commercial items referred to in the Senior Facilities Term Sheet in relation to the Senior Facilities, in the pricing letter dated on or about 9 June 2005 from UBS and NAB to the Sponsor (the "Senior Pricing Letter"); and

(b)
in the case of the pricing and early redemption requirements of the Subordinated Facility, the financial covenants applicable to the Subordinated Facility and other confidential commercial items in relation to the Subordinated Facility referred to in the Subordinated Facility Term Sheet, in the pricing letter dated on or about 9 June 2005 from UBS, NAB and AMP to the Sponsor (the "Subordinated Pricing Letter"),

(each a "Pricing Letter" and together the "Pricing Letters"). The Sponsor agrees that the pricing, market flex rights, syndication arrangements, financial covenants and other items set out in the Senior Pricing Letter and referred to in the Senior Facilities Term Sheet will apply to the Senior Facilities and that the pricing, early redemption requirements, financial covenants and other items set out in the Subordinated Pricing Letter referred to in the Subordinated Facility Term Sheet will apply to the Subordinated Facility. The terms of the Pricing Letters will apply to the Financing so that where the words "As set out in the Senior Pricing Letter" are used in the Senior Facilities Term Sheet the relevant provision from the Senior Pricing Letter will apply and where the words "As set out in the Subordinated Pricing Letter" are used in the Subordinated Facility Term Sheet the relevant provision from the Subordinated Pricing Letter will apply.

Nature of the Commitment

The obligations of the Banks under this letter are subject to your compliance with the terms and conditions of, and the correctness of the representations and warranties contained in, this letter, the Term Sheets, the Pricing Letters and the Fee Letters, including the following:

(a)
each condition to the availability of the Facilities set out or referred to in the Term Sheets being satisfied in accordance with the Term Sheets and each condition set out or referred to in the Term Sheets which is specified as being required to be satisfied on or before Financial Close being satisfied in accordance with the Term Sheets on or before Financial Close;

(b)
the terms of the proposed Transaction not being changed without the consent of all Banks from those described herein, in the Term Sheets and in the Pricing Letters in any respect determined by any Bank to be material;

(c)
execution of financing documentation for the Senior Facilities, the Subordinated Facility and documentation for the Acquisition, in each case, on terms satisfactory to all Banks;

(d)
any information submitted to the Banks by or on behalf of the Consortium not being inaccurate, incomplete or misleading in any respect determined by any Bank to be material;

(e)
absence, in the opinion of all Banks (acting reasonably), of any material adverse change in the financial condition, results, business or prospects of an Acquiror or the Target and its subsidiaries; and

(f)
receipt by the Banks of satisfactory evidence (documentary or otherwise) that the Banks deems necessary, acting reasonably, for it to comply with applicable money laundering regulations in existence as at the date of the Financing.

NAB and UBS shall also have the right, after consultation with you, to change the terms, structure and pricing of the Senior Facilities in accordance with the paragraphs described "Market Flex" in the Senior Pricing Letter. UBS and NAB agree to work together in good faith to achieve Successful Syndication (as defined in the Senior Pricing Letter) in respect of the Senior Facilities prior to Financial Close (including where necessary through exercise of their rights described in accordance with the paragraphs described "Market Flex" in the Senior Pricing Letter). If Successful Syndication is not achieved prior to Financial Close then UBS and NAB will continue to work together in good faith on the same basis to achieve Successful Syndication as soon as possible thereafter.

Each Bank agrees to use its reasonable endeavours to procure its completion and execution of financing documentation for the Senior Facilities and/or the Subordinated Facility (as applicable) as soon as reasonably practicable after you are nominated by the Target as preferred bidder.

Advisors

In making the commitment set out in this letter, we do so on the basis that the Lenders will have access to the services of any specialist consultants that are engaged by you or the Acquiror, including financial, legal, market, environmental, insurance, taxation and other advisers. You must ensure that the Lenders will be entitled to rely on the accuracy and completeness of the material provided by and in accordance with the reliance arrangements put in place with those consultants. Costs of these consultants will be for the account of the Sponsor or the Acquiror. The Lenders' recourse to consultants will be governed by arrangements put in place (if any) with those consultants (such reliance and other arrangements to be on terms satisfactory to the Lenders).

Information and Projections

You hereby represent and covenant to the Banks that based on your review and analysis:

(a)
all information other than Projections (as defined below) concerning the Sponsor, the Consortium, the Acquiror, the Acquisition and, to the best of your knowledge and belief (having made due enquiry), the Target and the Target group which has been or is hereafter made available to any of the Banks and the Lenders by you or your representatives, advisors or affiliates in connection with the transactions contemplated hereby (the "Information") has been reviewed and analysed by you in connection with the performance of your own due diligence and is, or in the case of Information made available after the date hereof will be, complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact known to you and necessary to make the statements contained therein, in the light of the circumstances under which such statements were or are made, not misleading;

(b)
none of the Information has been or will be provided to any of the Banks and the Lenders in violation of any confidentiality obligation binding upon you or upon any party from whom the information was obtained; and

(c)
all financial projections concerning the Sponsor, the Consortium, the Acquiror, the Target and their respective subsidiaries that have been or are hereafter made available to any of the Banks and the Lenders by you or your representatives, advisors or affiliates in connection with the Transaction (the "Projections") have been or, in the case of Projections made available after the date of this letter, will be prepared in good faith, based upon reasonable assumptions.

You agree to supplement the Information and the Projections from time to time until the termination of each Bank's commitment hereunder so that the representation and warranty made in the preceding sentence is at all times correct and you acknowledge that the Banks and the Lenders will be using, and relying on, the Information and the Projections. You agree to continue to provide or cause to be provided to the Banks and the Lenders all of the information received by you or on your behalf or of which you become aware at any time on or before the date of execution of definitive financing documentation for the Financing that is related to or affects the Consortium, the Sponsor, the Acquiror, the Target or any of their respective subsidiaries or any aspect of the Transaction.

Syndication

The Banks intend to syndicate the Financing to a group of financial institutions and the commitment of the Banks shall be reduced proportionally to the extent such institutions commit to provide portions of the Financing. The Banks will manage all aspects of the syndication, including its timing, the selection of potential lenders, the acceptance and allocation of commitments and the amount and distribution of fees among Lenders. The Banks will consult with you regarding the selection of potential lenders. In accordance with market practice, an information package containing relevant information (which will include, unless otherwise agreed by the Banks, without limitation, current consolidated cash flow, income statement and balance sheet projections and financial projections for the Acquiror and the Target and assumptions in respect thereof and details of management and strategy including proposals to be implemented following the Acquisition and such other information as the Banks reasonably consider necessary for syndication) concerning the Financing, the Consortium, the Acquiror, the Sponsor, the Target, the Target group and the Acquisition will be provided, on a confidential basis, to potential lenders. The final version of the information package and any additional or supporting information to be provided to potential lenders will be approved by the Sponsor and the Acquiror prior to distribution.

The Acquiror will be responsible for the accuracy of the contents of the information package and the Sponsor hereby agrees to ensure that the Acquiror makes representations in the definitive financing documentation concerning the accuracy of the information package. You will, and will cause each of the Consortium, the Sponsor and the Acquiror to, provide such information, and make available such management, personnel and materials as the Banks reasonably consider necessary to prepare the information package and otherwise for syndication of the Financing (including, but not limited to, the attendance of senior management of the Target and the Consortium's representatives at presentations to prospective syndicate members and the Lenders) within the syndication timetable that the Banks shall advise to the Acquiror. You agree to cooperate, and to cause the management of the Target to cooperate, with the Banks in the preparation of such a package and in effecting the syndication of the Financing including, without limitation, hosting and participating in a reasonable number of lender and potential lender group meetings held in connection with such syndication. You will use all commercially reasonable efforts to ensure that the syndication benefits materially from your existing lending relationships and the existing lending relationships of the Target.

Basis of remuneration

In addition, if this letter is terminated and the Acquisition or an equivalent or substantially equivalent transaction proceeds within 12 months of the date of this letter (the "Alternative Transaction"), you will pay or will procure that the Acquiror or an SPV established for the purposes of the Acquisition will pay the Arrangement and Underwriting Fees specified in the Fee Letters within 7 days thereof (or, if a Bank is appointed as a financier in connection with the Alternative Transaction, then the Arrangement and Underwriting Fee payable to that Bank under this paragraph will be reduced to the extent of any equivalent up front arranging or underwriting fees paid to that Bank in respect of the Alternative Transaction).

Indemnity and Expenses

By your acceptance below and in partial consideration of the Banks entry into this letter, you agree:

(a)
severally with each Bank (for itself and on trust for each other member of the group of companies comprising that Bank, and its subsidiaries, branches and affiliates (each a "Bank Group") and its and their respective directors, officers, employees, agents, representatives and advisors (together, the "Indemnified Persons")) that:

(i)
you will indemnify and hold harmless each Indemnified Person from and against all claims, actions, proceedings, demands, liabilities, losses, damages, costs and expenses (including legal fees on a full indemnity basis) arising out of, or in connection with the engagement of the Banks under this letter or your obligations under this letter, the Fee Letters or the Pricing Letters which that Indemnified Person may suffer or incur in any jurisdiction except to the extent caused by the bad faith, wilful misconduct or gross negligence of the Indemnified Person;

(ii)
all costs and expenses referred to in paragraph (a)(i) above incurred by any Indemnified Person are to be reimbursed by you promptly on demand, including those incurred in connection with the investigation of, preparation for or defence of, any pending or threatened litigation or claim within the terms of the indemnity or any matter reasonably incidental thereto whether or not the Indemnified Person is a party thereto; and

(iii)
no Indemnified Person will have any liability (whether directly or indirectly, in contract, tort, under statute or otherwise) whatsoever to you, the Acquiror, the Consortium, the Target, any member of the Target group or associated entities for or in connection with things done or omitted to be done pursuant to the Financing, other than in respect, and to the extent, of any claims, actions, proceedings, demands, liabilities, losses, damages, costs or expenses, that have resulted from the bad faith, wilful misconduct or gross negligence on the part of the Indemnified Person.

  Without prejudice to any claim that you, the Consortium, the Acquiror or the Target or any other person may have against any member of a Bank Group, no proceedings may be taken against any director, officer, employee, agent, representative or advisor of any member of a Bank Group in respect of any claim that you, the Consortium, the Acquiror or the Target or any member of the Target group may have against any member of that Bank Group.

  You will notify the relevant Bank if you become aware of any claim which would be likely to give rise to a liability under this indemnity;

(b)
whether or not the transactions set forth herein or contemplated hereby are consummated, to reimburse the Banks and each of its affiliates promptly upon demand for their respective reasonable out of pocket costs and expenses (including, without limitation, legal fees and expenses on a full indemnity basis, valuation, consultant and other professional fees, printing, reproduction and document delivery costs) incurred in connection with the syndication of the Financing and matters incidental thereto and the preparation, review, negotiation, execution and delivery of this letter, the Term Sheets, the Pricing Letters, the Fee Letters, the definitive financing agreements and any other documents relating to the Transaction. A Bank will seek approval from the Sponsor prior to incurring any costs above A$5,000.

A person who is not a party to this letter (other than an Indemnified Person) has no right to enforce or enjoy the benefit of any terms of this letter and no Bank shall be liable to any such person by reason of entry into this letter or the disclosure of this letter to any such person.

Termination

The commitment of the Banks under this letter, if accepted by you, will in any event terminate at 5.00 p.m. (Sydney time) on 31 July 2005 if the execution of definitive facilities documentation for the Financing shall not have occurred on or prior to such date. A Bank may also terminate its commitment under this letter by notice in writing to the Sponsor if:

(a)
any of the representations or warranties made in this letter or the Term Sheets are false or misleading (by omission or otherwise);

(b)
there is a failure to comply with any of the terms and conditions of this letter (including, without limitation, those set out in section entitled "Nature of the Commitment" above); or

(c)
you are not nominated by the Target as a preferred bidder by 15 May 2005, or such later date agreed in writing by all Banks.

The commitment of all Banks under this letter will be automatically terminated if any of the Banks terminates its commitment under this letter except in relation to the commitment of any Bank which has elected in writing prior to that termination to continue its Commitment despite any such termination.

The Banks' commitments to provide their respective portions of the Financing may be terminated by the Sponsor with or without cause at any time. Your obligations under the sections headed "Indemnity and Expenses", "Basis of remuneration" and "Confidentiality" of this letter and your obligations under the Fee Letters shall survive any termination of the commitment of any Bank under this letter.

Confirmations and Undertakings

The Sponsor acknowledges and agrees for the benefit of the Banks that:

(a)
it is responsible for satisfying itself as to:

(i)
the accounting classification, taxation and stamp duty consequences of any transaction contemplated by or during the course of the Transaction;

(ii)
the validity, sufficiency, due execution and enforceability of all agreements entered into with respect to the Transaction; and

(iii)
its compliance with all applicable legal and regulatory provisions in relation to this engagement and the Transaction,

  and acknowledges that its legal, accounting and other advisers are responsible for advising on, and the Banks make no representation or warranty in relation to, these matters;

(b)
it will, at its own expense, engage such legal, accounting and other advisers as may be required in connection with the Facilities and the Transaction;

(c)
it will provide the Banks with reasonable access to its directors, officers, employees, legal and accounting advisers and other relevant persons for the purpose of performing the services under this engagement and such other assistance as the Banks may reasonably request in connection with the carrying out of this engagement; and

(d)
it will comply with all applicable laws and regulations in relation to the engagement the subject of this letter.

The Sponsor represents and warrants to the Banks that, subject to the usual qualifications in relation to equitable principles, statutes of limitation and laws affecting creditors rights generally, this engagement, each Fee Letter and each Pricing Letter is legally valid and binding on it and enforceable against it in accordance with its terms and the execution of this letter, each Fee Letter and each Pricing Letter has been duly authorised and approved and all necessary corporate and other actions required to be taken by the Sponsor have been taken.

Payments

All payments under this letter and the Fee Letters shall be made without any set-off or counter-claim and free and clear of any withholding or deduction (whether on account of tax or otherwise) except as may be required by law. If you are required by law to make any deduction or withholding from any sum payable hereunder or under the Fee Letters, the sum in respect of which the deduction or withholding is required to be made shall be increased to the extent necessary to ensure that the relevant Bank or, as the case may be, the relevant Indemnified Person receives and retains a net sum equal to that which it would have received had no such deduction or withholding been required to be made. All payments to be made under this letter and the Fee Letters shall be made in immediately available freely transferable funds and in the currency of invoice to such account with such bank in the principal financial centre of the currency of invoice as the relevant Bank shall notify.

GST

All fees and other amounts payable under or in connection with any of this letter and the Fee Letters have been calculated without regard to goods and services tax ("GST"). If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when you make the payment, you must pay an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10% in Australia).

Complete Agreement

This letter, the Term Sheets, the Fee Letters, the Pricing Letters and other terms as may be agreed in writing constitute the complete agreement between the parties in respect of the Financing and no duties or obligations of the Banks in respect of the Financing, other than those agreed in writing between the parties, shall be implied.

This letter supercedes all prior communications, written or oral in respect of the Financing.

Conflicts of Interest

You acknowledge and agree that:

(a)
the Banks and/or any other member of any Bank Group (which in this clause such term shall mean, in relation to a Bank, the Banks and any subsidiary, branch or affiliate of it), in its capacity as principal or agent are each involved in a wide range of commercial banking and investment banking activities globally (including investment advisory; asset management; research; securities issuance, trading and brokerage) from which conflicting interests or duties may arise and therefore, conflicts may arise between duties of the Bank under this commitment and other duties or interests of the Bank or another member of its Bank Group; and

(b)
the Banks and any other member of a Bank Group may, at any time, (i) provide services to any other person, (ii) engage in any transaction (on its own account or otherwise) with respect to the Sponsor, the Consortium, the Acquiror and the Target (together the "Transaction Parties") or any member of the same group as the Transaction Parties or (iii) act in relation to any matter for any other person whose interests may be adverse to the Transaction Parties or any member of its group (a "Third Party"), and may retain for its own benefit any related remuneration or profit, notwithstanding that a conflict of interest exists or may arise and/or any member of a Bank Group is in possession or has come or comes into possession (whether before, during or after the term of this commitment) of information confidential to the Transaction Parties, provided that the directors, officers and employees of the Bank Group engaged in facilitating the transaction or acting for the Third Party are not aware of information which is material to the transaction and which continues to be confidential to you. You accept that permanent or ad hoc arrangements/information barriers may be used between and within divisions of the Banks or other members of a Bank Group for this purpose and that locating directors, officers or employees in separate workplaces is not necessary for such purpose.

Each Bank confirms that it will not use or, permit the other members of its Bank Group to use confidential information obtained from you, the Consortium, the Acquiror or the Target or any affiliates of such person by virtue of the Transaction or their other relationships with you, the Consortium, the Acquiror or the Target and the affiliates of such persons in connection with the performance by the Bank of services for other companies and it will not furnish any such information to other companies. Each of UBS and NAB and their respect Bank Groups operate rules, policies and procedures, including independence policies and permanent and ad hoc information barriers between and within divisions of that Bank and other members of the Bank Group, directed to ensuring that (i) the individual directors, officers and employees involved in an assignment undertaken by a member of its Bank Group (including the Transaction) are not influenced by any such conflicting interest or duty and (ii) that information which is held by a member of a Bank Group is not disclosed or made available to any other client.

Confidentiality

This letter, the Term Sheets, the Pricing Letters and the Fee Letters are delivered to you on the condition that they be kept confidential and not shown to or discussed with any third party (other than on a confidential and need to know basis with your counsel, your board of directors and your financial advisors and (other than in the case of the Fee Letters and the Pricing Letters) the Target, its counsel, its board of directors and its financial advisors and provided that you agree to be responsible for any breach of confidentiality obligation by any such person as if such person had agreed to be bound by the terms hereof), and except as required by applicable law without the prior written approval of the Banks.

You undertake by your acceptance below that neither you nor any of your affiliates will make any public announcements in relation to the Financing except with the prior written consent of the Banks.

AMP

The liability of AMP Capital Investors Limited ABN 59 001 777 591 ("AMPCI") arising under or in connection with this letter is limited to, and can be enforced against, AMPCI only to the extent to which it can be satisfied out of the property of the AMP Capital Structured High Yield Fund by AMPCI exercising its rights of indemnity in respect of the liability. This limitation of AMPCI's liability applies notwithstanding any other provision of this letter and extends to all liabilities and obligations of AMPCI in any way connected to this letter. Such limitation on liability does not apply where the liability of AMPCI is not and cannot be satisfied out of the property of the AMP Capital Structured High Yield Fund by reason of the fraud, gross negligence or breach of trust by AMPCI.

Acceptance

This letter, the Fee Letters and the Pricing Letters may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together with the Term Sheets, shall constitute one agreement. This letter, the Term Sheets, the Pricing Letters and the Fee Letters and your rights hereunder and thereunder may not be assigned by you without the prior written consent of all Banks and may not be amended or any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto. The signatories of this letter may by agreement waive or modify the terms of this letter without the consent of any other Indemnified Person. The failure by a Bank at any time to require performance of any obligation under this letter, the Pricing Letters or the Fee Letters is not a waiver of that right:

(a)
to insist on performance of, or to claim damages for a breach of, that obligation (unless the Bank acknowledges in writing that the failure is a waiver); and

(b)
at any other time to require performance of that or any other obligation under this letter, a Pricing Letter or a Fee Letter.

This letter, the Pricing Letters and the Fee Letters shall be governed by and construed in accordance with the laws of New South Wales. For the benefit of each Bank, you hereby irrevocably submit to the exclusive jurisdiction of the courts in New South Wales for the purpose of hearing and determining any dispute arising out of this letter, the Pricing Letters or the Fee Letters and for the purpose of enforcement of any judgment against your assets.

We look forward to the successful completion of the Transaction and if you would like to discuss any aspect of this letter, or if you require further information, please do not hesitate to contact Kevin Bush on +61 2 9324 2441.

Yours faithfully,

UBS AG, AUSTRALIA BRANCH

By:	Luke Wells Director	By:	Kevin Bush Executive Director

NATIONAL AUSTRALIA BANK LIMITED

By:	Chris Champion Head of Acquisition & Leveraged Finance	By:	David Sidoti Head of Mezzanine Finance

AMP Capital Investors Limited

By:	Andrew Jones Senior Portfolio Manager

Accepted and agreed this            day of April 2005

PACIFIC EQUITY PARTNERS PTY LTD

By:	Name: Title:

By:	Name: Title:

Exhibit A

Strictly Private and Confidential

SUMMARY OF TERMS AND CONDITIONS

SENIOR FACILITIES

This term sheet shall be read in conjunction with the Commitment Letter dated 18 April 2005 from UBS AG, Australia Branch, National Australia Bank and AMP Capital Investors Limited to Pacific Equity Partners Pty Limited (as amended on 28 April 2005 and as amended and restated on 9 June 2005).

The terms and conditions of this Facility are strictly private and confidential between UBS AG, Australia Branch, National Australia Bank Limited, AMP Capital Investors Limited and Pacific Equity Partners Pty Limited ("Pacific Equity Partners") and each of their respective affiliates involved in the Facility and should not be disclosed to any third party without the Joint Lead Arrangers' prior written consent.

To the extent permitted by applicable law, none of UBS AG, Australia Branch, National Australia Bank Limited or their respective affiliates (or any officer, employee of UBS AG, Australia Branch or National Australia Bank Limited or any of their respective affiliates) accept any liability whatsoever for any direct or consequential loss arising from any use of this term sheet or its contents.

Purpose:	To assist in financing the acquisition of 100% of the shares and options in Worldwide Restaurant Concepts, Inc and 19.4% of the shares in Collins Food Group Pty. Limited ("CFG") currently held by management (together, the "Business"), fund restructuring costs, pay transaction costs (including fees) and to provide for ongoing Business requirements.
Borrowers
Two special purpose borrowing entities incorporated in Australia (the "Aus Borrower") and the US (the "US Borrower"), formed by the Consortium. If only the A$ Tranches are provided under this term sheet, all references to the Borrower or Borrowers will be deemed to be a reference to Aus Borrower.
Australian Group
The Australian Group will comprise Aus Borrower, Collins Food Group, Sizzler Australia Royalties and Sizzler Asia Royalties and other companies in the WRC group (if any) that are not members of the US Group (see Establishment of Groups below).
US Group
The US Group will comprise only US Borrower, WRC and each company in the group which operates only the Sizzler US owned operations and Sizzler US franchise operations and Pat & Oscars (see Establishment of Groups below).
Establishment of Groups
It is intended under this term sheet to allow for the effective future separate financing of the Australian Group and the US Group even if the financing provided to both Borrowers is initially provided by the same group of Senior Lenders. To allow for this, as a condition precedent to the financing, the Australian Group and the US Group will each be established. To satisfy this condition precedent the following matters will need to be established:
1.
The assets and liabilities of the businesses operated by the Australian Group are held by members of the Australian Group and the assets and liabilities of the businesses operated by the US Group (including head office costs) are held by members of the US Group. For the avoidance of doubt WRC may continue to own shares in members of the Australian Group, provided that this does not result in:
(a) WRC being directly liable for the obligations of those members of the Australian Group; or
(b) members of the Australian Group being directly liable for the obligations of WRC.

C Exhibit A-1

	2.
		The Sizzler International Marks franchise/royalty fee arrangements have been terminated at no cost (upfront or ongoing) to either Group, that the Australian Group retains exclusive brand rights for its markets and the US Group retains exclusive brand rights for its markets and the exclusive rights to use other intellectual property rights being in the appropriate entities, in any case, either via ownership or licence rights;
	3.
		Arrangements acceptable to the Senior Agent have been put in place to 'ring fence' the Australian Group from the US Group including prior repayment of any inter-Group loans which are not permitted by the finance documents and release of third party inter-Group cross guarantees (subject to security structure comments below); and
	4.	There has been no transfer of value by any means from the Australian Group to the US Group or from the US Group to the Australian Group.
Consortium:	Funds managed by Pacific Equity Partners and management
Consolidated Group:	The Borrowers and Material Entities (defined below).

	Prior to sale or separate financing of the US Group, the Consolidated Group definition will encompass the full Australian Group and US Group. Following the sale or separate financing of the US Group, the Consolidated Group definition will encompass only the Australian Group.
Joint Lead Arrangers:	UBS AG, Australia Branch and National Australia Bank Limited ("NAB")
Bookrunner:	UBS AG, Australia Branch (subject to consultation with NAB)
Underwriters:
	UBS AG, Australia Branch ("UBS") in respect of 60% of the Senior Facilities (or such other related entity as advised by UBS), and NAB in respect of 40% of the Senior Facilities and any other financial institutions introduced by either Joint Lead Arranger with the consent of the Borrowers and the other Joint Lead Arranger, such consent not to be unreasonably withheld. Unless otherwise stated the rights and obligations of the Underwriters will be several.
Senior Lenders:
	UBS (or such other related entity as advised by UBS), NAB and any other financial institution selected by the Bookrunner. The US$ Tranches must be provided by the US offices or US affiliates of the Senior Lenders providing the A$ Tranches or as otherwise reasonably agreed.
	Unless otherwise stated the rights and obligations of the Senior Lenders will be several.
Separate US Financing
	The Joint Lead Arrangers will, between the date of the Commitment Letter and the date of Financial Close, use reasonable endeavours to procure the agreement of a US domestic bank or financial institution to provide only Tranches 3 and 4B (as defined below, the "US$ Tranches").

	If a US domestic bank or financial institution provides the US$ Tranches, the terms specified in this term sheet will apply only to the provision of the A$ Tranches to Aus Borrower and this term sheet will be interpreted accordingly.
Senior Facilities:	Senior Secured Facilities, comprising:		A$ millions	US$ millions
	Tranche 1:	Senior Bank Facility—Amortising	75
	Tranche 2:	Senior Bank Facility—A$ Bullet	75
	Tranche 3:	Senior Bank Facility—US$ Bullet		31.2
	Tranche 4A:	Revolving Credit Facility—A$	15
	Tranche 4B:	Revolving Credit Facility—US$		3.9

C Exhibit A-2

	Tranche 5:		Capex Facility—A$	27
The maximum permitted drawings under the Revolver at Financial Close will be limited to the amount by which working capital exceeds average working capital as certified by PriceWaterhouseCoopers
US$ Tranches and A$ Tranches:	US$ Tranches: Tranches 3 and 4B are only available to the US Borrower to fund the US Group (refer definition below).
A$ Tranches: All other facilities are available only to the Aus Borrower
Capex Facility:
The Capex Facility (Tranche 5) will be utilised to fund capital expenditure allowed under the Net Capital Expenditure cap in excess of A$6.5 million per annum in Australia if this term sheet applies only for the A$ Tranches (i.e. the US$ Tranches have been repaid) and, otherwise, A$9.5 million for the combined Australian/US business and will be available provided that there is no Event of Default or Potential Event of Default subsisting or would be caused by the Capex facility drawing.
Separation of US Group:
For the avoidance of doubt, it is agreed that the Consortium will be permitted under the Finance Documents to separate ownership of the members of the US Group from ownership of the members of the Australian Group, in circumstances that do not amount to a change of control for the purposes of the Mandatory Prepayment regime ("Separation"), but will not be obliged to do so. For the avoidance of doubt, if the US Group is no longer wholly owned by the Consortium and controlled by PEP then the US$ Tranches will be mandatorily prepaid.
Cost Savings post Financial Close:	As set out in the Senior Pricing Letter.
Security:	Security to be to the satisfaction of the Underwriters and to be supported by satisfactory legal opinions and to include notification of security interests to relevant parties.
Subject to the comments below, guarantees and security will be provided from the Borrowers and Material Entities.
The following security structure will apply:
	1.	On Financial Close, the Senior Lenders ("Australian Financiers") providing the A$ Tranches (and the subordinated Australian lenders) will get the following first ranking security:
		(a)	Charge from Aus Bidco over all its assets (including a mortgage over the shares in Aus Borrower);
(b)
Charge from Aus Borrower over all its assets (excluding a mortgage over the shares in WRC but including a mortgage over the shares in CFG, Sizzler Aust Royalty and Sizzler Asia Royalty once those shares are acquired from WRC); and
(c)
Share Mortgage from WRC over the shares in CFG, Sizzler Aust Royalty and Sizzler Asia Royalty (which should not require any whitewash process and will fall away once the shares in CFG, Sizzler Aust Royalty and Sizzler Asia Royalty are transferred to Aus Borrower);
2.
Following the whitewash procedures, the Australian Financiers will also get first ranking charges from CFG, Sizzler Aust Royalty and Sizzler Asia Royalty over all their assets and all other assets of Material Entities in the Australian Group.
The securities in 1. and 2. above are the "Australian Securities".
3.
On Financial Close, the financiers (which may be the Senior Lenders) providing the US$ Tranches (the "US Financiers") will get the following first ranking securities (none of which should require any whitewash process):
		(a)	Security from US Bidco over the shares in US Borrower;

C Exhibit A-3

(b) Security from US Borrower over all its assets (being primarily the subordinated intercompany loan but, when the restructure is completed, will include the shares in WRC);
(c) Security from WRC over all of its assets (including the shares in Sizzler US Companies and Sizzler US Franchisees) other than the shares in CFG, Sizzler Aust Royalty and Sizzler Asia Royalty; and
(d) Security from Sizzler US Companies and Sizzler US Franchisees over all their assets and all other assets of Material Entities in the US Group; and
(e) Share mortgage from Aus Borrower over the shares in WRC (this will fall away when the shares in WRC are transferred to US Borrower).
These securities are the "US Securities".
4.
For the period until the Release Date occurs (defined below), the US Financiers will be second ranking beneficiaries in respect of the Australian Securities (and will have subordinated rights in respect of guarantees provided by the Australian Group) and the Australian Financiers will be second ranking beneficiaries in respect of the US Securities (and will have subordinated rights in respect of guarantees provided by the US Group). The priority arrangements will provide the first ranking beneficiaries with all the usual protections, except that the Australian Financiers will not be allowed to enforce the mortgage over the shares in Aus Borrower without the approval of the US Financiers and the US Financiers will not be allowed to enforce the mortgage over the shares in WRC without the approval of the Australian Financiers.
5.
Once the Borrower has certified that the Cost Saving has been completed, if the Australian Financiers and the US Financiers are not the same, the US Financiers will automatically cease to be second ranking beneficiaries in respect of the Australian securities (and the guarantees from the Australian Group of the US facilities will be automatically released) and the Australian Financiers will automatically cease to be second ranking beneficiaries in respect of the US securities (and the guarantees from the US Group of the Australian facilities will be automatically released) and so the priority arrangements will fall away. The date on which the priority arrangements fall away, if this occurs, is the "Release Date".
Material Entities	The Borrowers, WRC, CFG and any wholly-owned subsidiary whose Last Twelve Months ("LTM") EBITDA or gross assets are 5% or more of LTM EBITDA or gross assets of the Consolidated Group,
Plus
Any other entity to the extent necessary to ensure that Material Entities represent at least 95% of LTM EBITDA and 95% of gross assets of the Consolidated Group.
See also "Consolidated Group" above.
Subordinated Debt:	A$70 million subordinated unlisted note facility (the "Subordinated Notes") (refer separate term sheet).
Maximum Total Indebtedness:
Total Debt shall not exceed 75% of the total purchase consideration including transaction costs, and, in any event, shall not be greater than A$260 million (or equivalent in A$ using an A$:US$ exchange rate of 0.78) (excluding drawings under the Revolving Credit Facility).
Minimum Equity Contribution:	The amount of equity shall not be less than 25% of the total purchase consideration including transaction costs.
Drawings:	Tranches 1, 2, 4A and 5 will be available as cash advances in Australian dollars only.

C Exhibit A-4

Tranches 3 and 4B will be available as cash advances in US dollars only.

The Revolving Credit Facility may also be utilised for non-cash requirements such as Letters of Credit, Performance Guarantees etc. The Revolving Credit Facility may be provided by one or more syndicate banks or may be provided separately by another financier or financiers ("Transactional Banks") with syndicate bank members providing Letters of Credit to the Transactional Bank(s), as agreed between Aus Borrower and the Underwriters. All associated costs with the provision of the Revolving Credit Facility by the Transactional Bank(s) are to be met by Aus Borrower or US Borrower (as applicable).
Debt-Like Items:	The initial funding structure will incorporate cash reserves to fund "Debt-Like Items" and other adjustments upon Financial Close, as set out in the Senior Pricing Letter:
In addition, the Expenses as set out in the Senior Pricing Letter are to be paid out of cash on hand of the Business.

To the extent that the above Debt-Like Items, expenses and other amounts are not paid upon Financial Close, the amount will be held in a cash reserve account pending such payment. The above items will be adjusted to the extent the costs or other amounts vary from the estimated amounts as set out in the Senior Pricing Letter.
Maturity Date:	Tranche 1:	Senior Bank Facility—Amortising	5 years
	Tranches 2 and 3:	Senior Bank Facility—Bullet	5 years
	Tranche 4:	Revolving Credit Facility	5 years
	Tranche 5:	Capex Facility	5 years
from execution of the Facilities Agreement.
Availability:	1.	The commitment to provide the Senior Facilities may be terminated by either of the Underwriters in the event that Financial Close has not occurred by the earlier of:
	•	3 months of execution of the Facilities Agreement; and
	•	30 September 2005.
(or such later time agreed in writing between the parties).
	2.	The Revolving Credit Facility will be available for purposes approved by the Lenders throughout the term of the Facility.
Facilities Agreement:	To be executed by 31 July 2005 or as otherwise agreed between the parties.
Syndication:	As set out in the Senior Pricing Letter.
Agent and Security Agent:	National Australia Bank Limited or any other appropriate bank or financial institution approved by the relevant Borrower and all Lenders.
Agent's Fee:	As set out in the relevant fee letter.
Repayment:	Tranche 1:		As set out in the Senior Pricing Letter. Amounts repaid cannot be redrawn.
	Tranches 2, 3 and 5:		At Maturity Date
	Tranche 4:		At the earlier of the maturity of the Interest Period or the Maturity Date.
Mandatory Prepayments (A$ Tranches):	Mandatory Prepayment of A$ Tranches (in full or in part as the case may be) as set out below.
	1.	From 75% of Excess Cash Flow, reducing to 50% once Total Debt: EBITDA is less than 2.0 times. The balance to be held within the Business or used for capital expenditure purposes.

C Exhibit A-5

(Excess Cash Flow calculated annually as EBITDA less interest paid less cash taxes less capital expenditure plus drawings under the Capex Facility less scheduled principal amortisations (as reduced by any prepayments) and any permanent principal amortisations, in each case with respect to the Australian Group.
2.
In full in the case of change of control of any of the Australian Group. Change of control will be defined to include where Pacific Equity Partners no longer controls the board of directors, the appointment of the majority of directors, management or the practical ability to determine the outcome of decisions about financial and operating policies.
3.
In full in the case that the Australian Group materially changes its Core Business (to be defined on a basis to be agreed between the Borrower and Underwriters, subject to permitting Separation as outlined above).
4.
In full in the case of floatation (where such floatation results in a change of control of any of the Australian Group) or sale of all or substantially all of the business/assets of the Australian Group, subject to permitting Separation as outlined above.
5.
From the proceeds of disposal of assets (including sale of company-owned restaurants to franchisees) in excess of A$5 million p.a. by the Australian Group, except for customary exceptions and subject to permitting Separation as outlined above.
	6.	From the proceeds of warranty and other claims under the Transaction Documents relating to the Australian Group, except:
		a)	to the extent those proceeds are used or committed to be used within 180 days to reinstate or replace assets or to meet liabilities in respect of which the claim was made; or
		b)	in the case of claims which in aggregate are less than an amount to be agreed.
7.
From the proceeds of insurance claims relating to the Australian Group in excess of A$5 million to the extent that they are not used or committed to be used by the Australian Group to reinstate or replace assets within 180 days.
Mandatory Prepayments will be subject to break costs unless prepaid on the last day of the Interest Period
Mandatory Prepayments (US$ Tranches)	If the Senior Lenders provide both the US$ Tranches and the A$ Tranches, then Mandatory Prepayment of the US$ Tranches will be as follows:
	1.	From 75% of Excess Cash Flow, reducing to 50% once Total Debt: EBITDA is less than 2.0 times. The balance to be held within the Business or used for capital expenditure purposes.

(Excess Cash Flow calculated annually as EBITDA less interest paid less cash taxes less capital expenditure plus drawings under the Capex Facility and less any permanent principal amortisations, in each case with respect to the US Group).
2.
In full in the case of change of control of any of the US Group. Change of control will be defined to include where Pacific Equity Partners no longer controls the board of directors, the appointment of the majority of directors, management or the practical ability to determine the outcome of decisions about financial and operating policies. For the avoidance of doubt, if the US Group is funded by separate financiers or is sold then the US$ Tranches will be mandatorily prepaid;

C Exhibit A-6

3.
In full in the case that the US Group materially changes its Core Business (to be defined on a basis to be agreed between the US Borrower and Underwriters, subject to permitting Separation as outlined above).
4.
In full in the case of floatation (where such floatation results in a change of control of any of the US Group) or sale of all or substantially all of the business/assets of the US Group, subject to permitting Separation as outlined above.
5.
From the proceeds of disposal of assets (including sale of company-owned restaurants to franchisees) in excess of A$5 million p.a. by the US Group, except for customary exceptions and subject to permitting Separation as outlined above.
6.
From the proceeds of warranty and other claims under the Transaction Documents relating to the US Group (subject to the same exceptions that apply for the Mandatory Prepayment of the Australian Financiers).
7.
From the proceeds of insurance claims relating to the US Group in excess of A$5 million to the extent that they are not used or committed to be used by the US Group to reinstate or replace assets within 180 days.
	8.	From the proceeds of any refinancing of the US$ Tranches, provided all of the US$ Tranches are refinanced in full.
Mandatory Prepayments will be subject to break costs unless prepaid on the last day of the Interest Period.
Where 2, 3, 4or 8 applies, if the proceeds received are greater than the amount required to repay the US$ Tranches, the additional proceeds will be allowed to be paid to the Consortium.
Voluntary Prepayments:
Allowed in minimum amounts of A$5 million at any time upon 5 Business Days written irrevocable notice, subject to payment of any break costs if not prepaid on the last day of an Interest Period, but otherwise without penalty. Amounts prepaid in respect of Tranches 1, 2, 3 and 5 will not be able to be redrawn.
Application of Prepayments
Prepayments of the A$ Tranches only, to be applied on a pro rata basis against Tranches 1 and 2 (in the case of Tranche 1, pro rata against remaining scheduled amortisations), then against Tranche 5 and then against Tranche 4A.
Prepayments of the US$ Tranches only, will be applied in against Tranche 3, then against Tranche 4B.
Interest Rate:	Base Interest Rate plus the applicable Interest Margin.
Base Interest Rate:	In respect of A$ advances, the average bid rate as displayed on Reuters screen BBSY for the relevant Interest Period.
In respect of US$ advances, LIBOR
Interest Periods:	1, 2 or 3 months, or as otherwise agreed.
Interest Payment Dates:	On the last day of each Interest Period. If an Interest Period is greater than 3 months, interest is also payable quarterly in arrears.
Interest Margins:	As set out in the Senior Pricing Letter.
Line Fee (Revolving Credit Facility Only):	As set out in the Senior Pricing Letter.
Upfront Fees:	As per the Fee Letter.
Issuance Fee:	As set out in the Senior Pricing Letter.
Undrawn Commitment Fee:	As set out in the Senior Pricing Letter.
Default Interest Rate	As set out in the Senior Pricing Letter.
Financial Covenants:	As set out in the Senior Pricing Letter.
Conditions Precedent to Financial Close:	Conditions Precedent to Financial Close customary and appropriate for transactions of this type (in form and substance satisfactory to the Underwriters) including, without limitation:

C Exhibit A-7

1.
Provision of a satisfactory tax opinion from PriceWaterhouseCoopers confirming that the interest payable and accruing in respect of the Senior Facilities and Subordinated Debt will be deductible against the Borrowers' income for tax purposes as it is paid or accrues and that other tax assumptions used in the financial model are able to be relied upon. Such opinion shall also be addressed to the Underwriters and their successors and assigns and may be relied upon by such parties;
2.	Evidence satisfactory to the Senior Lenders that either:;
	(a)	Pat & Oscars has been sold by Financial Close on terms (including any indemnities, warranties or similar terms) acceptable to the Senior Lenders, such approval not to be unreasonably withheld; or
(b)
there is an opening cash reserve of the Business available to be applied towards potential liabilities of the Consolidated Group (other than Pat & Oscars) referable to Pat & Oscars (and not other liabilities, including Debt-Like Items) of US$ 2.5 million (as that amount may be either:
(1)
increased for any additional amount the Senior Lenders may, acting reasonably and in good faith, require to provide for additional liabilities of the Consolidated Group (other than Pat & Oscars) referable to Pat & Oscars which were either not disclosed in information provided to the Senior Lenders up to and including 28 April 2005 or which arise after 28 April 2005; or
(2)
be reduced with the agreement of the Senior Lenders (acting reasonably and in good faith) to the extent that the Borrowers evidence that such amount is no longer required to meet liabilities of the Consolidated Group (other than Pat & Oscars) referable to Pat & Oscars);

For the avoidance of doubt, it is agreed that (A) a liability will be taken to be disclosed to the Senior Lender for the purposes of paragraph (b) above if it was disclosed in the due diligence reports prepared by either Ropes and Gray or Clayton Utz and provided to the Senior Lenders prior to 28 April 2005; and (B) that the existence of the guarantees of the leases specified below have been disclosed to the Senior Lenders:
Lessor	Lessee	Lease Term Ends	Location
Sudberry-Pardee/CMR #31 Limited	S&C Co	31/01/2007	Carmel Mountain Ranch
Keller	S&C Co	1/07/2008	Enchintas
Vestar Arizona XIII, L.L.C.	Oscar's of Arizona, L.L.C.	10/09/2006	Ahwatukee Foothills Towne Center Phase III
H & H-El Cajon	S&C Co	31/05/2010	Parkway Plaza
CDM Retail, L.P.	FFPE, LLC	4/09/2011	Carmel Center
Pacific Oscar's Ontario	FFPE, LLC	6/12/2021	Ontario
Asset Acquisitions LLC, Horowitz Holdings, LLC	FFPE, LLC	28/02/2018	Glendale
The Torrance Company	FFPE, LLC	31/01/2019	Torrance

C Exhibit A-8

Sunrise Buena Park, L.P.	FFPE, LLC	1/04/2023	Buena Park
Gateway Company, L.C.	FFPE, LLC	30/12/2014	Moreno Valley
3.	Satisfaction of the condition precedent referred to in "Establishment of Groups" above;
4.	Evidence that the opening cash in the business is sufficient for the normal cash float requirements of the restaurant operations;
5.
Satisfactory loan and security documentation including intercreditor documents between Senior Debt, Subordinated Debt, and any shareholder debt (other than documentation which, in accordance with "Security" above, will be entered into following completion of the whitewash procedure). Shareholder debt will include a $50 million loan from US Borrower to Aus Borrower on satisfactory subordination terms. All documents to be stamped and registered (as applicable) and supported by satisfactory legal opinions in each relevant jurisdiction;
6.	Satisfactory Material Contracts;
7.
Satisfactory amendments to the YUM! Franchise agreements on terms acceptable to the Lenders, such approval not to be unreasonably withheld or delayed and YUM! has consented to any change of control arising from the Acquisition or the establishment of separate US and Australian Groups;
8.
Satisfaction of the conditions precedent under the Merger Agreement, or that satisfaction will occur on Financial Close (without taking into account any amendments or waivers unless approved by the Senior Lenders);
9.	Receipt in cash of Equity (as set out in Minimum Equity Contribution) and at least A$70 million in Subordinated Debt on terms acceptable to the Senior Lenders;
10.	Satisfactory arrangements for retention of key management;
11.	Receipt of fees as agreed in writing, contemporaneously with Financial Close;
12.
All regulatory and statutory approvals and any other requirements that are necessary to complete the acquisition by way of Merger Agreement and effectively operate the Business including necessary shareholder and court approvals;
13.	All internal consents and authorisations for the transaction and the acquisition by way of Merger Agreement of the Business;
14.
No material adverse change in the financial condition, results, business or prospects of the Business, the Borrowers or the Consolidated Group in the opinion of either of the Underwriters, acting reasonably;

C Exhibit A-9

15.
Immediately prior to Financial Close, no stockholders of Worldwide Restaurant Concepts, Inc ("WRC") shall have satisfied all conditions necessary as of such time to cause them to be entitled to an appraisal by the Delaware Court of Chancery of the fair value of such stockholders' shares of common stock, par value $0.01 per share, of WRC (the "Common Stock") in connection with the merger of WRC with a wholly owned subsidiary of AusBorrower (the "Merger") in accordance with Section 262 of the General Corporation Law of the State of Delaware ("Section 262"), including, without limitation, (i) the delivery of written demand for appraisal to WRC prior to the taking of any vote of WRC stockholders on the Merger and (ii) not voting in favor of the Merger (nor consenting thereto in writing), with respect to more than 10% in the aggregate of the then outstanding Common Stock; and
16.
If immediately prior to Financial Close, any one or more stockholders of WRC shall have satisfied all conditions necessary as of such time to cause such stockholders to be entitled to an appraisal by the Delaware Court of Chancery of the fair value of such stockholders' shares of Common Stock in connection with the Merger in accordance with Section 262, including, without limitation, (i) the delivery of written demand for appraisal to WRC prior to the taking of any vote of WRC stockholders on the Merger and (ii) not voting in favor of the Merger (nor consenting thereto in writing) then the Senior Lenders must receive satisfactory evidence on terms acceptable to them (acting reasonably and in good faith) that the Sponsor has unconditionally committed to make available Sufficient Additional Equity Funding. For the purposes of this paragraph 16, Sufficient Additional Equity Funding means, as at the time of payment mandated in accordance with Section 262 (or such other time as the liabilities become due and payable), an amount of additional equity funding will be available to the Consolidated Group (on terms acceptable to the Senior Lenders (acting reasonably and in good faith) to ensure that all potential liabilities of the Consolidated Group in relation to any such appraisal rights will be met from that committed equity amount (such amounts to be determined reasonably and in good faith). Under the terms of that equity commitment the Sponsor will not be required to actually contribute that equity amount to meet liabilities in relation to appraisal rights to the extent drawings are available at the time of payment mandated in accordance with Section 262 (or such other time as the liabilities become due and payable) under Tranches 1, 2 or 3 of the Senior Facilities to meet those liabilities. It will be a condition to any drawing under Tranches 1, 2 or 3 of the Senior Facilities which are to be used to fund any liabilities in relation to appraisal rights that all conditions precedent to a drawing under those facilities are met, including, without limitation, that the condition specified in the section of this Term Sheet headed "Minimum Equity Contribution" is satisfied and will continue to be satisfied following such drawing (determined on the basis that the payment in respect of appraisal right liabilities will be treated as part of the "total purchase consideration").
Specific Undertakings:
Undertakings customary and appropriate for transactions of this type (in form and substance satisfactory to the Underwriters) including, without limitation the following, subject to agreed materiality thresholds:
1.
Monthly management accounts (including cashflow statements), quarterly financial statements, annual audited financial statements and annual business plan/budget for the remaining term of the Senior Facilities;
	2.	Quarterly compliance certificates, audited annually;

C Exhibit A-10

3.
Restrictions on the up-streaming and side-streaming of funds (including but not limited to capital reduction and dividends) except as expressly provided for in the finance documents and except for Management Fees of the maximum amount as set out in the Senior Pricing Letter per annum may be paid provided that the payment is made from unexpended Excess Cashflow not required to be applied in prepayment of Senior Debt as contemplated in "Mandatory Prepayments" above, and there is no Event of Default or Potential Event of Default subsisting or would arise from the payment. The definition of EBITDA will exclude such management fees. Unpaid fees may be capitalised and paid in future periods subject to satisfaction of the above requirements;
4.
Restrictions on disposal of assets or undertakings other than disposals in the ordinary course of the business (except for Separation, disposal of the US Group or the business of the US Group (which for the avoidance of doubt does not include any direct or indirect disposal of any shares held by WRC in any member of the Australian Group)), disposals agreed with the Senior Lenders and used to prepay the Senior Facilities, subject to a basket of A$10 million);
5.	Restrictions on acquisitions or investments, subject to a basket of A$10 million;
6.
Restrictions on the Consolidated Group incurring further financial indebtedness or providing financial accommodation or guarantees subject to a basket of A$10 million (in addition to the Subordinated Debt, facilities provided by the Transactional Bank(s) if any and agreed intra-group debt);
7.
No Consolidated Group member to deal with any party (other than another group company and excluding Separation) except on arms length terms in the ordinary course of trading. For the avoidance of doubt, following the sale or separate financing of the US Group, all dealings between the US Group and Australian Group will be on arms length terms;
8.	Restrictions on dealings between the Borrower, Material Entities and other Consolidated Group members, subject to agreed exceptions;
9.	Satisfactory arrangements for the insurance of the assets and undertakings of the businesses including retainer of an insurance adviser satisfactory to the Underwriters;
10.	Environmental undertakings (including rectification of any issues identified);
11.	No material change in the core business of the Consolidated Group;
12.	No material adverse change reasonably likely to have a material adverse effect;
13.	No mergers/re-constructions without consent (which for the avoidance of doubt will not apply to Separation);
14.	Restrictions on creation of security interests, subject to agreed exclusions;
15.
Senior Lenders consent required for any material amendments or termination of Material Contracts and not to enter into any further arrangements with YUM! that could materially adversely affect the Senior Lenders' position, without the consent of the Senior Lenders (such consent not to be unreasonably withheld or delayed);
16.	Senior Agent to be provided with all material notices given to any member of the Consolidated Group under any Material Contracts;

C Exhibit A-11

17.
At least 75% of floating rate interest costs to be hedged with the Senior Lenders for a period of at least 5 years (on a rolling basis) based on the Bank Base Case Financial Model within 15 days of Financial Close. The hedging policy approved by the Board to be satisfactory to the Underwriters. Permitted Hedging will rank pari passu with Senior Debt. Equity to be resized if the A$5-year swap rate at the date of hedging is above 6.45% or the US$ 5-year swap rate is above 4.45% based on reinstatement of DSCR and amortisation profile to the Bank Case as at bid date;
	18.	See the specific undertaking relating to arrangements with YUM! as set out in the Senior Pricing Letter;
	19.	See the specific undertaking relating to landlord consents as set out in the Senior Pricing Letter;
	20.	See the specific undertaking relating to Pat & Oscar's (if it is not sold prior to financial close) as set out in the Senior Pricing Letter,
	21.	See the specific undertakings relating to the trust funds for the e-coli litigation as set out in the Senior Pricing Letter.
Material Contracts:	Merger Agreement, Yum! Franchise Agreement (and associated documents) and Sizzler Master Franchise Agreement and the Shareholders Agreement.
Other Conditions & Documentation Matters:	Representations and Warranties, Undertakings, Events of Default, Increased Costs, Illegality, Yield Protection and other matters customary and appropriate for facilities of this nature.
Goods and Services Tax:	All fees and margins are exclusive of GST. GST on any taxable supplies by the Joint Lead Arrangers, Underwriters, Senior Lenders, Agent or the Security Agent will be for the account of the Borrowers.
Fees and Expenses:	Legal expenses, fees and reasonable out-of-pocket expenses incurred in connection with the implementation of the Facilities and initial syndication will be for the account of the Borrowers.
Voting:	67% majority for amendments except usual exceptions including term, repayment schedules, security and margins.
Market Flex:	As set out in the Senior Pricing Letter.
Taxation:
All payments to be made free and clear of all present and future taxes and deductions save as required by law. Gross-up will apply for deductions on account of withholding tax, but the Senior Facilities will be structured and offered under S128F of the Income Tax Assessment Act with the intention of achieving exemption of withholding tax in Australia.
Assignment and Transfer:
A Lender will be entitled to assign, novate or otherwise transfer all or any part of its rights and obligations under the Senior Facilities to other banks or financial institutions subject to consultation with the Borrowers. Transfers will not require the consent of the Borrowers.
Governing Law:	Law of New South Wales
Jurisdiction:	Courts of New South Wales and federal courts of Australia

C Exhibit A-12

Exhibit B

        Strictly Private and Confidential

SUMMARY OF TERMS AND CONDITIONS
SUBORDINATED FACILITY

        This term sheet shall be read in conjunction with the Commitment Letter dated 18 April 2005 from UBS AG, Australia Branch, National Australia Bank Limited and AMP Capital Investors Limited ("AMP Capital Investors") to Pacific Equity Partners Pty Limited (as amended on 28 April 2005 and as amended and restated on 9 June 2005).

        Capitalised terms not otherwise defined in this term sheet have the meaning given to them in the Commitment Letter or the Senior Facilities Term Sheet attached to the Commitment Letter.

        The terms and conditions of this subordinated facility are strictly private and confidential between the underwriters and Pacific Equity Partners Pty Limited ("Pacific Equity Partners") and each of their respective affiliates involved in the facility and should not be disclosed to any third party without the underwriters' prior written consent.

        To the extent permitted by applicable law, neither the underwriters nor their respective affiliates (or any officer, employee of any underwriter or any of their respective affiliates) accept any liability whatsoever for any direct or consequential loss arising from any use of this term sheet or its contents.

Subordinated Facility/Issue:	A$70 million secured subordinated Notes ("Notes") created by the Issuer under a Note deed poll.
Issuer:	Aus Borrower
Underwriters:
AMP Capital Investors Limited as responsible entity for the AMP Capital Structured High Yield Fund ("AMP") in respect of A$50 million of the Subordinated Facility (or such other related entity as advised by AMP) and National Australia Bank Limited ("NAB") in respect of A$20 million of the Subordinated Facility (or such other related entity as advised by NAB), and any other financial institutions introduced by AMP or NAB with the consent of the Borrower and the other Underwriter, such consent not to be unreasonably withheld. The rights and obligations of the Underwriters will be several.
Noteholders:	The holders of the Notes issued under the Subordinated Note documents. Title to the Notes will be recorded in and evidenced by inscription in a register maintained by the Note Agent.
Note Agent:	National Australia Bank Limited or as otherwise agreed.
Purpose:
To assist in financing the acquisition of 100% of the shares and options in Worldwide Restaurant Concepts, Inc and 19.4% of the shares in Collins Food Group Pty. Limited ("CFG") currently held by management (together, the "Business"), fund restructuring costs, pay transaction costs (including fees) and to provide for ongoing Business requirements.

C Exhibit B-1

Availability:	The commitment to provide the Subordinated Facility may be terminated by the Underwriters in the event that Financial Close has not occurred by the earlier of:
• 3 months after execution of the Note Documents; and
• 30 September 2005,
(or such later time agreed in writing between the parties).
Undrawn Commitment Fee:	As set out in the Subordinated Pricing Letter.
Note Documents:	To be executed by 31 July 2005 or as otherwise agreed between the parties.
Value of each Note:	A$100,000
Issue Date:	The date the Notes are drawn down (in a single issuance) under the Note deed poll.
Maturity Date:	6 years from the Issue Date (being at least 12 months after the maturity date of the Senior Debt).
Principal Repayment:	The face value of the Notes is payable on the Maturity Date (together with all accrued interest, capitalised amounts and all other amounts).
Upfront Fees:	As per the Fee Letter.
Interest:	Interest is payable quarterly in arrears from the Issue Date up to and including the Maturity Date.
Interest on the Notes accrues at the 90 Day BBSY Bid Rate plus the Coupon Margin on the face value of the Notes (together with all capitalised amounts).
Coupon Margin:	As set out in the Subordinated Pricing Letter.
Penalty Interest Rate:	As set out in the Subordinated Pricing Letter.
Interest Capitalisation:
Any scheduled interest payments that are not made will capitalise (although the Issuer cannot voluntarily defer or roll up interest). Such capitalised interest will be due on the next Interest Payment Date.
Early redemption:	As set out in the Subordinated Pricing Letter.
Security:	The Notes will be secured by a second ranking security agreement over the same security package available to Senior Debt (see Senior Facilities Term Sheet).

Senior Debt will comprise the Senior Debt provided pursuant to the Senior Facilities Term Sheet. That is, if a separate financing has been arranged in respect of the US$ Tranches (the Separate US$ Financing) and the US Financiers are not the same as the Australian Financiers, then that Separate US Financing will not comprise "Senior Debt" for the purposes of this term sheet. The Senior Lenders will be the providers of the Senior Debt (and not the provider of any Separate US$ Financing).

C Exhibit B-2

Accordingly, if there is no Separate US$ Financing then the Noteholders will rank behind both the A$ Tranches and US$ Tranches of Senior Debt. However, if there is a Separate US$ Financing and the Release Date has not occurred then the Noteholders will rank:
	•	behind the Senior Lenders, but ahead of the provider of the Separate US$ Financing, in respect of the Australian Securities and guarantees from the Australian Group; and
	•	behind both the US Financiers and the Senior Australian Financiers in respect of the US Securities and Guarantees from the US Group.

If the "Release Date" occurs then the Senior Debt and the Notes will no longer be secured by the US Securities or the guarantees from US Group Members and the Separate US$ Financing will no longer be secured by the Australian Securities or the guarantees from the Australian Group Members.
Security will be in favour of the Security Trustee under the Security Trust Deed.
Ranking and Subordination:
The Notes are subordinated to the Senior Debt. The providers of the Separate US$ Financing and Senior Debt rank in priority to the Noteholders in relation to any US Security and guarantees from US Group members. The Noteholders rank in priority to the providers of the Separate US$ Financing in relation to any Australian Security and guarantees from Australian Group members but behind the Senior Lenders. The Notes are not subordinated to any other creditors.
	a.	Subject to the comments in the preceding paragraph, the obligations of the Issuer in respect of each Note:
		i.	are direct, unconditional and secured;
ii.
rank in priority of security and payment after the Senior Debt and are subordinated in accordance with the indicative Intercreditor Principles in Annexure A and are subject to the other indicative rights and conditions contained in Annexure A; and
		iii.	rank ahead of all its other secured and unsecured obligations (including any Separate US$ Financing).
	b.	The Notes rank equally among themselves.
Transferability:	Notes are transferable without the consent of the Issuer provided that there is prior consultation with the Issuer when there is no subsisting event of default.
Financial Covenants:	As per Senior Facilities. In addition as set out in the Subordinated Pricing Letter.

C Exhibit B-3

Conditions Precedent to Financial Close:
Conditions Precedent to Financial Close as per the Senior customary and appropriate for transactions of this type (in form and substance satisfactory to the Underwriters), consistent with Senior Facilities. In addition:
(a)
evidence that Total Debt will not exceed 75% of the total purchase consideration including transaction costs, and, in any event, shall not be greater than A$260,000,000 (excluding drawings under the Senior Revolving Credit Facility and available commitment under the Senior Capex Facility);
(b)
the structure of the Senior Facilities is as outlined in the final Senior Debt term sheet dated 18 April 2005 (as amended on or about 28 April 2005 and as amended and restated on or about 9 June 2005); and
(c)
evidence that all the conditions precedent that are required to be satisfied in order for the Issuer to be entitled to utilise the Senior Facilities have been satisfied (other than any condition precedent that refers to the receipt by the Issuer of the proceeds from the issue of the Subordinated Notes).
Undertakings:	Undertakings as per the Senior Facilities and in addition undertakings
	a.	not to refinance Senior Debt or incur financial indebtedness except in accordance with the indicative Intercreditor Principles in Annexure A;
	b.	not to amend any Senior Debt Document or release any security interest except in accordance with the indicative Intercreditor Principles in Annexure A and "Security" above.
Other Conditions & Documentation Matters:	Representations and Warranties, Undertakings, Events of Default, and other matters customary and appropriate for facilities of this nature on terms consistent with the Senior Facilities.
Goods and Services Tax:	All fees and margins are exclusive of GST. GST on any taxable supplies by the Underwriter, Noteholders, Note Agent or the Security Trustee will be for the account of the Issuer.
Fees and Expenses:	Legal expenses, fees and reasonable out-of-pocket expenses incurred in connection with the implementation of the Facility and initial syndication will be for the account of the Issuer.
Note Agent's Fees:	As per the Note Agent's Fee letter.
Taxation:
All payments to be made free and clear of all present and future taxes and deductions save as required by law. Gross-up will apply for deductions on account of withholding tax (subject to appropriate restrictions on transfer applying).
Governing Law:	Law of New South Wales.
Jurisdiction:	Courts of New South Wales and federal courts of Australia.

C Exhibit B-4

Annexure A

Intercreditor Principles (for Unlisted Subordinated Notes)

The following intercreditor principles will apply:

Each reference to:

•
Senior Debt will comprise the Senior Debt provided pursuant to the Senior Facilities Term Sheet. That is, if the US$ Tranches are provided pursuant to the Senior Facilities Term Sheet by the same financiers as the A$ Tranches, then the US$ Tranches will form part of the Senior Debt. If a separate financing has been arranged in respect of the US$ Tranches (the Separate US$ Financing) and the US Financiers are not the same as the Australian Financiers, then that Separate US Financing will not comprise "Senior Debt" for the purposes of these Intercreditor Principles.

•
the "Senior Lenders" are to the lenders which provide the Senior Debt (as defined above), but not to the provider of any Separate US$ Financing; and

•
a "Senior Finance Document" is a Finance Document relating to the Senior Debt.

1.     Security

a.
Noteholders will obtain a second ranking interest in the Security granted to Senior Lenders from time to time (subject to the same carve outs as Senior Lenders).

b.
Noteholders will be second ranking beneficiaries under the security trust established in respect of those Securities.

c.
The Noteholders will be bound by the security sharing arrangements between the Senior Lenders and the provider of the Separate US$ Financing and will rank immediately behind the Senior Lenders in relation to any securities governed by those arrangements. That is, the Noteholders will rank behind both the providers of the Separate US$ Financing and the Senior Lenders in relation to the US Securities and guarantees from members of the US Group. Accordingly, the Noteholders will only be entitled to enforce any such security or take other action in relation to those securities to the extent the Senior Lenders are permitted to do so under the terms of the sharing arrangements and the Noteholders are also entitled to do so under the terms of these arrangements.

2.     Enforcement Restriction Period

Subject to clause 5(d) below, the Enforcement Restriction Period means the period from the date of the Intercreditor Agreement until the earlier of:

a.
the repayment in full of Senior Debt;

b.
the maturity date of the Notes.

3.     Events of Default

During the Enforcement Restriction Period, if an Event of Default occurs under any Senior Finance Document, the Majority Lenders under the Senior Debt Facilities may vote in favour of taking enforcement action. After the Enforcement Restriction Period, the Note Agent (acting on instructions of a resolution of the Noteholders) may vote in favour of taking enforcement action.

C Exhibit B-5

4.     Ranking of Debt

Subject to clause 1, ranking of debt is in the following order:

a.
first the Senior Lenders under the Senior Debt Facilities and the associated Hedge Providers under the Hedge Agreements pari passu and rateably for the full amounts outstanding; and

b.
second, the Noteholders pari passu and rateably for the full amounts outstanding.

5.     Noteholders Rights

The Noteholders' rights and restrictions will include the following:

a.
The right to call a default for specified purposes;

b.
The right to accrue default interest on both the Notes and any overdue interest, at the default interest rate. Such interest to be payable only as permitted by the Cash Cascade described in clause 7;

c.
Rights to accelerate:

i.
on acceleration or enforcement by Senior Lenders (including at the point where the Senior Debt Agent instructs the Security Trustee to enforce);

ii.
after the Enforcement Restriction Period (and an event of default occurs);

iii.
if an insolvency event occurs in relation to the Issuer or any guarantor or security provider;

iv.
for breach by the Issuer of clauses 5(n) and 5(o);

v.
in circumstances permitted as contemplated by clause 5(k); or

vi.
if the Senior Debt has not been repaid within 12 months of its scheduled maturity date under the Senior Finance Documents and the Senior Debt Agent has not instructed the Security Trustee to commence enforcement action under the Securities prior to the expiry of that period.

d.
Rights to accelerate and enforce the Security upon a Change of Control to which the Noteholders have not consented or a breach of clause 5(n) or 5(o);

e.
The Note Agent shall be entitled to instruct the Security Trustee to enforce the Security upon the Note Agent being entitled to accelerate under paragraph c(ii), c(vi) or d. above.

f.
The Security Trustee, Senior Agent, Senior Lenders and the Issuer will undertake in favour of the Noteholders that they will not, without the agreement of the Note Agent make any amendment to:

i.
the Inter-creditor Agreement, which will include the security trust terms;

ii.
amortisation profile, such that it would result in the amortisation profile being more onerous than the existing regime over the term to the scheduled maturity of the Notes, or facility limit of the Senior Debt, subject to clause 5(o);

iii.
the Maturity Date of Senior Debt such that it extends beyond the term of the Subordinated Notes;

iv.
the definition of "Release Date";

v.
the lock up regime;

vi.
those provisions relating to declaration of trust, payment and sharing before enforcement (including "lock up" provisions) and distribution after enforcement (including for the avoidance of doubt defined terms used in such provisions);

C Exhibit B-6

  vii.
  the Cash Cascade (including for the avoidance of doubt defined terms used in the Cash Cascade provisions), including the covenants in the Senior Finance Documents restricting the making of distributions to equity;

  viii.
  amend or vary any Security Interest or guarantee if it would cause any Noteholder to cease to be a beneficiary under the security trust or to be unsecured in respect of all or any part of its exposure or if it would reduce a Noteholder's claim over the assets the subject of the Security;

  ix.
  release any assets from a Security Interest (except consequent on a disposal or a release permitted by the Senior Finance Documents or on enforcement of the Security) or to cause any Noteholder to cease to be a beneficiary under the security trust or to be unsecured in respect of all or any part of its exposure;

  x.
  the financial covenants contained in the Senior Finance Documents (including defined terms used in those covenants), to the extent that the amendment would make those financial covenants more onerous;

  xi.
  the covenants in the Senior Finance Documents restricting the disposal of assets or the incurring of financial indebtedness, to the extent that the amendment would make those covenants more permissive;

  xii.
  the base interest rate, margin or spread that forms part of the interest rate applying to any drawing under the Senior Finance Documents, subject to clause 5(o) and to senior market flex rights; or

  xiii.
  [other specific clauses and definitions to be negotiated once drafts of the Senior Finance Documents have been prepared].

Nothing in this provision will restrict the release of the US Securities and guarantees from the US Group members on the Release Date under and as defined in the Senior Facilities.

g.
Until Senior Debt is repaid in full, Noteholders will have no ability to injunct/use equitable remedies, except to enforce its rights under the Intercreditor Agreement or:

i.
to seek declaratory relief;

ii.
to enforce the undertakings in clause 5(f);

iii.
to enforce the refinancing restrictions in clause 5(n); or the additional indebtedness restrictions in clause 5(o);

iv.
to enforce any covenants (other than, except as permitted in clause 5(g)(v), any covenants to pay money) applying specifically to the Notes but not Senior Debt and which are not inconsistent with the Senior Debt terms and which are agreed between the Senior Lenders and the Noteholders; or

v.
to enforce a covenant to pay money if, and only if, the Issuer has funds available to pay Noteholders and such payment would be permitted to be made under the terms of the Senior Debt Facilities and the Issuer fails to make such payment not later than 5 business days after notice to the Issuer and the Senior Lenders;

h.
Subject to the next sentence and the next paragraph, if Senior Lenders have waived the application of any covenant or an Event of Default or given any consent under any Senior Debt Document (other than the Intercreditor Agreement), then an equivalent waiver or consent is deemed to have been given by the Noteholders. This does not apply to the Issuer's obligations to pay, waivers or consents given by Senior Lenders or the Senior Agent in respect of the covenants in clauses 5(f) and 5(g) above, and 5(n) and 5(o) below or breach of Change of Control covenants.

C Exhibit B-7

Under no circumstances will any of the obligations owed to the Noteholders under the Intercreditor Agreement be capable of being waived or diminished by a waiver or consent that the Senior Lenders may give to the Issuer or any other member of the Consolidated Group.

Notwithstanding any such deemed waiver or consent, the Noteholders may nevertheless have rights:

  i.
  in determining whether a condition precedent has been satisfied under the Subordinated Note Finance Documents; and

  ii.
  in determining whether an event of default (as defined in the Subordinated Note Finance Documents) has occurred for the purpose of causing default interest to accrue under the Subordinated Note Documents or for the purpose of stopping the payment of management fees by the Issuer;

i.
If an Event of Default occurs, the Security Trustee shall invite the Note Agent to attend any meeting held between the Senior Lenders and the Security Trustee which is scheduled to involve:

i.
presentation by experts or the Issuer;

ii.
decisions as to the enforcement strategy for the Security; or

iii.
decisions as to the method of realisation or disposal of any secured property.

The Note Agent may present the Noteholders' point of view at any such meeting but will not be entitled to vote or otherwise affect any resolution of that meeting;

j.
The Noteholders shall have a right to be kept informed concerning any enforcement action taken in relation to the Senior Debt. The Security Trustee shall give the Note Agent a copy of any written notice given to the Lenders by the Security Trustee under the security trust arrangements concerning any actual enforcement against any security provider or under any Security Interest or concerning events of default, waivers, consents or lock ups as and when that notice is given to the Senior Lenders;

k.
Subject to clause 5(d), during the Enforcement Restriction Period, the Noteholders will not have any right to apply for the winding up or other insolvency, administration or other action available at law for debt recovery in respect of the Issuer (or any guarantor of the Issuer) without the consent of the Senior Lenders except if the Issuer has funds available to pay the Noteholders and such payment would be permitted to be made under the terms of the Senior Debt Facilities and the Issuer fails to make such payment after notice to the Issuer and Senior Lenders ("Payment Failure"), who will have a right to cure within 30 days from notification. The Noteholders may accelerate and prove in any winding up or liquidation of the Issuer (or any guarantor of the Issuer) and except where a Payment Failure has occurred, will vote in accordance with the instructions of the Senior Lenders;

l.
Absolute seniority over trade creditors and any unsecured debt and equity. Seniority in relation to the Australian Securities and guarantees from members of the Australian Group over providers of the Separate US$ Financing prior to the Release Date (as defined in the Senior Facilities). The Noteholders will rank behind providers of the Separate US$ Financing and the Senior Debt in relation to the US Securities and guarantees from members of the US Group. The Noteholders consent to the release of the US Securities and guarantees from members of the US Group on the Release Date (as defined in the Senior Facilities);

m.
In determining what, if any, enforcement action might be taken, the Security Trustee and the Senior Lenders shall be required to place the interests of Senior Debt as paramount in all respects. However, in enforcing the Security or exercising any power under a Finance Document the Senior Lenders shall act in good faith towards the Noteholders where that is not inconsistent

C Exhibit B-8

  with the interests of the Senior Lenders, however, Noteholders will not have a right to seek an injunction other than in accordance with the provisions of clause 5(g);

n.
Unless otherwise agreed by the Note Agent (acting on the instructions of Noteholders), the Issuer may only re-finance Senior Debt (including any working capital facility) if:

i.
it is on terms consistent with the Intercreditor Agreement;

ii.
the proceeds are used to re-finance existing Senior Debt;

iii.
the re-financing Senior Debt does not exceed an amount equal to the principal amount of the Senior Debt then outstanding (and all undrawn committed Senior Debt which is available but not drawn as at the date of the re-financing) plus all unpaid interest accrued to the date of payment of the Senior Debt and any costs, fees and expenses associated with the re-financing by the incurrence of the re-financing Senior Debt;

iv.
the financiers providing the re-financing Senior Debt are not granted any Security Interest by a security provider in addition to the Security, unless otherwise agreed by the Security Trustee (acting pursuant to the instructions of all security beneficiaries (including the Noteholders));

v.
the lock-up and default regimes are no more onerous than the existing regime and will not prejudice any scheduled Note payments, by reference to the then agreed bank base case model (which must be agreed by the Noteholders);

vi.
the amortisation profile is not more onerous than the existing regime over the term to the scheduled maturity of the Notes and the maturity date of the refinanced Senior Debt is no later than the maturity date of the existing Subordinated Notes;

vii.
the other terms of the re-financing do not vary from the existing Senior Debt in a way adversely affects the Noteholders;

viii.
there is no diminution or reduction in the level of security for the Noteholders, and provided further that there continues to be, following all scheduled payments in respect of the Subordinated Debt, a requirement for the payment of 75% of excess cash flow to repayment of the Senior Debt decreasing to 50% of excess cashflow once the Total Debt to EBITDA ratio is equal to 2.0 or less;

ix.
it gives the Note Agent no less than 30 days' notice together with a copy of the terms of the proposed refinancing; and

x.
if a lender knowingly provides indebtedness in breach of this provision, that debt will rank after and be subordinated to the Notes.

o.
The Consolidated Group (including the Issuer) may incur additional financial indebtedness or provide financial accommodation or guarantees; if and to the extent permitted by the Finance Documents as at Financial Close, including for the avoidance of doubt, amounts agreed at the outset.

  Unless otherwise agreed by the Note Agent (acting on the instructions of Noteholders), the Consolidated Group (including the Issuer) will not incur any additional indebtedness ranking pari passu or senior to the Notes, other than that permitted by the paragraph above.

  Nothing contemplated herein, prevents the incurring of additional debt (under instructions from a receiver or administrator) on enforcement of security;

  Subject to the consent of the Senior Lenders, the Issuer may incur additional financial indebtedness where the additional financial indebtedness is used only to repay the Notes in full and to meet transaction costs and expenses.

C Exhibit B-9

The Notes will be freely transferable in whole or in part.

p.
The Issuer and the Senior Lenders grant to the Noteholders the right to compulsorily acquire all outstanding Senior Debt upon an Event of Default at the par value of the Senior Debt at the time of acquisition. For the avoidance of doubt par value of the Senior Debt means the value of principal and accrued interest and any other amounts owing (including break costs) on the Senior Debt at that time including the reduction in principal from its original levels by mandatory repayments, mandatory prepayments and voluntary repayments made by the Issuer.

6.     Payments to Noteholders

Subject to acceptable lock-up terms being agreed, all payments of interest and fees owing to the Noteholders must be paid on the scheduled dates to the extent of cash available in accordance with the cash cascade but only if:

a.
all scheduled Senior Debt principal, interest and fee payments which are due and payable (including hedging payments) have been made (for the avoidance of doubt, this will not include the relevant percentage of the excess cash flow which is to be paid to Senior Lenders following Subordinated Note payments);

b.
that available cash is not subject to any lock-up in relation to Senior Debt. This clause will be subject to a quarterly test of financial covenants, a Total DSCR Lock-Up level of 1.15x and a Total DSCR default level of 1.10x; and

c.
no Payment Blockage is in effect.

A payment blockage arising from any other subsisting event of default, or potential event of default under Senior Debt ("Payment Blockage") can only last for a period of up to 179 days and the Senior Agent is prevented from initiating another blockage in relation to the same circumstances until 358 days after the date of the previous notice.

The Senior Agent is required to promptly notify the Note Agent once relevant events triggering a payment blockage have ceased to exist or have been remedied or waived.

7.     Cash Cascade

All operating revenues and any other moneys received by the Consolidated Group are to be applied in the following order:

a.
Operating expenses (including taxes);

b.
Approved/budgeted capital expenditure up to the capital expenditure cap in the Senior Debt term sheet;

c.
Scheduled Senior Debt service (principal, interest and fees) and hedging payments and fees;

d.
Subordinated Note debt service (interest and fees due to the Subordinated Noteholders (subject to Senior Debt lock-up regime));

e.
Independent directors fees, and reasonable directors' expenses;

f.
Senior debt cash sweep; and

g.
Discretionary capital expenditure and other expenditure permitted under the Finance Documents (including management fees).

The Equity Investors will acknowledge their acceptance of the above priority of payments.

C Exhibit B-10

8.     Work Out

The Senior Lenders may, if certain financial requirements have not been met, propose a rescheduling and/or restructuring of the Senior Debt. The Subordinated Noteholders will be taken to agree to the rescheduling and/or restructuring for the purposes of clauses 5(e), 5(m) and 5(n) if evidence is provided (including the advice of an independent insolvency expert or other appropriate evidence to be agreed) that the proposed rescheduling and/or restructuring is reasonably likely to result in a higher return to the Subordinated Noteholders than under an insolvency regime.

9.     No Cross Default

Non-payment of any amount owing under the Subordinated Finance Documents shall not constitute an event of default under the Senior Finance Documents.

C Exhibit B-11

ANNEX D
DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

            (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

            (d)   Appraisal rights shall be perfected as follows:

              (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

              (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

          (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

          (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

          (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

          (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

 ANNEX E
WRC PROXY STATEMENT
SCRIPT FOR TOLL-FREE TELEPHONE NUMBER

        The amount to be paid to holders of Worldwide Restaurant Concept's common stock by Pacific Equity Partners at the effective time of the merger is based on a formula that takes into account the exchange rate between the Australian dollar and the US dollar on the business day before the closing date of the merger. The minimum price per share will be $6.65. For more information concerning the merger and merger consideration you are urged to read the proxy statement, which may accessed over the Internet at www.wrconcepts.com.

        At approximately [        time        am/pm] Pacific Time on [        date        ] the exchange rate between the Australian dollar and the US dollar was [        AUD exchange rate        ] as reported on Reuters, which would result in a per share merger consideration of [        share price        ] if this exchange rate were the exchange rate on the business day before the closing date of the merger. This is not the actual merger consideration to be received by our stockholders. The actual merger consideration will depend upon the actual exchange rate between the Australian dollar and the US dollar as of the business day before the closing date, but in any event will not be more than $7.25 or less than $6.65 per share.

        The actual amount of the merger consideration cannot be determined until the close of business on the business day before the closing date of the merger. This recording will be updated on a daily basis.

        Thank you for calling.

E-1

Worldwide Restaurant Concepts, Inc.
15301 Ventura Blvd.
Garden Office Building B, Suite. 300
Sherman Oaks, California 91403

REVOCABLE PROXY
Special Meeting of Stockholders
                        , 2005

This proxy is solicited on behalf of the Board of Directors.

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.	Company Number
- OR -
INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.	Account Number

        Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

The undersigned, as a holder of common stock of Worldwide Restaurant Concepts, Inc. ("WRC"), hereby appoints [                        and                         , and each of them, each ]with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to represent and to vote as designated on this card all of the shares of WRC common stock which the undersigned is entitled to vote at the special meeting of stockholders to be held at [PLACE], on                        ,                         , 2005, commencing at              a.m., Pacific time, and at all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL

Item 1:	Merger Proposal. Proposal for an Agreement and Plan of Merger, dated as of April 28, 2005, as amended on June 9, 2005, among Worldwide Restaurant Concepts, Inc., Aus Bidco Pty Limited, and US Mergeco, Inc., pursuant to which Aus Bidco will acquire WRC through a merger of Mergeco into WRC, resulting in stockholders of WRC being entitled to receive no less than $6.65 and no more than $7.25 in cash for each share of common stock of WRC, par value $0.01 owned.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Item 2:	Adjournment or Postponement Proposal. Proposal to consider adjournment or postponement of Special Meeting of Stockholders if and when made to allow WRC additional time to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement or in the event that the closing conditions contained in the merger agreement have not been satisfied.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        In their discretion, the proxies are authorized to vote upon such other business as properly may come before the special meeting of stockholders.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s), but if no direction is made, this proxy will be voted FOR the Merger Proposal and the Amendment Proposal.

Dated:                        , 2005

Signature

Signature (if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

QuickLinks

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2005
TABLE OF CONTENTS
INTRODUCTION
CHAPTER I—THE MERGER
Summary
THE MERGER
CHAPTER II—INFORMATION ABOUT THE SPECIAL MEETING AND OTHER PROPOSALS
CHAPTER III—ADDITIONAL INFORMATION ABOUT THE COMPANIES
ANNEX A
TABLE OF CONTENTS
SCHEDULES
AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II THE MERGER
ARTICLE III EFFECT ON CAPITAL STOCK
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER
ARTICLE VIII TERMINATION; AMENDMENT; WAIVER
ARTICLE IX GENERAL PROVISIONS
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
ANNEX B Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to Worldwide Restaurant Concepts, Inc.
SUMMARY OF TERMS AND CONDITIONS SENIOR FACILITIES
SUMMARY OF TERMS AND CONDITIONS SUBORDINATED FACILITY
ANNEX D DELAWARE GENERAL CORPORATION LAW
ANNEX E WRC PROXY STATEMENT SCRIPT FOR TOLL-FREE TELEPHONE NUMBER
Worldwide Restaurant Concepts, Inc. 15301 Ventura Blvd. Garden Office Building B, Suite. 300 Sherman Oaks, California 91403 REVOCABLE PROXY Special Meeting of Stockholders , 2005 This proxy is solicited on behalf of the Board of Directors. PROXY VOTING INSTRUCTIONS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.